                                                     RULE NO. 424(b)(1)
                                                     REGISTRATION NO. 333-63677

PROSPECTUS

                 Coaxial Communications of Central Ohio, Inc.
                              Phoenix Associates

                                Exchange Offer
                                      for
                    $140,000,000 Aggregate Principal Amount
                                      of
                           10% Senior Notes due 2006
 Guaranteed on a conditional basis by Insight Communications of Central Ohio,
                                      LLC

                            Terms of Exchange Offer

 . Expires 5:00 p.m., New York City time, on February 16, 1999, unless extend-ed.

 . Subject to certain customary conditions, which may be waived by Coaxial and Phoenix.

 . All outstanding notes that are validly tendered and not withdrawn will be exchanged.

 . Tenders of outstanding notes may be withdrawn any time prior to the expira-tion of the Exchange Offer.

 . The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

 . We will not receive any cash proceeds from the Exchange Offer.

 . The terms of the exchange notes to be issued are substantially identical to the outstanding notes, except for certain transfer restrictions and regis-tration rights relating to the outstanding notes.

 . Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

  See "Risk Factors" beginning on page 23 for a discussion of certain factors that should be considered by holders who tender their notes in the Exchange Offer.

  There has not been previously any public market for the notes that will be issued in the Exchange Offer. We do not intend to list these exchange notes on any national stock exchange or on the Nasdaq Stock Market. There can be no as-surance that an active market of such notes will develop.

  Neither the Securities and Exchange Commission nor any state securities com-mission has approved or disapproved the notes to be distributed in the Ex-change Offer, nor have any of these organizations passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                               January 15, 1999

                             PROSPECTUS SUMMARY

  The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Pro-spectus includes specific terms of the notes we are offering, as well as infor-mation regarding the business of the guarantor of the notes and detailed finan-cial data. We encourage you to read this Prospectus in its entirety.

                       The Private Offering of Your Notes

  Coaxial Communications of Central Ohio, Inc. ("Coaxial") and Phoenix Associ-ates ("Phoenix") completed on August 21, 1998 a private offering of $140,000,000 aggregate principal amount of their 10% Senior Notes due 2006 in connection with the "Financing Plan" discussed below, which included the acqui-sition by Insight Communications of Central Ohio, LLC ("Insight Ohio") of sub-stantially all of the assets comprising the cable television system (the "Sys-tem") of Coaxial. As a result of this transaction, Coaxial and Phoenix have only nominal assets except for Coaxial's ownership of voting preferred and non-voting common membership interests in Insight Ohio. Coaxial and Phoenix do not conduct any business. The notes are guaranteed on a conditional basis by In-sight Ohio.

                               The Exchange Offer

  Coaxial, Phoenix and Insight Ohio entered into a Senior Notes Registration Rights Agreement with CIBC Oppenheimer Corp. ("CIBC"), the initial purchaser in the private offering, in which they agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer on or prior to February 17, 1999. You are entitled to exchange in the Exchange Offer your notes for registered notes with substantially identical terms. If the Exchange Offer is not completed on or prior to February 17, 1999, the interest rate on your notes will be increased until the Exchange Offer is completed. You should read the discussion under the heading "--Summary of Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the registered notes.

  We believe that the notes issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that (i) the notes issued in the Exchange Offer are being acquired in the ordinary course of your business; (ii) you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the Exchange Of-fer; and (iii) you are not an "affiliate" of Coaxial, Phoenix or Insight Ohio. You should read the discussion under the headings "--Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and the resale of notes.

          Separate Exchange Offer by Affiliates of Coaxial and Phoenix

  Simultaneously with the closing of the private offering of your notes and also in connection with the Financing Plan, one of the owners of Coaxial ("Co-axial LLC") and an affiliated corporation ("Coaxial Financing Corp.") completed a private offering of their 12 7/8% Senior Discount Notes due 2008 (the "Dis-count Notes"). The Discount Notes are also guaranteed on a conditional basis by Insight Ohio, subordinated to the conditional guarantee of your notes. During the same time as the Exchange Offer, Coaxial LLC and Coaxial Financing Corp. will be conducting an exchange offer of the Discount Notes on terms similar to the Exchange Offer.

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                      Background of the Private Offerings

  The private offerings of your notes and the Discount Notes were part of a fi-nancing plan (the "Financing Plan") implemented to facilitate the organization of Insight Ohio, the acquisition of the System by Insight Ohio and to provide for the System's liquidity and operational and financial flexibility. Under of the Financing Plan:

 . Coaxial contributed to Insight Ohio substantially all of the assets compris-ing the System for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as voting preferred membership interests in Insight Ohio;

 . Insight Holdings of Ohio, LLC ("IHO") contributed $10.0 million in cash to
  Insight Ohio for which it received a 75% non-voting common membership inter-est in Insight Ohio;
 . Coaxial and Phoenix effected the private offering of your notes;

 . Coaxial LLC and Coaxial Financing Corp. effected the private offering of the Discount Notes; and

 . a portion of the existing bank indebtedness of Coaxial and Phoenix and cer-tain of their affiliates was repaid and the balance was purchased by CIBC and restructured in accordance with an agreement among the parties.

  The private offerings of your notes and the Discount Notes were consummated concurrently with the consummation of each of the other components of the Fi-nancing Plan. Insight Ohio entered into a $25 million senior credit facility (the "Senior Credit Facility") on October 7, 1998 for the purpose of financing its future working capital requirements, including the upgrade of the System's cable plant and the introduction of new video services. You should read the discussion under "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness--Senior Credit Facility" for further information regarding the Financing Plan and the Senior Credit Facility.

                            The Insight Ohio System

 Overview

  Insight Ohio was formed for the purpose of acquiring Coaxial's cable televi-sion system in the Columbus, Ohio metropolitan area. As of September 30, 1998, the System passed approximately 170,000 homes and served approximately 90,300 basic subscribers in the eastern portion of the City of Columbus and the sur-rounding suburban communities. All of the System's subscribers are served from a single headend allowing for efficient capital deployment for new services. Columbus, located in the 34th largest geographic television advertising market or designated market area (DMA) in the United States, is the capital of Ohio and home of The Ohio State University.

 Manager of Insight Ohio

  IHO, a wholly-owned subsidiary of Insight Communications Company, L.P. ("In-sight"), serves as the manager of the System. Based on the number of subscrib-ers served, Insight is one of the top 20 cable television operators in the United States. Insight management estimates that Insight owns or manages cable television systems with over 506,000 subscribers in six states with over 90% of the subscribers clustered in Illinois, Indiana and Ohio. You should read the discussion under "Business--The Manager" and "--Insight Business Strategy" for further information regarding Insight and its business strategies.

 Operating Strategy of Insight Ohio

  Portions of the System operate in a competitive environment. Subscribers in those areas

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have access to two wired cable television providers--the System and a cable subsidiary of Ameritech Corporation ("Ameritech"), the telephone local exchange carrier for Columbus. The areas of the System that are also served by Ameritech pass approximately 121,500 homes, representing 71% of the System's total homes passed.

  The prior strategy to compete with Ameritech has included the following:

 . selectively constructing fiber optic cable deeper into areas where the System and Ameritech compete to create additional channel capacity;

 . adding more movies, music, news, live sports and exclusive programming such as TV Land and Central Ohio Sport! Television on the higher bandwidth;

 . decreasing the System's standard rate to be slightly below that offered by Ameritech;

 . repackaging the System's pay services and selectively using promotions;

 . significantly increasing the use of focused target marketing; and

 . stressing local customer service.

  In addition, IHO intends to aggressively implement Insight's upgrade strategy in Columbus, which includes the following:

 . increasing channel capacity in order to broaden core analog service offerings;

 . adding new services such as digital cable, high-speed modems and other newly developing telecommunications services as upgrades are completed;

 . repackaging channel offerings to more advantageously compete without reducing revenue per subscriber;

 . utilizing its relationship with MediaOne (formerly Continental Cablevision), to provide programming discounts; and

 . implementing additional cost savings measures, including specific employee reductions.

                            Members of Insight Ohio

  IHO owns 75% of the non-voting common membership interests and Coaxial owns 25% of the non-voting common membership interests in Insight Ohio. Coaxial also owns two separate series of voting preferred membership interests of Insight Ohio (the "Series A Preferred Interests" and the "Series B Preferred Interests") which provide for distributions to Coaxial. The distributions from the Series A Preferred Interests will be used to pay the principal and interest on your notes and the notes to be issued in the Exchange Offer. The distribu-tions from the Series B Preferred Interests will be used to pay the principal and interest on the Discount Notes and the Discount Notes to be issued in the exchange offer being conducted by Coaxial LLC and Coaxial Financing Corp. The ability of Insight Ohio to make such preferred distributions is subject to cer-tain financial covenants and other conditions in the Senior Credit Facility.

  IHO also serves as manager of Insight Ohio and each of the three limited lia-bility companies that own Coaxial (the "Individual LLCs"), including Coaxial LLC, and thereby has effective control of the management and affairs of the In-dividual LLCs, Coaxial and Insight Ohio. IHO and Insight will not have any lia-bility for your notes or the notes to be issued in the Exchange Offer.

                                  Risk Factors

  In connection with an investment in the notes to be issued in the Exchange Offer, you should consider, among other things, that:

 . the ability of Coaxial and Phoenix to make scheduled payments with respect to the notes

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 will depend on the financial and operating performance of Insight Ohio;

 . a substantial portion of Insight Ohio's cash flow from operations is re-quired to be dedicated to the payment of principal and interest on its in-debtedness and the required distributions with respect to the Series A Pre-ferred Interests and the Series B Preferred Interests, thereby reducing the funds available to Insight Ohio for its operations and future business op-portunities;

 . the combined earnings of Coaxial, Phoenix, Coaxial LLC, Coaxial Financing
  Corp. and Insight Ohio on pro forma basis would have been insufficient to cover their combined fixed charges for the year ended December 31, 1997 and for the nine months ended September 30, 1998;

 . Coaxial and Phoenix have no significant assets available to the holders of the notes other than common membership interests, Series A Preferred Inter-ests and Series B Preferred Interests of Insight Ohio;

 . since Insight Ohio only conditionally guarantees the payment of principal of and interest on the notes, your claims effectively will be, for the most part, subordinated to all existing and future claims of the creditors of In-sight Ohio;

 . the notes are non-recourse secured obligations of Coaxial and Phoenix and are secured only by a first priority pledge of the issued and outstanding Series A Preferred Interests; and

 . the indenture governing the terms of the notes imposes restrictions on Coax-ial, Phoenix and Insight Ohio and the Senior Credit Facility imposes re-strictions on Insight Ohio.

See "Risk Factors."

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                              Ownership Structure

  The following chart illustrates the ownership structure of Coaxial, Phoenix and Insight Ohio:

                              [CHART APPEARS HERE]

--------
* Managed by IHO.

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                         Summary of the Exchange Offer

Registration Rights           You are entitled to exchange your notes for reg-
Agreement...................  istered notes with substantially identical terms.
                              The Exchange Offer is intended to satisfy these rights. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 10% Senior Notes due 2006, which have been registered under the Securities Act of 1933, for each $1,000 principal amount of our outstanding 10% Senior Notes due 2006 which were issued on August 21, 1998 in the private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not withdrawn will be exchanged.

                              As of this date there are $140 million principal amount of notes outstanding.

                              We will issue registered notes on or promptly after the expiration of the Exchange Offer.

Resale......................  We believe that the notes issued in the Exchange
                              Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 provided that:

                                 . the notes issued in the Exchange Offer are
                                   being acquired in the ordinary course of your business;

                                 . you are not participating, and have no ar-
                                   rangement or understanding with any person to participate, in the distribution of the notes issued to you in the Exchange Offer; and

                                 . you are not an "affiliate" of Coaxial,
                                   Phoenix or Insight Ohio.

                              If our belief is inaccurate and you transfer any
                              note issued to you in the Exchange Offer without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability.

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                              Each broker-dealer that is issued notes in the
                              Exchange Offer for its own account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the notes issued in the Exchange Offer. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the notes issued to it in the Exchange Offer.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, February 16, 1999, unless we decide to extend the expiration date.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by us.

Procedures for Tendering
Outstanding Notes...........  If you wish to accept the Exchange Offer, you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained in this Prospectus and in the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the outstanding notes and any other required documentation to Bank of Montreal Trust Company at the address set forth in the Letter of Transmittal. By executing the Letter of Transmittal, you will represent to us, among other things, that:

                                . the notes issued in the Exchange Offer are being acquired in the ordinary course of your business;

                                .  you are not participating, and have no
                                   arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the Exchange Offer; and

                                .  you are not an "affiliate" of Coaxial,
                                   Phoenix or Insight Ohio.

                              See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Special Procedures for
Beneficial Owners...........  If you are a beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such notes in the Exchange Offer, you should contact such registered

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                              holder promptly and instruct such registered
                              holder to tender such notes on your behalf.


Guaranteed Delivery           If you wish to tender your notes and time will
Procedures..................  not permit your required documents to reach the
                              Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be com-pleted on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this Prospectus under the heading "The Ex-change Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  You may withdraw the tender of your notes at any time prior to 5:00 p.m. New York City time on February 16, 1999.

Acceptance of Outstanding
Notes and Delivery of         We will accept for exchange any and all outstand-
Exchange Notes..............  ing notes which are properly tendered in the Ex-
                              change Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The registered notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration
                              Date. See "The Exchange Offer--Terms of the Ex-change Offer."


Shelf Registration            If we are not permitted to effect the Exchange
Statement...................  Offer or if for any other reason the Exchange Of-
                              fer is not consummated by February 17, 1999, we will file a shelf registration statement covering resales of the outstanding notes, use our reason-able best efforts to cause such registration statement to be declared effective and use our reasonable best efforts to keep effective such registration statement until two years after its effective date.


Untendered Outstanding        Following the consummation of the Exchange Offer,
Notes.......................  holders of outstanding notes eligible to partici-
                              pate but who do not tender their notes will not have any further exchange rights and such notes will continue to be subject to certain restric-tions on transfer. Accordingly, the liquidity of the market for such notes could be adversely af-fected.

Consequences of Failure to
Exchange....................  The outstanding notes that are not exchanged pur-
                              suant to the Exchange Offer will remain re-stricted securities. Accordingly, such notes may be resold only:

                                 . to Coaxial, Phoenix and Insight Ohio;

                                 . pursuant to Rule 144A or Rule 144 under the
                                   Securities Act of 1933 or pursuant to an-other exemption under the Securities Act of 1933;

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


                                 . outside the United States to a foreign per-
                                   son pursuant to the requirements of Rule
                                   904 under the Securities Act of 1933;

                                 . to certain institutional "accredited in-
                                   vestors" within the meaning of Rule 501(a) under the Securities Act of 1933 subject to a minimum principal amount of $250,000; or

                                 . pursuant to an effective registration
                                   statement under the Securities Act of 1933.

U.S. Federal Income Tax
Consequences................  The exchange of notes will not be a taxable ex-
                              change for United States federal income tax pur-poses. You will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds.............  We will not receive any proceeds from the issu-
                              ance of notes pursuant to the Exchange Offer. We will pay all expenses incident to the Exchange Offer.

Exchange Agent..............  Bank of Montreal Trust Company is serving as ex-
                              change agent in connection with the Exchange Of-fer.

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

                     Summary of Terms of the Exchange Notes

  The form and terms of the notes to be issued in the Exchange Offer are the same as the form and terms of the outstanding notes except that the notes to be issued in the Exchange Offer will be registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer and will not be entitled to further registration under the Securities Act of 1933. The notes issued in the Exchange Offer will evidence the same debt as the outstand-ing notes and both the outstanding notes and the notes to be issued are gov-erned by the same indenture (the "Indenture").

Securities Offered..........  $140 million principal amount of 10% Senior Notes due 2006 of Coaxial Communications of Central Ohio, Inc. and Phoenix Associates.

Maturity Date...............  August 15, 2006.

Interest Payment Dates......  Interest will accrue on your notes from August
                              21, 1998 and will be payable in cash semi-annu-ally on each February 15 and August 15, commenc-ing on February 15, 1999.

Security....................  The notes are our joint and several non-recourse obligations and are secured by a first priority pledge of all issued and outstanding Series A Preferred Interests in Insight Ohio.

Series A Preferred            The Series A Preferred Interests have a liquida-
Interests...................  tion preference of $140.0 million and will pay distributions in an amount equal to the interest payments on the notes. All Series A Preferred In-terests are owned by Coaxial and are pledged to Bank of Montreal Trust Company, as trustee, for the benefit of the holders of the notes. Coaxial will utilize cash distributions on the Series A
                              Preferred Interests to make payments on the notes. The Series A Preferred Interests will be-come non-voting upon the enforcement of remedies under the securities pledge agreement between Bank of Montreal Trust Company and Coaxial (the
                              "Pledge Agreement").

                              The Series A Preferred Interests are mandatorily redeemable upon acceleration of indebtedness un-der the notes, enforcement of remedies under the Pledge Agreement in respect of the Series A Pre-ferred Interests, the passage of ten days and the request by the holders of the notes. The Series A Preferred Interests are redeemable at the option of Insight Ohio, so long as the proceeds thereof are used by Coaxial to make a redemption of the notes or an offer to purchase the notes, in each case, in accordance with the terms of the Inden-ture. Except for the pledge to Bank of Montreal Trust Company for the benefit of the holders of the notes, the exercise of remedies in respect of such pledge or any transfer after en-

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

                              forcement of such remedies under such pledge, the Series A Preferred Interests are non-transfer-able.

Guarantees..................  The notes are conditionally guaranteed on a senior unsecured basis by Insight Ohio and any future Restricted Subsidiaries (as defined on page 116 in this Prospectus) of Coaxial and Phoenix (the "Guarantors"). The guarantees will only be effective to the extent and at the time the holders of the notes are unable to realize proceeds from the enforcement of the mandatory redemption provisions of the Series A Preferred Interests. Insight Ohio is currently the only Guarantor in existence. See "Risk Factors-- Conditional Guarantees; Structural Subordination" and "Description of the Notes --Guarantees."

Ranking.....................  The notes are non-recourse senior obligations of
                              Coaxial and Phoenix who are not permitted under the Indenture to incur any other indebtedness. Once effective, the guarantees will rank equal in right of payment with all existing and future unsubordinated indebtedness of Insight Ohio and any Restricted Subsidiaries and senior in right of payment to all existing and future subordi-nated indebtedness of Insight Ohio and any Re-stricted Subsidiaries. The notes and any guaran-tee are effectively subordinated in right of pay-ment to all secured indebtedness of the Guaran-tors to the extent of the value of the assets se-curing such indebtedness, including indebtedness under the Senior Credit Facility. In addition, the notes are effectively subordinated to all in-debtedness of the subsidiaries of Coaxial and Phoenix that are not Guarantors. As of December 22, 1998, no funds had been borrowed under the Senior Credit Facility and as a result the notes and guarantees were not subordinated in right of payment to any secured indebtedness of the Guar-antors (presently Insight Ohio). There are cur-rently no subsidiaries of Coaxial and Phoenix that are not Guarantors. See "Risk Factors--Con-ditional Guarantees; Structural Subordination" and "Description of the Notes."

Optional Redemption.........  The notes are redeemable at our option, in whole or in part, at any time on or after August 15, 2002, at the redemption prices described in this Prospectus under the heading "Description of the Notes--Optional Redemption," plus accrued and un-paid interest thereon to the redemption date. In addition, we, at our option, may redeem in the aggregate up to 35% of the principal amount of the notes originally issued at any time and from time to time prior to August 15, 2001 at a re-demption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid in-terest thereon to the redemption date, with the net proceeds of one or more offerings of our com-mon stock; provided that at least $91.0 million of the principal amount of the notes remains out-standing immediately after the occurrence of any such redemption and that any such redemption oc-curs within 90 days following the closing of any such offering. See "Description of the Notes--Op-tional Redemption."

Change of Control...........  Upon a change of control, we are required to of-
                              fer to repurchase all of the notes then outstand-ing at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the repurchase date. See "De-scription of the Notes--Change of Control Offer."

Certain Covenants...........  The Indenture contains covenants that, among other things, restrict the ability of Coaxial, Phoenix, Insight Ohio and any of their Restricted Subsidiaries to:

                                 . incur additional indebtedness;

                                 . pay dividends and make distributions;

                                 . issue stock of subsidiaries to third par-
                                   ties;

                                 . make certain investments;

                                 . repurchase stock;

                                 . create liens;

                                 . enter into transactions with affiliates;

                                 . enter into sale and leaseback transactions;

                                 . create dividend or other payment restric-
                                   tions affecting Restricted Subsidiaries;

                                 . merge or consolidate in a transaction in-
                                   volving all or substantially all of the as-sets of Coaxial, Phoenix and their Re-stricted Subsidiaries, taken as a whole;

                                 . transfer or sell assets;

                                 . use distributions on the Series A Preferred
                                   Interests or Series B Preferred Interests for any purpose other than required pay-ments of interest and principal on the notes or Discount Notes, respectively; and

                                 . swap assets.

                              These covenants are subject to a number of impor-tant exceptions. See "Description of the Notes-- Certain Covenants."

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


Asset Sale Proceeds.........  We are obligated in certain instances to make an offer to repurchase the notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the repurchase date, with the net cash proceeds of certain asset sales. See "Description of the Notes--Certain Covenants--Limitation on Certain Asset Sales."

Asset Swap Offer............  We are obligated in certain instances to make an offer to repurchase the notes at the redemption prices described in this Prospectus under the heading "Description of the Notes--Certain Cove-nants--Limitation on Asset Swaps," plus accrued and unpaid interest, if any, to the redemption date in connection with certain asset swaps.

                           Forward-Looking Statements

  Certain of the information contained in this Prospectus, including information with respect to the plans and strategy of Insight Ohio for its business and its financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors."

                           Principal Executive Office

  Our principal office is located at Insight Communications Company, L.P., 126 East 56th Street, New York, New York 10022; telephone number (212) 371-2266.

                      Where You Can Find More Information

  Coaxial Communications of Central Ohio, Inc. and Phoenix Associates have filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act of 1933 covering the notes to be issued in the Exchange Offer. This Prospectus does not contain all of the in-formation included in the Registration Statement. Any statement made in this Prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

  Following the Exchange Offer, we will be required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Our obligation to file periodic reports with the SEC will be suspended if the notes issued in the Exchange Offer are held of record by fewer than 300 holders as of the beginning of any year. However, the Indenture nevertheless requires us to file with the SEC financial and other information for public availability. In addition, the Indenture requires us to deliver to you, or to Bank of Montreal Trust Company for forwarding to you, copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

  You may read and copy the Registration Statement, including the attached ex-hibits, and any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the pub-lic reference rooms. Our SEC filings will also be available to the public on the SEC Internet site (http://www.sec.gov).

  You should rely only on the information provided in this Prospectus. No per-son has been authorized to provide you with different information.

  We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

  The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

                   Summary Historical and Combined Pro Forma
                          Financial and Operating Data

  The following tables present summary historical financial data for Coaxial, Phoenix and the System (predecessor company to Insight Ohio) for the three years ended December 31, 1997, which have been derived from the audited finan-cial statements of Coaxial, Phoenix and the System, and unaudited historical financial data for the nine months ended September 30, 1997 and 1998, which have been derived from the unaudited interim financial statements of Coaxial, Phoenix and the System. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the audited financial state-ments and include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. Financial results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

  In addition, the following tables present unaudited combined summary pro forma financial data for Coaxial and Phoenix for the year ended December 31, 1997 and as of and for the nine months ended September 30, 1998, as adjusted to give pro forma effect to the Financing Plan and certain other adjustments, in the case of the statement of operations and other financial and operating data as if they had occurred on the first day of the respective periods, and in the case of balance sheet data as if they had occurred as of such date. The pro forma financial data for Coaxial is presented on a consolidated basis, which includes the results of Insight Ohio (the System). The pro forma financial data of Coaxial and Phoenix are combined because (i) both entities have common own-ership, (ii) both entities are co-issuers of the Notes and (iii) Phoenix has no operating activities and the combined data serves to illustrate how the total debt of Coaxial and Phoenix will be serviced from the System's operations.

  The unaudited combined summary pro forma financial data have been prepared by the management of Coaxial and Phoenix based upon their historical financial statements and do not purport to represent what the results of operations or financial condition of Coaxial and Phoenix would have actually been or what op-erations in any future period would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. Management be-lieves that the combined pro forma data is a meaningful presentation because Phoenix has no operations for the presented periods, and the ability of Coaxial and Phoenix to satisfy debt and other obligations is dependent upon cash flow from the System. The following information is qualified by reference to and should be read in conjunction with "Selected Historical and Combined Pro Forma Financial and Operating Data," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Finan-cial Statements" and the financial statements and notes thereto included else-where in this Prospectus.

                  Coaxial Communications of Central Ohio, Inc.
                 (dollars in thousands, except subscriber data)

                                  Year Ended December 31,             Nine Months Ended September 30,
                           -----------------------------------------  -----------------------------------------
                            Pro Forma                                  Pro Forma
                            Combined            Historical              Combined            Historical
                           Information   ---------------------------  Information       -----------------------
                              1997         1997      1996     1995        1998            1998        1997
                           -----------   --------  --------  -------  ---------------   ----------  -----------
Statement of Operations
 Data:
Revenues.................    $48,229     $ 48,229  $ 50,418  $46,831    $   35,809      $   35,809  $    36,321
Operating expenses:
 Service and
  administrative.........     26,302       27,391    25,236   21,920        20,716          21,663       20,065
 Severance and
  transaction structure
  costs..................        --           --        --       --            --            4,822          --
 Management fee..........        --           --        --       --            142             142          --
 Home office.............      1,498        1,498     1,697    1,695         1,131           1,131        1,312
 Depreciation and
  amortization...........      5,299        5,256     5,350    4,837         3,852           3,825        4,157
                             -------     --------  --------  -------    ----------      ----------  -----------
 Total operating
  expenses...............     33,099       34,145    32,283   28,452        25,841          31,583       25,534
Operating income.........     15,130       14,084    18,135   18,379         9,968           4,226       10,787
 Interest expense, net...     13,244        1,230       426    1,033        10,946             756        1,039
 Other expense...........        360          271       248      251           496             433          188
                             -------     --------  --------  -------    ----------      ----------  -----------
Net income before
 extraordinary item......      1,526       12,583    17,461   17,095        (1,474)          3,037        9,560
 Extraordinary item-debt
  retirement.............        --           --        --       --            --             (847)         --
                             -------     --------  --------  -------    ----------      ----------  -----------
Net income...............    $ 1,526     $ 12,583  $ 17,461  $17,095    $   (1,474)     $    2,190  $     9,560
                             =======     ========  ========  =======    ==========      ==========  ===========
Financial Ratios and
 Other Data:
System Cash Flow(1)......    $21,927     $ 20,838  $ 25,182  $24,911    $   15,093      $   14,146  $    16,256
System Cash Flow margin..       45.5%        43.2%     49.9%    53.2%         42.1%           39.5%        44.8%
Annualized System Cash
 Flow(2).................                                                   21,152          20,052       20,040
Operating Cash Flow(3)...     20,429       19,340    23,485   23,216        13,820          12,873       14,944
Adjusted Operating Cash
 Flow(4).................     20,429       19,340    23,485   23,216        14,800          13,853       14,944
Adjusted Operating Cash
 Flow margin.............       42.4%        40.1%     46.6%    49.6%         41.3%           38.7%        41.1%
Annualized Adjusted
 Operating Cash
 Flow(2)(4)..............                                                   20,138(14)      18,868       17,604
Capital expenditures.....      5,570        5,570     5,998    5,724         4,214           4,214        3,520
Ratio of total debt of Coaxial and Phoenix to
 Annualized Adjusted Operating Cash Flow........................               6.9x
Ratio of Adjusted Operating Cash Flow to
 interest expense...............................................               1.4x(15)
Ratio of total debt of Coaxial LLC and Phoenix to
 Annualized Adjusted Operating Cash Flow........................               8.4x
Ratio of earnings to
 fixed charges(5)........        1.1(16)      3.1x      4.0x     4.1x          -- (16)         1.8x         3.2x
Net cash provided by
 (used in) operating
 activities..............     18,622       18,622    24,369   21,895         7,935           7,935       13,678
Net cash provided by
 (used in) investing
 activities..............    (15,242)     (15,242)  (19,551) (19,914)       (4,214)         (4,214)     (13,667)
Net cash provided by
 (used in) financing
 activities..............     (3,712)      (3,712)   (4,582)  (1,623)          553             553          224
Operating Data:
(at end of period, except
 average and annualized
 data)
Homes passed(6)..........    166,306      166,306   161,018  156,613       170,003         170,003      164,690
Basic subscribers(7).....     91,873       91,873    88,056   86,041        90,314          90,314       89,499
Basic penetration(8).....       55.2%        55.2%     54.7%    54.9%         53.1%           53.1%        54.3%
Premium service
 units(9)................     80,013       80,013    68,720   74,087        82,624          82,624       76,682
Premium penetration(10)..       87.1%        87.1%     78.0%    86.1%         91.5%           91.5%        85.7%
Average monthly revenue
 per basic
 subscriber(11)..........    $ 44.67     $  44.67  $  48.27  $ 46.40    $    43.68      $    43.68  $     45.46
Annualized System Cash
 Flow per basic
 subscriber(12)..........    $243.73     $ 231.62  $ 289.28  $296.20    $   232.20      $   220.12  $    225.73
Annualized Adjusted
 Operating Cash Flow per
 basic subscriber(13)....    $227.08     $ 214.97  $ 269.79  $276.04    $   221.07      $   207.13  $    198.29
Balance Sheet Data:
(at end of period)
Total assets.............                $110,829  $102,099  $87,946                    $   40,139  $   111,111
Total debt...............                  47,236    50,442   40,375                        34,694       53,088
Total liabilities........                  56,502    59,767   50,927                        45,449       59,807
Total shareholders' and
 partners' equity
 (deficit)...............                  54,327    42,332   37,019                        (5,310)      51,304

                                                           (footnotes to follow)

                               Phoenix Associates
                             (dollars in thousands)

                                                               Nine Months
                                                                  Ended
                             Year Ended December 31,          September 30,
                          -------------------------------  --------------------
                                   Historical                  Historical
                          -------------------------------  --------------------
                            1997       1996       1995       1998       1997
                          ---------  ---------  ---------  ---------  ---------
Statement of Operations
 Data:
 Interest expense, net..  $  12,094  $  12,490  $  12,362  $   9,604  $   8,911
 Other expense..........         89        106        120         63         71
                          ---------  ---------  ---------  ---------  ---------
Net loss before
 extraordinary item.....  $ (12,183) $ (12,596) $ (12,482) $  (9,667) $  (8,982)
Extraordinary item--gain
 on settlement of former
 limited partner notes..      3,315        --         --         100        --
                          ---------  ---------  ---------  ---------  ---------
Net loss................  $  (8,868) $ (12,596) $ (12,482) $  (9,567) $  (8,982)
                          =========  =========  =========  =========  =========
Financial Ratios and
 Other Data:
 Ratio of earnings to
  fixed charges(5)......        --         --         --         --         --

Balance Sheet Data: (at
 end of period)
Total assets............  $   7,954  $   9,218  $   8,592  $   4,378  $   9,482
Total debt..............    178,365    170,762    157,448    105,565     80,008
Total liabilities.......    178,366    170,762    157,540    106,767     80,008
Total partners'
 deficit................   (170,412)  (161,544)  (148,948)  (102,389)   (70,526)

                                                           (footnotes to follow)

                    Central Ohio Cable System Operating Unit
                 (dollars in thousands, except subscriber data)

                                                     For the Period   Nine Months
                                Year Ended           January 1, 1998     Ended
                               December 31,           to August 21,  September 30,
                          -------------------------  --------------- -------------
                                Historical                    Historical
                          -------------------------  -----------------------------
                           1997     1996     1995         1998           1997
                          -------  -------  -------  --------------- -------------
Statement of Operations
 Data:
Revenues................  $48,229  $50,418  $46,831      $30,584        $36,321
Operating expenses:
 Service and
  administrative........   27,391   25,236   21,920       19,050         20,065
 Severance and
  transaction structure
  costs.................      --       --       --         4,822            --
 Home office............    1,498    1,697    1,695        1,131          1,312
 Depreciation and
  amortization..........    5,238    5,334    4,823        3,412          4,146
                          -------  -------  -------      -------        -------
 Total operating
  expenses..............   34,127   32,267   28,438       28,415         25,523
Operating income........   14,102   18,151   18,393        2,169         10,798
 Interest (income)
  expense, net..........      (70)     (29)     (38)         (22)           (52)
 Other expense..........      271      248      251          433            188
                          -------  -------  -------      -------        -------
Net income..............  $13,901  $17,932  $18,180      $ 1,758        $10,662
                          =======  =======  =======      =======        =======

Financial Ratios and
 Other Data:
System Cash Flow(1).....  $20,838  $25,182  $24,911      $11,534        $16,256
System Cash Flow
 margin.................     43.2%    49.9%    53.2%        37.7%          44.8%
Annualized System Cash
 Flow (2)...............                                  18,045(18)     20,040
Operating Cash
 Flow (3)...............   19,340   23,485   23,216       10,403         14,944
Adjusted Operating Cash
 Flow (4)...............   19,340   23,485   23,216       11,383         14,944
Adjusted Operating Cash
 Flow margin............     40.1%    46.6%    49.6%        37.2%          41.1%
Annualized Adjusted
 Operating Cash
 Flow (2)(4)............                                  18,789(18)     17,604
Capital expenditures....    5,529    5,992    5,702        3,803          3,479
Net cash provided by
 (used in) operating
 activities.............   19,454   21,975   22,192        6,441         14,209
Net cash provided by
 (used in) investing
 activities.............   (5,554)  (5,711)  (5,955)      (3,730)        (3,526)
Net cash provided by
 (used in) financing
 activities.............  (14,232) (16,028) (15,879)      (3,285)       (10,448)

Operating Data:
(at end of period,
 except average and
 annualized data)
Homes passed (6)........  166,306  161,018  156,613      169,452        164,690
Basic subscribers (7)...   91,873   88,056   86,041       90,896         89,499
Basic penetration (8)...     55.2%    54.7%    54.9%        53.6%          54.3%
Premium service
 units (9)..............   80,013   68,720   74,087       84,832         76,682
Premium
 penetration (10).......     87.1%    78.0%    86.1%        93.3%          85.7%
Average monthly revenue
 per basic
 subscriber (11)........  $ 44.67  $ 48.27  $ 46.40      $ 43.63(18)    $ 45.46
Annualized System Cash
 Flow per basic
 subscriber (12)........  $231.62  $289.28  $296.18      $197.46        $225.73
Annualized Adjusted
 Operating Cash Flow per
 basic subscriber (13)..  $214.97  $269.79  $276.04      $205.60        $198.29

Balance Sheet Data:(at
end of period)
Total assets............  $33,553  $34,062  $33,226      $   -- (17)    $33,292
Total debt..............      407      615      651          -- (17)        476
Total liabilities.......    7,982    8,425    9,728          -- (17)      7,245
Net assets to be
 contributed............   25,571   25,637   23,499          -- (17)     26,047


                                                   (footnotes on following page)

                  Insight Communications of Central Ohio, LLC
                 (dollars in thousand, except subscriber data)

                                                               For the Period
                                                                August 21, -
                                                               September 30,
                                                               --------------
                                                                 Historical
                                                               --------------
                                                                    1998
                                                               --------------
Statement of Operations Data:
Revenues......................................................   $   5,225
Operating expenses:
 Service and administrative...................................       2,613
 Management fee...............................................         142
 Depreciation and amortization................................         413
                                                                 ---------
   Total operating expenses...................................   $   3,168
Operating income..............................................       2,057
 Interest expense, net........................................           5
                                                                 ---------
Net income....................................................       2,052
Accrual of Preferred Interests................................       2,034
                                                                 ---------
Income on common..............................................   $      18
                                                                 =========
Financial Ratios and Other Data:
System Cash Flow(1)...........................................   $   2,612
System Cash Flow margin.......................................        50.0%
Operating Cash Flow(3)........................................       2,470
Adjusted Operating Cash Flow(4)...............................       2,470
Adjusted Operating Cash Flow margin...........................        47.3%
Capital expenditures..........................................         472
Net cash provided by (used in) operating activities...........       3,095
Net cash provided by (used in) investing activities...........        (472)
Net cash provided by (used in) financing activities...........       2,225
Operating Data:
(at end of period, except average and annualized data)
Homes passed(6)...............................................     170,003
Basic subscribers(7)..........................................      90,314
Basic penetration(8)..........................................        53.1%
Premium service units(9)......................................      82,264
Premium penetration(10).......................................        91.5%
Average monthly revenue per basic subscriber(11)..............   $   43.35 (19)
Balance Sheet Data:
(at end of period)
Total assets..................................................   $  39,056
Total debt....................................................         259
Total liabilities and Preferred Interests.....................     182,660
Total members' deficit........................................    (143,604)

               Notes To Summary Historical and Combined Pro Forma
                          Financial and Operating Data

 (1) Represents Operating Cash Flow (as defined below in Note 3) plus home of-fice expense for periods prior to the acquisition by Insight Ohio of the System (the "System Acquisition"), and Operating Cash Flow plus management fees for periods after or which give effect to the System Acquisition. Management believes that System Cash Flow is a meaningful measure of per-formance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, System Cash Flow is not in-tended to be a performance measure that should be regarded as an alterna-tive to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of li-quidity, as determined in accordance with generally accepted accounting principles. System Cash Flow, as computed by management, is not necessar-ily comparable to similarly titled amounts of other companies. See the fi-nancial statements, including the Statements of Cash Flows, included else-where in this Prospectus.

 (2) Represents results for the three months ended September 30 multiplied by four.

 (3) Represents net income before depreciation, amortization, severance and transaction structure costs, interest expense, other expenses and extraor-dinary item. Management believes that Operating Cash Flow is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, Operating Cash Flow is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. Operating Cash Flow, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including the Statements of Cash Flows, in-cluded elsewhere in this Prospectus.

 (4) Represents Operating Cash Flow plus launch fees, which are deferred and amortized over the applicable contract period for financial reporting pur-poses. Adjusted Operating Cash Flow for the nine months ended September 30, 1998 and Annualized Adjusted Operating Cash Flow includes approxi-mately $980,000 of launch fees.

 (5) For purposes of calculating the ratio of earnings to fixed charges, earn-ings are defined as income (loss) before taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense incurred (includ-ing amortization of debt issuance costs) and the estimated interest compo-nent of rent expense (approximately one-third). For Phoenix, earnings were inadequate to cover fixed charges by $12.4 million, $12.5 million and $12.2 million for the years ended December 31, 1995, 1996 and 1997, re-spectively, and by $8.9 million and $9.6 million for the nine months ended September 30, 1997 and 1998, respectively.

 (6) Refers to estimates by management of the approximate number of dwelling units in a particular community that can be connected to the System.

 (7) A home with one or more television sets connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equiva-lent basic unit basis in which the total monthly bill for the account is divided by the basic monthly charge for a single outlet in the area.

 (8) Calculated as basic subscribers as a percentage of homes passed.

 (9) Includes only single channel services offered for a monthly fee per chan-nel and does not include tiers of channels offered as a package for a sin-gle monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

(10) Calculated as premium service units as a percentage of basic subscribers.

(11) Represents revenues of the System during the respective period divided by the months in the period divided by the average number of basic subscrib-ers (beginning of period plus end of period divided by two) for such re-spective period.

(12) Represents Annualized System Cash Flow during the respective period di-vided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such respective period.

(13) Represents Annualized Adjusted Operating Cash Flow during the respective period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such respective period.

(14) Management believes that the following adjustments to historical annualized Operating Cash Flow for the three months ended September 30, 1998 are relevant to evaluating the operating performance of the System. These annualized pro forma adjustments reflect: (i) headcount reductions primarily due to duplication within the finance and accounting depart-ments; and (ii) elimination of rent expense due to the contribution of an office building to the System as part of the Contribution Agreement. Man-agement believes these adjustments to be reasonable. In addition, annualized pro forma adjusted Operating Cash Flow reflects a supplemental adjustment for launch fees for Fox News, Great American Country and the Ohio News Network. The System has received launch fees in the past, and management believes it will continue to receive launch fees in the normal course of business. It should be noted that data included in this Note
     (14) is not computed or determined in accordance with GAAP and should not be considered an alternative to operating income, net income or cash flows which have been determined in accordance with GAAP.

    The following table reflects the effects of these items on historical annualized Operating Cash Flow:

   Historical annualized Operating Cash Flow*......................... $17,888
   Annualized pro forma adjustments:
    Headcount reductions..............................................   1,162
    Elimination of rent expense of contributed property...............     108
                                                                       -------
   Annualized pro forma Operating Cash Flow ..........................  19,158
    Launch fees for Fox News, Great American Country and Ohio News
     Network..........................................................     980
                                                                       -------
   Annualized pro forma adjusted Operating Cash Flow ................. $20,138
                                                                       =======

   --------
   * Represents Operating Cash Flow for the three months ended September 30, 1998 multiplied by four.

(15) Represents Adjusted Operating Cash Flow to interest expense on the total debt of Coaxial and Phoenix.

(16) Represents pro forma ratio of earnings to fixed charges for Coaxial and Phoenix. Earnings were inadequate to cover fixed charges by $1.4 million for the period ended September 30, 1998.

(17) On August 21, the net assets of Central Ohio Cable System Operating Unit were contributed to Insight Ohio.

(18) Calculation adjusted to reflect the period January 1, 1998 through August 21, 1998 being 7.67 months.

(19) Calculation adjusted to reflect the period August 21, 1998 through Septem-ber 30, 1998 being 1.33 months.

                                 RISK FACTORS

  An investment in the registered notes to be issued pursuant to this Prospectus (the "Exchange Notes") is subject to a number of risks. You should carefully consider the following factors, as well as the more detailed descriptions cross-referenced to the body of this Prospectus and the other matters described in this Prospectus, in evaluating Coaxial, Phoenix (together, the "Issuers"), Insight Ohio, the Exchange Notes, the System and the cable television industry. The term "Note" or "Notes" means the outstanding 10% Senior Notes due 2006 (the "Original Notes") and the Exchange Notes. Unless otherwise indicated, the term "Management" includes the management of IHO and those members of Coaxial management who have remained with the System since its acquisition by Insight Ohio.

Highly Leveraged Capital Structure

  The Issuers' ability to make scheduled payments with respect to the Notes will depend on the financial and operating performance of Insight Ohio. As of September 30, 1998, Insight Ohio had outstanding redeemable Series A Preferred Interests and Series B Preferred Interests (together the "Preferred Inter-ests") with an aggregate liquidation preference of $170.0 million. The Inden-ture and the indenture under which the Discount Notes have been, and the new Discount Notes are being, issued (the "Discount Notes Indenture") permit In-sight Ohio and its subsidiaries to incur or guarantee additional indebtedness, subject to certain limitations. In addition, Insight Ohio has borrowing capac-ity on a revolving credit basis under the Senior Credit Facility. See "De-scription of Certain Indebtedness--Senior Credit Facility." Insight Ohio is subject to prevailing economic and competitive conditions and to certain fi-nancial, business and other factors beyond its control, including interest rates, increased operating costs and regulatory developments. There can be no assurance that Insight Ohio will maintain a level of cash flow from operations necessary to pay the required distributions on the Preferred Interests and sufficient to permit the Issuers to pay the principal, premium, if any, and interest on the Notes.

  Insight Ohio's high degree of debt service and preferred distribution re-quirements could have important consequences to the holders of the Notes, in-cluding, but not limited to, the following:

  . Insight Ohio's ability to obtain additional financing for working capi-tal, capital expenditures, acquisitions, debt service and preferred dis-tribution requirements, general corporate purposes and other purposes may be impaired in the future;

  . a substantial portion of Insight Ohio's cash flow from operations is re-quired to be dedicated to the payment of principal and interest on its indebtedness and the required distributions with respect to the Preferred Interests, thereby reducing the funds available to Insight Ohio for other purposes, including its operations and future business opportunities;

  . the indebtedness outstanding under the Senior Credit Facility is secured by substantially all of the assets of Insight Ohio and will mature prior to the maturity of the Notes; and

  . Insight Ohio's leveraged position and the covenants contained in its debt instruments could limit its flexibility to adjust to changing market con-ditions and ability to withstand competitive pressures, and Insight Ohio may be more vulnerable to a downturn in general economic conditions or in its business or be unable to carry out capital spending that is important to its growth and productivity improvement programs.

  If Insight Ohio's cash flow and capital resources are insufficient to fund debt service and preferred distribution obligations, Insight Ohio and the Is-suers may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or restructure or refinance debt (in-cluding the Notes). There can be no assurance that such alternative measures would be successful or would permit Insight Ohio and the Issuers to meet their scheduled debt service and preferred distribution obligations. In the absence of such operating results and resources, Insight Ohio could face substantial liquidity problems and might be required to dispose of material assets or oper-ations to meet debt service and preferred distribution and other obligations. Insight Ohio's Operating Agreement, the Indenture, the Discount Notes Indenture and the Senior Credit Facility restrict the Issuers' and Insight Ohio's ability to sell assets and use the proceeds therefrom. There can be no assurance as to the ability of the Issuers or Insight Ohio to consummate such sales or that the proceeds which they could realize therefrom would be adequate to meet the obli-gations then due.

Insufficiency of Earnings to Cover Fixed Charges

  On a pro forma basis after giving effect to the Financing Plan, the combined earnings of the Issuers, Coaxial LLC, Coaxial Financing Corp. and Insight Ohio would have been insufficient to cover their combined fixed charges for the year ended December 31, 1997 by approximately $2.4 million and for the nine months ended September 30, 1998 by approximately $4.3 million. The ability of the Issuers to meet their debt service obligations under the Notes will depend upon the future performance of Insight Ohio and its ability to make the required distributions on the Preferred Interests which, in turn, is subject to general economic conditions and to financial, competitive, regulatory and other factors, many of which are beyond its control. Management believes that Insight Ohio will continue to generate cash and obtain financing sufficient to meet such requirements in the future; however, there can be no assurance that the Issuers or Insight Ohio will be able to meet their debt service, preferred distribution and other obligations. If the Issuers and Insight Ohio were unable to do so, they would have to pursue one or more alternatives, such as refinancing their indebtedness or obtaining new financing, reducing or delaying capital expenditures, selling assets of Insight Ohio or raising equity capital financing. There can be no assurance that the Issuers or Insight Ohio would be able to refinance or obtain such new financing in the future or that, if the Issuers or Insight Ohio were able to do so, the terms available would be favorable to the Issuers or Insight Ohio. See "Selected Historical and Combined Pro Forma Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Conditional Guarantees; Structural Subordination

  The Issuers have no significant assets available to the holders of the Notes other than Coaxial's common membership interests and Preferred Interests in In-sight Ohio. The Issuers' ability to make interest and principal payments when due to holders of the Notes is dependent upon Coaxial's receipt of sufficient funds from Insight Ohio with respect to the Series A Preferred Interests. Under the terms of the Senior Credit Facility, upon the occurrence of an event of de-fault or if certain financial performance tests or other conditions are not met, Insight Ohio will be restricted from making distributions on the Preferred Interests. There can be no assurance that Insight Ohio will be able to satisfy the financial tests and the related conditions set forth in the Senior Credit Facility to make such distributions, or that Insight Ohio will not be in de-fault of its financial covenants or otherwise under the Senior Credit Facility which could prevent the Issuers from making any payments in respect of the Notes. In addition, because the Guarantors only conditionally guarantee the payment of principal of and interest on the Notes (the "Guarantees"), the claims of holders of the Notes effectively will be, for the most part, subordi-nated to all existing and future claims of the creditors of the Guarantors, including the lenders under the Senior Credit Facility and the Guarantors' trade creditors, until all conditions to which the Guarantees are subject have been satisfied. The ability of the holders of the Notes to realize upon any of Insight Ohio's (or any other Guarantor's) assets upon its liquidation or reor-ganization will be subject to the prior claims of Insight Ohio's (or any other Guarantor's) creditors including the lenders under the Senior Credit Facility until the effectiveness of the Guarantees, which will only be effective to the extent and at the time the holders of the Notes are unable to realize proceeds from the enforcement of the mandatory redemption provisions of the Series A Preferred Interests. The holders of the Notes will be required to prosecute a claim until adjudication against Insight Ohio for failure to redeem the Series A Preferred Interests before it can be determined that such a failure to real-ize proceeds has occurred. This process may entail protracted and time consum-ing litigation. In addition, the indebtedness outstanding from time to time un-der the Senior Credit Facility is secured by substantially all of the assets of Insight Ohio and any of its future subsidiaries, and the lenders thereunder will have a claim on such assets prior to the claims of holders of the Notes. See "--Certain Bankruptcy Considerations" below, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capi-tal Resources," "Description of Certain Indebtedness" and "Description of the Notes."

Non-Recourse Debt; Ability to Realize on Collateral

  The Notes are non-recourse secured obligations of the Issuers. The Notes are secured only by a first priority pledge of the issued and outstanding Series A Preferred Interests of Insight Ohio (the "Senior Notes Collateral") which will become non-voting upon the enforcement of remedies under the Pledge Agreement. As non-recourse obligations, the only remedy available to holders will be to enforce their rights under the Pledge Agreement in respect of the Senior Notes Collateral. Any remedy will be limited to the value of the Senior Notes Collat-eral and holders will have no claim against the Issuers for any difference be-tween amounts due under the Notes and amounts recovered in respect of the Se-nior Notes Collateral. If an event of default occurs with respect to the Notes, there can be no assurance that the liquidation of the Senior Notes Collateral will produce proceeds in an amount sufficient to pay the principal of or the accrued and unpaid interest, if any, on the Notes. IHO, the manager of Insight Ohio, has discretion in certain circumstances in accordance with Insight Ohio's Operating Agreement to make distributions with respect to the Preferred Inter-ests. See "--Certain Bankruptcy Considerations."

Restrictions Imposed by Terms of Indebtedness

  The Indenture and the Discount Notes Indenture with respect to the Issuers and their subsidiaries (including Insight Ohio) and the Senior Credit Facility with respect to Insight Ohio impose (i) restrictions, that, among other things, limit the amount of additional indebtedness that may be incurred and (ii) limi-tations on, among other things, investments, loans and other payments, certain transactions with affiliates and certain mergers and acquisitions. The Senior Credit Facility also restricts the ability of Insight Ohio and its subsidiaries to pay dividends or make capital contributions, including distributions on the Preferred Interests that are required to pay the Notes and Discount Notes in the event of a payment default under the Senior Credit Facility, and to require Insight Ohio to maintain specified financial ratios and meet certain financial tests. The ability of Insight Ohio to comply with such covenants and restric-tions can be affected by events beyond its control, and there can be no assur-ance that Insight Ohio will achieve operating results that would permit compli-ance with such provisions. The breach of certain provisions of the Senior Credit Facility would, under certain circumstances, result in defaults thereun-der, permitting the lenders thereunder to prevent distributions with respect to the Preferred Interests and to accelerate the indebtedness thereun-der. If Insight Ohio were unable to repay the amounts due in respect of the Se-nior Credit Facility, the lenders thereunder could foreclose upon the assets pledged to secure such repayment. Any of such events would adversely affect the Issuers' ability to service the Notes or comply with the redemption provi-sions of the Series A Preferred Interests.

Certain Bankruptcy Considerations

 Creditors' Rights

  The right of the trustee, which holds the Senior Notes Collateral on behalf of the holders of the Notes, to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be sig-nificantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuers, whether by a holder of the Notes or an-other creditor, prior to such repossession and disposition. Under applicable bankruptcy law, secured creditors, such as the holders of the Notes, are auto-matically stayed from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to con-tinue to retain and use the collateral even though the debtor is in default un-der the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the secured creditor from diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. "Adequate protection" may include cash payments or the granting of additional security at such time and in such amount as the court may determine. In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is im-possible to predict how long payments under the Notes could be delayed follow-ing commencement of a bankruptcy case, whether or when the trustee could repos-sess or dispose of the collateral or whether or to what extent the holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirement for "adequate protection."

 Limited Liability Companies

  Insight Ohio is a limited liability company organized under the laws of the State of Delaware. Limited liability companies ("LLCs") are relatively recent creations not only under the laws of the State of Delaware but also under the laws of other jurisdictions. Generally stated, LLCs are intended to provide both the limited liability of the corporate form for their members and certain advantages of partnerships, including "pass-through" income tax treatment for members, and thus have attributes of both corporations and partnerships. Given their recent creation, LLCs and their members have been involved in relatively few bankruptcy cases as debtors, and there has been little reported judicial authority addressing bankruptcy issues as they pertain to LLCs. Moreover, the existing judicial authority on such issues in bankruptcies of analogous enti-ties (e.g., partnerships) is not well settled. Consequently, a bankruptcy of any LLC, their members or any of their affiliates or a claim with respect to the collateral may be litigated and decided in the absence of dispositive judi-cial precedent, and thus, no assurance can be made as to any particular outcome including with respect to the contractual claims associated with enforcing rights as a holder of the Preferred Interests after foreclosing on the collat-eral.

Fraudulent Conveyance

  Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes in favor of other existing or future creditors of the Issuers. If a court in a lawsuit on behalf of any unpaid creditor of the Issuers or a representative of the Issuers' creditors were to find that, at the time the Issuers issued the Notes, the Issuers (x) intended to hinder, delay or defraud any existing or fu-ture creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing the Notes and the Issuers (i) were insolvent, (ii) were rendered insolvent by reason of such is-suance, (iii) were engaged or about to engage in a business or transaction for which their remaining assets constituted unreasonably small capital to carry on their business or (iv) intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, such court could void the Issuers' obligations under the Notes and void such transactions. Al-ternatively, in such event, claims of the holders of the Notes could be subor-dinated to claims of the other creditors of the Issuers. Based upon financial and other information currently available to them, the Issuers believe that the Notes are being incurred for proper purposes and in good faith and that the Is-suers are solvent and will continue to be solvent after issuing the Notes, will have sufficient capital for carrying on their business after such issuance and will be able to pay their debts as they mature.

  In addition, the Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorga-nization case or a lawsuit by or on behalf of creditors of any of the Guaran-tors. In such a case, the analysis set forth above generally would apply. A court could avoid a Guarantor's obligation under its Guarantee, subordinate the Guarantee to other indebtedness of such Guarantor or take other action detri-mental to the holders of the Notes.

Significant Capital Expenditures

  Consistent with its business strategy, Management expects to make capital ex-penditures to upgrade the System over the next several years. Insight Ohio's potential inability to fund these capital expenditures could adversely affect its ability to upgrade the System which could have a material adverse effect on its operations and competitive position. See "Business" and "Management's Dis-cussion and Analysis of Financial Condition and Results of Operations--Liquid-ity and Capital Resources."

Significant Competition in the Cable Television Industry; Overbuilds

  Cable television systems face competition from alternative methods of receiv-ing and distributing television signals and from other sources of news, infor-mation and entertainment, such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, online computer services and home video products, including videotape cassette recorders. Because Insight Ohio's franchises are generally non-exclusive, there is the potential for com-petition with its systems from others (such as the situation with Ameritech de-scribed below) including systems operated by local governmental authorities. Other distribution systems capable of delivering programming to homes or busi-nesses, including satellite master antenna television service ("SMATV"), direct broadcast satellite ("DBS") systems and multichannel, multipoint distribution service ("MMDS") systems now compete with the System. In recent years, there has been significant national growth in the number of subscribers to DBS serv-ices and such growth is expected to continue. See "Business--Competition."

The number of choices available to the System's subscribers as a result of other distribution systems may lead to a reduction in its market share. There can be no assurance that the System will be able to obtain or maintain sub-scribers.

  Additionally, recent changes in federal law and recent administrative and ju-dicial decisions have removed certain of the restrictions that have limited en-try into the cable television business by potential competitors such as tele-phone companies, registered utility holding companies and their subsidiaries. Such developments will enable local telephone companies to provide a wide vari-ety of video services in the telephone company's own service area which will be directly competitive with services provided by cable television systems. Other new technologies, including Internet-based services, may also become competi-tive with services that cable television operators can offer.

  In 1996, Ameritech, the telephone local exchange carrier for Columbus, ob-tained a citywide cable television franchise for the City of Columbus. Ameritech began offering cable television service in June 1996 and to date has substantially built its entire citywide franchise, both in the System's service area and in the Time Warner service area on the west side of Columbus. The Time Warner system and the System service virtually distinct areas and therefore do not compete with each other. The overbuild (as defined in the "Glossary") by Ameritech passes approximately 71% of the homes passed by the System (approxi-mately 121,500 homes), effectively allowing approximately 58,000 of the Sys-tem's basic subscribers to choose between Ameritech and the System. Ameritech has cable television franchise applications pending in two surrounding communi-ties covering an additional 2,000 of the System's homes and 1,200 of the Sys-tem's subscribers. See "Business--Overbuild."

  The System competes for advertising revenue with other television programming services described above, as well as with other national and international ca-ble television programming services, superstations, broadcast television net-works, local over-the-air television stations, radio and print media, in addi-tion to alternative delivery services that now exist or are expected to develop in the future. More generally, the System competes with various other leisure-time activities such as home videos, movie theaters, personal computers and other alternative sources of entertainment and information. See "Business--Com-petition."

  Many of the System's potential competitors have substantially greater re-sources and Management cannot predict the extent to which competition will ma-terialize in its franchise areas from other cable television operators, other distribution systems for delivering video programming and other broadband tele-communications services to the home, or from other potential competitors, or, if such competition materializes, the extent of its effect on the System. See "Business--Competition" and "Legislation and Regulation."

Risks Relating to Business Strategy

  Management plans to upgrade selectively the System to enhance the potential for increasing revenues through the introduction of new technologies and serv-ices, such as cable Internet access and high-speed data transmission. See "Business--Insight's System Operating Strategy." While Management is optimistic about the prospects for these new lines of business, there can be no assurance that it will be able to enter them successfully or to generate additional cash flow. Moreover, many of these new lines of business are likely to have signifi-cant competition from businesses that may have substantial financial resources and market presence such as local telephone companies, long distance interexchange carriers and traditional online Internet service providers.

  Historically, an element of Insight's strategy has been to swap assets in or-der to, among other things, geographically consolidate its holdings. Subject to certain limitations, the Indenture and the Discount Notes Indenture permit as-set swaps. Management will consider potential opportunities to swap cable tele-vision systems. There can be no assurance that Management will be able to inte-grate successfully any acquired systems, realize any efficiencies from any swap or that any acquisition or swap will improve operating results.

Rapid Technological Advances

  The cable television business is characterized by rapid technological change and the introduction of new products and services. There can be no assurance that Insight Ohio will be able to fund the capital expenditures necessary to keep pace with technological developments or that the System will successfully anticipate the demand of its subscribers for products or services requiring new technology. Insight Ohio's inability to provide enhanced services in a timely manner or to anticipate the demands of the marketplace could have a material adverse effect on the System's business, results of operations and financial condition. See "Business--Competition."

  In addition, the System's introduction of new technologies or services is subject to uncertainties regarding subscriber demand, future competition, ap-propriate pricing, and the costs and timing with respect to marketing and sales efforts. There can be no assurances as to the effect of such technological changes on the System's business, results of operations and financial condition or that Insight Ohio will not be required to expend substantial financial re-sources to implement new technologies, that capital expenditures for new tech-nologies or services will approximate Management's expectations, or that suffi-cient demand exists to recoup such expenditures.

Non-Exclusive Franchises; Non-Renewal or Termination of Franchises

  Cable television companies operate under non-exclusive franchises granted by local authorities which are subject to renewal and renegotiation from time to time. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to com-ply with its material provisions. The System's business is dependent upon the retention and renewal of its local franchises. Franchises typically impose con-ditions relating to the operation of cable television systems, including re-quirements relating to the payment of fees, bandwidth capacity, customer serv-ice requirements, franchise renewal and termination. The Cable Television Con-sumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises; it also permits municipal authorities to operate cable television systems in their com-munities without franchises. The Cable Communication Policy Act of 1984 (the "1984 Cable Act" and, together with the 1992 Cable Act, the "Cable Acts") pro-vides, among other things, for an orderly franchise renewal process in which franchise renewal will not be unreasonably withheld or, if renewal is denied and the franchising authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. Historically, franchises have been renewed for cable operators that have provided satisfac-tory services and have complied with the terms of their franchises. Although Management believes that it generally has good relationships with its franchise authorities, no assurance can be given that the System will be able to retain or renew such fran- chises or that the terms of any such renewals will be on terms as favorable as its existing franchises. Furthermore, it is possible that a franchise authority might grant a franchise to another cable compa-ny. The non-renewal or termination of franchises relating to a significant por-tion of the Sys- tem would have a material adverse effect on the System's re-sults of operations. See "Business-- Franchises."

Regulation in the Cable Television Industry

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Acts, both of which amended the Communications Act of 1934 (as amended, the "Communica-tions Act"), established a national policy to guide the development and regula-tion of cable television systems. The Communications Act was recently substan-tially amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the FCC and state or local reg-ulatory authorities. It is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on the operations of the System. See "Legislation and Regulation."

 Federal Law and Regulation

  The 1992 Cable Act and the FCC's rules implementing such act generally have resulted in additional regulatory oversight by the FCC and local or state fran-chise authorities. In addition, they have resulted in increased administrative and operational expenses for cable television systems. The Cable Acts and the corresponding FCC regulations have established, among other things:

  . rate regulations;

  . mandatory carriage and retransmission consent requirements that require a cable television system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station;

  . rules for franchise renewals and transfers; and

  . other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

  The 1996 Telecom Act deregulates rates for cable programming services tiers ("CPST") commencing in March 1999 and, for certain small cable operators, imme-diately eliminates rate regulation of CPST, and, in certain limited circum-stances, basic services. The FCC is currently developing permanent regulations to implement the rate deregulation provisions of the 1996 Telecom Act. Manage-ment is currently unable to predict the ultimate effect of the 1992 Cable Act or the 1996 Telecom Act.

  The FCC and Congress continue to be concerned that rates for regulated pro-gramming services are rising at a rate exceeding inflation. It is therefore possible that the FCC will further restrict the ability of cable television op-erators to implement rate increases and/or Congress will enact legislation which would, for example, delay or suspend the scheduled March 1999 termination of CPST rate regulation.

 State and Local Regulation

  Cable television systems generally operate pursuant to non-exclusive fran-chises, permits or licenses granted by a municipality or other state or local governmental entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agen-cies. Currently, Ohio, the state in which the System currently operates, has not enacted state level regulation. Management cannot predict whether such state will engage in such regulation in the future. See "Legislation and Regu-lation."

Dependence on IHO and Key Personnel of IHO

  The System's success depends on its management by IHO and, therefore, on IHO's ability to continue to attract, motivate and retain highly qualified man-agement, sales and technical personnel. In the event IHO is unable to continue to do so, the operations and growth prospects of the System could be adversely affected. In the event IHO were to lose the services of key personnel, its ability to conduct its business, which will include management of the System, could be adversely affected. In addition, IHO's management of cable systems other than the System may limit the availability and accessibility of certain IHO personnel, which could adversely affect IHO's ability to manage the System.

Ability to Purchase Notes Upon a Change of Control

  Upon the occurrence of a change of control, the Issuers will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid inter-est, if any, to the date of repurchase. If a change of control were to occur, there can be no assurance that the Issuers would have sufficient financial re-sources, or would be able to arrange financing or be permitted under the terms of other outstanding or future indebtedness arrangements, to pay the purchase price for all Notes tendered by holders thereof. In addition, the Senior Credit Facility includes a "change of control" provision that permits the lenders thereunder to accelerate the repayment of indebtedness thereunder. The Senior Credit Facility does not permit Insight Ohio to make distributions so as to permit the Issuers to effect a purchase of the Notes upon a change of control without the prior satisfaction of certain financial tests and other conditions. See "--Conditional Guarantees; Structural Subordination" above and "Description of Certain Indebtedness." Any future credit agreements or other agreements re-lating to other indebtedness to which Insight Ohio becomes a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when the Issuers are unable to purchase the Notes, the Issuers could seek the consent of their lenders under such indebtedness to repurchase Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowing, the Issuers would remain prohibited from repurchasing the Notes. In such case, the Issuers' failure to repurchase tendered Notes would constitute an Event of Default under the Indenture. In the event of a change of control, and as a result of the in-ability of the Issuers to repurchase the Notes, the holder of the Notes would have no recourse against the Issuers other than any remedies they may have against the collateral or, failing that, the conditional guarantee of Insight Ohio. See "--Non-Recourse Debt; Ability to Realize on Collateral."

Industry and Economic Conditions

  The operating results of the System are subject to various factors that af-fect the cable television industry as a whole. The System may be affected by numerous factors, including:

  . changes in audience tastes;

  . priorities of advertisers;

  . new laws and governmental regulations and policies;

  . changes in technical requirements;

  . technological changes;

  . proposals to eliminate the tax deductibility of expenses incurred by advertisers; and

  . changes in the willingness of financial institutions and other lenders to finance cable television system acquisitions and operations.

  Insight Ohio cannot predict which, if any, of these or other factors might have a significant impact on the cable television industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on its operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, the System's cable television revenue is likely to be adversely affected by a recession or downturn in the United States economy or other events or circumstances that adversely affect advertising activity. In addition, Insight Ohio's operating results in individual geographic markets could be adversely affected by local regional economic downturns.

Absence of Public Market; Restrictions on Transfer

  Prior to the Exchange Offer, there was no public market for the Original Notes. The Original Notes have not been registered under the Securities Act of 1933 (the "Securities Act") and will be subject to restrictions on transfera-bility to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Origi-nal Notes (other than any such holder that is an "affiliate" of the Issuers and Insight Ohio within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers and Insight Ohio are required to file a Shelf Registration Statement with respect to such Original Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. Although CIBC has informed the Issuers that it currently intends to make a market in the Exchange Notes, it is not obligated to do so and any such market making may be discontinued at any time without notice in the sole dis-cretion of CIBC. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Exchange Notes are ex-pected to be eligible for trading by qualified buyers in the PORTAL market. If an active public market does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If a trading market develops for the Exchange Notes, the future trading prices thereof will depend on many fac-tors including, among other things, Insight Ohio's results of operations, pre-vailing interest rates, the market for securities with similar terms and the market for securities of other companies in similar businesses. The Issuers do not intend to apply for listing of the Exchange Notes on any securities ex-change or for their quotation through an automated dealer quotation system.

  The Original Notes were offered in reliance upon an exemption from registra-tion under the Securities Act and applicable state securities laws. Therefore, the Original Notes may be transferred or resold only in a transaction regis-tered under, or exempt from, the Securities Act and applicable state securi-ties laws. Pursuant to the Registration Rights Agreement among Coaxial, Phoe-nix, Insight Ohio and CIBC (the "Registration Rights Agreement"), Coaxial, Phoenix and Insight Ohio have agreed to file the Exchange Offer Registration Statement with the SEC and to use their reasonable best efforts to cause such registration statement to become effective with re-spect to the Exchange Notes. After the registration statement becomes effec-tive, the Exchange Notes generally will be permitted to be resold or otherwise transferred (subject to the restrictions described under "The Exchange Offer-- Resale of Exchange Notes") by each holder without the requirement of further registration. The Exchange Notes, however, also will constitute a new issue of securities with no established trading market and will be issued only in the amount of Original Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-tendering holders of Original Notes, the trading market for the Original Notes following the Exchange Offer.

Failure to Follow Exchange Offer Procedures Could Adversely Affect Holders

  Issuance of the Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer will be made only after a timely receipt by Bank of Mon-treal Trust Company of such Original Notes, a properly completed and duly exe-cuted Letter of Transmittal and all other required documents. Therefore, hold-ers of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing re-strictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will ter-minate. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be re-quired to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Original Notes who wishes to exchange the Original Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that at the time of the consummation of the Exchange Offer:

  . it is not an affiliate of the Issuers or Insight Ohio or, if it is such an affiliate, such holder will comply with the registration and prospec-tus delivery requirements of the Securities Act to the extent applicable;

  . the Exchange Notes to be received by it are being acquired in the ordi-nary course of its business; and

  . it has no arrangement or understanding with any person to participate in the distribution of the Original or Exchange Notes within the meaning of the Securities Act.

  Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Original Notes are tendered and ac-cepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected. See "The Exchange Offer."

Forward-Looking Statements

  This Prospectus includes "forward-looking statements," including statements containing the words "believes," "anticipates," "expects" and words of similar import. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Risk Factors," "Manage-ment's Discussion and Analysis of Financial Condition and Results of Opera-tions," "Business," "The System Acquisition," and elsewhere in this Prospectus, regarding the Issuers or any of the transactions described in this Prospectus, including the timing, financing, strategies and effects of such transactions, are forward-looking statements. Although the Issuers believe that the expecta-tions reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Im-portant factors that could cause actual results to differ materially from ex-pectations are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements in this Prospectus and/or under "Risk Factors." The Issuers do not intend to update these forward-looking statements.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer.

  The private offering of the Original Notes (the "Original Notes Offering") was part of the Financing Plan, which was implemented to facilitate the organization of Insight Ohio, the acquisition of the System by Insight Ohio and to provide for the System's liquidity and operational and financial flexibility. Pursuant to the Financing Plan:

  . Coaxial contributed to Insight Ohio substantially all of the assets comprising the System for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as the Preferred Interests in Insight Ohio (such Preferred Interests will provide for distributions to Coaxial, which will be used (directly and indirectly) to pay interest and principal on the Notes and the Discount Notes, subject to certain financial covenants and other conditions set forth in the Senior Credit Facility);

  . IHO contributed $10.0 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio;

  . Coaxial and Phoenix effected the Original Notes Offering;

  . Coaxial LLC and Coaxial Financing Corp. effected the private offering of the Discount Notes (the "Discount Notes Offering"); and

  . a portion of the existing bank indebtedness of the Issuers and certain of their affiliates was repaid and the balance was purchased by CIBC and restructured in accordance with an agreement among the parties.

  The gross proceeds received by Coaxial LLC and Coaxial Financing Corp. (together, the "Discount Notes Issuers") from the Discount Notes Offering were approximately $30.0 million. Proceeds from such private offering were used for the repayment of outstanding indebtedness (approximately $28.9 million). CIBC purchased certain outstanding indebtedness (approximately $136.4 million) of Coaxial and Phoenix and restructured that debt in accordance with the Financing Plan. CIBC funded such purchase with proceeds from the Original Notes Offering. The remaining proceeds from the Original Notes Offering and the Discount Notes Offering and the $10.0 million cash contribution from IHO were used for working capital (approximately $2.9 million), deferred compensation and severance payments (approximately $3.0 million) and fees and expenses (approximately $8.8 million). The outstanding indebtedness consisted of principal and accrued interest under a senior credit facility among the Issuers, certain of their affiliated entities, The Chase Manhattan Bank, as agent, and certain lenders (the "Chase Credit Facility"). The outstanding indebtedness under the Chase Credit Facility had a final maturity date of December 31, 1999. For the period January 1, 1998 through August 21, 1998, the interest rates for loans outstanding under the Chase Credit Facility ranged from 9.13% to 10.75%. Loans obtained under the Chase Credit Facility during the one year prior to the Financing Plan were for capital expenditures and working capital of the Issuers and their affiliated entities.

  On October 7, 1998, Insight Ohio entered into the Senior Credit Facility for the purpose of financing its future working capital requirements, including the upgrade of the System's cable plant and the introduction of new video services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness--Senior Credit Facility."

                                CAPITALIZATION

  The following table sets forth the combined capitalization of the Issuers as of September 30, 1998 which reflects the effect of each of the components of the Financing Plan. The information contained in this table should be read in conjunction with the "Selected Historical and Combined Pro Forma Financial and Operating Data" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                        As of September 30, 1998
                                                        ------------------------
                                                                 Actual
                                                        ------------------------
                                                             (in thousands)
Total debt:
  Original Notes.......................................        $ 140,000
  Capital lease obligations............................              259
                                                               ---------
      Total debt.......................................          140,259
                                                               ---------
Shareholders' and partners' deficit....................         (107,699)
                                                               ---------
      Total capitalization.............................        $  32,560
                                                               =========

    SELECTED HISTORICAL AND COMBINED PRO FORMA FINANCIAL AND OPERATING DATA

  The following tables present selected historical financial data for Coaxial, Phoenix and the System (predecessor company to Insight Ohio) as of and for the five years ended December 31, 1997, and unaudited selected historical financial data as of and for the nine months ended September 30, 1997 and 1998. The statement of operations data for the periods ended December 31, 1997, 1996, and 1995 and balance sheet data as of December 31, 1997 and 1996 have been derived from the audited financial statements of Coaxial, Phoenix and the System. The financial data of all other periods are derived from the unaudited financial statements of Coaxial, Phoenix and the System included elsewhere in this Prospectus. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. Financial results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

  In addition, the following tables present unaudited combined selected pro forma financial data for Coaxial and Phoenix for the year ended December 31, 1997 and as of and for the nine months ended September 30, 1998, as adjusted to give pro forma effect to the Financing Plan and certain other adjustments, in the case of the statement of operations and other financial and operating data as if they had occurred on the first day of the respective periods, and in the case of balance sheet data as if they had occurred as of such date. The pro forma financial data for Coaxial is presented on a consolidated basis, which includes the results of Insight Ohio (the System). The pro forma financial data of Coaxial and Phoenix are combined because (i) both entities have common ownership, (ii) both entities are co-issuers of the Notes and
(iii) Phoenix has no operating activities and the combined data serves to illustrate how the total debt of Coaxial and Phoenix will be serviced from the System's operations.

  The unaudited combined selected pro forma financial data have been prepared by the management of Coaxial and Phoenix based upon their historical financial statements and do not purport to represent what the results of operations or financial condition of Coaxial and Phoenix would have actually been or what operations in any future period would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. Management believes that the combined pro forma data is a meaningful presentation because Phoenix has no operations for the presented periods, and the ability of Coaxial and Phoenix to satisfy debt and other obligations is dependent upon cash flow from the System. The following information is qualified by reference to and should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Statements" and the financial statements and notes thereto included elsewhere in this Prospectus.

                  Coaxial Communications of Central Ohio, Inc.
                 (dollars in thousands, except subscriber data)

                                          Year Ended December 31,                        Nine Months Ended September 30,
                          ------------------------------------------------------------  ------------------------------------
                          Pro  Forma                                                     Pro Forma
                           Combined     Historical            Historical                 Combined      Historical Historical
                          Information   ---------- -----------------------------------  Information    ---------- ----------
                             1997          1997      1996     1995     1994     1993       1998           1998       1997
                          -----------   ---------- --------  -------  -------  -------  -----------    ---------- ----------
Statement of Operations
 Data:
Revenues................    $48,229      $ 48,229  $ 50,418  $46,831  $43,546  $41,020    $35,809       $35,809    $ 36,321
Operating expenses:
 Service and
  administrative........     26,302        27,391    25,236   21,920   20,830   19,490     20,716        21,663      20,065
 Severance and
  transaction structure
  costs.................        --            --        --       --       --       --         --          4,822         --
 Management fee.........        --            --        --       --       --       --         142           142         --
 Home office............      1,498         1,498     1,697    1,695    1,316    1,622      1,131         1,131       1,312
 Depreciation and
  amortization..........      5,299         5,256     5,350    4,837    4,010    4,005      3,852         3,825       4,157
                            -------      --------  --------  -------  -------  -------    -------       -------    --------
 Total operating
  expenses..............     33,099        34,145    32,283   28,452   26,156   25,117     25,841        31,583      25,534
Operating income........     15,130        14,084    18,135   18,379   17,390   15,903      9,968         4,226      10,787
 Interest expense, net..     13,244         1,230       426    1,033      864    1,337     10,946           756       1,039
 Other expense..........        360           271       248      251      261      241        496           433         188
                            -------      --------  --------  -------  -------  -------    -------       -------    --------
Net income before
 extraordinary item.....      1,526        12,583    17,461   17,095   16,265   14,325     (1,474)        3,037       9,560
 Extraordinary item--
  debt retirement.......        --            --        --       --      (130)     --         --           (847)        --
                            -------      --------  --------  -------  -------  -------    -------       -------    --------
Net income..............    $ 1,526      $ 12,583  $ 17,461  $17,095  $16,135  $14,325    $(1,474)      $ 2,190    $  9,560
                            =======      ========  ========  =======  =======  =======    =======       =======    ========
Financial Ratios and
 Other Data:
System Cash Flow(1).....    $21,927      $ 20,838  $ 25,182  $24,911  $22,716  $21,530    $15,093       $14,146    $ 16,256
System Cash Flow
 margin.................       45.5%         43.2%     49.9%    53.2%    52.2%    52.5%      42.1%         39.5%       44.8%
Annualized System Cash
 Flow(2)................                                                                   21,152        20,052      20,040
Operating Cash Flow(3)..     20,429        19,340    23,485   23,216   21,400   19,908     13,820        12,873      14,944
Adjusted Operating Cash
 Flow(4)................     20,429        19,340    23,485   23,216   21,400   19,908     14,800        13,853      14,944
Adjusted Operating Cash
 Flow margin............       42.4%         40.1%     46.6%    49.6%    49.1%    48.5%      41.3%         38.7%       41.1%
Annualized Adjusted
 Operating Cash
 Flow(2)(4).............                                                                   20,138 (14)   18,868      17,604
Capital Expenditures....      5,570         5,570     5,998    5,724    5,486    2,812      4,214         4,214       3,520
Ratio of total debt of the Issuers
 to Annualized Adjusted Operating
 Cash Flow.......................................................................             6.9x
Ratio of Adjusted Operating Cash Flow
 to interest expense.............................................................             1.4x(15)
Ratio of total debt of Coaxial LLC and
 Phoenix to Annualized Adjusted
 Operating Cash Flow.............................................................             8.4x
Ratio of earnings to
 fixed charges(5).......        1.1(16)       3.1x      4.0x     4.1x     6.6x     7.7x        --(16)       1.8x        3.2x
Net cash provided by
 (used in) operating
 activities.............     18,622        18,622    24,369   21,895    5,266    6,735      7,935         7,935      13,678
Net cash provided by
 (used in) investing
 activities.............    (15,242)      (15,242)  (19,551) (19,914)  (5,441)  (2,998)    (4,214)       (4,214)    (13,667)
Net cash provided by
 (used in) financing
 activities.............     (3,712)       (3,712)   (4,582)  (1,623)    (525)  (4,025)       553           553         224
Operating Data:
(at end of period,
 except average and
 annualized data)
Homes passed(6).........    166,306       166,306   161,018  156,613  152,562  147,952    170,003       170,003     164,690
Basic subscribers(7)....     91,873        91,873    88,056   86,041   82,166   80,216     90,314        90,314      89,499
Basic penetration(8)....       55.2%         55.2%     54.7%    54.9%    53.9%    54.2%      53.1%         53.1%       54.3%
Premium service
 units(9)...............     80,013        80,013    68,720   74,087   74,529   69,922     82,624        82,624      76,682
Premium
 penetration(10)........       87.1%         87.1%     78.0%    86.1%    90.7%    87.2%      91.5%         91.5%       85.7%
Average monthly revenue
 per basic
 subscriber(11).........    $ 44.67      $  44.67  $  48.27  $ 46.40  $ 44.70  $ 43.33    $ 43.68       $ 43.68    $  45.46
Annualized System Cash
 Flow per basic
 subscriber(12).........    $243.73      $ 231.62  $ 289.28  $296.20  $279.78  $272.89    $232.20       $220.12    $ 225.73
Annualized Adjusted
 Operating Cash Flow per
 basic subscriber(13)...    $227.08      $ 214.97  $ 269.79  $276.04  $263.58  $252.33    $221.07       $207.13    $ 198.29
Balance Sheet Data:
(at end of period)
Total assets............                 $110,829  $102,099  $87,946  $71,677  $47,809                  $40,139    $111,111
Total debt..............                   47,236    50,442   40,375   34,123   27,485                   34,694      53,088
Total liabilities.......                   56,502    59,767   50,927   44,062   34,685                   45,449      59,807
Total shareholders' and
 partners' equity
 (deficit)..............                   54,327    42,332   37,019   27,615   13,124                   (5,310)     51,304

                                                           (footnotes to follow)

                               Phoenix Associates
                             (dollars in thousands)

                                                                                Nine Months Ended
                                      Year Ended December 31,                     September 30,
                         -----------------------------------------------------  -------------------
                           1997       1996       1995       1994       1993       1998       1997
                         ---------  ---------  ---------  ---------  ---------  ---------  --------
Statement of Operations
 Data:
 Home office............       --         --         --   $       4        --         --        --
                         ---------  ---------  ---------  ---------  ---------  ---------  --------
  Total operating
   expenses.............       --         --         --           4        --         --        --
Operating loss..........       --         --         --          (4)       --         --        --
 Interest expense, net.. $  12,094  $  12,490  $  12,362      7,265  $   6,947  $   9,604  $  8,911
 Other expense..........        89        106        120        167        278         63        71
                         ---------  ---------  ---------  ---------  ---------  ---------  --------
Net loss before
 extraordinary item.....   (12,183)   (12,596)   (12,482)    (7,436)    (7,225)    (9,667)   (8,982)
Extraordinary item--
 (loss) gain............     3,315        --         --        (755)       --         100       --
                         ---------  ---------  ---------  ---------  ---------  ---------  --------
Net loss................ $  (8,868) $ (12,596) $ (12,482) $  (8,191) $  (7,225) $  (9,567) $ (8,982)
                         =========  =========  =========  =========  =========  =========  ========
Financial Ratios and
 Other Data:
Ratio of earning to
 fixed charges(5).......       --         --         --         --         --         --        --
Balance Sheet Data: (at
 end of period)
Total assets............ $   7,954  $   9,218  $   8,592  $   8,105  $   7,336  $   4,378  $  9,482
Total debt..............   178,365    170,762    157,448    144,514    134,014    105,565    80,008
Total liabilities.......   178,366    170,762    157,540    144,572    135,612    106,767    80,008
Total partners'
 deficit................  (170,412)  (161,544)  (148,948)  (136,466)  (128,275)  (102,389)  (70,526)


                                                           (footnotes to follow)

                    Central Ohio Cable System Operating Unit
                 (dollars in thousands, except subscriber data)

                                                                            For the Period    Nine Months
                                                                            January 1, 1998      Ended
                                    Year Ended December 31,                  to August 21,   September 30,
                          ------------------------------------------------  ---------------  -------------
                                           Historical                                Historical
                          ------------------------------------------------  ------------------------------
                            1997      1996      1995      1994      1993         1998            1997
                          --------  --------  --------  --------  --------  ---------------  -------------
Statement of Operations
 Data:
Revenues................  $ 48,229  $ 50,418  $ 46,831  $ 43,546  $ 41,020     $ 30,584        $ 36,321
Operating expenses:
 Service and
  administrative........    27,391    25,236    21,920    20,830    19,490       19,050          20,065
 Severance and
  transaction structure
  costs.................       --        --        --        --        --         4,822             --
 Home office............     1,498     1,697     1,695     1,316     1,622        1,131           1,312
 Depreciation and
  amortization..........     5,238     5,334     4,823     3,978     3,972        3,412           4,146
                          --------  --------  --------  --------  --------     --------        --------
 Total operating
  expenses..............    34,127    32,267    28,438    26,124    25,084       28,415          25,523
Operating income........    14,102    18,151    18,393    17,422    15,936        2,169          10,798
 Interest (income)
  expense, net..........       (70)      (29)      (38)      (22)      (14)         (22)            (52)
 Other expense..........       271       248       251       239       233          433             188
                          --------  --------  --------  --------  --------     --------        --------
Net income..............  $ 13,901  $ 17,932  $ 18,180  $ 17,205  $ 15,717     $  1,758        $ 10,662
                          ========  ========  ========  ========  ========     ========        ========
Financial Ratios and
 Other Data:
System Cash Flow(1).....  $ 20,838  $ 25,182  $ 24,911  $ 22,716  $ 21,530     $ 11,534        $ 16,256
System Cash Flow
 margin.................      43.2%     49.9%     53.2%     52.2%     52.5%        37.7%           44.8%
Annualized System Cash
 Flow(2)................                                                         18,045(18)      20,040
Operating Cash Flow(3)..    19,340    23,485    23,216    21,400    19,908       10,403          14,944
Adjusted Operating Cash
 Flow(4)................    19,340    23,485    23,216    21,400    19,908       11,383          14,944
Adjusted Operating Cash
 Flow margin............      40.1%     46.6%     49.6%     49.1%     48.5%        37.2%           41.1%
Annualized Adjusted
 Operating Cash
 Flow(2)(4).............                                                         18,789(18)      17,604
Capital expenditures....     5,529     5,992     5,702     5,479     2,810        3,803           3,479
Net cash provided by
 (used in) operating
 activities.............    19,454    21,975    22,192    21,208    20,051        6,441          14,209
Net cash provided by
 (used in) investing
 activities.............    (5,554)   (5,711)   (5,955)   (5,435)   (2,997)      (3,730)         (3,526)
Net cash provided by
 (used in) financing
 activities.............   (14,232)  (16,028)  (15,879)  (16,473)  (17,344)      (3,285)        (10,448)
Operating Data:
(at end of period,
 except average and
 annualized data)
Homes passed(6).........   166,306   161,018   156,613   152,562   147,952      169,452         164,690
Basic subscribers(7)....    91,873    88,056    86,041    82,166    80,216       90,896          89,499
Basic penetration(8)....      55.2%     54.7%     54.9%     53.9%     54.2%        53.6%           54.3%
Premium service
 units(9)...............    80,013    68,720    74,087    74,529    69,922       84,832          76,682
Premium
 penetration(10)........      87.1%     78.0%     86.1%     90.7%     87.2%        93.3%           85.7%
Average monthly revenue
 per basic
 subscriber(11).........  $  44.67  $  48.27  $  46.40  $  44.70  $  43.33     $  43.63(18)    $  45.46
Annualized System Cash
 Flow per basic
 subscriber(12).........  $ 231.62  $ 289.28  $ 296.18  $ 279.78  $ 272.89     $ 197.46        $ 225.73
Annualized Adjusted
 Operating Cash Flow per
 basic subscriber(13)...  $ 214.97  $ 269.79  $ 276.04  $ 263.58  $ 252.33     $ 205.60        $ 198.29
Balance Sheet Data:
(at end of period)
Total assets............  $ 33,553  $ 34,062  $ 33,226  $ 30,398  $ 28,577     $    -- (17)    $ 33,292
Total debt..............       407       615       651       654       --           -- (17)         476
Total liabilities.......     7,982     8,425     9,728     9,384     7,199          -- (17)       7,245
Net assets to be
 contributed............    25,571    25,637    23,499    21,014    21,377          -- (17)      26,047

                                                   (footnotes on following page)

                  Insight Communications of Central Ohio, LLC
                 (dollars in thousand, except subscriber data)

                                                               For the Period
                                                                August 21, -
                                                               September 30,
                                                               --------------
                                                                 Historical
                                                               --------------
                                                                    1998
                                                                 ---------
Statement of Operations Data:
Revenues......................................................   $   5,225
Operating expenses:
 Service and administrative...................................       2,613
 Management fee...............................................         142
 Depreciation and amortization................................         413
                                                                 ---------
   Total operating expenses...................................       3,168
Operating income..............................................       2,057
 Interest expense, net........................................           5
                                                                 ---------
Net income....................................................       2,052
Accrual of Preferred Interests................................       2,034
                                                                 ---------
Income on common..............................................   $      18
                                                                 =========
Financial Ratios and Other Data:
System Cash Flow(1)...........................................   $   2,612
System Cash Flow margin.......................................        50.0%
Operating Cash Flow(3)........................................       2,470
Adjusted Operating Cash Flow(4)...............................       2,470
Adjusted Operating Cash Flow margin...........................        47.3%
Capital expenditures..........................................         472
Net cash provided by (used in) operating activities...........       3,095
Net cash provided by (used in) investing activities...........        (472)
Net cash provided by (used in) financing activities...........       2,225
Operating Data:
(at end of period, except average and annualized data)
Homes passed(6)...............................................   $ 170,003
Basic subscribers(7)..........................................      90,314
Basic penetration(8)..........................................        53.1%
Premium service units(9)......................................      82,264
Premium penetration(10).......................................        91.5%
Average monthly revenue per basic subscriber(11)..............   $   43.35 (19)
Balance Sheet Data:
(at end of period)
Total assets..................................................   $  39,056
Total debt....................................................         259
Total liabilities and Preferred Interests.....................     182,660
Total members' deficit........................................    (143,604)

                  Notes To Selected Historical and Pro Forma
                         Financial and Operating Data

 (1) Represents Operating Cash Flow (as defined below in Note 3) plus home office expense for periods prior to the System Acquisition, and Operating Cash Flow plus management fees for periods after or which give effect to the System Acquisition. Management believes that System Cash Flow is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, System Cash Flow is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. System Cash Flow, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including the Statements of Cash Flows, included elsewhere in this Prospectus.

 (2) Represents results for the three months ended September 30 multiplied by four.

 (3) Represents net income before depreciation, amortization, severance and transaction structure costs, interest expense, other expenses, and extraordinary item. Management believes that Operating Cash Flow is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, Operating Cash Flow is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. Operating Cash Flow, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including the Statements of Cash Flows included elsewhere in this Prospectus.

 (4) Represents Operating Cash Flow plus launch fees, which are deferred and amortized over the applicable contract period for financial reporting purposes. Adjusted Operating Cash Flow for the nine months ended September 30, 1998 and Annualized Adjusted Operating Cash Flow includes approximately $980,000 of launch fees.

 (5) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) before taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense incurred (including amortization of debt issuance costs) and the estimated interest component of rent expense (approximately one-third). For Phoenix, earnings were inadequate to cover fixed charges by $7.0 million, $7.2 million, $12.4 million, $12.5 million and $12.2 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and by $8.9 million and $9.6 million for the nine months ended September 30, 1997 and 1998, respectively.

 (6) Refers to estimates by management of the approximate number of dwelling units in a particular community that can be connected to the System.

 (7) A home with one or more television sets connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic unit basis in which the total monthly bill for the account is divided by the basic monthly charge for a single outlet in the area.

 (8) Calculated as basic subscribers as a percentage of homes passed.

 (9) Includes only single channel services offered for a monthly fee per channel and does not include tiers of channels offered as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

(10) Calculated as premium service units as a percentage of basic subscribers.

(11) Represents revenues of the System during the respective period divided by the months in the period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such respective period.

(12) Represents Annualized System Cash Flow during the respective period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such respective period.

(13) Represents Annualized Adjusted Operating Cash Flow during the respective period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such respective period.

(14) Management believes that the following adjustments to historical annualized Operating Cash Flow for the three months ended September 30, 1998 are relevant to evaluating the operating performance of the System. These annualized pro forma adjustments reflect: (i) headcount reductions primarily due to duplication within the finance and accounting departments; and (ii) elimination of rent expense due to the contribution of an office building to the System as part of the Contribution Agreement. Management believes these adjustments to be reasonable. In addition, annualized pro forma adjusted Operating Cash Flow reflects a supplemental adjustment for launch fees for Fox News, Great American Country and the Ohio News Network. The System has received launch fees in the past, and management believes it will continue to receive launch fees in the normal course of business. It should be noted that data included in this Note (14) is not computed or determined in accordance with GAAP and should not be considered an alternative to operating income, net income or cash flows which have been determined in accordance with GAAP.

    The following table reflects the effects of these items on historical annualized Operating Cash Flow:

   Historical annualized Operating Cash Flow*......................... $17,888
   Annualized pro forma adjustments:
    Headcount reductions..............................................   1,162
    Elimination of rent expense of contributed property...............     108
                                                                       -------
   Annualized pro forma Operating Cash Flow...........................  19,158
    Launch fees for Fox News, Great American Country and Ohio News
     Network..........................................................     980
                                                                       -------
   Annualized pro forma adjusted Operating Cash Flow.................. $20,138
                                                                       =======

   --------
   * Represents Operating Cash Flow for the three months ended September 30, 1998 multiplied by four.

(15) Represents Adjusted Operating Cash Flow to interest expense on the total debt of the Issuers.

(16) Represents pro forma ratio of earnings to fixed charges for the Issuers. Earnings were inadequate to cover fixed charges by $1.4 million for the period ended September 30, 1998.

(17) On August 21, 1998, the net assets of Central Ohio Cable System Operating Unit were contributed to Insight Ohio.
(18) Calculation adjusted to reflect the period January 1, 1998 through August 21, 1998 being 7.67 months.
(19) Calculation adjusted to reflect the period August 21, 1998 through September 30, 1998 being 1.33 months.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

Acquisition of System by Insight Ohio

  On August 21, 1998, as part of the Financing Plan, Coaxial contributed to Insight Ohio substantially all of the assets comprising the System, and IHO contributed to Insight Ohio $10.0 million in cash. As a result of the Financing Plan, IHO and Coaxial own 75% and 25%, respectively, of the non-voting common membership interests of Insight Ohio. Coaxial also owns 100% of the voting Preferred Interests having distribution priorities which will provide for distributions to Coaxial that will be used to pay interest and principal on the Notes and to pay dividends to the Individual LLCs that will be used to pay interest and principal on the Discount Notes. Distributions by Insight Ohio will be subject to certain financial covenants and other conditions set forth in the Senior Credit Facility. Phoenix has nominal assets. Coaxial's principal assets are non-voting common membership interests and the voting Preferred Interests in Insight Ohio. None of the Issuers conduct any business. The Issuers are dependent upon the cash flow of Insight Ohio to meet their obligations under the Notes. See "Risk Factors--Conditional Guarantees; Structural Subordination" and "The System Acquisition."

  The following discussion relates to the historical operations of the System for the periods indicated. Such historical information reflects the operation and management of the System by Coaxial through August 21, 1998 as set forth in the financial statements of Central Ohio Cable System Operating Unit and does not reflect for such periods any changes in the operation or management of the System that IHO intends to make and is not necessarily indicative of the historical results that would have been achieved had the System been managed and operated by IHO during all of the periods with respect to which financial information is presented in this Prospectus. Such historical information reflects the operation and management of the System by IHO from August 21, 1998 to September 30, 1998 as set forth in the financial statements of Insight Communications of Central Ohio, LLC. The historical operating results of the System presented below, in effect, represent the predecessor operations of Insight Ohio, which was formed for the purpose of acquiring the System. The historical operating results of the System presented below do not reflect the actual results of Coaxial as presented in the financial statements of Coaxial appearing elsewhere in this Prospectus, which also include activities unrelated to the operations of the System. As the Issuers' ability to service the Notes is dependent upon cash generated from the operations of the System, it is more meaningful to compare the historical results of the System, which results appear in the financial statements under the headings "Central Ohio Cable System Operating Unit" and "Insight Communications of Central Ohio, LLC" elsewhere in this Prospectus. See page F-1 in this Prospectus.

  Subsequent to the consummation of the Financing Plan, Insight Ohio is deemed to be a subsidiary of Coaxial and, as such, the financial statements of Insight Ohio are consolidated into the financial statements of Coaxial.

Overview

  Revenues generated by the System are primarily attributable to monthly subscription fees charged to basic subscribers for basic and premium cable television programming services. Basic revenues consist of monthly subscription fees for all services (other than premium programming) as well as monthly charges for customer equipment rental. Premium revenues primarily consist of monthly subscription fees for programming provided on a per channel basis. In addition, other revenues are derived from installation and reconnection fees charged to basic subscribers to commence or discontinue service, pay-per-view charges, late payment fees, franchise fees, advertising revenues and commissions related to the sale of goods by home shopping services.

  System operating expenses consist of service and administrative expenses, home office expenses and depreciation and amortization. Service and administrative expenses include direct costs, such as fees paid to programming suppliers, expenses related to copyright fees, bad debt expense, and franchise and use fees. Programming fees have historically increased at rates in excess of inflation due to increases in the number of programming services offered by the System and improvements in the quality of programming. Service and administrative expenses also include costs attributable to the operation of the System, including wages and salaries and other expenses related to plant operating activities, customer service operations, marketing, billing, advertising sales and video production. Prior to August 21, 1998, service and administrative expenses also included costs attributable to finance and accounting, human resources and other administrative functions. Upon consummation of the Financing Plan, such expenses were replaced by the management fee.

  The System relies on IHO for all of its strategic, managerial, financial and operational oversight and advice. IHO also centrally purchases programming and equipment and provides the associated discounts to the System. In exchange for all such services provided to the System and subject to certain restrictions contained in the covenants with respect to the Senior Credit Facility, the Notes and the Discount Notes, IHO is entitled to receive management fees of 3.0% of gross operating revenues of the System. Such management fee is payable only after distributions have been made in respect of the Preferred Interests and only to the extent that such payment would be permitted by an exception to the restricted payments covenants of the Notes and the Discount Notes as well as the Senior Credit Facility. Such management fee is included in service and administrative expenses. See "Description of the Notes--Certain Covenants-- Limitation on Restricted Payments" and "The System Acquisition."

Competitive Overview

  In 1996, Ameritech, the telephone local exchange carrier for Columbus, obtained a citywide cable television franchise for the City of Columbus. Ameritech began offering cable television service in June 1996 and to date has substantially built its entire citywide franchise, both in the System's service area and in the Time Warner service area on the west side of Columbus. The Time Warner system and the System service virtually distinct areas and therefore do not compete with each other. The overbuild by Ameritech passes approximately 71% of the homes passed by the System (approximately 121,500 homes). Ameritech has cable television franchise applications pending in two surrounding communities covering an additional 2,000 of the System's homes and 1,200 of the System's subscribers.

  Management's strategy to compete with the overbuild has included the following:

  . Management implemented technological upgrades in areas likely to be overbuilt by constructing additional fiber optic cable and creating new nodes. At the present time, the System has constructed 17 distinct "enhanced areas" encompassing all of the overbuilt homes.

  . The effective bandwidth of each enhanced area was increased from 450 MHz to 490 MHz, allowing for more movies, music, news, live sports and exclusive programming such as TV Land and Central Ohio Sport! Television. This brought the standard and premium offerings very close to what Ameritech is able to provide on its newly constructed 750 MHz system.

  . The System developed a packaging and pricing strategy that it believes was seen as a value by customers, providing the System with a competitive advantage over Ameritech.

  . Marketing efforts were expanded in the enhanced areas by increasing the number of promotional video spots targeted specifically to the competitive area advertising the advantages of System service. Mail drops were increased to at least twice monthly in each enhanced area with a constantly changing series of promotional programs.

  The promotions offered to certain of the System's subscribers had a negative impact on operating results. Management believes that the adverse impact of its promotional activities will be reduced in the future as the promotions began expiring in July 1998. Management believes that the System has been effective in competing with Ameritech and maintaining its overall subscriber base. Since the beginning of the overbuild in June 1996, the System's subscriber base has increased from approximately 87,700 to approximately 90,300 as of September 30, 1998. In the overbuild area, the System currently serves approximately 58,000 subscribers. As of September 30, 1998, the System's net loss in the overbuild area has been limited to approximately 2,937 subscribers since Ameritech entered the market as the System has increased penetration from 46.1% to 48.0%.

Results of Operations

 Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

  Revenues for the nine months ended September 30, 1998 were $35.8 million, compared to $36.3 million for the nine months ended September 30, 1997. Revenues from basic, standard and premium services decreased by $1.6 million, or 5.7%, from $28.3 million for the 1997 period to $26.7 million for the 1998 period. This reduction reflects promotional rates offered to certain subscribers in the last half of 1997. As noted above, promotional activities were reduced at the beginning of 1998 but will continue to affect revenues through much of 1998 as the year-long promotion ends and customers are then charged the System's standard rates. The reduction in revenues also reflects the approximately 24,400 additional subscribers on average which were subject to the competitive environment during the nine months ended September 30, 1998, as compared to the same period in 1997. Other revenues increased slightly from $1.2 million to $1.6 million, or 33.3%. Advertising revenues increased from $2.7 million to $3.1 million, or 14.8%.

  Total average monthly revenue per subscriber was $43.68 for the nine months ended September 30, 1998 as compared with $45.46 for the nine months ended September 30, 1997. This decrease reflects the impact of promotional activity which depressed average monthly revenue per subscriber for the nine months by $1.99.

  Service and administrative expenses (including home office expenses and the management fee as described above) increased to $22.9 million for the nine months ended September 30, 1998, compared to $21.4 million for the same period in 1997, an increase of $1.5 million, or 7.0%. Programming expenses increased by 16.5%, from $9.1 million in 1997 to $10.6 million in 1998, reflecting additional channels provided in the competitive areas (as discussed above), an increase in subscribers and annual increases in programming rates. Fees for basic and standard programming increased by $1.1 million, from $4.8 million in 1997 to $5.9 million in 1998, while premium services programming costs increased by $400,000, from $3.5 million in 1997 to $3.9 million in 1998, or 11.4%. Fees for pay-per-view programming decreased by $13,000, or 1.9%. The System was charged home office expenses that include costs incurred by the owners of Coaxial and their direct employees relating to the System including salaries, benefits, legal fees, travel and entertainment, accounting fees and other office expenses. For the nine months ended September 30, 1998, such expenses totaled $1.1 million, a decrease of $181,000, or 13.8%. Upon consummation of the System Acquisition, IHO commenced management services to the System for which it receives a management fee. Service and administrative expenses, which accounted for 66.0% of total revenue for the period ended August 21, accounted for only 52.7% of total revenue from August 21 through the end of the quarter reflecting the System's new cost structure. In particular, programming fees were approximately 16.3% less on a per subscriber basis due to discounts available to the System. In addition, personnel expenses were less by approximately 14.7% due to the elimination of duplicative administrative personnel.

  Severance and transaction structure costs of $4.8 million were incurred for the nine months ended September 30, 1998 as a result of the Financing Plan and the related System Acquisition. These costs consisted of severance costs of $960,000 and professional fees of $3.8 million.

  Depreciation and amortization relating to the System decreased by $332,000, or 8.0%, due primarily to certain franchising costs having become fully amortized.

  The accrual of the Preferred Interests represents the distribution to be made to Coaxial. The amount accrued is equal to the sum of the interest payable on the Notes for the period August 21, 1998 to September 30, 1998 and the interest accreted on the Discount Notes for the same period.

  Net income after the effect of the accrual of the Preferred Interests decreased to $1.8 million for the nine months ended September 30, 1998 from $10.7 million for the nine months ended September 30, 1997 for the reasons set forth above.

 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Revenues for the year ended December 31, 1997 were $48.2 million, compared to $50.4 million for the year ended December 31, 1996, a decrease of $2.2 million, or 4.3%. Basic, standard and premium revenues accounted for nearly all of the decrease, declining from $41.3 million in the 1996 period to $39.2 million in the 1997 period, a decrease of $2.1 million, or 5.1%. This decline in revenue reflects the full impact of the competitive environment for approximately 23,000 subscribers who were overbuilt in the last half of 1996, the addition of approximately 23,000 subscribers to the overbuilt areas during 1997 and the effect of a promotional campaign used to grow subscribers in the last half of 1997. The overall result of the rate reductions and promotional campaign was alleviated by subscriber growth during 1997, from approximately 88,000 at the end of 1996 to approximately 91,900 at year-end 1997, an increase of 4.4%. Other revenue declined by $157,000, or 7.2%, to $2.0 million for 1997, from $2.2 million in 1996, primarily due to installation revenues which were lower due to promotional offerings. Advertising revenues increased to $3.4 million for 1997, from $3.1 million in 1996, an increase of 9.7%.

  Service and administration expenses (including home office) rose to $28.9 million for the year ended December 31, 1997, compared to $26.9 million for the same period in 1996, an increase of 7.4%. Fees for basic and standard programming were $6.4 million in 1997, compared to $4.9 million in 1996, an increase of 30.6%. The increase in programming costs reflected additional services added in the competitive areas, subscriber growth and fee increases. Home office expenses were $1.5 million in 1997, a decrease of $200,000, or 11.8%, from $1.7 million in 1996. The reduction resulted primarily from the elimination of salaries for shareholder officers. In addition to programming costs, other expenses increased from $14.4 million in 1996 to $15.2 million in 1997, an increase of $800,000, or 5.6%. Of this increase, $500,000 occurred in general and administrative and personnel accounts due to increases in benefit costs, legal fees and office rent.

  Depreciation and amortization decreased by $100,000, or 1.8%, to a total of $5.2 million in 1997.

  Interest income and other income (expense) remained relatively consistent for the years ended December 31, 1997 and 1996.

  Net income decreased to $13.9 million for the year ended December 31, 1997 from $17.9 million for the year ended December 31, 1996 for the reasons set forth above.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues for the year ended December 31, 1996 were $50.4 million, compared to $46.8 million for the year ended December 31, 1995, an increase of $3.6 million, or 7.7%. Basic, standard and premium revenues accounted for most of the increase, rising $2.4 million, or 6.2%, from $38.9 million in 1995 to $41.3 million in 1996, due to subscriber growth at a compound annual growth rate ("CAGR") of approximately 2.3% and modest increases in rates. Pay-per-view revenues increased 33.3% to $2.4 million in 1996, compared to $1.8 million in 1995. Advertising revenues rose from $2.8 million in 1995 to $3.1 million in 1996, an increase of 10.7%, and other revenue increased by $285,000 to $2.2 million in 1996.

  Service and administration expenses (including home office) rose to $26.9 million for the year ended December 31, 1996, an increase of $3.3 million, or 14.0%, compared to 1995. Programming fees accounted for 61.0% of this increase, rising from $8.9 million in 1995 to $10.9 million in 1996, an increase of 22.5%. In addition to programming costs, other expenses increased by 8.8% in 1996. Sales and marketing expenses were $1.1 million in 1996, an increase of 27.1%, primarily due to increased campaign costs associated with the beginning of the competitive overbuild. Customer service and collection expenses increased by 13.7% to $1.5 million in 1996 due to higher collection costs and wage increases intended to decrease turnover. Personnel expenses increased by 17.2% to $819,000 in 1996 due to higher benefits costs. Home office expenses were $1.7 million in 1996 and 1995, respectively.

  Depreciation and amortization were $5.3 million in 1996, an increase of $500,000, or 10.6%, compared to 1995, due primarily to increased construction in 1996 associated with the competitive environment.

  Interest income and other income (expense) remained relatively consistent for the years ended December 31, 1996 and 1995.

  Net income decreased to $17.9 million for the year ended December 31, 1996 from $18.2 million for the year ended December 31, 1995 for the reasons set forth above.

Liquidity and Capital Resources

  The cable television business is a capital intensive business that generally requires financing for the upgrade, expansion and maintenance of the technical infrastructure. The capital expenditures of Coaxial relating to the System totaled $5.7 million, $6.0 million and $5.6 million for the years ended December 31, 1995, 1996 and 1997, respectively, and $4.3 million for the nine months ended September 30, 1998. These expenditures were primarily for serving new homes, the rebuild of cable plant, equipment purchases, the upgrade and replacement of service vehicles and routine maintenance and replacement of cable plant and related equipment. Prior to August 21, 1998, the capital expenditures were financed through borrowings under the Chase Credit Facility and cash flows from operations. Subsequent to August 21, 1998, the capital expenditures were financed by cash received from the Financing Plan and cash flows from operations.

  IHO plans to further enhance the technical platform of the System by upgrading the plant serving the majority of subscribers. The capability for high-speed data transmission, impulse pay-per-view, digital tiers of service and additional analog channels is intended to be provided by further deployment of fiber optics, an increase in the bandwidth to 870 MHz, activation of the reverse plant to allow two-way communications and the installation of digital equipment.

  Capital expenditures are expected to approximate $30.0 million over the next 12 months to support not only ongoing plant extensions, new customer additions and maintenance capital, but also to fund an upgrade of a significant portion of the plant to 870 MHz and to activate plant for 2-way transmission, which is necessary to facilitate the deployment of interactive services. It costs approximately $1,500/mile to activate 2-way or reverse plant. IHO expects to complete the upgrade of the plant with 2-way activation within 16 months. IHO had originally planned to rebuild the plant to 750 MHz, but upon further review, decided to expand the plant capacity to 870 MHz. In addition, IHO decided to enlarge the upgrade by approximately 400 miles. The combination of these changes resulted in incremental capital costs of approximately $8.0 million. In September 1998, IHO announced that it would fund the additional costs by an additional infusion of $8.0 million of equity into Insight Ohio.

  The Original Notes Offering was part of the Financing Plan implemented to facilitate the organization of Insight Ohio, the acquisition of the System by Insight Ohio and to provide for the System's liquidity and operational and financial flexibility. Pursuant to the Financing Plan:

  . Coaxial contributed to Insight Ohio substantially all of the assets comprising the System for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as the voting Preferred Interests in Insight Ohio, which provide for distributions to Coaxial that will be used to pay interest and principal on the Notes and to pay dividends to the Individual LLCs that will be used to pay interest and principal on the Discount Notes;

  . IHO contributed $10.0 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio;

  . the Issuers effected the Original Notes Offering;

  . the Discount Notes Issuers effected the Discount Notes Offering; and

  . a portion of the existing bank indebtedness of the Issuers and certain of their affiliates was repaid and the balance was purchased by CIBC and restructured in accordance with an agreement among the parties.

  The gross proceeds received by the Discount Notes Issuers from the Discount Notes Offering were approximately $30.0 million. Proceeds from such private offering were used for the repayment of outstanding indebtedness (approximately $28.9 million). CIBC purchased certain outstanding indebtedness (approximately $136.4 million) of Coaxial and Phoenix and restructured that debt in accordance with the Financing Plan. CIBC funded such purchase with proceeds from the Original Notes Offering. The remaining proceeds from the Original Notes Offering and the Discount Notes Offering and the $10.0 million cash contribution from IHO were used for working capital (approximately $2.9 million), deferred compensation and severance payments (approximately $3.0 million) and fees and expenses (approximately $8.8 million). See "Use of Proceeds."

  Insight Ohio entered into the Senior Credit Facility on October 7, 1998 with Canadian Imperial Bank of Commerce (which is an affiliate of CIBC), as agent ("Canadian Imperial Bank"), for the purpose of financing its future capital expenditures and for working capital and general purposes, including the planned upgrade of the System's technical capability, as discussed above. The Senior Credit Facility is a six-year $25 million reducing revolving credit facility. To date, no borrowings have been made under the Senior Credit Facility and $25 million remains available for borrowing. See "Description of Certain Indebtedness--Senior Credit Facility."

  The Issuers expect to make interest payments on the Notes from funds distributed to Coaxial in respect of the Series A Preferred Interests in Insight Ohio to the extent permitted under the terms of the Senior Credit Facility. Insight Ohio accrues preferred dividends in respect of the Series A Preferred Interests in amounts necessary to make payments under the Notes. See "The System Acquisition," "Description of Governing Documents" and "Description of Certain Indebtedness--Senior Credit Facility."

  Insight Ohio's obligations under the Senior Credit Facility are secured by substantially all the tangible and intangible assets of Insight Ohio. Loans under the Senior Credit Facility bear interest, at Insight Ohio's option, at Canadian Imperial Bank's prime rate or at a Eurodollar rate. In addition to the index rates, Insight Ohio pays an additional margin percentage tied to its ratio of total debt to adjusted annualized operating cash flow, in the case of prime rate loans, 0.75% or, if under a 5:1 ratio, 0.25%; and in the case of Eurodollar loans, 2.0% or, if under a 5:1 ratio, 1.5%.

  The Senior Credit Facility contains a number of covenants that, among other things, restricts the ability of Insight Ohio and its subsidiaries to make capital expenditures, dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends or make capital distributions, including distributions on the Preferred Interests that are required to pay the Notes and the Discount Notes in the event of a payment default under the Senior Credit Facility, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict certain activities. In addition, the Senior Credit Facility requires compliance with certain financial ratios, including with respect to total leverage, interest coverage and pro forma debt service coverage. Management does not expect that such covenants will materially impact the ability of Insight Ohio to operate its business.

  The Indenture and the Discount Notes Indenture impose (i) restrictions, that, among other things, limit the amount of additional indebtedness that may be incurred by the Issuers and their subsidiaries (including Insight Ohio) and
(ii) limitations on, among other things, investments, loans and other payments, certain transactions with affiliates and certain mergers and acquisitions.

  The ability of Insight Ohio to comply with the covenants and restrictions of the Indenture, the Discount Notes Indenture and the Senior Credit Facility can be affected by events beyond its control, and there can be no assurance that Insight Ohio will achieve operating results that would permit compliance with such provisions. The breach of certain provisions of the Senior Credit Facility would, under certain circumstances, result in defaults thereunder, permitting the lenders thereunder to prevent distributions with respect to the Preferred Interests and to accelerate the indebtedness thereunder. If Insight Ohio were unable to repay the amounts due in respect of the Senior Credit Facility, the lenders thereunder could foreclose upon the assets pledged to secure such repayment. Any of such events would adversely affect the ability of the Issuers to service the Notes or comply with the redemption provisions of the Series A Preferred Interests.

  Cash provided by operations for the nine months ended September 30, 1998 was $9.5 million compared to $14.2 million for the same period in 1997. This decrease in the System's net cash flow from operations is primarily the result of a decrease in net income from the continued effects of competition.

  The System used cash in investing activities for the nine months ended September 30, 1998 and 1997 of $4.3 million and $3.5 million, respectively. For the nine months ended September 30, 1998 and 1997, the System had capital expenditures of $4.3 million and $3.5 million, respectively, to build plant and purchase equipment needed to service customers.

  Cash provided by financing activities, excluding activities not included in net assets to be contributed, for the nine months ended September 30, 1998 and 1997 was $1.7 million. Cash provided by financing activities was primarily generated from the issuance of the Senior Notes and the $10 million contribution by IHO which was subsequently offset by approximately $8.1 million of capital distributions to Coaxial. For the nine months ended September 30, 1997, cash used in financing activities, excluding activities not included in net assets to be contributed, was $196,000. This cash was used primarily for capital lease payments.

  Cash provided by operations for the year ended December 31, 1997 was $19.5 million compared to $22.0 million for the same period in 1996. This decrease in the System's net cash flow from operations was primarily the result of a decrease in net income from the effects of competition. This decrease was offset by better management of subscriber receivables and accrued liabilities.

  The System's cash used in investing activities for the year ended December 31, 1997 and 1996 was flat at $5.6 million and $5.7 million, respectively. The System continued to use capital expenditures to build plant and purchase equipment for subscriber acquisition. Capital expenditures were $5.6 million for the year ended December 31, 1997 compared to $6.0 million for the year ended December 31, 1996.

  Cash used in financing activities for the years ended December 31, 1997 and 1996 was $14.2 million and $16.0 million, respectively. Cash used for financing activities was primarily used by the System for lending to related parties.

  Management anticipates that cash flows from operations, together with the $8.0 million infusion by IHO and amounts available under the Senior Credit Facility, will be sufficient to finance the operating requirements of the System, debt service requirements, distributions on the Preferred Interests and anticipated capital expenditures for the next five years.

Inflation and Changing Prices

  The System's costs and expenses are subject to inflation and price fluctuations. Although changes in costs can be passed through to subscribers, such changes may be constrained by competition. Management does not expect inflation to have a material effect on the System's results of operations.

Year 2000

  The Year 2000 ("Y2K") will pose a unique set of challenges to those industries reliant on information technology. As a result of the methods employed by early programmers, many software applications and operational programs may be unable to distinguish the Year 2000 from the Year 1900. If not effectively addressed, this problem could result in the production of inaccurate data, or, in the worst cases, the inability of the systems to continue to function altogether. Insight Ohio and other companies in the same business are vulnerable to their dependence on distribution and communications systems.

  Insight Ohio's greatest Y2K exposure is presented by its third party billing system which is responsible for mailing monthly bills to customers and maintaining customer data. Insight Ohio has recently implemented the Convergys billing system. Convergys has informed Insight Ohio that testing of the billing system will be completed by the first quarter of 1999.

  Management believes that the remaining systems of Insight Ohio will be fully Y2K compliant by the end of the third quarter of 1999. Insight Ohio has completed an inventory of all areas which are at risk and is in the process of replacing and upgrading all equipment and software as needed. Due to Insight's affiliation with TeleCommunications, Inc. ("TCI"), Insight Ohio is a member of TCI's Y2K task force. This allows Insight Ohio access to TCI's extensive database which details various vendors', suppliers' and programmers' Y2K compliance. Management estimates that the total cumulative costs relating to its efforts to make its systems Y2K compliant will be approximately $120,000, of which $20,000 has been incurred as of September 30, 1998.

  Management believes that the expenditures required to bring Insight Ohio's systems into compliance will not have a materially adverse effect on Insight Ohio's performance. However, the Y2K problem is pervasive and complex and can potentially affect any computer process. Accordingly, no assurance can be given that Y2K compliance can be achieved without additional unanticipated expenditures and uncertainties that might affect future financial results.

  Moreover, to operate its business, Insight Ohio relies on governmental agencies, utility companies, telecommunications companies, shipping companies, suppliers and other third party service providers over which it can assert little control. Insight Ohio's ability to conduct its business is dependent upon the ability of these third parties to avoid Y2K related disruptions. Insight Ohio is in the process of contacting its third party service providers about their Y2K readiness, but Insight Ohio has not yet received any assurances from any such third parties about their Y2K compliance. If Insight Ohio's key third party service providers do not adequately address their Y2K issues, Insight Ohio's business may be materially affected, which could result in a materially adverse effect on Insight Ohio's results of operations and financial condition.

  Insight Ohio has not, as of the date of this Prospectus, developed any contingency plans, as such plans will depend on the responses from its third party service providers, in the event Insight Ohio or any key third party providers should fail to become Y2K compliant.

                                   BUSINESS

The System

  Coaxial and Phoenix are private entities, which are each owned indirectly by Barry Silverstein (67.5%), Dennis J. McGillicuddy (22.5%) and D. Stevens McVoy (10%). Since 1970, Coaxial has owned and operated a cable television system in the Columbus, Ohio metropolitan area. Recently, Coaxial determined that it was in the best interests of its principals and customers to seek strategic alternatives for the System, including creating a partnership with a larger MSO or selling the System in order to better position the System for future growth. The principals believed that a larger entity with broad financial resources, purchasing efficiencies and management depth would better serve the System toward the development of new and expanded technology and services.

  Consequently, Insight Ohio was formed for the purpose of acquiring Coaxial's cable television system in the Columbus, Ohio metropolitan area. As a result of the Financing Plan, IHO owns 75% of the common membership interests of Insight Ohio. IHO manages the operations of the System and has effective control over its business. As a result of the Financing Plan, Coaxial owns a 25% common membership interest in Insight Ohio and 100% of the voting Preferred Interests.

  As of September 30, 1998, the System passed approximately 170,000 homes and served approximately 90,300 basic subscribers in the eastern portion of the City of Columbus and the surrounding suburban communities. Columbus, located in the 34th largest designated market area ("DMA") in the United States, is the capital of Ohio and home of The Ohio State University. In addition to the state government and university, the Columbus economy is well diversified with a significant presence of prominent companies such as The Limited, Merck, Wendy's, Nationwide Insurance, Borden and Worthington Industries. The area's strong economy provides for a well-paid employment base with an unemployment rate of 2.9%. The average household income of the System's service area is approximately $51,000 per year.

  Portions of the System operate in a competitive environment. Subscribers in those areas have access to two wired cable television providers--the System and Ameritech's cable subsidiary, Ameritech New Media--as well as DBS systems and MMDS systems. The areas of the System served by two wireline operators pass approximately 121,500 homes, representing 71% of the System's total homes passed. Even in this competitive environment, the System's basic subscribers increased from approximately 86,000 at the end of 1995, prior to Ameritech's entry into the marketplace, to approximately 90,300 as of September 30, 1998, a CAGR of 2.3%.

  Offsetting some of the impact of competition, the System enjoys a high level of population growth in the suburban communities east of Columbus. Over the past three years, more than 15,800 homes passed have been added to the System through new plant extensions, primarily in new housing developments. This represents a 3.0% CAGR of homes passed for the System, which Management believes is one of the highest levels in the cable television industry for a major cable system.

  IHO expects in the near future to upgrade the technical capability of the System by increasing its bandwidth to 870 MHz. Currently, the System has approximately 800 miles of 490 MHz plant and approximately 1,700 miles of 468 MHz plant. There also are approximately 175 miles of fiber optic cable deployed in the System (approximately 7.3% of total cable miles). The increase in bandwidth will allow the System to deliver new services such as digital cable, high-speed Internet connections, two-way data, and other telecommunications services.

  The System has developed an award winning local-origination and production team which has created a firm foundation for its position in the community as a "good citizen." An impressive list of awards has further enhanced the System's strong local presence, including:

  . 1997 OCTA Image Award: System Marketing

  . 1997 OCTA Image Award: Advertising

  . 1997 OCTA Image Award: Sports Programming

  . 1996 Pinnacle Award: Women In Cable & Telecommunications

  . 1996 OCTA Image Award: Best Overall Commitment to the Community

  . 1996 OCTA Image Award: Excellence in Local Programming

  . 1996 OCTA Image Award: Excellence Community Service

  . 1996 OCTA Image Award: Sports Programming

  . 1996 OCTA Image Award: Advertising

  . 1996 ESPN Coaches Corner: Advertising Sales Team of the Year

  . 1996 CAB Individual Sales Achievement Award

The Manager

  Insight is one of the top 20 multiple system operators ("MSOs") in the United States based on the number of subscribers served. For the past five years, Insight's largely suburban properties have resulted in average growth rates for homes passed and subscribers of 4.8% and 5.9%, respectively, among the fastest growth rates achieved in the industry. Insight was co-founded in 1985 by Sidney R. Knafel, Chairman of Insight, and Michael S. Willner, President and Chief Executive Officer of Insight, both of whom have been active in the cable business since the early 1970's. Kim D. Kelly joined Insight in 1990 as Executive Vice President and Chief Financial Officer and recently was named Chief Operating Officer. In addition to many years of conventional cable television experience, Insight's management team has been intimately involved in the development and deployment of full service telecommunications networks. In 1989, through an affiliated entity, Insight Communications Company U.K., L.P., Insight entered the U.K. cable television market, where today modern hybrid fiber-coaxial networks are deployed widely. Messrs. Knafel and Willner remain on the board of NTL, Inc., the publicly traded successor to the Insight U.K. affiliate and one of the three major cable television operators in the competitive U.K. market with franchises covering over five million homes, including pending acquisitions.

  A series of swaps, acquisitions and a joint venture have recently been executed resulting in the current composition of Insight. The largest of these transactions was the equal partnership between Insight and TCI, the largest MSO in the United States, in which, among other things, the two companies contributed most of their Indiana cable systems into a joint venture which Insight manages and controls. Prior to those transactions, as of September 30, 1998, Insight's systems were located in seven states with approximately 65% of the subscribers clustered in Illinois and Indiana. At the conclusion of all of its currently signed transactions, Insight management estimates that Insight owns or manages cable television systems with over 506,000 subscribers in six states with over 90% of the subscribers clustered in Illinois, Indiana and Ohio.

  Insight's relationship with TCI provides Insight with a depth of knowledge and understanding regarding principal and material issues and challenges presently facing the cable television industry. Because of this relationship, Insight has participated in TCI affiliate meetings to discuss important industry topics such as digital technology, new generation converter designs, cable modems, and most recently the impact of the proposed AT&T acquisition of TCI both on TCI's affiliates and on the industry as a whole. Based on such meetings, Insight has indicated that while the AT&T acquisition of TCI will not directly impact Insight Ohio or the System, AT&T has expressed an interest in working with TCI's affiliates, not only in affiliated systems, but in other systems owned by the affiliates in areas such as co-marketing telecommunications services.

The Insight Systems

 The following table summarizes certain historical data relating to the cable television systems operated by Insight during the five years ended December 31, 1997. Since there were no material acquisitions or divestitures of cable systems during the period, the results depicted reflect only internal changes, year-to-year:


                                               %                 %                %                %     Four year
                            1993     1994    Change    1995    Change   1996    Change  1997(1)  Change    CAGR
                          --------  -------  ------   -------  ------ --------  ------  -------  ------  ---------
Homes passed............   277,588  291,305    4.9%   304,261    4.4%  320,713    5.4%  335,347    4.6%      4.8%
Basic subscribers.......   142,327  153,523    7.9%   163,923    6.8%  171,164    4.4%  179,043    4.6%      5.9%
Basic penetration.......      51.3%    52.7%   2.8%      53.9%   2.2%     53.4%  (0.9)%    53.4%   0.0%      1.0%
Revenue(2) ($000).......  $ 51,009  $52,820    3.6%   $54,108    2.4% $ 61,839   14.3%  $67,513    9.2%      7.3%
Operating Cash Flow
 ($000).................  $ 24,456  $25,645    4.9%   $28,115    9.6% $ 31,003   10.3%  $34,090   10.0%      8.7%
Operating Income($000)..  $  4,616  $10,996  138.2%   $14,178   28.9% $ 15,309    8.0%  $16,598    8.4%     45.9%
Net Income
 (Loss)($000)...........  $(15,999) $(5,670)  64.6%   $(4,601)  18.9% $ (2,815)  38.8%  $ 6,469  329.8%    113.0%
Average revenue per
 subscriber.............  $  30.89  $ 29.93   (3.1)%  $ 30.10    0.6% $  30.87    2.6%  $ 32.01    3.7%      0.9%
Operating Cash Flow
 margin.................      47.9%    48.6%   1.3%      52.0%   7.0%     50.1%  (3.5)%    50.5%   0.7%      1.3%

--------
(1) For presentation purposes, 1997 data does not reflect the swap of Insight's systems in Phoenix, Arizona for systems in Lafayette, Indiana, which occurred on December 15, 1997.
(2) Revenue excludes franchise fees effective September 1, 1993.

  The table illustrates Insight's success in acquiring high-growth cable television systems in growing markets. From 1993 to 1997, the CAGR for homes passed and basic subscribers was 4.8% and 5.9%, respectively. During 1994, when the effect of the re-regulation of the cable industry impacted the financial statements of the companies, Insight's revenue-per-subscriber was reduced by over 3%. However, unlike most of the industry, Operating Cash Flow still increased by nearly 5%.

Insight Business Strategy

  Two years ago, Insight initiated a strategic plan designed to augment its core business of delivering multi-channel video. The strategy calls for:

  . the upgrade of plant to a minimum of 750 MHz hybrid fiber-coaxial platforms from which to deploy new value-added services such as high-speed data access, digital video and telephony services;

  . the reconfiguration of existing systems in a series of swaps to achieve subscriber clusters with a strong market presence; and

  . an acquisition plan focused on markets with attractive demographics and a high ratio of subscribers to headends.

  The acquisition of the System by Insight Ohio is an integral part of Insight's long-term business strategy. The System has a strong market presence in a state capital and academic center with a diverse, growing economy. All of the System's subscribers are served from a single headend allowing for efficient capital deployment for new services.

System Operating Strategy

  The System fits the profile of cable television systems that Insight seeks to own and operate. The System is large enough to have a significant market presence and all subscribers are serviced from one headend. In addition, Columbus is geographically proximate to other Insight cable systems with a subscriber universe having the type of demographic profile that Insight believes will widely accept new telecommunications offerings. IHO intends to aggressively implement Insight's upgrade strategy in Columbus.

  During the first year after the System Acquisition, Management expects to increase the System's channel capacity in order to broaden its core analog service offerings. Management also expects to increase revenues as the System upgrade is completed by adding new services such as digital cable, high-speed modems and other newly developing telecommunications services. Insight already has a national affiliation agreement with @Home to provide high-speed Internet connections over its cable television system infrastructure. Management either will extend that agreement to the System or will affiliate the System with Time Warner's Road Runner Internet service which is presently available in Time Warner's Columbus cable system.

  With respect to programming, Management believes it can effectively repackage the channel offerings to more advantageously compete without reducing revenue per subscriber. Management's strategy is to compete in the marketplace with its exclusive local programming, higher quality local service and increased new technology offerings as opposed to promotional discounts.

  Due to its relationship with MediaOne (formerly Continental Cablevision), Insight will provide programming discounts to the System through November 1999. After such date, Insight believes that through its strategic alliances with other major MSOs, utilizing programming cooperatives or through its own purchasing power, it will be able to continue to obtain programming for the System at a cost lower than that presently available to Coaxial. Management also plans to implement additional cost savings measures, including specific employee reductions.

Overbuild

  In 1996, Ameritech, the telephone local exchange carrier for Columbus, obtained a citywide cable television franchise for the City of Columbus. Ameritech began offering cable television service in June 1996 and to date has substantially built its entire citywide franchise, both in the System's service area and in the Time Warner service area on the west side of Columbus. The Time Warner system and the System service virtually distinct areas and therefore do not compete with each other. The overbuild by Ameritech passes approximately 71% of the homes passed by the System (approximately 121,500 homes). Ameritech has cable television franchise applications pending in two surrounding communities covering an additional 2,000 of the System's homes and 1,200 of the System's subscribers.

  Coaxial's strategy to compete with the overbuild has included the following:

  . selectively constructing fiber optic cable deeper into the overbuild area to create additional channel capacity;

  . adding more movies, music, news, live sports and exclusive programming such as TV Land and Central Ohio Sport! Television on the higher bandwidth;

  . decreasing the System's standard rate to be slightly below that offered by Ameritech;

  . repackaging the System's pay services and selectively using promotions;

  . significantly increasing the use of focused target marketing; and

  . stressing local customer service.

  The promotions offered to certain of the System's subscribers had a negative impact on operating results. Management believes that the adverse impact of its promotional activities will be reduced as the level of promotional activity has abated since mid-year.

  Management believes that the System has been effective in competing with Ameritech and maintaining its overall subscriber base. Since the beginning of the overbuild in June 1996, the System's subscriber base has increased from approximately 87,700 to approximately 90,300 as of September 30, 1998. In the overbuild area, the System currently serves approximately 58,000 subscribers. As of September 30, 1998, the System's net loss in the overbuild area has been limited to approximately 2,937 subscribers since Ameritech entered the market as the System has increased penetration from 46.1% to 48.0%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Competitive Overview."

Technological Developments

  Management believes that in order to achieve consistently high levels of customer service, maintain a strong competitive posture and deploy important new technologies, a robust technical platform needs to be maintained. Presently the System is comprised of approximately 2,500 miles of plant passing approximately 170,000 homes resulting in a density of 68 homes per mile. Approximately 32% of the plant has been expanded to 490 MHz and approximately 68% is built at 468 MHz. The System is 100% addressable, with approximately 86% of the basic subscribers having addressable converters.

  The System's deployment of fiber optic cable began in 1989. Its use was originally for two main purposes: to improve end-of-the-line performance and to increase reach for service of areas as yet uncabled. In addition, the fiber program created a redundant network allowing for automatic backup in case of system failure. Presently, 72 nodes are active, allowing for narrow casting and differentiation of channel lineups from the single headend.

  A direct result of this fiber-rich platform is an improvement in picture quality, and the impact of System outages has been diminished because outages impact much smaller areas (especially in terms of commercial power problems). The System now has the capability to run four separate lineups from a single headend and has the ability to narrow-cast in terms of cross-channel advertisement and zone areas for commercial insertion. In addition, this platform will allow for the roll out of future new revenue streams such as high-speed data, Internet access and interactive services. A self-healing ring is also in place that feeds the optical transition hub building to prevent catastrophic failure in all associated areas. Internet high-speed data services were launched in May 1998.

  IHO plans to further enhance the technical platform of the System by upgrading the plant serving the majority of subscribers. The capability for high-speed data transmission, impulse pay-per-view, digital tiers of service and additional analog channels is intended to be provided by further deployment of fiber optics, an increase in the bandwidth to 870 MHz, activation of the reverse plant to allow two-way communications and the installation of digital equipment.

  All of the System's basic subscribers currently have access to addressable technology and approximately 86% have addressable converters in their homes. Addressable technology enables the System to electronically control the cable television services being delivered to the customer's home. As a result, the System can electronically upgrade or downgrade services to a customer immediately, from its customer service center, without the delay or expense associated with dispatching a technician to the customer's home. Addressable technology also reduces premium service theft, is an effective enforcement tool in the collection of delinquent payments and enables the System to offer pay-per-view services, including movies and special events.

  Management believes that active use of fiber optic technology as an alternative to coaxial cable is expected to play a major role in expanding channel capacity and improving the performance of the System. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. The System will continue to deploy fiber optic cable further reducing amplifier cascades while improving picture quality and system reliability.

  Recently, high-speed cable modems and set-top boxes using digital compression technology have become commercially viable. These developments allow for the introduction of high-speed data services and Internet access and will increase the programming services available to customers. Digital compression technology provides for a significant expansion of channel capacity with up to 12 digital channels to be carried in the bandwidth of one analog channel. Insight has experimented with 3Com cable modems in its Noblesville, Indiana system and plans to deploy a high-speed Internet service in some systems before the end of 1998. Insight has a national affiliation agreement with @Home, the largest high-speed Internet cable service. Management intends to install two-way capability in the System rebuild and a wide-spread rollout is planned for 1999.

Marketing, Programming and Rates

 Marketing

  The System's marketing programs and campaigns are based upon offering a variety of cable services creatively packaged and tailored to appeal to its different markets and to segments within its markets. The System surveys its customer base to ensure that it is meeting the demands of its customers and stays abreast of its competition in order to effectively counter competitors' promotional campaigns. The System uses a coordinated array of marketing techniques to attract and retain customers and to increase premium service penetration, including door-to-door and direct mail solicitation, telemarketing, media advertising, local promotional events typically sponsored by programming services and cross-channel promotion of new services and pay-per-view. Using a skilled team of marketing professionals, the System has competed by supporting an innovative variety of marketing activities, including the following:

  Promotion. The System's marketing team functions as an in-house ad agency handling graphic design, art direction, television scripting and radio scripting at significant savings over outside agencies. Using state-of-the-art software packages, the marketing team is able to produce direct mail, video, print and collateral marketing materials in-house. In addition, sophisticated in-house capabilities allow for the quick and inexpensive production of promotional and competitive educational spots to air on any of 20 channels for which the System has inserted advertising spots. Management zones the System's service areas into two regions: competitive and non-competitive. This zoning provides separate and distinct channel line-ups to subscribers in the competitive and non-competitive regions of the System. The System also has its CableData homes passed database zoned similarly. This provides a significant advantage by delivering a customized "competitive" message to only those subscribers in the zoned competitive area. The System has run an average of 15,000 marketing commercials per month, fully utilizing any unsold advertising spots.

  Telemarketing. The System's in-house telemarketing operation consists of an eight-person team including a supervisor and an order-entry person. A Telecorp predictive dialer is used which allows the telemarketing group to achieve better sales calls results. The telemarketing group also collects customer surveys and provides additional phone capacity to customer service representatives during peak periods such as heavy media campaigns.

  Guide. The System produces a 200-page monthly programming guide. The guide features extensive custom features including the cover, pay-per-view, sports calendars, VCR+ Codes and a 16-page advertiser supported coupon section. The guide also gives the System a vehicle to provide subscriber notifications and any technical information that is traditionally delivered via more expensive bill inserts or direct mail. It is also customized and zoned to competitive and non-competitive areas. The guide is profitable with a 68% penetration.

  Market Analysis. The System employs a full-time marketing analyst and utilizes a wide variety of software programs, including Paradox and Claritas Prism Cluster Coding. This support function supplies analysis and reporting capabilities not normally available within cable industry MIS operations that are traditionally supported by billing systems. This type of market analysis is particularly effective in tracking competitive activity and promotional offers in the overbuild areas.

  Apartment Management. Approximately 36% of the System's subscribers reside in apartment housing units or Multiple Dwelling Units ("MDUs"). Management believes that in a competitive environment, the management of the MDU market and the apartment owners will grow in importance. The apartment group provides support for the entire MDU customer base. The group works with apartment managers throughout the System to manage move-in and move-out lists in an effort to maximize penetration within the market. It has developed strong working relationships with key apartment owners and managers and is an active member in The Greater Columbus Apartment Association. As of September 30, 1998, the group had executed exclusive contracts with apartment complexes representing 26,000 of the System's homes passed, providing a significant competitive advantage in the overbuilt market.

  Network Spot Sales. In addition to customer fees, the System derives a modest amount of revenue from the sale of local spot advertising time on locally originated and satellite-delivered programming. The advertising sales operation currently inserts advertising spots on the following 20 channels:
A&E, BET, Comedy Central, CNN, Discovery, ESPN, ESPN-2, Fox Family Channel, Fox Sports, Golf, Headline News, Home & Garden, Lifetime, MTV, Nickelodeon, TBS, TNN, TNT, TV Land and USA. The System utilizes digital insertion technology supplied by SeaChange Digital. As a result of the latest insertion equipment and an experienced and talented advertising team, the System generates approximately $36.00 of total advertising revenue per subscriber on an annual basis, placing it near the top of the industry in spot sales revenue.

  Home Shopping. The System also derives a modest amount of revenue from affiliations with home shopping services (which offer merchandise for sale to customers and compensate system operators with a percentage of their sales receipts). Utilizing two full-time networks and one part-time network, the System generated home shopping revenues of $3.95 per subscriber in 1997.

  Other Advertising Sales. The System has also developed a classified channel designed both to attract new advertising clients as well as to create value-added programs which enhance subscriber satisfaction. Among the System's programming are several real estate programs, a career search program, leased access and a membership marketing program called "Cable Saver" which offers discounts at local merchants to subscribers, thus helping subscribers partially offset their cable bills. The System expects to generate approximately $7.30 per subscriber on an annual basis from classifieds. When combined with network spot sales, the System's strong advertising business affords it the top spot among MSOs when ranked by gross advertising revenue per basic subscriber.

  Central Ohio Sport! Television. In early 1998, the System teamed up with the local Time Warner cable system to develop a local sports programming package under the brand "Sport!". This exclusive package is not available to Ameritech's cable subscribers. "Sport!" features as its cornerstone 31 Ohio State University games including women's basketball, men's ice hockey, women's volleyball, men's baseball and the annual Spring Football Game. In addition "Sport!" will offer 40 to 50 additional professional, collegiate and high school sporting events on the same exclusive basis.

  Production. The System produces all of the local programming for Central Ohio Sport! Television, as well as other events as varied as harness racing and marching band competitions. The System has a state-of-the-art commercial production facility, including a 1996 mobile production vehicle, electronic field production ("EFP") equipment and an on-line edit suite. The combination of the mobile truck, EFP equipment and the edit suite allow the vast majority of commercial production work to be done in-house at significant cost savings over outside production facilities.

  High Speed Internet Access. In May 1998, the System began offering high-speed Internet access via asymmetrical (telephone return) cable modems under the brand name Coaxial Express. The service is provided in a "turnkey" fashion under an agreement with Frontier Global Center. Customers can download files and information from the Internet at speeds up to 1.5 megabits per second, or 30 to 50 times faster than traditional dial up Internet access services. Customers can upload files and information to the Internet at speeds up to
33.6 kilobits per second. The System currently has approximately 140 subscribers to this service. Ameritech does not offer high speed Internet access in the System's service area, providing the System with a competitive advantage in the Internet access market.

 Programming

  The System has various contracts to obtain basic and premium programming for the System from program suppliers whose compensation is typically based on a fixed fee per customer. Due to its relationship with MediaOne (formerly Continental Cablevision), Insight will provide programming discounts to the System through November 1999. After such date, Insight believes that through its strategic alliances with other major MSOs, utilizing programming cooperatives or through its own purchasing power, it will be able to continue to obtain programming for the System at a cost lower than that presently available to Coaxial.

  Some program suppliers provide volume discount pricing structures or offer marketing support to the System. The System's successful marketing of multiple premium service packages emphasizing customer value enables the System to take advantage of such cost incentives. The System's programming costs are expected to increase in the future due to additional programming being provided to its customers, increased costs to purchase programming, inflationary increases and other factors affecting the cable television industry. The System also has various retransmission consent arrangements with commercial broadcast stations which generally expire in December 1999 and beyond. None of these consents require payment of fees for carriage; however, the System has entered into agreements with certain stations to carry satellite-delivered cable programming which is affiliated with the network carried by those stations. See "Legislation and Regulation."

  The System offers a "basic service tier," consisting of local television channels (network and independent stations) available over-the-air, and local public, governmental and educational access channels. The System offers, for a monthly fee, an expanded basic tier of various satellite-delivered, non-broadcast channels (such as CNN, MTV, USA, ESPN and TNT). In addition to these services, the System provides premium services such as HBO, Cinemax, Showtime, The Movie Channel and Starz!, which are combined in different formats to appeal to the various segments of the viewing audience. These services are satellite-delivered channels consisting principally of feature films, original programming, live sports events, concerts and other special entertainment features, usually presented without commercial interruption. Such premium programming services are offered by the System both on a per-channel basis and as part of premium service packages designed to enhance customer value and to enable the System to take advantage of programming agreements offering cost incentives based on premium service unit growth. Subscribers may subscribe to one or more premium service units. A "premium service unit" is a single premium service for which a subscriber must pay an additional monthly fee in order to receive the service. Management plans to upgrade the System using fiber optic technology, which will allow the System to expand the number of multiplexed premium screens (additional channels such as Showtime 2 and HBO Family) providing greater value for the subscriber. The upgrade will also give the System the ability to use "tiered" packaging strategies for marketing premium services and promoting niche programming services. Management believes that this ability will increase basic and premium penetration as well as revenue per basic subscriber. The System also provides five pay-per-view services purchased from independent suppliers such as Viewer's Choice and Showtime Event Television. These services are satellite-delivered channels, consisting principally of feature films, adult movies, live sporting events, concerts and other special events, usually presented without commercial interruption. Such pay-per-view services are offered by the System on a "per viewing" basis, with subscribers only paying for programs which they select for viewing.

 Rates

  Monthly customer rates for services vary from market to market, primarily according to the amount of programming provided. At September 30, 1998, the System's stated monthly basic service rate for residential customers was $11.47, the System's monthly expanded basic service rates for residential customers ranged from $14.93 to $18.65, and per-channel premium service rates (not including special promotions) ranged from $5.95 to $12.95 per service. At September 30, 1998, because of System promotional offerings, the weighted average revenue (including special promotions) for the System's monthly combined basic and expanded basic service was approximately $25.55.

  A one-time installation fee, which the System may wholly or partially waive during a promotional period, is charged to new customers. The System charges monthly fees for converters and remote control devices. The System also charges administrative fees for delinquent payments for service. Customers are free to discontinue service at any time without additional charge and may be charged a reconnection fee to resume service. Commercial customers, such as hotels, motels and hospitals, are charged negotiated monthly fees and a non-recurring fee for the installation of service. Multiple dwelling unit accounts may be offered a bulk rate in exchange for single-point billing and basic service to all units.

  On February 11, 1997, a Petition for Determination of Effective Competition filed by Coaxial challenging the certification of the City of Columbus was granted by the FCC. This petition effectively revoked the City of Columbus' right to regulate the System's basic cable and equipment rates.

Employees

  As of September 30, 1998, the System employed approximately 185 full-time equivalent employees, none of whom are represented by a union or covered by a collective bargaining agreement. Management believes that its relations with its employees are good. Approximately 50% of the full-time employees have tenure of five years or longer. Although the Columbus area has relatively low unemployment and competition in hiring is intense, Management believes that it will continue to be successful in attracting and retaining highly qualified employees and maintaining good working relationships with its current employees.

Properties

  The System's principal physical assets consist of cable television operating plant and equipment, including signal receiving, encoding and decoding devices, headend and distribution systems and customer house drop equipment for its cable television systems. The signal receiving apparatus includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. The headend, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, is located near the receiving devices. Most basic subscribers of the System utilize converters that can be addressed by sending coded signals from the headend facility over the cable network. See "--Technological Developments" above. The System's distribution system consists primarily of coaxial and fiber optic cables and related electronic equipment.

  The System owns parcels of real property for signal reception sites (one antenna tower and one headend). The System also leases one small office and one hub location. Management believes that its properties, both owned and leased, are in suitable condition adequate for the System's operations.

  The System's cables generally are attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. The physical components of the System require periodic upgrading to improve system performance and capacity.

Customer Service and Community Relations

  The System is dedicated to quality customer service. Plans to make significant system improvements are designed in part to strengthen customer service through greater system reliability and the introduction of new services. Management seeks a high level of customer satisfaction by also employing a well-trained staff of customer service representatives and experienced field technicians.

  Overall, the System employs 54 customer service representatives, an average of one for every 1,672 subscribers, who answer phone calls and handle walk-in traffic. The System utilizes an automated response unit system to track and monitor subscriber calls, which allows customers to perform common functions such as checking account balances, recent payments or scheduled appointments using a touch-tone phone, without talking to a customer service representative. Customers can also use the automated response unit system to instantly upgrade premium services or order pay-per-view movies and events, as well as report service problems. All newly hired customer service representatives and technicians are trained in-house. Programmers and vendors provide training and product updates via representatives who visit the System office on a continual basis. Technicians are on call 24 hours per day, 365 days per year. All on-call technicians are equipped with pagers and two-way radios. During the work day, technicians communicate with the System office via business radios. The majority of re-connects and new connects or drop replacements are performed by in-house personnel. All disconnects are performed in-house.

  In addition, the System is dedicated to fostering strong community relations in the communities served by the System. The System supports local charities and community causes through staged events and promotional campaigns, including Children's Hospital Miracle Network Telethon, the Penny-A-Day for Children Program, strong United Way support and Red Cross Blood Drive donations. The System also installs and provides free cable television service and Internet access to public schools, government buildings and not-for-profit hospitals in its franchise areas. Management believes that its relations with the communities in which the System operates are generally excellent.

Franchises

  Cable television systems are generally operated under non-exclusive franchises granted by local governmental authorities. These franchises typically contain many conditions, such as:

  . time limitations on commencement and completion of construction;

  . conditions of service, including number of channels, types of programming and the provision of free service to schools and certain other public institutions; and

  . the maintenance of insurance and indemnity bonds.

  The provisions of local franchises are subject to federal regulation under the Communications Act. See "Legislation and Regulation."

  The System provides cable television service to residents of 41 governmental jurisdictions. Within each of these governmental jurisdictions, the System operates under authority granted by the local community or the State of Ohio. Actual franchise agreements are maintained with the 28 jurisdictions that possess the legal basis to grant such franchises consistent with federal and state law. These franchises, which are non-exclusive, provide for the payment of fees to the issuing authority. In the System, such franchise fees are passed through directly to the customers. The Cable Acts prohibit franchising authorities from imposing franchise fees in excess of 5% of gross revenue and also permit the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances. See "Legislation and Regulation."

  The majority of the System's basic subscribers are in governmental jurisdictions that require a franchise. The table below groups all of the System's governmental jurisdictions by date of expiration of the authority to operate and presents the approximate number and percentage of basic subscribers for each group as of December 22, 1998.

                                                      Percentage of Percentage of
                                           Number of      Total      Total Basic
Year of Franchise Expiration               Franchises  Franchises    Subscribers
----------------------------               ---------- ------------- -------------
1998 through 2001.........................      8          20%           20%
2002 and thereafter.......................     33          80%           80%
                                              ---         ----          ----
  Total...................................     41         100%          100%
                                              ===         ====          ====

  The Cable Acts provide, among other things, for an orderly franchise renewal process in which franchise renewal will not be unreasonably withheld or, if renewal is denied and the franchising authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. In addition, the Cable Acts established comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. See "Legislation and Regulation."

  Management believes that it generally has good relationships with its franchising communities. The System has never had a franchise revoked or failed to have a franchise renewed. In addition, all of the franchises of the System eligible for renewal have been renewed or extended at or prior to their stated expirations, and no franchise community has refused to consent to a franchise transfer to the System.

The Cable Television Industry

  The cable television industry developed in the United States in the late 1940's and early 1950's in response to the needs of residents in predominantly rural and mountainous areas of the country where the quality of off-air television reception was inadequate due to factors such as topography and remoteness from television broadcast towers. In the late 1960's, cable television systems also developed in small and medium-sized cities and suburban areas that had a limited availability of clear off-air television station signals. All of these markets are regarded within the cable industry as "classic" cable television station markets. In more recent years, cable television systems have been constructed in large urban cities and nearby suburban areas, where good off-air reception from multiple television stations usually is already available, in order to provide the numerous, satellite-delivered channels carried by cable television systems which are not otherwise available via broadcast television reception.

  A cable television system receives television, radio and data signals that are transmitted to the system's headend site by means of off-air antennas, microwave relay systems and satellite earth stations. These signals are then modulated, amplified and distributed, primarily through coaxial, and in some instances, fiber optic cable, to customers who pay a fee for this service. Cable television systems may also originate their own television programming and other information services for distribution through the system. Cable television systems generally are constructed and operated pursuant to non-exclusive franchises or similar licenses granted by local governmental authorities for a specified term of years, generally for extended periods of up to 15 years.

  Cable television systems offer customers various levels (or "tiers") of cable television services consisting of:

  . off-air television signals of local network, independent and educational stations;

  . various satellite-delivered, non-broadcast channels (such as CNN, MTV, USA Network, ESPN and TNT);

  . certain programming originated locally by the cable television system
    (such as public, governmental and educational access programs); and

  . informational displays featuring news, weather, stock market and financial reports and public service announcements.

  For an extra monthly charge, cable television systems also offer premium television services to their customers. These services (such as Home Box Office, Showtime and regional sports networks) are satellite-delivered channels consisting principally of feature films, live sports events, concerts and other special entertainment features, usually presented without commercial interruption.

  A customer generally pays an initial installation charge and fixed monthly fees for basic and premium television services and for other services (such as the rental of converters and remote control devices). Such monthly service fees constitute the primary source of revenue for cable television operators. In addition to customer revenue from these services, cable television operators generate revenue from additional fees paid by customers for pay-per-view programming of movies and special events and from the sale of available advertising spots on advertiser-supported programming. Cable television operators frequently also offer to their customers home shopping services, which pay the systems a share of revenue from sales of products in the systems' service areas. See "--Marketing, Programming and Rates" above.

Competition

  The major source of competition for the System is Ameritech. Ameritech has overbuilt approximately 121,500 homes passed in the System's service areas, or approximately 71% of the total homes in the service territory as of September 30, 1998. See "--Overbuild" above and "Risk Factors--Significant Competition in the Cable Television Industry; Overbuilds."

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable television system is competitive depends, in part, upon that system's ability to provide, at a reasonable price to customers, a greater variety of programming and other communications services than those which are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

  Cable television systems generally operate pursuant to franchises granted on a non-exclusive basis. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable television systems. See "Legislation and Regulation." Well-financed businesses from outside the cable television industry (such as the public utilities that own the poles to which cable is attached) may become competitors for franchises or providers of competing services. Competition from other video service providers exists in areas served by the System. In a number of the franchise areas served by the System, the System faces direct competition from other franchised cable television operators. There can be no assurance, however, that additional cable television systems will not be constructed in other franchise areas of the System.

  Cable television operators also face competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment and office complexes and private residential developments. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered program services offered by franchised cable television systems. SMATV operators often enter into exclusive agreements with building owners or homeowners associations, although some states have enacted laws that authorize franchised cable television operators access to such private complexes. These laws have been challenged in the courts with varying results. In addition, some companies are developing and/or offering to these private residential and commercial developments packages of telephony, data and video services. Under the 1996 Telecom Act, SMATV systems can interconnect non-commonly owned buildings without having to comply with local, state and federal regulatory requirements that are imposed on cable television systems providing similar services, as long as they do not use public rights-of-way. For instance, while a franchised cable television system typically is obligated to extend service to all areas of a community regardless of population density or economic risk, a SMATV system may confine its operation to small areas that are easy to serve and are more likely to be profitable. The System passes over 300 MDU complexes within its service territory and currently has entry agreements, either exclusive or non-exclusive, with complexes totaling approximately 60,000 MDUs. The System currently provides programming to just under 32,000 of these MDUs, or 53.3% of the total MDUs passed. The ability of the System to compete for customers in residential and commercial developments served by SMATV operators is uncertain.

  The FCC has recently allocated a sizable amount of spectrum in the 27 to 31 GHz band for use by a new wireless service, Local Multipoint Distribution Service ("LMDS"), which, among other uses, can deliver over 100 channels of programming directly to consumers' homes. The FCC completed an auction of this spectrum to the public in March 1998, in which the participation of cable television operators and local telephone companies was restricted. The extent to which the winning licensees in this service will use this spectrum in particular regions of the country to deliver multichannel video programming and other services to subscribers, and therefore provide competition to franchised cable television systems, is uncertain at this time.

  Individuals presently have the option to purchase earth stations, which allow the direct reception of satellite-delivered broadcast and non-broadcast program services formerly available only to cable television subscribers. Most satellite-distributed program signals are electronically scrambled so as to permit reception only with authorized decoding equipment for which the consumer must pay a fee. The 1992 Cable Act enhances the right of satellite distributors and other competitors to purchase non-broadcast satellite-delivered programming. The fastest growing method of satellite distribution is by high-powered direct broadcast satellites ("DBS") utilizing video compression technology. This technology has the capability of providing more than 100 channels of programming over a single high-powered DBS satellite with significantly higher capacity available if multiple satellites are placed in the same orbital position. DBS service can be received virtually anywhere in the United States through the installation of a small rooftop or side-mounted antenna. DBS service is presently being heavily marketed on a nationwide basis by three service providers. The 1996 Telecom Act and FCC regulations preempt certain local restrictions on the location and use of DBS and other satellite receiver dishes.

  DBS systems currently have certain advantages over cable television systems with respect to programming and digital quality, as well as disadvantages that include high upfront costs and a lack of local programming, service and equipment distribution. One DBS provider, EchoStar, has announced plans to offer some local signals in a limited number of markets. A review by the U.S. Copyright Office is underway to determine if such offerings are permissible under the copyright law. In addition, legislation has been introduced in Congress to include carriage of local signals by DBS providers under the copyright law. The ability of DBS to deliver local signals would eliminate a significant advantage that cable television operators currently have over DBS providers. The System will magnify its competitive service price points and seek to maintain programming parity with DBS by selectively increasing channel capacities of the System and introducing new premium channels, pay-per-view and other services. Management estimates that there are approximately 5,700 DBS subscribers in its service area. Management believes that DBS erosion will be minimal due to the marketing department's ability to properly educate subscribers regarding pricing and packaging and offering high value-added channel line-ups.

  Cable television systems also compete with wireless program distribution services such as MMDS, which uses low-power microwave frequencies to transmit video programming over the air to customers. Wireless distribution services generally provide many of the programming services provided by cable television systems, and digital compression technology is likely to increase significantly the channel capacity of their systems.

MMDS service requires unobstructed "line of sight" transmission paths. In the majority of the System's franchise service areas, prohibitive topography and "line of sight" access have and are likely to continue to limit competition from MMDS systems. Moreover, in the majority of the System's franchise areas MMDS operators face significant barriers to growth since the lower population densities make these areas less attractive. Management is not aware of any significant MMDS operation currently within its cable television franchise service areas. American Telecasting Inc. ("ATI") is an MMDS operator providing service in the Columbus area and covering most of the System's service areas. The System has run numerous competitive ad campaigns educating consumers regarding the shortfalls of the ATI product, such as the limited number of channels, the massive antennae required and service issues. Management estimates that ATI has built a subscriber base of less than 500 subscribers in the System's service areas.

  Other new technologies, including Internet-based services, may become competitive with services that cable television systems can offer. The 1996 Telecom Act directed the FCC to establish, and the FCC has adopted, regulations and policies for the issuance of licenses for digital television ("DTV") to incumbent television broadcast licensees. DTV is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer or subscription video. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and noncommercial FM stations to use their subcarrier frequencies to provide nonbroadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. LECs and other common carriers provide facilities for the transmission and distribution to homes and businesses of video services, including interactive computer-based services like the Internet, data and other nonvideo services.

  The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act of 1935, as amended. Electric utilities must establish separate subsidiaries known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Due to their financial resources, electric utilities could be formidable competitors to traditional cable television systems.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environments are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry or on the operations of the System.

Legal Proceedings

  There are no material pending legal proceedings to which any of the Issuers or Insight Ohio is a party or to which any of their properties are subject.

                          LEGISLATION AND REGULATION

  The cable television industry is regulated by the FCC, some state governments and the applicable local governments. In addition, various legislative and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past, and may in the future, materially affect the System and the cable television industry. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable television industry and a description of certain state and local laws. Management believes that the regulation of its industry remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on the System.

Federal Legislation

  The principal federal statute governing the cable television industry is the Communications Act. As it affects the cable television industry, the Communications Act has been significantly amended on three occasions, by the 1984 Cable Act, the 1992 Cable Act and the 1996 Telecom Act. The 1996 Telecom Act altered the regulatory structure governing the nation's telecommunications providers. It removed barriers to competition in both the cable television market and the local telephone market. Among other things, it also reduced the scope of cable rate regulation. In addition, the 1996 Telecom Act required the FCC to undertake a host of rulemakings to implement the 1996 Telecom Act, the final outcome of which cannot yet be determined.

Federal Regulation

  The FCC, the principal federal regulatory agency with jurisdiction over cable television, has adopted regulations covering such areas as cross-ownership between cable television systems and other communications businesses, carriage of television broadcast programming, cable rates, consumer protection and customer service, leased access, indecent programming, programmer access to cable television systems, programming agreements, technical standards, consumer electronics equipment compatibility, ownership of home wiring, program exclusivity, equal employment opportunity, consumer education and lockbox enforcement, origination cablecasting and sponsorship identification, children's programming, signal leakage and frequency use, maintenance of various records, and antenna structure notification, marking and lighting. The FCC has the authority to enforce these regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. A brief summary of certain of these federal regulations as adopted to date follows.

 Rate Regulation

  The 1984 Cable Act codified existing FCC preemption of rate regulation for premium channels and optional nonbasic program tiers. The 1984 Cable Act also deregulated basic cable rates for cable television systems determined by the FCC to be subject to effective competition. The 1992 Cable Act substantially changed the previous statutory and FCC rate regulation standards. The 1992 Cable Act replaced the FCC's old standard for determining effective competition, under which most cable television systems were not subject to rate regulation, with a statutory provision that resulted in nearly all cable television systems becoming subject to rate regulation of basic service. The 1996 Telecom Act expands the definition of effective competition to cover situations where a local telephone company or its affiliate, or any multichannel video provider using telephone company facilities, offers comparable video service by any means except DBS. Satisfaction of this test deregulates both basic and nonbasic tiers. Additionally, the 1992 Cable Act required the FCC to adopt a formula for franchising authorities to assure that basic cable rates are reasonable; allowed the FCC to review rates for cable programming service tiers ("CPST") (other than per-channel or per-program services) in response to complaints filed by franchising authorities and/or cable customers; prohibited cable television systems from requiring basic subscribers to purchase service tiers above basic service in order to purchase premium services if the system is technically capable of doing so; required the FCC to adopt regulations to establish, on the basis of actual costs, the price for installation of cable service, remote controls, converter boxes and additional outlets; and allowed the FCC to impose restrictions on the retiering and rearrangement of cable services under certain limited circumstances. The 1996 Telecom Act limits the class of complainants regarding CPST rates to franchising authorities only, after first receiving two rate complaints from local basic subscribers, and ends FCC regulation of CPST rates immediately for small systems owned by small cable operators and on March 31, 1999 for all other cable television systems. The System is not a "small cable operator" under the 1996 Telecom Act.

  The FCC's implementing regulations contain standards for the regulation of basic service and CPST rates (other than per-channel or per-program services). Local franchising authorities and the FCC, respectively, are empowered to order a reduction of existing rates which exceed the maximum permitted level for either basic and CPST services and associated equipment, and refunds can be required. The FCC adopted a benchmark price cap system for measuring the reasonableness of existing basic service and CPST rates. Alternatively, cable operators have the opportunity to make cost-of-service showings which, in some cases, may justify rates above the applicable benchmarks. The rules also require that charges for cable-related equipment (e.g., converter boxes and remote control devices) and installation services be unbundled from the provision of cable service and based upon actual costs plus a reasonable profit. The regulations also provide that future rate increases may not exceed an inflation-indexed amount, plus increases in certain costs beyond the cable operator's control, such as taxes, franchise fees and increased programming costs. Cost-based adjustments to these capped rates can also be made in the event a cable television operator adds or deletes channels. In addition, new product tiers consisting of services new to the cable television system can be created free of rate regulation as long as certain conditions are met, such as not moving services from existing tiers to the new tier. There is also a streamlined cost-of-service methodology available to justify a rate increase on basic and regulated CPST tiers for "significant" system rebuilds or upgrades.

  As a further alternative, in 1995 the FCC adopted a simplified cost-of-service methodology which can be used by "small cable systems" owned by "small cable companies" (the "small system rules"). A "small system" is defined as a cable television system which has, on a headend basis, 15,000 or fewer basic subscribers. A "small cable company" is defined as an entity serving a total of 400,000 or fewer basic subscribers that is not affiliated with a larger cable television company (i.e., a larger cable television company does not own more than a 20 percent equity share or exercise de jure control). This small system rate-setting methodology almost always results in rates which exceed those produced by the cost-of-service rules applicable to larger cable television operators. Once the initial rates are set they can be adjusted periodically for inflation and external cost changes as described above. When an eligible "small system" grows larger than 15,000 basic subscribers, it can maintain its then current rates but it cannot increase its rates in the normal course until an increase would be warranted under the rules applicable to systems that have more than 15,000 subscribers. When a "small cable company" grows larger than 400,000 basic subscribers, the qualified systems it then owns will not lose their small system eligibility. If a small cable company sells a qualified system, or if the company itself is sold, the qualified systems retain that status even if the acquiring company is not a small cable company. The System was a "small cable company" prior to the October 30, 1998 consummation by Insight of the TCI transaction but it no longer enjoys this status.

  On February 11, 1997, a Petition for Determination of Effective Competition filed by Coaxial challenging the certification of the City of Columbus was granted by the FCC. This petition revoked the City of Columbus' right to regulate the System's basic cable and equipment rates, and the FCC's right to regulate the System's CPST rates.

  Finally, there are regulations which require cable television systems to permit customers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the cable television system is technically incapable of doing so. Generally, this exemption from compliance with the statute for cable television systems that do not have such technical capability is available until a cable television system obtains the capability, but not later than December 2002.

 Carriage of Broadcast Television Signals

  The 1992 Cable Act contains signal carriage requirements which allow commercial television broadcast stations that are "local" to a cable television system (i.e., the system is located in the station's Area of Dominant Influence) to elect every three years whether to require the cable television system to carry the station, subject to certain exceptions, or whether the cable television system will have to negotiate for "retransmission consent" to carry the station. The next election between must-carry and retransmission consent will be October 1, 1999. A cable television system is generally required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to mandatory carriage requirements or retransmission consent requirements of the 1992 Cable Act. Local non-commercial television stations are also given mandatory carriage rights, subject to certain exceptions, within the larger of: (i) a 50 mile radius from the station's city of license; or (ii) the station's Grade B contour (a measure of signal strength). Unlike commercial stations, noncommercial stations are not given the option to negotiate retransmission consent for the carriage of their signal. In addition, cable television systems have to obtain retransmission consent for the carriage of all "distant" commercial broadcast stations, except for certain "superstations" (i.e., commercial satellite-delivered independent stations such as WGN). To date, compliance with the "retransmission consent" and "must carry" provisions of the 1992 Cable Act has not had a material effect on the System, although this result may change in the future depending on such factors as market conditions, channel capacity and similar matters when such arrangements are renegotiated. The FCC has initiated a rulemaking proceeding on the carriage of television signals in high definition and digital formats. The outcome of this proceeding could have a material effect on the number of services that a cable operator will be required to carry.

 Franchise Fees

  Although franchising authorities may impose franchise fees under the 1984 Cable Act, such payments cannot exceed 5% of a cable television system's annual gross revenues. Under the 1996 Telecom Act, franchising authorities may not exact franchise fees from revenues derived from telecommunications services, although they may be able to exact some additional compensation for the use of public rights-of-way. Franchising authorities are also empowered, in awarding new franchises or renewing existing franchises, to require cable television operators to provide cable-related facilities and equipment and to enforce compliance with voluntary commitments. In the case of franchises in effect prior to the effective date of the 1984 Cable Act, franchising authorities may enforce requirements contained in the franchise relating to facilities, equipment and services, whether or not cable-related. The 1984 Cable Act, under certain limited circumstances, permits a cable operator to obtain modifications of franchise obligations.

 Renewal of Franchises

  The 1984 Cable Act and the 1992 Cable Act establish renewal procedures and criteria designed to protect incumbent franchisees against arbitrary denials of renewal and to provide specific grounds for franchising authorities to consider in making renewal decisions, including a franchisee's performance under the franchise and community needs. Even after the formal renewal procedures are invoked, franchising authorities and cable television operators remain free to negotiate a renewal outside the formal process. Nevertheless, renewal is by no means assured, as the franchisee must meet certain statutory standards. Even if a franchise is renewed, a franchising authority may impose new and more onerous requirements such as upgrading facilities and equipment, although the municipality must take into account the cost of meeting such requirements. Similarly, if a franchising authority's consent is required for the purchase or sale of a cable television system or franchises, such authority may attempt to impose burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable television operators that have provided satisfactory services and have complied with the terms of their franchises. At this time, Management is not aware of any current or past material failure on its part to comply with its franchise agreements. Management believes that it has generally complied with the terms of its franchises and has provided quality levels of service.

  The 1992 Cable Act makes several changes to the process under which a cable television operator seeks to enforce his renewal rights which could make it easier in some cases for a franchising authority to deny renewal.

Franchising authorities may consider the "level" of programming service provided by a cable television operator in deciding whether to renew. For alleged franchise violations occurring after December 29, 1984, franchising authorities are no longer precluded from denying renewal based on failure to substantially comply with the material terms of the franchise where the franchising authority has "effectively acquiesced" to such past violations. Rather, the franchising authority is estopped if, after giving the cable television operator notice and opportunity to cure, it fails to respond to a written notice from the cable television operator of its failure or inability to cure. Courts may not reverse a denial of renewal based on procedural violations found to be "harmless error."

 Channel Set-Asides

  The 1984 Cable Act permits local franchising authorities to require cable television operators to set aside certain television channels for public, educational and governmental access programming. The 1984 Cable Act further requires cable television systems with thirty-six or more activated channels to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties to provide programming that may compete with services offered by the cable television operator. The 1992 Cable Act requires leased access rates to be set according to a formula determined by the FCC.

 Competing Franchises

  Questions concerning the ability of municipalities to impose certain franchise restrictions upon cable television companies have been considered in several recent federal appellate and district court decisions. These decisions have been somewhat inconsistent and, until the U.S. Supreme Court rules definitively on the scope of cable television's First Amendment protections, the legality of the franchising process and of various specific franchise requirements is likely to be in a state of flux. It is not possible at the present time to predict the constitutionally permissible bounds of cable franchising and particular franchise requirements. However, the 1992 Cable Act, among other things, prohibits franchising authorities from unreasonably refusing to grant franchises to competing cable television systems and permits franchising authorities to operate their own cable television systems without franchises.

 Ownership

  The 1996 Telecom Act repealed the statutory ban against local exchange carriers ("LECs") providing video programming directly to customers within their local exchange telephone service areas. Consequently, the 1996 Telecom Act permits telephone companies to compete directly with operations of cable television systems. Under the 1996 Telecom Act and FCC rules adopted to implement the 1996 Telecom Act, LECs may provide video service as broadcasters, common carriers, or cable operators. In addition, LECs and others may also provide video service through "open video systems" ("OVS"), a regulatory regime that may give them more flexibility than traditional cable television systems. OVS operators (including LECs) may operate open video systems without obtaining a local cable franchise, although they can be required to make payments to local governmental bodies in lieu of cable franchise fees. In general, OVS operators must make their systems available to programming providers on rates, terms and conditions that are reasonable and nondiscriminatory. Where carriage demand by programming providers exceeds the channel capacity of an OVS, two-thirds of the channels must be made available to programmers unaffiliated with the OVS operator.

  The 1996 Telecom Act generally prohibits LECs from purchasing cable television systems (i.e, any ownership interest exceeding 10%) located within the LEC's telephone service area, prohibits cable operators from purchasing LECs whose service areas are located within the cable operator's franchise area, and prohibits joint ventures between operators of cable television systems and LECs operating in overlapping markets. There are some statutory exceptions, including a rural exemption that permits buyouts in which the purchased cable television system or LEC serves a non-urban area with fewer than 35,000 inhabitants, and exemptions for the purchase of small cable television systems located in non-urban areas. Also, the FCC may grant waivers of the buyout provisions in cases where: (i) the operator of a cable television system or the LEC would be subject to undue economic duress if such provisions were enforced; (ii) the system or facilities would not be economically viable in the absence of a buyout or a joint venture; or (iii) the anticompetitive effects of the proposed transaction are clearly outweighed by the transaction's effect in light of community needs. The respective local franchising authority must approve any such waiver.

  Pursuant to the 1992 Cable Act, the FCC has imposed limits on the number of cable television systems which a single cable television operator can own. In general, no cable television operator can have an attributable interest in cable television systems which pass more than 30% of all homes nationwide. Attributable interests for these purposes include voting interests of 5% or more (unless there is another single holder of more than 50% of the voting stock), officerships, directorships and general partnership interests. The FCC has recently initiated a Notice of Proposed Rulemaking reviewing these cable attribution rules, including whether various corporate, financial, partnership or business relationships that confer influence or control over an entity engaged in provision of cable services should be subject to regulation. The FCC has stayed the effectiveness of these rules pending the outcome of the appeal from the U.S. District Court decision holding the multiple ownership limit provision of the 1992 Cable Act unconstitutional. The FCC has also recently issued a Notice of Proposed Rulemaking seeking comment on possible further revisions to this rule.

  The FCC has also adopted rules which limit the number of channels on a cable television system which can be occupied by national video programming services in which the entity which owns the cable television system has an attributable interest. The limit is 40% of the first 75 activated channels.

  The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act of 1935, as amended. Electric utilities must establish separate subsidiaries known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Due to their resources, electric utilities could be formidable competitors to traditional cable television systems.

 Equal Employment Opportunities

  The 1984 Cable Act includes provisions to ensure that minorities and women are provided equal employment opportunities within the cable television industry. The statute requires the FCC to adopt reporting and certification rules that apply to all cable television system operators with more than five full-time employees. Pursuant to the requirements of the 1992 Cable Act, the FCC has imposed more detailed annual Equal Employment Opportunities reporting requirements on cable operators and has expanded those requirements to all multichannel video service distributors. Failure to comply with the Equal Employment Opportunities requirements can result in the imposition of fines and/or other administrative sanctions, or may, in certain circumstances, be cited by a franchising authority as a reason for denying a franchisee's renewal request.

 Privacy

  The 1984 Cable Act imposes a number of restrictions on the manner in which cable television operators can collect and disclose data about individual system customers. The statute also requires that the system operator periodically provide all customers with written information about its policies regarding the collection and handling of data about customers, their privacy rights under federal law and their enforcement rights. In the event that a cable television operator were found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements were strengthened to require that cable television operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

 Franchise Transfers

  The 1992 Cable Act requires franchising authorities to act on any franchise transfer request submitted after December 4, 1992 within 120 days after receipt of all information required by FCC regulations and by the franchising authority. Approval is deemed to be granted if the franchising authority fails to act within such period.

 Technical Requirements

  The FCC has imposed technical standards applicable to all classes of channels which carry downstream National Television System Committee ("NTSC") video programming. The FCC also has adopted additional standards applicable to cable television systems using frequencies in the 108 to 137 MHz and 225 to 400 MHz bands in order to prevent harmful interference with aeronautical navigation and safety radio services and has also established limits on cable television system signal leakage. Periodic testing by cable television operators for compliance with the technical standards and signal leakage limits is required and an annual filing of the results of these measurements is required. The 1992 Cable Act requires the FCC to periodically update its technical standards to take into account changes in technology. Under the 1996 Telecom Act, local franchising authorities may not prohibit, condition or restrict a cable television system's use of any type of subscriber equipment or transmission technology.

  The FCC has adopted regulations to implement the requirements of the 1992 Cable Act designed to improve the compatibility of cable television systems and consumer electronics equipment. These regulations, inter alia, generally prohibit cable television operators from scrambling their basic service tier. The 1996 Telecom Act directs the FCC to set only minimal standards to assure compatibility between television sets, VCRs and cable television systems, and to rely on the marketplace. Pursuant to the 1992 Cable Act, the FCC has adopted rules to assure the competitive availability to consumers of customer premises equipment, such as converters, used to access the services offered by cable television systems and other multichannel video programming distributors ("MVPD"). Pursuant to those rules, consumers are given the right to attach compatible equipment to the facilities of their MVPD so long as the equipment does not harm the network, does not interfere with the services purchased by other customers, and is not used to receive unauthorized services. As of July 1, 2000, MVPDs (other than DBS operators) are required to separate security from non-security functions in the customer premises equipment which they sell or lease to their customers and offer their customers the option of using component security modules obtained from the MVPD with set-top units purchased or leased from retail outlets. As of January 1, 2005, MVPDs will be prohibited from distributing new set-top equipment integrating both security and non-security functions to their customers.

  Pursuant to the 1992 Cable Act, the FCC has adopted rules implementing an Emergency Alert System ("EAS"). The rules require all cable television systems to provide an audio and video EAS message on at least one programmed channel and a video interruption and an audio alert message on all programmed channels. The audio alert message is required to state which channel is carrying the full audio and video EAS message. The FCC rules permit cable television systems either to provide a separate means of alerting persons with hearing disabilities of EAS messages, such as a terminal that displays EAS messages and activates other alerting mechanisms or lights, or to provide audio and video EAS messages on all channels. Cable television systems with 10,000 or more basic subscribers per headend were required to install EAS equipment capable of providing audio and video EAS messages on all programmed channels by December 31, 1998. Cable television systems with 5,000 or more but fewer than 10,000 basic subscribers per headend will have until October 1, 2002 to comply with that requirement. Cable television systems with fewer than 5,000 basic subscribers per headend will have a choice of providing either a national level EAS message on all programmed channels or installing EAS equipment capable of providing audio alert messages on all programmed channels, a video interrupt on all channels, and an audio and video EAS message on one programmed channel. This must be accomplished by October 1, 2002.

 Pole Attachments

  The FCC currently regulates the rates and conditions imposed by certain public utilities for use of their poles unless state public service commissions are able to demonstrate that they adequately regulate the rates, terms and conditions of cable television pole attachments. A number of states and the District of Columbia have certified to the FCC that they adequately regulate the rates, terms and conditions for pole attachments. Ohio, the state in which the System operates, has made such a certification. In the absence of state regulation, the FCC administers such pole attachment and conduit use rates through use of a formula which it has devised. Pursuant to the 1996 Telecom Act, the FCC has adopted a new rate formula for any attaching party, including cable television systems, which offer telecommunications services. This new formula will result in higher attachment rates than at present, but they will apply only to cable television systems which elect to offer telecommunications services. Any increases pursuant to this new formula will not begin until 2001, and will be phased in by equal increments over the five ensuing years. The FCC has also initiated a proceeding to determine whether it should adjust certain elements of the current rate formula. If adopted, these adjustments could increase rates for pole attachments and conduit space.

 Other FCC Matters

  FCC regulation pursuant to the Communications Act also includes matters regarding a cable television system's carriage of local sports programming; restrictions on origination and cablecasting by cable television operators; rules governing political broadcasts; nonduplication of network programming; deletion of syndicated programming; registration procedure and reporting requirements; customer service; closed captioning; obscenity and indecency; program access and exclusivity arrangements; and limitations on advertising contained in nonbroadcast children's programming.

  The FCC recently adopted new procedural guidelines governing the disposition of home run wiring (a line running to an individual subscriber's unit from a common feeder or riser cable) in MDUs. MDU owners can use these new rules to attempt to force cable television operators without contracts to either sell, abandon or remove home run wiring and terminate service to MDU subscribers unless operators retain rights under common or state law to maintain ownership rights in the home run wiring.

  The 1996 Telecom Act requires video programming distributors to employ technology to restrict the reception of programming by persons not subscribing to those channels. In the case of channels primarily dedicated to sexually-oriented programming, the distributor must fully block reception of the audio and video portion of the channels; a distributor that is unable to comply with this requirement may only provide such programming during a "safe harbor" period when children are not likely to be in the audience, as determined by the FCC. With respect to other kinds of channels, the 1996 Telecom Act requires that the audio and video portions of the channel be fully blocked, at no charge, upon request of the person not subscribing to the channel.

 Copyright

  Cable television systems are subject to federal copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a federal copyright royalty pool and meeting certain other obligations, cable television operators obtain a statutory license to retransmit broadcast signals. The amount of this royalty payment varies, depending on the amount of system revenues from certain sources, the number of distant signals carried, and the location of the cable television system with respect to over-the-air television stations. Any future adjustment to the copyright royalty rates will be done through an arbitration process to be supervised by the U.S. Copyright Office. Cable television operators are liable for interest on underpaid and unpaid royalty fees, but are not entitled to collect interest on refunds received for overpayment of copyright fees.

  Various bills have been introduced into Congress over the past several years that would eliminate or modify the cable television compulsory license. Without the compulsory license, cable television operators would have to negotiate rights from the copyright owners for all of the programming on the broadcast stations carried by cable television systems. Such negotiated agreements would likely increase the cost to cable television operators of carrying broadcast signals. The 1992 Cable Act's retransmission consent provisions expressly provide that retransmission consent agreements between television broadcast stations and cable television operators do not obviate the need for cable operators to obtain a copyright license for the programming carried on each broadcaster's signal.

  Copyrighted music performed in programming supplied to cable television systems by pay cable networks (such as HBO) and basic cable networks (such as USA Network) is licensed by the networks through private agreements with the American Society of Composers and Publishers ("ASCAP") and BMI, Inc. ("BMI"), the two major performing rights organizations in the United States. As a result of extensive litigation, both ASCAP and BMI now offer "through to the viewer" licenses to the cable networks which cover the retransmission of the cable networks' programming by cable television systems to their customers.

  Licenses to perform copyrighted music by cable television systems themselves, including on local origination channels, in advertisements inserted locally on cable television networks, and in cross-promotional announcements, must be obtained by the cable television operator. Cable television industry negotiations with ASCAP, BMI and SESAC, Inc. (a smaller performing rights organization) are in progress.

State and Local Regulation

  Cable television systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction, and even from city to city within the same state, historically ranging from reasonable to highly restrictive or burdensome. Franchises generally contain provisions governing fees to be paid to the franchising authority, length of the franchise term, renewal, sale or transfer of the franchise, territory of the franchise, design and technical performance of the system, use and occupancy of public streets and number and types of cable television services provided. The terms and conditions of each franchise and the laws and regulations under which it was granted directly affect the profitability of the cable television system. The 1984 Cable Act places certain limitations on a franchising authority's ability to control the operation of a cable television system. The 1992 Cable Act prohibits exclusive franchises, and allows franchising authorities to exercise greater control over the operation of franchised cable television systems, especially in the area of customer service and rate regulation. The 1992 Cable Act also allows franchising authorities to operate their own multichannel video distribution system without having to obtain a franchise and permits states or local franchising authorities to adopt certain restrictions on the ownership of cable television systems. Moreover, franchising authorities are immunized from monetary damage awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments. The 1996 Telecom Act prohibits a franchising authority from either requiring or limiting a cable television operator's provision of telecommunications services.

  Various proposals have been introduced at the state and local levels with regard to the regulation of cable television systems, and a number of states have adopted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. To date, Ohio, the state in which the System currently operates, has not enacted state level regulation.

  The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the cable television industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or the System can be predicted at this time.

                                  MANAGEMENT

  The following table sets forth certain information with respect to the executive officers of the Individual LLCs, Coaxial, Insight Ohio, IHO and Insight. Insight is the parent of IHO which serves as manager of the Individual LLCs and Insight Ohio and thereby effectively controls the management and affairs of the Individual LLCs, Coaxial and Insight Ohio. See "Prospectus Summary--Ownership Structure." The executive officers of Insight are compensated by way of management fees paid by Insight Ohio to IHO. Sidney
R. Knafel serves as the sole director of Insight Communications, Inc. ("ICI"), which serves as the general partner of ICC Associates, L.P., the general partner of Insight. Sidney Knafel, Michael Willner and Kim Kelly serve as the directors of Coaxial. The table also includes the members of the Management Committee of Insight Ohio, which manage the business of Insight Ohio and in doing so have delegated broad authority to IHO as manager of the System. See "--Management and Management Committee" below. None of the executive officers of the Issuers are compensated for their services as such. Phoenix only has nominal assets and will not conduct any business.

          Name          Age                      Position
          ----          ---                      --------
 Sidney R. Knafel        68 Chairman of the Individual LLCs, Coaxial, Insight
                            Ohio, IHO and Insight; Member of the Management
                            Committee of Insight Ohio

 Michael S. Willner      46 President and Chief Executive Officer of the
                            Individual LLCs, Coaxial, Insight Ohio, IHO and
                            Insight; Member of the Management Committee of
                            Insight Ohio

 Kim D. Kelly            42 Executive Vice President and Chief Operating and
                            Financial Officer of the Individual LLCs, Coaxial,
                            Insight Ohio, IHO and Insight; Member of the
                            Management Committee of Insight Ohio

 Dennis J. McGillicuddy  56 Member of the Management Committee of Insight Ohio

 Daniel Mannino          39 Vice President and Controller of the Individual
                            LLCs, Coaxial, Insight Ohio, IHO and Insight

 Gregory B. Graff        37 Senior Vice President and General Manager of
                            Insight Ohio

  Sidney R. Knafel has been Chairman of ICI since 1985. He is a director of NTL, Inc., one of the three largest cable and telecommunications operators in the United Kingdom. He was the founder, Chairman and an equity holder of Vision Cable Communications, Inc. ("Vision Cable") from 1971 until its sale in 1982. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company, and also serves as Chairman of BioReliance Corporation, a biological testing company. He is a director of Cellular Communications International, Inc., CoreComm Incorporated, General American Investors Company, Inc. and IGENE Biotechnology, Inc., as well as several private companies. Mr. Knafel is a graduate of Harvard College and the Harvard Graduate School of Business Administration and serves on a number of the school's committees.

  Michael S. Willner co-founded and has served as President of ICI and Insight since 1985. Previously, Mr. Willner served as Executive Vice President and Chief Operating Officer of Vision Cable from 1979 through 1985, Vice President of Marketing for Vision Cable from 1977 to 1979 and General Manager of Vision Cable's Bergen County, New Jersey cable television system from 1975 to 1977. Currently, Mr. Willner is a director of NTL, Inc. He also is a director of Source Media, Inc., a technology and programming provider of Internet services on digital cable platforms. He serves on the board of C-SPAN and the National Cable Television Association where he chairs the association's State and Local Government Committee. Mr. Willner graduated from Boston University's School of Communications and serves on the school's Executive Committee.

  Kim D. Kelly has been Executive Vice President, Finance of ICI and Executive Vice President and Chief Financial Officer of Insight since 1990. Ms. Kelly has also been Chief Operating Officer of Insight since January 1998. Prior thereto, she served from 1982 to 1990 with Marine Midland Bank, becoming its Senior Vice President in 1988, with primary responsibility for media lending activities. Ms. Kelly serves as a member of the National Cable Television Association ("NCTA") Subcommittee for Telecommunications Policy, as well as the NCTA Subcommittee for Accounting. Ms. Kelly is a graduate of George Washington University.

  Dennis J. McGillicuddy co-founded Coaxial in 1968 and served as Chairman of the Board of Directors of Coaxial until the consummation of the System Acquisition. Mr. McGillicuddy also serves as Chairman of CCX, Inc., a manufacturer of building products, and is a director of Benz Research and Development Corp. Mr. McGillicuddy served as a member of the Board of CCX, Inc. at the time a petition under Federal bankruptcy laws was filed by CCX in 1994.

  Daniel Mannino joined ICI as Controller in 1989 and became Vice President and Controller in 1991. Previously, Mr. Mannino was employed by Vision Cable from 1983 to 1989, becoming its Controller in 1986.

  Gregory B. Graff has served as Senior Vice President, Marketing, Programming and Advertising of Coaxial since 1997. He joined Coaxial as Vice President, Marketing and Sales in 1995. Prior to joining Coaxial, Mr. Graff was Director of Marketing for KBLCOM's Paragon Cable operation in San Antonio, Texas. He began his cable television career in 1984 with Continental Cablevision.

Management and Management Committee

  The Operating Agreement of Insight Ohio provides for the establishment of a four-member Management Committee. The Management Committee is responsible for the management of the business of Insight Ohio. IHO, through its effective control of Coaxial, is entitled to designate three of the members of the Management Committee. The remaining member is designated by the principals of the Individual LLCs. The Management Committee has delegated broad authority to IHO in its capacity as manager of Insight Ohio. See "The System Acquisition-- Operating Agreement of Insight Ohio."

Executive and Other Compensation

  The Issuers do not make any payments in respect of compensation to any of their executive management personnel. Rather, executive management personnel of the Issuers receive compensation from Insight. Accordingly, IHO utilizes its management fees from Insight Ohio to pay for all of its operating expenses for managing the day-to-day affairs of the System, as well as executive management salaries, benefits and overhead. See "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IHO Management Fees and Programming Discounts

  In accordance with the Operating Agreement of Insight Ohio, IHO is entitled to be paid management fees for managing the day-to-day operations of Insight Ohio. Pursuant to the Operating Agreement, subject to certain covenants in the Indenture and the Discount Notes Indenture, IHO is entitled to receive management fees of 3.0% of gross revenues of Insight Ohio. On a pro forma basis, IHO would have been paid management fees of approximately $1.4 million for the year ended December 31, 1997. See "Management--Executive and Other Compensation."

  IHO is entitled to reimbursement from Insight Ohio for all direct, out-of-pocket expenses incurred by or on behalf of IHO that directly relate to its management of the business and operations of Insight Ohio, including any such expenses incurred in connection with the management of the Discount Notes Issuers. However, IHO is not entitled to reimbursement from Insight Ohio for corporate overhead (including employee bonuses and health, welfare, retirement, and other employee benefits and overhead expenses of its corporate office management, development, internal accounting, and finance management personnel).

  Due to its relationship with MediaOne (formerly Continental Cablevision), Insight expects to continue to provide programming discounts to the System through November 1999. After such date, Insight believes that through its strategic alliances with other major MSOs, utilizing programming cooperatives or through its own purchasing power, it will be able to continue to obtain programming for the System at a cost lower than that presently available to Coaxial.

Coaxial and Phoenix

  All of the outstanding shares of Coaxial's capital stock and all of the outstanding partnership interests in Phoenix are held indirectly by the same three individuals, Barry Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy. Coaxial and Phoenix were co-obligors (along with certain other affiliates) with respect to the Chase Credit Facility. Coaxial and Phoenix continue to be co-obligors with respect to the Notes.

Coaxial

 Tierra Associates

  Coaxial leased office space in a building located at 3770/3776 East Livingston Avenue, Columbus, Ohio. The building was owned by Tierra Associates, an Ohio general partnership that was owned by the principals of the Individual LLCs. Coaxial paid Tierra Associates $108,000 annually pursuant to the lease for such space. Pursuant to the terms of the Contribution Agreement, Coaxial acquired title to this building and contributed it to Insight Ohio upon consummation of the System Acquisition.

 MetroComm AxS L.P. ("MetroComm")

  MetroComm provides competitive telephone service in the Columbus market. MetroComm is 50% owned by Time Warner AxS of Columbus L.P. and 50% owned by MetroComm Inc. (which is owned by Barry Silverstein, Dennis McGillicuddy and
D. Stevens McVoy, who are the sole members of each of their respective Individual LLCs, and Dan Coy, the chief executive officer of MetroComm). MetroComm contracted with Coaxial to build the necessary fiber plant needed by MetroComm to service its customers that were in Coaxial's service area. Coaxial then leased the fiber plant to MetroComm at a contracted price. In 1997, Coaxial received $187,180 in fiber lease revenues from MetroComm. MetroComm bought-out its lease with Coaxial as of June 29, 1998 for approximately $347,000, which was the remaining balance under the five year lease. The fiber plant continues to be used by MetroComm under a new 30-year Indefeasible Right of Use Agreement whereby Coaxial licenses to MetroComm exclusive use of all capacity on specified fiber optic facilities in exchange for payment to Coaxial of certain maintenance and other costs. The amount paid by MetroComm to Coaxial for such maintenance and other costs during the period from June 29, 1998 to September 30, 1998 was $3,690. The terms of the agreement are typical of arrangements of competitive telephone service providers that are owned by cable operators. Such terms may not be comparable to what they would be if the agreement were between Coaxial and an unrelated third party. Coaxial also provided accounting services for MetroComm. In 1997, Coaxial received $35,276 for such services. As of September 30, 1998, MetroComm owed Coaxial $26,100.

 Paxton Cable Television Inc.

  Paxton Cable Television Inc. had a note payable to Coaxial for $2,448,141 (as of June 30, 1998) which accrued interest at the average interest rate charged by The Chase Manhattan Bank to Coaxial for its long-term financing. Principal and interest is not due until June 30, 2000. This note was distributed by Coaxial to its shareholders (the principals of the Individual
LLCs) upon the consummation of the System Acquisition and was not assumed by Insight Ohio. The distribution of the note to Coaxial's shareholders resulted in a zero receivable balance from Paxton as of September 30, 1998.

 Coaxial Communications of Southern Ohio, Inc.

  Coaxial allocated certain management costs to Coaxial Communications of Southern Ohio, Inc., which is wholly-owned by the principals of the Individual LLCs. The total amount allocated for 1997 was $284,400. Insight Ohio has contracted with Southern Ohio to provide Southern Ohio certain management services throughout the remainder of 1998. The contracted amount for these services will be $94,800 for 1998. Under a related party account, $18.5 million was owed by Coaxial to Southern Ohio as of June 30, 1998. This amount was accumulated over the years as Coaxial borrowed funds from Southern Ohio for Coaxial's cable system. Upon the contribution of the System to Insight Ohio, this account was repaid in part and the balance was settled by a distribution of the account by Southern Ohio to its shareholders who then contributed the account to Coaxial, which resulted in a zero payable balance to Southern Ohio as of September 30, 1998.

 Coaxial Associates of Columbus I, Coaxial Associates of Columbus II and
Phoenix

  Coaxial Associates of Columbus I ("Columbus I"), Coaxial Associates of Columbus II ("Columbus II") and Phoenix are non-operating partnerships which share common ownership and which were co-borrowers and co-obligors under the Chase Credit Facility. The three entities exist due to several debt and tax obligations which existed among these entities and former limited partners of Columbus I and Columbus II. Coaxial funded the debt obligations of these entities, which do not conduct operations. The result was a series of related party notes and receivables/payables to and between Coaxial, Columbus I, Columbus II and Phoenix. These notes and related party receivables/payables with Coaxial were settled prior to the consummation of the System Acquisition. Phoenix was a co-issuer of the Original Notes as described under "Prospectus Summary--Ownership Structure" and Phoenix owns none of the Senior Notes Collateral. All notes and related party receivables/payables with Phoenix were settled upon the consummation of the System Acquisition excluding certain amounts and notes due from Columbus I, Columbus II and the partners of Phoenix, which were retained for tax purposes (the "Excluded Assets").

Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC

  Upon the closing of the Discount Notes Offering, Coaxial LLC (which owns 67.5% of the common equity of Coaxial) loaned 22.5% of the gross proceeds of the Discount Notes Offering (approximately $6.75 million) to Coaxial DJM LLC (which owns 22.5% of the common equity of Coaxial) and 10% of such proceeds (approximately $3.0 million) to Coaxial DSM LLC (which owns 10% of the common equity of Coaxial) in order to allow for distributions to their respective holders (Barry Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy, respectively) for purposes of repaying the amounts outstanding under the Chase Credit Facility. Such loans are evidenced by the LLC Mirror Notes. Each of the LLC Mirror Notes incorporates the terms of the Discount Notes with respect to payments and otherwise. Accordingly, Coaxial LLC will rely on the provisions of the LLC Mirror Notes in requiring payments from Coaxial DJM LLC and Coaxial DSM LLC in order to make corresponding payments on the Discount Notes. The LLC Mirror Note issued by Coaxial DJM LLC is in the amount of $12,570,525 (i.e., 22.5% of the principal amount at maturity of the Discount Notes) and is secured by 22.5% of the outstanding common equity of Coaxial. The LLC Mirror
Note issued by Coaxial DSM LLC is in the amount of $5,586,900 (i.e., 10% of the principal amount at maturity of the Discount Notes) and is secured by 10% of the outstanding common equity of Coaxial. See "Description of Certain Indebtedness--Discount Notes."

                          PRINCIPAL SECURITY HOLDERS

  The outstanding shares of common stock of Coaxial are owned by the Individual LLCs as described in the table below. All of the outstanding shares of common stock of Coaxial Financing Corp. and all of the outstanding partnership interests of Phoenix are wholly-owned directly or indirectly by the individuals indicated in the footnotes to the table in the same ownership percentages as the respective Individual LLCs' ownership in Coaxial. IHO is the manager of each of the Individual LLCs and thereby effectively controls the business of each of such Individual LLCs and Coaxial. Accordingly, IHO and members of its executive management may be deemed to beneficially own (as defined by Rule 13d-3 under the Exchange Act) all of the outstanding shares of common stock of Coaxial. See "Prospectus Summary--Ownership Structure" and "Management."

Name and Address of Beneficial Owner                       Percentage Ownership
------------------------------------                       --------------------
Coaxial LLC(1)
 c/o Coaxial Communications
 5111 Ocean Boulevard, Suite C
 Sarasota, FL 34242.......................................         67.5%

Coaxial DJM LLC(2)
 c/o Coaxial Communications
 5111 Ocean Boulevard, Suite C
 Sarasota, FL 34242.......................................         22.5%

Coaxial DSM LLC(3)
 c/o Coaxial Communications
 5111 Ocean Boulevard, Suite C
 Sarasota, FL 34242.......................................         10.0%

--------
(1) Wholly-owned by Barry Silverstein.
(2) Wholly-owned by Dennis J. McGillicuddy.
(3) Wholly-owned by D. Stevens McVoy.

                            THE SYSTEM ACQUISITION

The Contribution Agreement

  The following is a summary of the material provisions of the Contribution Agreement, which has been filed as an exhibit to the Registration Statement described under "Additional Available Information."

  On June 30, 1998, Coaxial and Insight entered into a Contribution Agreement, as amended on July 15, 1998 and August 21, 1998 (the "Contribution Agreement"), pursuant to which on August 21, 1998, as part of the Financing Plan, Coaxial contributed to Insight Ohio, a newly organized Delaware limited liability company, substantially all of the assets comprising the System, and Insight, through IHO, contributed to Insight Ohio $10.0 million in cash. Coaxial may be required to make future cash contributions to Insight Ohio to offset any diminution of value of the contributed assets under certain circumstances. There will be no other assessments for additional capital contributions by the members. In accordance with the terms and conditions of the Contribution Agreement, Insight Ohio assumed and undertook to perform certain obligations and liabilities related to the contributed assets. As a result of the Financing Plan, IHO and Coaxial own 75% and 25%, respectively, of the common membership interests of Insight Ohio. IHO's common membership interests are classified as "Class A" and Coaxial's common membership interests are classified as "Class B." Coaxial also owns the Preferred Interests of Insight Ohio. IHO serves as the manager of Insight Ohio and each of the Individual LLCs and thereby has effective control of the management and affairs of Insight Ohio.

  The Contribution Agreement contains customary provisions for such agreements, including representations and warranties with respect to the condition and operations of the business.

Operating Agreement of Insight Ohio

  The following is a summary of the material provisions of the Operating Agreement of Insight Ohio, which has been filed as an exhibit to the Registration Statement described under "Additional Available Information." Capitalized terms used in the following summary and not otherwise defined in this Prospectus have the meanings ascribed to them in the Operating Agreement.

 General

  The Operating Agreement of Insight Ohio provides for the formation, organization and operation of Insight Ohio and for the respective rights, obligations and interests of the members of Insight Ohio to each other and to Insight Ohio. In addition, the Operating Agreement sets forth certain additional agreements and understandings among its members and the sole members of each of the Individual LLCs, which own Coaxial (Barry Silverstein, Dennis McGillicuddy and D. Stevens McVoy, who, together with their respective permitted successors and assigns, are referred to as the "Principals"), concerning the ownership and operation of Insight Ohio and Coaxial.

  Insight Ohio will be dissolved upon the happening of certain events, including, among others:
  . December 31, 2058;
  . consent of the Principals to the resignation of IHO as manager;
  . the affirmative vote of the holders of a majority of the outstanding
    Voting Interests (as defined under "--Management" below), subject to certain conditions;
  . the sale of all or substantially all of the assets of Insight Ohio; and . any other event causing the dissolution of a limited liability company.

  IHO and Coaxial are the members of Insight Ohio. The Principals, although parties to the Operating Agreement, are not members of Insight Ohio. The members of Insight Ohio generally do not have any authority to act for, or assume any obligation or responsibility on behalf of, Insight Ohio. The members are not personally liable for the expenses, liabilities or obligations of Insight Ohio, and in no event shall either member be required to make up a deficiency in its capital account upon the dissolution and termination of Insight Ohio.

 Distributions

  Distributions on the Preferred Interests will be in such amounts as to allow for the payment of interest on the Notes and the Discount Notes, with the Series A Preferred Interests to receive payments in priority to the Series B Preferred Interests. Insight Ohio will then make certain distributions to its members holding common membership interests in an amount equal to an estimate of certain tax liabilities recognized by the members or their owners. Insight Ohio will then distribute to the Manager a management return equal to 3% of gross revenues. Thereafter, distributions are to be made, as determined by the Management Committee, to the members in proportion to their common membership interests. Distributions in respect of the membership interests of Insight Ohio are restricted under the Indenture, the Discount Notes Indenture and the Senior Credit Facility. See "Description of the Notes--Covenants--Limitation on Restricted Payments."

  If (i) any default (other than a notification or delivery default) shall have occurred and be continuing under either the Indenture or the Discount Notes Indenture, or if IHO in good faith determines that such a default under either the Indenture or the Discount Notes Indenture is reasonably likely to occur, and (ii) IHO determines in good faith that, as a result of such existing or anticipated default, it would be in the best interests of Insight Ohio for Insight Ohio not to make any distribution required to be made with respect to the Preferred Interests, and (iii) IHO notifies the Principals in writing that it has made such determination, then IHO may cause Insight Ohio not to make such distribution until such time as IHO determines that it is no longer in the best interests of Insight Ohio for Insight Ohio not to make such distribution.

 Redemption of Preferred Interests

  Insight Ohio may not redeem the Series A Preferred Interests, in whole or in part, without the consent of the Principals, except upon certain events. Insight Ohio will be required to redeem the Series A Preferred Interests in full upon acceleration or maturity of the Notes, commencement of the enforcement of remedies under the Pledge Agreement in respect of the Senior Notes Collateral, the passage of ten days and upon request for redemption by the holders of the Notes. If Insight Ohio redeems all or part of the Series A Preferred Interests, the redemption price will equal the sum of (A) the amount that would be distributed to the holder of the redeemed Series A Preferred Interests upon dissolution and liquidation of Insight Ohio, assuming that Insight Ohio had sufficient assets to make the full liquidating distributions provided for in the Operating Agreement, plus (B) the amount of any premium required to be paid by the Issuers to the holders of the Notes in connection with the Issuers' use of the proceeds of the redemption of the Series A Preferred Interests to repay or purchase the Notes.

  Insight Ohio is also required to redeem the Series B Preferred Interests in full on the tenth anniversary of the closing of the Discount Notes Offering. Insight Ohio may not otherwise redeem the Series B Preferred Interests, in whole or in part, without the consent of the Principals, except upon certain events. Insight Ohio will be required to redeem the Series B Preferred Interests in full upon acceleration of the Discount Notes, commencement of the enforcement of remedies under the Discount Notes pledge agreement in respect of the Discount Notes collateral (as defined in the Discount Notes Indenture), the passage of ten days and upon request for redemption by the holders of the Discount Notes. Notwithstanding the foregoing, Insight Ohio will not redeem the Series B Preferred Interests if it is also required to redeem the Series A Preferred Interests and it has not yet done so. If Insight Ohio redeems all or part of the Series B Preferred Interests, the redemption price will equal the sum of (A) the amount that would be distributed to the holder of the redeemed Series B Preferred Interests upon dissolution and liquidation of Insight Ohio, assuming that Insight Ohio had sufficient assets to make the full liquidating distributions provided for in the Operating Agreement, plus (B) the amount of any premium required to be paid by the Issuers to the holders of the Discount Notes in connection with the Discount Notes Issuers' use of the proceeds of the redemption of the Series B Preferred Interests to repay or purchase the Discount Notes.

  The Series A Preferred Interests have priority over the Series B Preferred Interests with respect to redemption, if both Preferred Interests are required to be redeemed.

 Management

  The Operating Agreement provides that certain decisions will be made by holders of a majority of Insight Ohio's outstanding "Voting Interests." The term "Voting Interests" means the Series A Preferred Interests and the Series B Preferred Interests, collectively, except that, following certain events, "Voting Interests" will mean the common membership interests. A majority of the Preferred Interests is determined based on the original capital account balances attributable to the interests, and a majority of the common membership interests is determined based on the number of units assigned to the interests. The Preferred Interests will become non-voting upon the enforcement of remedies under the Pledge Agreement.

  Insight Ohio is managed by a Management Committee consisting of four Representatives, three of which shall be appointed from time to time by holders of a majority of the outstanding Voting Interests and one of which shall be appointed from time to time by the Principals. The members of the Management Committee are not compensated or reimbursed by Insight Ohio for serving on the Management Committee.

  The Operating Agreement permits the Management Committee to delegate to the manager of Insight Ohio and the officers of Insight Ohio any of its authority under the Operating Agreement. In accordance with this authorization, the Management Committee delegated broad authority to the manager of Insight Ohio to manage the business and operations of Insight Ohio. The Principals will have the right to appoint a co-Manager in the event of a breach by IHO of certain provisions of the Operating Agreement. The Operating Agreement prohibits Insight Ohio and any of its subsidiaries from taking certain actions, including most significant dispositions of assets, without the consent of the Principals, which may be withheld by the Principals in their sole discretion.

  The Operating Agreement names IHO as the Manager of Insight Ohio. IHO may not resign as the Manager without the consent of holders of a majority of the outstanding Voting Interests and the consent of the Principals (except in the case of a permitted transfer of all of IHO's membership interest to a successor, who will then become the Manager). If holders of a majority of the outstanding Voting Interests and the Principals consent to IHO's resignation as Manager, Insight Ohio will dissolve unless the members and the Principals elect to continue the business of Insight Ohio and agree to a successor Manager.

  The Manager is entitled to reimbursement from Insight Ohio for certain expenses incurred by or on behalf of the Manager that directly relate to its management of the business and operations of Insight Ohio, including any such expenses incurred in connection with the management of the Individual LLCs. However, the Manager is not entitled to reimbursement from Insight Ohio for corporate overhead.

 Refinancing and Modification of Indebtedness

  IHO agrees to use commercially reasonable efforts to obtain and submit to Coaxial and the Principals a proposal from a financial institution of nationally recognized standing for the refinancing of the Notes at or prior to its maturity. In addition, IHO agrees to use commercially reasonable efforts to obtain and submit to Coaxial and the Principals either a proposal from a financial institution of nationally recognized standing for the refinancing of the Notes and the Discount Notes or a proposal from the holders of the Notes and the Discount Notes to modify the terms thereof if any portion of the Notes or the Discount Notes has become due and payable before its stated maturity or if Insight Ohio failed to make, or is expected to be unable to make, any required distributions with respect to the Preferred Interests. IHO also has the right to obtain and submit to Coaxial and the Principals at any time and from time to time a proposal from a financial institution of nationally recognized standing for the refinancing of the Notes and the Discount Notes.

  Upon the satisfaction of certain conditions, the Principals are required to consent to the refinancing or modification of the Notes and the Discount Notes as proposed by IHO. In addition, under the circumstances described in the preceding paragraph where IHO is required to use commercially reasonable efforts to obtain a proposal for the refinancing or modification of the Notes and the Discount Notes, if the Principals are not required to consent, and do not consent, to any proposed refinancing or modification, then the members of the Individual LLCs will sell all the outstanding membership interests of the Individual LLCs to IHO or to a person designated by IHO for nominal consideration. The members of the Individual LLCs may also sell all of the outstanding membership interests of the Individual LLCs under certain other circumstances to IHO or a person designated by IHO for nominal consideration. Certain conditions to the Principals' obligation to consent to any refinancing or modification of the Notes and the Discount Notes depend on the Principals receipt of an opinion of the Principals' counsel.

  Subject to the Indenture and the Discount Notes Indenture, Insight Ohio is permitted to make loans to IHO or any affiliate of IHO for the purpose of funding the acquisition by IHO or its affiliate of any of the outstanding Notes and the Discount Notes. The terms of any such loan will (i) provide that all obligations and liabilities of IHO or its affiliate with respect to the loan would be secured by its interest in the Notes or Discount Notes so purchased, and any replacements or proceeds thereof (but such loan shall otherwise be non-recourse to IHO or its affiliate); (ii) require the payment to Insight Ohio, either as principal, interest, or additional interest, of all amounts received by IHO or its affiliate with respect to the Notes or the Discount Notes so purchased; and (iii) if made to an affiliate of IHO, require that it remain an affiliate thereof.

  IHO agrees that, except as specifically permitted by the Operating Agreement, neither IHO nor any of its affiliates (including Insight Ohio) will take any willful or intentional action in any capacity that is intended to have, and has, the effect of modifying the structure of the Notes or the Discount Notes (such as by imposing any covenants on any person other than an Issuer or a Discount Notes Issuer that are not imposed on such person under the Notes or the Discount Notes as it will exist at the Closing or agreeing that any person or its assets would be liable or otherwise responsible for the payment or collection of the Notes or the Discount Notes, or for the performance of the obligations of any Issuer or any Discount Notes Issuer, to a greater extent than such person or its assets is liable or otherwise responsible under the Notes and the Discount Notes as then in effect).

 Reimbursement of Certain Expenses

  Insight Ohio will reimburse the Issuers, the Discount Notes Issuers and the Individual LLCs for all direct, out-of-pocket expenses incurred by or on behalf of the Issuers, the Discount Notes Issuers and the Individual LLCs in complying with the terms of the Indenture and the Discount Notes Indenture (excluding any payment of principal or interest under the Notes or the Discount Notes). Insight Ohio will also pay, or shall reimburse the Issuers, the Discount Notes Issuers and the Individual LLCs for, any amounts required to be paid by any Issuer, Discount Notes Issuer or Individual LLC as a result of any indemnification or reimbursement obligation arising under the Indenture or the Discount Notes Indenture or otherwise arising in connection with the offer or sale of any of the Notes, the Discount Notes or any replacement thereof.

 Capital Defaults

  If IHO breaches certain specified covenants under the Operating Agreement, then, subject to the receipt of any required consents, approvals, waivers, or authorizations of governmental authorities, (A) the size of the Management Committee will be increased to six members, three of which shall be appointed by holders of a majority of the outstanding Voting Interests and three of which shall be appointed by the Principals, and (B) a person designated by the Principals shall become an additional Manager of Insight Ohio and shall have the authority to exercise, to the same extent as IHO, all powers designated in this Agreement as powers of the Manager or delegated to the Manager by the Management Committee, including the power to cause distributions to be made with respect to the Series A Preferred Interests and the Series B Preferred Interests. In the event of such a breach, IHO will indemnify the Issuers and the Principals for certain damages, including certain tax liabilities, arising from or relating to the breach.

 Transfers of Interests

  Neither member may sell, assign, transfer, or otherwise dispose of, or pledge, hypothecate, or otherwise encumber all or any part of its membership interest (whether voluntary, involuntary or by operation of law), unless approved by the other member and the Principals, subject to a number of significant exceptions, including the following: (i) a member may transfer its membership interest to one of its affiliates; (ii) a permitted redemption of the Preferred Interests; (iii) Coaxial may pledge its membership interest to secure the Notes, the Discount Notes or any replacement thereof and IHO may pledge its membership interest to secure Insight's senior debt; (iv) IHO may sell any of its common interest if it affords Coaxial "tag-along" rights with respect to Coaxial's common membership interest; (v) Coaxial shall sell all or part of its common membership interest if IHO exercises its "drag-along" rights upon a sale by IHO of all or part of its common membership interest; and (vi) Coaxial may put its common membership interest to IHO and IHO may call Coaxial's common membership interest upon a change in control of IHO.

  In addition, IHO may elect at any time, by delivering written notice of its election to Coaxial and the Principals, to require that a person designated by the Principals purchase all of IHO's membership interest, for a nominal purchase price. The closing of the purchase and sale of IHO's membership interest pursuant to this provision would occur on a date to be specified by the Principals that is within 180 days after the Principals' receipt of IHO's election. IHO would cease to manage Insight Ohio and the Individual LLCs upon consummation of the sale.

  IHO has agreed with Coaxial and the Principals that, if any transfer by IHO of all or any part of its membership interest or any other transaction involving ownership of IHO would trigger the right of any holder of any of the Notes and Discount Notes to require that such Notes and Discount Notes be repaid, purchased, or redeemed, then, as an additional condition to the consummation of such transfer or other transaction, IHO or its assignee will
(a) agree to purchase such Notes and Discount Notes from the holder thereof in the event the holder elects to require that such Notes and Discount Notes be repaid, purchased, or redeemed, and, upon such purchase, IHO or its assignee shall waive any right to require that such Notes and Discount Notes be repaid, purchased, or redeemed, or (b) obtain an irrevocable, binding agreement of the holder of such Notes and Discount Notes not to require that such Notes and Discount Notes be repaid, purchased, or redeemed upon the consummation of such transfer or other transaction. Like the other terms of the Operating Agreement, this covenant of IHO will not be enforceable by any holder of the Notes and Discount Notes.

 Indemnification and Exculpation

  Insight Ohio is required to indemnify, defend, and hold harmless its members and related parties for costs and damages incurred by reason of acts performed or omitted to be performed by such persons in connection with the business of Insight Ohio, except in the case of fraud, gross negligence, breach of fiduciary duty, willful misconduct or a breach of the Operating Agreement by the indemnified party. The members and their related parties will not liable, in damages or otherwise, to Insight Ohio or to either member for losses that arise from acts performed or omitted to be performed in connection with the business of Insight Ohio, except in the case of fraud, gross negligence, breach of fiduciary duty, willful misconduct, or a breach of the Operating Agreement by the member or its related party.

 Rights of Principals

  None of the rights of the Principals under the Operating Agreement may be assigned or otherwise transferred except, following the death of a Principal, pursuant to the laws of descent and distribution. All rights of the Principals under the Operating Agreement will terminate at such time as the Principals cease to own, directly or indirectly, any interest in Insight Ohio.

 Amendments

  The Operating Agreement may only be modified or amended with the consent of all the members and the Principals.

                      DESCRIPTION OF GOVERNING DOCUMENTS

Individual LLCs' Operating Agreements and Management Agreements

  All of the issued and outstanding capital stock of Coaxial is held by the Individual LLCs. Each Individual LLC is governed by the Delaware Limited Liability Company Act and its operating agreement. The operating agreements of the Individual LLCs are substantially identical. Each operating agreement limits the purposes of the Individual LLC to acquiring, owning, holding and disposing of shares of capital stock of Coaxial, or any assets or property acquired in exchange for such shares of capital stock. The sole member of each Individual LLC has contributed to his Individual LLC all his shares of Coaxial capital stock. As a pass-through entity, all profits and losses of each Individual LLC are allocated to its sole member.

  The responsibility and control of the management of each Individual LLC is granted to the member. The member may delegate to a manager any of the power and authority of the member pursuant to a written management agreement. However, notwithstanding any contrary provision in any such management agreement, no Individual LLC shall take, and the manager shall not cause such Individual LLC to take, any of the following actions without the consent of the member:
  . sell or issue any membership interests in the Individual LLC;
  . engage in any transaction with Insight Ohio, IHO, any successor manager or any of their respective affiliates;
  . engage in any business activity other than (i) the acquisition, ownership and disposition of shares of Coaxial and (ii) the performance of its obligations under any agreement or other instrument evidencing the Discount Notes or any replacement thereof or pursuant to which the Discount Notes or any replacement thereof exists;
  . consent to any amendment to any provision of the Articles of
    Incorporation of Coaxial;
  . amend, alter, or repeal any provision of the Code of Regulations of
    Coaxial;
  . purchase, redeem, or otherwise acquire any membership interest in the
    Individual LLC;
  . merge or consolidate with or into any other person;
  . liquidate or dissolve;
  . acquire, by purchase or lease, any assets;
  . sell, dispose of, pledge or otherwise encumber any part of its assets, except, with respect to shares of Coaxial, as permitted by any agreement or other instrument pursuant to which the Discount Notes or any replacement thereof exists;
  . incur or prepay any indebtedness (including any Discount Notes or any replacement thereof other than in accordance with their terms);
  . agree to any reorganization, arrangement, or similar adjustment of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors;
  . enter into or amend any contract or other agreement, including any agreement with respect to the incurring or repayment of any indebtedness (including any Discount Notes or any replacement thereof);
  . take any action that would cause Coaxial's election to be treated as an "S corporation" under the Internal Revenue Code to be terminated or revoked; or
  . hire any employee or independent contractor or pay any compensation to any of its officers or directors.

  Each Individual LLC has entered into a management agreement (the "Management Agreement") with IHO (the "Manager"). Except as provided below, each Individual LLC has delegated to the Manager all rights and powers of the member of such Individual LLC with respect to the management and conduct of the Individual LLC's activities and operation insofar as they relate to the ownership of shares of Coaxial and any Discount Notes, and its performance of its obligations under any agreement or other instrument evidencing the Discount Notes or pursuant to which the Discount Notes exists. The Manager does not have any authority, among other things, to:
  . take any action which pursuant to the operating agreement of such
    Individual LLC may not be delegated to the Manager;
  . cause the Individual LLC to exercise any of its rights as a shareholder of Coaxial under the Close Corporation Agreement of Coaxial (as described under "--Close Corporation Agreement" below); or
  . take any action with respect to any "Reserved Matter" as that term is defined in the Close Corporation Agreement.

  The Manager is not entitled to any compensation from any Individual LLCs under any Management Agreement and is not deemed a partner, co-venturer or other participant in the business or operations of any Individual LLC. The Manager is not deemed a member of any Individual LLC.

  Each member agrees in its Management Agreement that it will not cause its Individual LLC to take or agree to take, any of the following actions:
  . sell or issue any membership interest in the Individual LLC;
  . admit any person as an additional member of the Individual LLC;

  . engage in any business activity other than (i) the ownership and disposition of shares of Coaxial and (ii) the performance of its obligations under any agreement or other instrument evidencing the Discount Notes or any replacement thereof or pursuant to which the Discount Notes or any replacement thereof exists;
  . merge or consolidate with or into any other person;
  . liquidate or dissolve;
  . acquire, by purchase or lease, any assets;
  . sell, dispose of, pledge or otherwise encumber its shares in Coaxial, except in accordance with any agreement or other instrument evidencing the Discount Notes or any replacement thereof or pursuant to which the Discount Notes or any replacement thereof exists;
  . prepay any Discount Notes or any replacement thereof;
  . initiate any reorganization or any similar proceeding relating to bankruptcy matters;
  . enter into or amend any agreement with respect to the incurrence or repayment of any Discount Notes or any replacement thereof other than in accordance with their terms; or
  . any action prohibited by any covenant contained in any agreement or other instrument evidencing the Discount Notes or any replacement thereof or pursuant to which the Discount Notes or any replacement thereof exists, with respect to the management of the Individual LLC. In addition, each member agrees in its Management Agreement that it will not take or agree to take any action to sell, assign, pledge, or otherwise encumber or transfer all or any part of his interest in the Individual LLC to any person, except, following the death of the member, pursuant to the laws of descent and distribution, or amend the operating agreement of the Individual LLC.

Coaxial Charter Documents

  The following is a summary of the material provisions of Coaxial's Amended Articles of Incorporation and Close Corporation Agreement, which have been filed as exhibits to the Registration Statement described under "Additional Available Information."

 Amended Articles of Incorporation

  Coaxial's Amended Articles of Incorporation authorize 2,000 common shares, par value of $1.00 per share (the "Common Stock"), of which 1,080 shares are issued and outstanding. No shares have been reserved for issuance. No preferred shares are authorized. Each share of Common Stock is entitled to one vote per share. The Amended Articles of Incorporation restrict the freedom of officers and directors in governing the corporation and provide that the internal affairs of Coaxial are to be governed by the Close Corporation Agreement. In addition, the purposes of Coaxial are limited to (a) acquiring, owning and disposing of membership interests in Insight Ohio or any successor-in-interest thereto or any assets or property acquired in exchange for any such membership interests and (b) engaging in the business of developing, owning, designing, constructing, maintaining, operating, managing and selling those cable television systems owned or held by Coaxial prior to the filing of Coaxial's Amended Articles of Incorporation.

 Close Corporation Agreement

  The Close Corporation Agreement regulates the internal affairs of Coaxial and the relations of its shareholders among themselves with respect to Coaxial. In the event of any conflict between either the Amended Articles of Incorporation or the Code of Regulations of Coaxial and the Close Corporation Agreement, the Close Corporation Agreement governs.

  The Close Corporation Agreement requires Coaxial to obtain shareholder approval for various categories of actions, including (subject to certain exceptions):
  . to sell or issue any Coaxial capital stock;
  . to engage in certain transactions with Insight, Insight Ohio, the manager of the Individual LLCs or any of their respective affiliates;

  . to engage in any business other than owning and disposing of membership interests in Insight Ohio;
  . to amend the Articles of Incorporation or the Code of Regulations;
  . to acquire any shares of Coaxial capital stock;
  . to merge or consolidate with any other entity;
  . to liquidate or dissolve;
  . to acquire any assets;
  . to amend the Operating Agreement of Insight Ohio;
  . to sell or dispose of assets;
  . to incur or prepay indebtedness;
  . to agree to any reorganization or similar adjustment of its debts under any bankruptcy or similar law;
  . to enter into or amending any contract;
  . to take any action that would cause Coaxial to no longer be treated as an
    S corporation; or
  . to hire any employee or independent contractor, or pay any compensation to any officer or director.

  Coaxial is also required to comply with any shareholder resolution regarding certain "Reserved Matters," which include:
  . preparing and filing tax returns;
  . exercising, prosecuting or enforcing any rights or claims of Coaxial that are not contributed to Insight Ohio;
  . owning, operating, managing, selling or otherwise disposing of any
    Excluded Asset (as defined in the Contribution Agreement);
  . exercising, prosecuting or enforcing any rights or claims of Coaxial arising under the Contribution Agreement; and . any other matter that does not involve Coaxial's ownership of membership interests in Insight Ohio and its incurrence of the indebtedness evidenced by the Notes or any replacement thereof.

  The shareholders have the right to declare and cause Coaxial to pay dividends to the same extent as Coaxial's board of directors.

  None of the rights of the shareholders of Coaxial may be exercised on behalf of any of the shareholders of Coaxial by IHO in its capacity as manager of such shareholder, or otherwise, except to the extent that IHO is expressly granted the authority to exercise such right on behalf of such shareholder pursuant to a Management Agreement executed by the member of such shareholder and filed with Coaxial.

  Coaxial undertakes to indemnify each shareholder and its members, officers and directors from any liability, loss, or damage arising from the exercise of any rights arising under the Close Corporation Agreement.

  The Close Corporation Agreement can only be modified or terminated upon the written consent of all holders of the outstanding capital stock of Coaxial. Each share of Coaxial must bear a legend indicating that such shares are subject to the Close Corporation Agreement.

General Partnership Agreement of Phoenix

  Phoenix Associates ("Phoenix") is a Florida general partnership created pursuant to a General Partnership Agreement, dated as of January 1, 1978, as amended, among Phoenix BAS LLC, a limited liability company that is wholly-owned and controlled by Barry Silverstein and that has a 67.5% partnership interest in Phoenix, Phoenix DJM LLC, a limited liability company that is wholly-owned and controlled by Dennis J. McGillicuddy and that has a 22.5% partnership interest in Phoenix, and Phoenix DSM LLC, a limited liability company that is wholly-owned and controlled by D. Stevens McVoy and that has a 10.0% partnership interest in Phoenix. Phoenix currently conducts no business and has no assets other than debt instruments issued by certain of its affiliates. As of June 30, 1998, Phoenix owed Coaxial $79,501,010.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facility

  Insight Ohio entered into the Senior Credit Facility on October 7, 1998 with a group of banks and other financial institutions led by Canadian Imperial Bank. None of the elements of the Financing Plan were contingent on the entering into of the Senior Credit Facility. The following is a summary of certain provisions of the Senior Credit Facility and, therefore, does not purport to be complete.

  The Senior Credit Facility provides for revolving credit loans of $25 million to finance capital expenditures and for working capital and general purposes, including the upgrade of the System's cable plant and for the introduction of new video services. The Senior Credit Facility has a six-year maturity, with reductions to the amount of the commitment commencing after three years. The amount available for borrowing is reduced by any outstanding letter of credit obligations.

  Insight Ohio's obligations under the Senior Credit Facility are secured by substantially all the tangible and intangible assets of Insight Ohio. Loans under the Senior Credit Facility bear interest, at Insight Ohio's option, at Canadian Imperial Bank's prime rate or at a Eurodollar rate. In addition to the index rates, Insight Ohio pays an additional margin percentage tied to its ratio of total debt to adjusted annualized operating cash flow, in the case of prime rate loans, 0.75% or, if under a 5:1 ratio, 0.25%; and in the case of Eurodollar loans, 2.0% or, if under a 5:1 ratio, 1.5%.

  The Senior Credit Facility contains a number of covenants that, among other things, restricts the ability of Insight Ohio and its subsidiaries to make capital expenditures, dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends or make capital distributions, including distributions on the Preferred Interests that are required to pay the Notes and the Discount Notes in the event of a payment default under the Senior Credit Facility, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict certain activities. In addition, the Senior Credit Facility requires compliance with certain financial ratios, including with respect to total leverage, interest coverage and pro forma debt service coverage. Management does not expect that such covenants will materially impact the ability of Insight Ohio to operate its business.

  The Senior Credit Facility contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due within a period of time after the due date thereof, any representation or warranty being made by Insight Ohio that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants or a default in the performance of certain other covenants or agreements for a specified period, default in certain other indebtedness, certain insolvency events, certain change of control events and a default under the Indenture or the Discount Notes Indenture.

Discount Notes

  Concurrent with the Original Notes Offering, the Discount Notes Issuers offered $30.0 million gross proceeds ($55,869,000 aggregate principal amount at maturity) of the Discount Notes.

  The Discount Notes were issued at a substantial discount to their principal amount at maturity. A holder of Discount Notes is required to include the accretion of the original issue discount as gross income for U.S. federal income tax purposes prior to the receipt of the cash payments to which such income is attributable.

  Cash interest on the Discount Notes does not accrue and is not payable prior to August 15, 2003. Thereafter, cash interest on the Discount Notes will accrue at a rate of 12 7/8% per annum, on the principal amount at maturity of the Discount Notes, and will be payable semiannually on each February 15 and August 15, commencing February 15, 2004.

  The Discount Notes are joint and several non-recourse obligations of the Discount Notes Issuers and are secured by a pledge of all of the issued and outstanding common equity of Coaxial and notes issued by Coaxial DJM LLC and Coaxial DSM LLC to Coaxial LLC (together, the "LLC Mirror Notes"). Upon the closing of the Discount Notes Offering, Coaxial LLC loaned 22.5% of the gross proceeds to Coaxial DJM LLC and 10% of such proceeds to Coaxial DSM LLC in order to allow for distributions to their respective holders for purposes of repaying amount outstanding under the Chase Credit Facility. Each of the LLC Mirror Notes incorporates the terms of the Discount Notes with respect to payments and otherwise. Accordingly, Coaxial LLC will rely on the provisions of the LLC Mirror Notes in requiring payments from Coaxial DJM LLC and Coaxial DSM LLC in order to make corresponding payments on the Discount Notes. The LLC Mirror Note issued by Coaxial DJM LLC is in the amount of $12,570,525 (i.e, 22.5% of the principal amount at maturity of the Discount Notes) and is secured by 22.5% of the outstanding common equity of Coaxial. The LLC Mirror
Note issued by Coaxial DSM LLC is in the amount of $5,586,900 (i.e., 10% of the principal amount at maturity of the Discounts Notes) and is secured by 10% of the outstanding common equity of Coaxial. The relationship among Coaxial LLC, on the one hand, and Coaxial DJM LLC and Coaxial DSM LLC, on the other, produces the same effect as if the three entities were co-issuers of the Discount Notes, with the same effect as a pledge of all of the equity of Coaxial. It was determined that it would provide an easier presentation to investors by having a single issuer of the Discount Notes. Coaxial Financing Corp. was included as a co-issuer of the Discount Notes to provide for a joint obligor with corporate characteristics, as is required by many investors.

  The Series B Preferred Interests have an initial liquidation preference of $30.0 million. All Series B Preferred Interests have been issued to Coaxial; Insight Ohio will pay distributions to Coaxial in an amount equal to the interest payments on the Discount Notes. Coaxial will use the distributions received by it in respect of the Series B Preferred Interests to pay dividends on its common stock. Pursuant to the LLC Mirror Notes, Coaxial DJM LLC and Coaxial DSM LLC will pay dividends received by them to Coaxial LLC. Coaxial LLC will utilize cash dividends from the Coaxial common stock and cash interest payments from the LLC Mirror Notes to make payments on the Discount Notes. Neither of the Discount Notes Issuers will conduct any business. The Series B Preferred Interests will become non-voting upon the enforcement of remedies under the Discount Notes pledge agreement (as defined in the Discount Notes Indenture). Though the Series B Preferred Interests will make distributions in amounts equal to the interest payments on the Discount Notes, the Series B Preferred Interests will not serve as collateral for the Discount Notes and the holders of the Discount Notes will not have any direct claim with respect to the Series B Preferred Interests.

  The Series B Preferred Interests are mandatorily redeemable upon acceleration of indebtedness under the Discount Notes, enforcement of remedies under the pledge agreement in respect of the Discount Notes collateral, the passage of ten days and the request by the holders of the Discount Notes. The Series B Preferred Interests are redeemable at the option of Insight Ohio, so long as the proceeds thereof are used to make a redemption of the Discount Notes or an offer to purchase Discount Notes, in each case, in accordance with the terms of the Discount Notes Indenture. Except for the pledge to the trustee (as defined in the Discount Notes Indenture) for the benefit of the holders of the Discount Notes, the exercise of remedies in respect of such pledge or any transfer after enforcement of such remedies under such pledge, common stock of Coaxial and the LLC Mirror Notes are non-transferable. The Series B Preferred Interests are non-transferable.

  The Series A Preferred Interests have a priority over the Series B Preferred Interests with respect to both distributions and redemption.

  The Discount Notes are conditionally guaranteed on a senior unsecured basis, by Insight Ohio and any future restricted subsidiaries (as defined in the Discount Notes Indenture) (other than Coaxial) of the Discount Notes Issuers (the "Discount Notes Guarantors"). The Discount Notes guarantees are only effective to the extent and at the time the holders of the Discount Notes are unable to realize proceeds from the enforcement of the mandatory redemption provisions of the Series B Preferred Interests. Insight Ohio is the only Discount Notes Guarantor currently in existence. The Discount Notes guarantees are subordinated to the prior payment in full of all obligations of the Guarantors with respect to the Guarantees.

  The Discount Notes are non-recourse senior obligations of the Discount Notes Issuers who are not permitted under the Discount Notes Indenture to incur any other indebtedness. The Discount Notes guarantees rank pari passu in right of payment with all existing and future unsubordinated indebtedness of Insight Ohio and any restricted subsidiaries and senior in right of payment to all existing and future subordinated indebtedness of Insight Ohio and any restricted subsidiaries. The Discount Notes and any Discount Notes guarantees are effectively subordinated in right of payment to all secured indebtedness of the Discount Notes Guarantors to the extent of the value of the assets securing such indebtedness, including indebtedness under the Senior Credit Facility. In addition, the Discount Notes are effectively subordinated to all indebtedness of the Discount Notes Issuers' subsidiaries (including Coaxial) that are not Discount Notes Guarantors. As of December 22, 1998, no funds had been borrowed under the Senior Credit Facility and as a result the Discount Notes and the Discount Notes guarantees were not subordinated in right of payment to any secured indebtedness of the Discount Notes Guarantors (presently Insight Ohio). As of December 22, 1998, the Discount Notes and the Discount Notes guarantees were subordinated to the $140.0 million indebtedness of Coaxial represented by the Notes. There are currently no other subsidiaries of Coaxial LLC and Coaxial Financing Corp. that are not Discount Notes Guarantors.

  The Discount Notes are redeemable at the option of the Discount Notes Issuers, in whole or in part, at any time on or after August 15, 2003, at the redemption prices set forth in the Discount Notes Indenture, together with accrued and unpaid interest thereon, if any, to the redemption date.

  Upon a change of control (as defined in the Discount Notes Indenture), the Discount Notes Issuers are required to offer to repurchase all of the outstanding Discount Notes at a purchase price equal to:
  . 101% of the accreted value (as defined in the Discount Notes Indenture)
    thereof, if the repurchase date is on or prior to August 15, 2003 or . 101% of the principal amount at maturity thereof, together with accrued and unpaid interest thereon, if any, to the repurchase date, if such date is after August 15, 2003.

  The Discount Notes Indenture contains covenants that, among other things, restrict the ability of the Discount Notes Issuers, Insight Ohio and any of their restricted subsidiaries to:
  . incur additional indebtedness;
  . pay dividends and make distributions;
  . issue stock of subsidiaries to third parties;
  . make certain investments;
  . repurchase stock;
  . create liens;
  . enter into transactions with affiliates;
  . enter into sale and leaseback transactions;
  . create dividend or other payment restrictions affecting restricted subsidiaries;
  . merge or consolidate in a transaction involving all or substantially all of the assets of the Discount Notes Issuers and their restricted subsidiaries, taken as a whole;
  . transfer or sell assets; and
  . use dividends received on the Coaxial common stock and payments received in respect of the LLC Mirror Notes for any purpose other than required payments of interest and principal on the Discount Notes.

  These covenants are subject to a number of important exceptions.

  The Discount Notes Issuers are obligated in certain instances to make an offer to repurchase the Discount Notes at a purchase price equal to (i) 100% of the accreted value thereof, if the repurchase date is on or prior to August 15, 2003, or (ii) 100% of the principal amount at maturity thereof, together with accrued and unpaid interest thereon to the purchase date, if the repurchase date is after August 15, 2003 with the net cash proceeds of certain asset sales.

  The Discount Notes Issuers are obligated in certain instances to make an offer to repurchase the Discount Notes, at the redemption prices set forth in the Discount Notes Indenture, plus accrued and unpaid interest, if any, to the redemption date in connection with certain asset swaps.

  Pursuant to the Discount Notes registration rights agreement (as defined in the Discount Notes Indenture), the Discount Notes Issuers and any Discount Notes Guarantors must use their reasonable best efforts to file by October 20, 1998, and use their best efforts to cause to become effective by January 18, 1999 an exchange offer registration statement with respect to an offer to exchange the outstanding Discount Notes for notes of the Discount Notes Issuers with terms substantially identical to the outstanding Discount Notes (the "Exchange Discount Notes"). In addition, under certain circumstances the Discount Notes Issuers and any Discount Notes Guarantors may be required to file a shelf registration statement. The Exchange Discount Notes have terms substantially identical to the outstanding Discount Notes. In the event that certain covenants contained in the Discount Notes registration rights agreement are not complied with, the Discount Notes Issuers will be required to pay liquidated damages.

                           DESCRIPTION OF THE NOTES

  The Original Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of August 21, 1998 (the "Indenture") by and among the Issuers, Insight Ohio and Bank of Montreal Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the TIA for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained in the Indenture). A copy of the Indenture will be provided without charge upon request of the Issuers to each person to whom a copy of this Prospectus is delivered. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions." Capitalized terms that are used but not otherwise defined in this Prospectus have the meanings ascribed to them in the Indenture and such definitions are incorporated in this Prospectus by reference.

General

  The Original Notes initially issued under the Indenture were limited in aggregate principal amount to $140,000,000. The Notes are senior obligations of the Issuers, who are not permitted under the Indenture to incur any other Indebtedness. The Notes are non-recourse obligations of the Issuers and the only recourse a holder of the Notes has with respect to the payment of principal or interest on the Notes is the enforcement of the rights granted pursuant to the Pledge Agreement with respect to the Senior Notes Collateral (which will require mandatory redemption of the Series A Preferred Interests) and, failing that, enforcement of the Guarantee. See "Risk Factors--Non-Recourse Debt; Ability to Realize on Collateral."

Guarantees

  The Notes are conditionally guaranteed, on a senior unsecured basis, by Insight Ohio and by any future Restricted Subsidiaries of the Issuers. The conditional Guarantees will become effective upon (i) enforcement by the Trustee of the rights granted pursuant to the Pledge Agreement with respect to the Senior Notes Collateral, (ii) Insight Ohio's failure to redeem the Series A Preferred Interests after ten days as provided in the Operating Agreement and (iii) an adjudication (other than a default judgment based upon a failure to prosecute or defend any claim) is obtained relating to such failure. Insight Ohio is currently the only Guarantor in existence. The Guarantee of any Guarantor will be subordinate to any secured Indebtedness of such Guarantor to the extent of the assets securing such Indebtedness.

  The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

  A Guarantor shall be released from all of its obligations under its Guarantee if (i) the Guarantor has sold all or substantially all of its assets or the Issuers and their Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with "--Certain Covenants--Limitation on Certain Asset Sales" and "--Merger, Consolidation or Sale of Assets" below, or (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuers or another Guarantor in a transaction in compliance with "--Merger, Consolidation or Sale of Assets" below, and, in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent in the Indenture provided for relating to such transactions have been complied with.

Security

  Pursuant to the Pledge Agreement among Coaxial and the Trustee, Coaxial pledged to the Trustee, for the benefit of the holders of the Notes, the Series A Preferred Interests in Insight Ohio owned by Coaxial on the Issue Date or so acquired by Coaxial thereafter all of which constitutes the Senior Notes Collateral. Such pledge secures the payment and performance when due of all the obligations of the Issuers under the Indenture and the Notes.

  So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture, Coaxial will be entitled to receive all cash distributions made upon or with respect to the Senior Notes Collateral pledged by it.

  Upon the occurrence and during the continuance of an Event of Default, the Trustee shall enforce its remedies with respect to the pledged Senior Notes Collateral in accordance with instructions received from holders of a majority of the aggregate principal amount at maturity of outstanding Notes, or in the absence of such instructions, in such manner as the Trustee deems appropriate, in each case as provided in the Indenture. The Series A Preferred Interests are mandatorily redeemable ten days after acceleration or such enforcement. All funds received by the Trustee upon any such enforcement shall be distributed by the Trustee in accordance with the provisions of the Indenture. Upon the full and final payment and performance of all obligations of the Issuers under the Indenture and the Notes, the Senior Notes Collateral shall be released.

  The rights of the Trustee to foreclose upon and dispose of the Senior Notes Collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers prior to the Trustee's having disposed of the Senior Notes Collateral. Under Title XI of the United States Code (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from disposing of security upon foreclosure in a bankruptcy case, even though the debtor is in default under the applicable debt instruments, without bankruptcy court approval. Moreover, in general, the Bankruptcy Code prohibits the bankruptcy court from giving such approval if the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of disposition during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could dispose of the Senior Notes Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the pledged collateral through the requirement of "adequate protection." See "Risk Factors--Certain Bankruptcy Considerations."

Maturity, Interest and Principal

  The Notes mature on August 15, 2006. The Notes bear interest at a rate of 10% per annum from the Issue Date until maturity. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 1999, to holders of record of the Notes at the close of business on the immediately preceding February 1 and August 1, respectively. The interest rate on the Notes is subject to increase, and such Additional Interest will be payable on the payment dates set forth above, in certain circumstances, if the Notes (or other securities substantially similar to the Notes) are not registered with the SEC within the prescribed time periods. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

Optional Redemption

  The Notes are redeemable at the option of the Issuers, in whole at any time or in part from time to time on or after August 15, 2002 at the following redemption prices (expressed as percentages of the principal amount thereof), together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on August 15 of each year listed below:

           Year                                    Percentage
           ----                                    ----------
           2002...................................  105.500%
           2003...................................  103.333%
           2004...................................  101.667%
           2005 and thereafter....................  100.000%

  Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to August 15, 2001 at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Equity Offerings; provided that at least $91.0 million of the principal amount of Notes remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

  In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as funds are deposited with the Paying Agent.

Certain Covenants

  The Indenture contains, among others, the following covenants:

 Limitation on Additional Indebtedness

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, Insight Ohio or any of the Issuers' Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Leverage Ratio of the Issuers is less than 7 to 1.

  Notwithstanding the foregoing, Insight Ohio and the Issuers' Restricted Subsidiaries may incur Permitted Indebtedness; provided that such Person will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Issuers or such Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Issuers or such Restricted Subsidiary, as the case may be.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph under "--Limitations on Additional Indebtedness."

 Limitation on Restricted Payments

  The Issuers will not make, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

    (a) no default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

    (b) immediately after giving pro forma effect to such Restricted Payment, Insight Ohio and the Issuers' Restricted Subsidiaries could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Limitation on Additional Indebtedness" above; and

    (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

      (1) 100% of the Issuers' Cumulative EBITDA minus 1.4 times the Cumulative Consolidated Interest Expense of the Issuers;

      (2) 100% of the aggregate Net Proceeds received by an Issuer from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of an Issuer issued to any Subsidiary of an Issuer) of an Issuer or any Indebtedness or other securities of an Issuer convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of an Issuer which has been so converted, exercised or exchanged, as the case may be;

      (3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by an Issuer from any equity contribution from a holder of an Issuer's Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes;

      (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment; and

      (5) so long as the Designation Amount thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the provisions of the Indenture, an Issuer's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation).

  For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

  The provisions of this covenant shall not prohibit:

    (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

    (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of an Issuer or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of an Issuer (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer) of other shares of Capital Stock of an Issuer (other than Disqualified Capital Stock); provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares or Indebtedness are excluded from clause (c)(2) above (and were not included therein at any time);

    (iii) the redemption or retirement of Indebtedness of an Issuer subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of an Issuer (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired;

    (iv) the retirement of any shares of Disqualified Capital Stock of an Issuer by conversion into, or by exchange for, shares of Disqualified Capital Stock of an Issuer, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer) of other shares of Disqualified Capital Stock of an Issuer; provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares are excluded from clause (c)(2) above (and were not included therein at any time);

    (v) whether or not a default or Event of Default shall have occurred and be continuing or occur immediately after giving effect thereto, in amounts necessary to make payments on the Notes and the Discount Notes (x) Preferred Payments from Insight Ohio and (y) Pass Through Dividends by Coaxial;

    (vi) except if a default or Event of Default shall have occurred and be continuing, Tax Distributions;

    (vii) management fees and reimbursement of expenses payable to IHO pursuant to the Operating Agreement provided that (a) the Issuers and their Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Certain Covenants--Limitation on Additional Indebtedness" and (b) no default or Event of Default shall have occurred and be continuing in the case of both clauses (a) and (b) of this clause (vii) at (x) the time of payment of such management fee and (y) at the Reported Period;

    (viii) the purchase of Notes pursuant to "Limitation on Certain Asset Sales," "Change of Control" and "Limitation on Asset Swaps" provisions of the Indenture; and

    (ix) the distribution by Phoenix of any of the Excluded Assets; provided that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) above, amounts expended pursuant to clauses (i), (vi) and (viii) shall be included in such calculation.

 Limitation on Liens

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of an Issuer or any of their Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of an Issuer which owns property or assets, now owned or hereafter acquired, unless:

  . if such Lien secures Indebtedness which is pari passu with the Notes (without giving effect to the principles of structural subordination), then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or

  . if such Lien secures Indebtedness which is subordinated to any debt of a Restricted Subsidiary, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

 Limitation on Transactions with Affiliates

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify in any material respect the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

    (i) such Affiliate Transaction is between or among the Issuers, or an Issuer and a Restricted Subsidiary of an Issuer; or

    (ii) the terms of such Affiliate Transaction are fair and reasonable to an Issuer or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are substantially similar to the terms which could reasonably be expected to be obtained by an Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

  In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $3.0 million which is not permitted under clause (i) above, an Issuer must obtain a resolution of the Board of Directors of such Issuer certifying that such Affiliate Transaction complies with clause (ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (i) above, the Issuers must obtain a favorable written opinion as to the fairness, from a financial point of view, of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

  The foregoing provisions will not apply to:

  . any Restricted Payment that is not prohibited by the provisions described under "--Limitation on Restricted Payments" above;

  . reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any Restricted Subsidiary of an Issuer as determined in good faith by the Issuer's Board of Directors or senior management;

  . arrangements now or hereafter in effect between Insight and IHO and third parties which arrangements can be used for the benefit of a Restricted Subsidiary; and

  .  any forgiveness or distribution by Phoenix of the Excluded Assets.

  Notwithstanding anything contained in the Indenture to the contrary, the terms of the Operating Agreement and the indemnification provisions of the Close Corporation Agreement and the performance by any party thereto of its obligations thereunder shall not be considered an Affiliate Transaction.

 Limitation on Creation of Subsidiaries

  The Issuers will not create or acquire, and will not permit any of their Restricted Subsidiaries to create or acquire, any Subsidiary other than:

    (i) a Restricted Subsidiary existing as of the Issue Date; or

    (ii) a Restricted Subsidiary that is acquired or created in connection with the acquisition by an Issuer of a related business or asset; or

    (iii) an Unrestricted Subsidiary;

provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor. As of the Issue Date, the Issuers had no Restricted Subsidiaries, other than Insight Ohio. See "--General."

 Limitation on Certain Asset Sales

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

    (i) the Issuer or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

    (ii) not less than 80% of the consideration received by an Issuer or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of any (x) Indebtedness of an Issuer or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which an Issuer and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by an Issuer or the Restricted Subsidiaries and (y) notes or other similar obligations received by an Issuer or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by an Issuer or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by an Issuer or the Restricted Subsidiaries; and

    (iii) the Asset Sale Proceeds received by an Issuer or such Restricted Subsidiary are applied:

      (a) to the extent an Issuer or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder (other than commitments under a revolving credit facility) in an amount equal to the principal amount so repaid; or

      (b) to the extent of the balance of Asset Sale Proceeds, after application, if any, as described above, to the extent the Issuers elect, on a pro rata basis to the repayment of an amount of Other Pari Passu Debt not exceeding the Other Pari Passu Debt Pro Rata Share (provided that any such repayment shall result in a permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid) within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; or

      (c) to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Issuers or a Restricted Subsidiary elect, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar, ancillary, complementary or otherwise related to the business of an Issuer or any such Restricted Subsidiary as then conducted; provided that (1) such investment occurs or an Issuer or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 180 days following receipt of such Asset Sale Proceeds and (2) Asset Sale Proceeds so contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and

      (d) if on such 180th day in the case of clauses (iii)(a), (iii)(b) and (iii)(c)(1) or on such 270th day in the case of clause (iii)(c)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, the Issuers shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

  If an Excess Proceeds Offer is not fully subscribed, the Issuers may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

  If the Issuers are required to make an Excess Proceeds Offer, the Issuers shall mail, within 30 days following the date specified in clause (iii)(d) above, a notice to the holders stating, among other things:

  . that such holders have the right to require the Issuers to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date;

  . the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed;

  . the instructions that each holder must follow in order to have such Notes purchased; and

  . the calculations used in determining the amount of Available Asset Sale
    Proceeds to be applied to the purchase of such Notes.

  In the event of the transfer of substantially all of the property and assets of the Issuers and their Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation or Sale of Assets" below, the successor Person shall be deemed to have sold the properties and assets of the Issuers and their Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

 Limitation on Asset Swaps

  The Issuers will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps which constitutes substantially all of the assets of the Issuers, unless:

    (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (ii) the Issuers have been informed in writing by either S&P or Moody's that any Indebtedness of the Issuers (including the Notes) will not be downgraded as a result of such Asset Swap.

  Notwithstanding clause (ii) of the immediately preceding sentence, the Issuers will be allowed to consummate an Asset Swap even if such Asset Swap will result in such a downgrade, if within five days of the occurrence of such Asset Swap, the Issuers make an offer to purchase Notes in accordance with the procedures described in "--Change of Control Offer" (the "Asset Swap Offer") at the following redemption prices (expressed as percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on August 15 of each year listed below:

           Year                                    Percentage
           ----                                    ----------
           1998................................... 110.0000%
           1999................................... 108.7500%
           2000................................... 107.5000%
           2001................................... 106.2500%
           2002................................... 105.0000%
           2003................................... 103.7500%
           2004 and thereafter.................... 103.0000%

 Limitation on Disqualified Capital Stock of Restricted Subsidiaries

  The Issuers will not permit any of their Restricted Subsidiaries to issue any Disqualified Capital Stock (except Disqualified Capital Stock issued to an Issuer or a Wholly Owned Subsidiary of an Issuer) or permit any Person (other than an Issuer or a Wholly Owned Subsidiary of an Issuer) to hold any such Disqualified Capital Stock unless an Issuer or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under "--Limitation on Additional Indebtedness" above (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Disqualified Capital Stock to be issued.

 Limitation on Capital Stock of Restricted Subsidiaries

  The Issuers will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of an Issuer (other than under the Senior Credit Facility or pursuant to the Pledge Agreement) or
(ii) permit any of their Restricted Subsidiaries to issue any Capital Stock, other than to an Issuer or a Wholly Owned Subsidiary of an Issuer, provided, that Insight Ohio may issue additional common membership interests to IHO in consideration of capital contributions made by IHO. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "--Limitation on Certain Asset Sales" above or the issuance of Preferred Stock in compliance with "--Limitation on Disqualified Capital Stock of Restricted Subsidiaries" above.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of an Issuer to;

    (a)(i) pay dividends or make any other distributions to an Issuer or any Restricted Subsidiary of an Issuer (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to an Issuer or any Restricted Subsidiary of an Issuer;

    (b) make loans or advances or capital contributions to an Issuer or any of its Restricted Subsidiaries; or

    (c) transfer any of its properties or assets to an Issuer or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

      (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

      (ii) (x) the Indenture, the Notes and the Guarantees and (y) the Discount Notes Indenture, the Discount Notes and the guarantees of the Discount Notes;

      (iii) applicable law;

      (iv) the Senior Credit Facility;

      (v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

      (vi) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

      (vii) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (viii) customary restrictions in security agreements or mortgages securing Indebtedness of an Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages; or

      (ix) customary restrictions with respect to a Restricted Subsidiary of an Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

 Limitation on Conduct of Business

  The Issuers will not engage in any business other than holding common membership interests and the Preferred Interests of Insight Ohio and issuing the Notes and, in the case of Phoenix, holding the Excluded Assets. The Issuers will not permit their Restricted Subsidiaries to engage in any businesses which are not the same, similar, related, ancillary or complementary to the businesses in which Insight Ohio and their Restricted Subsidiaries are then engaged.

 Limitation on Sale and Lease-Back Transactions

  The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of an Issuer and evidenced by a board resolution and (ii) the Issuers could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with "-- Limitation on Additional Indebtedness" above.

 Payments for Consent

  The Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

 Payment of Pass Through Dividends

  Coaxial will immediately use all proceeds received from Insight Ohio as Preferred Payments in respect of the Series B Preferred Interests to pay a dividend in like amount to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC.

 Enforcement of Rights

  In the event that the Series A Preferred Interests become mandatorily redeemable, Coaxial will exercise all rights and remedies available to enforce Coaxial's rights with respect to the Series A Preferred Interests.

Change of Control Offer

  Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined below) in accordance with the procedures set forth below.

  Within 20 days of the occurrence of a Change of Control, the Issuers shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

    (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

    (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

    (3) that any Note not tendered will continue to accrue interest;

    (4) that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

    (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

    (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

    (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

    (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

    (9) the name and address of the Paying Agent.

  On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

  The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 20 days following any Change of Control, the Issuers covenant to (i) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and repay the Indebtedness owed to each such lender who has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Issuers must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Issuers' failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "-- Events of Default" below if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Issuers to purchase the Notes unless the Issuers are able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility.

  The Indenture provides that, (A) if an Issuer or any Restricted Subsidiary thereof has issued any outstanding (i) indebtedness that is subordinated in right of payment to the Notes or senior in right of payment with respect to Indebtedness of Restricted Subsidiaries (other than under the Senior Credit Facility) or (ii) Preferred Stock, and an Issuer or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such indebtedness or Preferred Stock in the event of a change of control, the Issuers shall not consummate any such offer or distribution with respect to such indebtedness or Preferred Stock until such time as the Issuers shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuers' Change of Control Offer and shall otherwise have consummated the change of control offer made to holders of the Notes and (B) the Issuers will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

  The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

  If a Change of Control were to occur, the Issuers may not have sufficient available funds to make the Change of Control Offer for all Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Issuers to make or consummate the Change of Control Offer or to pay the Change of Control Payment when due will give the Trustee and the holders of the Notes the right described under "Events of Default" below. See "Risk Factors--Ability to Purchase Notes Upon a Change of Control."

  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Merger, Consolidation or Sale of Assets

  The Issuers will not and will not permit any of their Restricted Subsidiaries to consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuers (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:
(i) an Issuer or such Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than an Issuer or such Restricted Subsidiary) formed by such consolidation or into which an Issuer or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of an Issuer or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of an Issuer or such Restricted Subsidiary, as the case may be, under the Indenture, the Notes and the Guarantees, and the obligations thereunder shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Issuers or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Certain Covenants--Limitation on Additional Indebtedness" above; provided that Insight Ohio may merge with Coaxial without complying with this clause (iii).

  In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent in the Indenture provided for relating to such transaction or transactions have been complied with.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of an Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuers, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuers.

Events of Default

  The following events are defined in the Indenture as "Events of Default":

    (i) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise;

    (ii) default for 30 days in payment of any interest on the Notes;

    (iii) default by an Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes, the Indenture or the Pledge Agreement for 30 days after written notice from the Trustee as directed by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the "Change of Control" or "Merger, Consolidation or Sale of Assets" covenant which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (iv) failure to pay when due principal, interest or premium in an aggregate amount of $7.5 million or more with respect to any Indebtedness of an Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $7.5 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

    (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $7.5 million, net of any amounts covered by insurance, shall be rendered against an Issuer or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

    (vi) certain events involving bankruptcy, insolvency or reorganization of an Issuer or any Restricted Subsidiary thereof;

    (vii) any modification of the mandatory redemption provisions relating to the Preferred Interests contained in the Operating Agreement;

    (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture);

    (ix) failure to have a first priority perfected security interest with respect to the Senior Notes Collateral; and

    (x) the occurrence of an "Event of Default" under the Discount Notes Indenture.

  The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

  The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders as directed by not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration (i) and the same shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or 5 business days after receipt by an Issuer and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the above Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

  The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

  No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

Defeasance and Covenant Defeasance

  The Indenture provides that the Issuers may elect either (a) to defease and be discharged from any and all of their and any Guarantor's obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes, to hold monies for payment in trust and certain other obligations set forth in the Indenture) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture ("covenant defeasance") upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things:

  . the Issuers have delivered to the Trustee an opinion of counsel (as specified in the Indenture) (A) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (B) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;
  . no default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;
  . such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which an Issuer or any of their Subsidiaries is a party or by which an Issuer or any or their Subsidiaries is bound;
  . the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;
  . the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;
  . the Issuers shall have delivered to the Trustee an opinion of counsel to the effect after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and
  .  certain other customary conditions precedent are satisfied.

Modification of Indenture

  From time to time, the Issuers, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee, with the written consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture, the Notes and the Pledge Agreement, except that no such modification shall, without the consent of each holder affected thereby:

  . reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture;
  . reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;
  . reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;
  . make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;
  . waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note;
  . make any change in provisions of the Indenture protecting the right of each holder of Notes to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive defaults or Events of Default;
  . amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;
  . modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes;

  . release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or
  . modify or waive a default with respect to clause (vii) under "Events of Default".
Reports to Holders

  So long as the Issuers are subject to the periodic reporting requirements of the Exchange Act, they will continue to furnish the information required thereby to the SEC and to the holders of the Notes. The Indenture provides that even if the Issuers are entitled under the Exchange Act not to furnish such information to the SEC or to the holders of the Notes, it will nonetheless continue to furnish such information to the SEC (unless the SEC does not permit such filing) and holders of the Notes.

Compliance Certificate

  The Issuers will deliver to the Trustee on or before 90 days after the end of the Issuers' fiscal year an Officers' Certificate stating whether or not the signers know of any default or Event of Default that has occurred and is continuing. If they do, the certificate will describe the default or Event of Default, its status and the intended method of cure, if any.

The Trustee

  The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Transfer and Exchange

  Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any transfer taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption and, further, is not required to transfer or exchange any Note for a period of 15 days immediately preceding selection of the Notes to be redeemed or any Note selected for redemption.

  The Original Notes have been issued in a transaction exempt from registration under the Securities Act and will be subject to the restrictions on transfer described in "Notice to Investors."

  The registered holder of a Note may be treated as the owner of it for all purposes.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used in this Prospectus for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

  "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and (y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

  "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under "-- Certain Covenants--Limitation on Transactions with Affiliates" beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

  "Annualized EBITDA" means EBITDA of the Issuers and their Restricted Subsidiaries for the latest fiscal quarter for which financial statements are available multiplied by four (such fiscal quarter the "One Quarter Period"). For purposes of this definition, "EBITDA" shall be calculated for any period after giving effect on a pro forma basis to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the One Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the One Quarter Period) occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the One Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary or such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition (including pursuant to the System Acquisition), the amount of income or earnings and any net cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act.

  "Asset Acquisition" means (a) an Investment by an Issuer or any Restricted Subsidiary of an Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of an Issuer or any Restricted Subsidiary of an Issuer, or shall be merged with or into an Issuer or any Restricted Subsidiary of an Issuer or (b) the acquisition by an Issuer or any Restricted Subsidiary of an Issuer of the assets of any Person (other than a Restricted Subsidiary of an Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (excluding Asset Swaps), other than to an Issuer or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of an Issuer or (b) any other property or assets of an Issuer or of any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) a transaction or series of related transactions for which an Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of an Issuer as permitted under "--Merger, Consolidation or Sale of Assets," (iii) any transaction consummated in compliance with the covenant described above under "--Limitation on Restricted Payments" and (iv) any sale, lease, conveyance, disposition or other transfer of all or any portion of the Excluded Assets.

  "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by an Issuer or any Restricted Subsidiary of an Issuer from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of an Issuer as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by an Issuer or a Restricted Subsidiary of an Issuer as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by an Issuer or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by an Issuer or any Restricted Subsidiary of an Issuer from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

  "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Issuers in good faith believe will be satisfied, for a concurrent purchase and sale or exchange of Related Business Assets, between an Issuer or any of its Restricted Subsidiaries and another Person, provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to any Asset Swap shall be deemed to be a new Asset Swap that must comply with the "Limitation on Asset Swaps" covenant; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith, provided that any such cash payment shall be applied in accordance with the covenant described above under "--Certain Covenants--Limitation on Asset Swaps."

  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement and (ii) the present value of the notes (discounted at the rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a), (iii)(b), or (iii)(c), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(d) of the first paragraph of "--Certain Covenants--Limitation on Certain Asset Sales".

  "Board of Directors" of any Person means the board of directors, management committee or other body governing the management and affairs of such Person.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

  "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

  A "Change of Control" will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting and economic power of Insight Ohio's Capital Stock,
(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of Insight Ohio's Capital Stock and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of Insight Ohio than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Insight Ohio,
(iii) there shall be consummated any consolidation or merger of Insight Ohio in which Insight Ohio is not the continuing or surviving corporation or pursuant to which the Capital Stock of Insight Ohio would be converted into cash, securities or other property, other than a merger or consolidation of Insight Ohio which the holders of the Capital Stock of Insight Ohio, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Insight Ohio (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or members of the Insight Ohio has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Insight Ohio or (v) Insight is the beneficial owner of less than 50% of the total voting and economic power of Insight Ohio's Capital Stock and ceases to have management control of the day-to-day operations of Insight Ohio; provided, however, that a Change of Control will be deemed not to have occurred as provided above if Insight continues to be the manager of Insight Ohio pursuant to the Operating Agreement or designees of Insight constitute a majority of the members of the Management Committee.

  "Close Corporation Agreement" means the Close Corporation Agreement of Coaxial Communications of Central Ohio, Inc. by and among Coaxial, Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC as in effect on the Issue Date.

  "Coaxial" means Coaxial Communications of Central Ohio, Inc., an Ohio corporation.

  "Coaxial LLC" means Coaxial LLC, a Delaware limited liability company.

  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

  "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) the net costs associated with Interest Rate Agreements and other hedging obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligation, (vi) amortization of discount or premium, if any, and (vii) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of an Issuer).

  "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to (ii) Annualized EBITDA.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded and (g) Net Income of Phoenix with respect to the Excluded Assets shall be excluded.

  "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from July 1, 1998 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, EBITDA from July 1, 1998 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Designation Amount" means an amount equal to the fair market value of the Issuer's aggregate Investment in a Restricted Subsidiary.

  "Discount Notes" means the Senior Discount Notes due 2008 of Coaxial LLC and Coaxial Financing Corp., as joint issuers, issued to generate gross proceeds of $30.0 million.

  "Discount Notes Indenture" means the Indenture pursuant to which the Discount Notes are issued.

  "Discount Notes Issuers" means Coaxial LLC and Coaxial Financing Corp.

  "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

  "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense; provided, however for purposes of this definition only, that dividends or distributions paid on Disqualified Capital Stock shall not be included in the definition of Consolidated Interest Expense to the extent such dividends or distributions have not been included in the computation of Consolidated Net Income for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Cash Equivalents.

  "Equity Offering" means an offering by an Issuer of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

  "Excluded Assets" means (i) any notes and accounts receivable held by Phoenix and owed by Coaxial Associates of Columbus I ("Columbus I") and Coaxial Associates of Columbus II ("Columbus II"), and (ii) any debt owed to Phoenix by its partners as a result of advances made to such partners, in each case as in effect on the Issue Date.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of an Issuer acting reasonably and in good faith, and whose determination shall be conclusive and shall be evidenced by a resolution of the Board of Directors of an Issuer delivered to the Trustee.

  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date.

  "Guarantors" means (i) Insight Ohio and (ii) any Restricted Subsidiary of an Issuer formed, created or acquired after the Issue Date.

  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any currency agreement or any interest rate agreement applicable to any of the foregoing (if and to the extent such currency agreement or interest rate agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
(i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of an Issuer or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

  "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in an Issuer and (ii) which, in the judgment of the Board of Directors of an Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Insight" means, collectively, Insight Communications Company, L.P. and Insight Holdings of Ohio, LLC.


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

  "Insight Ohio" means Insight Communications of Central Ohio, LLC, a Delaware limited liability company.

  "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated in such agreement against fluctuations in interest rates.

  "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities (other than the purchase of the Notes pursuant to "Limitation on Certain Asset Sales" or "Change of Control Offer") of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase of securities of any Person by such Person. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by an Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If an Issuer or any Restricted Subsidiary of such Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of such Issuer such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

  "Issue Date" means August 21, 1998, the date the Notes were first issued by the Issuers and authenticated by the Trustee under the Indenture.

  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

  "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

  "Net Proceeds" means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of an Issuer which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture and delivered to the Trustee.

  "Operating Agreement" means the Operating Agreement of Insight
Communications of Central Ohio, LLC, as in effect on the Issue Date.

  "Other Pari Passu Debt" means Indebtedness of a Restricted Subsidiary of an Issuer that is pari passu in right of payment to the Notes (without giving effect to the principles of structural subordination).

  "Other Pari Passu Debt Pro Rata Share" means the amount of the applicable Available Asset Sale Proceeds obtained by multiplying the amount of such available Asset Sale Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which any Restricted Subsidiary of an Issuer is required to use Available Asset Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and
(b) the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale Offer with respect to which any Restricted Subsidiary of an Issuer is required to use the applicable Available Asset Proceeds to offer to repay or make an offer to purchase or repay.

  "Pass Through Dividend" means the dividend required to be made by Coaxial to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC pursuant to the Indenture from the proceeds of a Preferred Payment in respect of the Series B Preferred Interests.

  "Permitted Holders" means (x) Insight and (y) Coaxial LLC.

  "Permitted Indebtedness" means:

    (i) Indebtedness of an Issuer or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $25.0 million outstanding at any time less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

    (ii) Indebtedness under the Original Notes, the Exchange Notes, the Guarantees and the guarantees of the Discount Notes;

    (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

    (iv) Indebtedness of an Issuer to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to an Issuer or another Restricted Subsidiary;

    (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $7.5 million;

    (vi) Interest Rate Agreements;

    (vii) Refinancing Indebtedness; and

    (viii) additional Indebtedness of the Restricted Subsidiaries of the Issuers not to exceed $7.5 million in aggregate principal amount at any one time outstanding.

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

  "Permitted Investments" means Investments made on or after the Issue Date consisting of:

    (i) Investments by an Issuer, or by a Restricted Subsidiary thereof, in the Issuer or a Restricted Subsidiary;

    (ii) Investments by the Issuer, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary thereof;

    (iii) Investments in cash and Cash Equivalents;

    (iv) an Investment that is made by an Issuer or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to an Issuer or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "--Certain Covenants--Limitation on Certain Asset Sales" above;

    (v) Interest Rate Agreements entered into in the ordinary course of an Issuer's or its Restricted Subsidiaries' business; and

    (vi) additional Investments not to exceed $500,000 at any one time outstanding.

  "Permitted Liens" means (i) Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of an Issuer or at the time such corporation is merged into an Issuer or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of an Issuer or merging into an Issuer or any of its Restricted Subsidiaries, (ii) Liens securing Indebtedness under the Senior Credit Facility which Indebtedness is incurred pursuant to clause (i) of the definition of Permitted Indebtedness, (iii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iv) Liens in favor of an Issuer or any of its Restricted Subsidiaries, (v) Liens securing industrial revenue bonds,
(vi) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor,
(viii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings or are not yet delinquent,
(ix) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any property other than that subject to the underlying lease, (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, (xi) Liens securing obligations under Interest Rate Agreements, (xii) attachment or judgment Liens not giving rise to a default or an Event of Default, (xiii) other Liens securing obligations incurred in the ordinary course of business; provided, that such Liens do not serve Indebtedness incurred pursuant to the first paragraph of "Certain Covenants--Limitation on Additional Indebtedness," (xiv) liens securing the Senior Notes Collateral and the Discount Notes collateral and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

  "Phoenix" means Phoenix Associates, a Florida general partnership.

  "Preferred Interests" means collectively the Series A Preferred Interests and the Series B Preferred Interests.

  "Preferred Payments" means any distribution or mandatory redemption required to be made to the holder of the Preferred Interests pursuant to the Operating Agreement.

  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

  "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

  "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of an Issuer outstanding on the Issue Date or other Indebtedness permitted to be incurred by an Issuer or its Restricted Subsidiaries pursuant to the terms of the Indenture (other than pursuant to clauses (i), (iv), (v), (vi), (vii) and (viii) of the definition of Permitted Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

  "Related Business" means any business related, ancillary or complementary to the businesses of the Issuers and their Restricted Subsidiaries.

  "Related Business Assets" means assets used or useful in a Related Business.

  "Reported Period" means with respect to any Person the most recently ended full fiscal quarter.

  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of an Issuer or any Restricted Subsidiary of an Issuer or any

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

payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of an Issuer or any Restricted Subsidiary of an Issuer (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of an Issuer, dividends or distributions payable to an Issuer or to a Wholly Owned Subsidiary of an Issuer), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer or any of its Restricted Subsidiaries (other than Capital Stock owned by an Issuer or a Restricted Subsidiary of an Issuer, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, and (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by an Issuer therein and (vi) forgiveness of any Indebtedness of an Affiliate of an Issuer to an Issuer or a Restricted Subsidiary of an Issuer. For purposes of determining the amount expected for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

  "Restricted Subsidiary" means a Subsidiary of an Issuer other than an Unrestricted Subsidiary and includes Insight Ohio. The Board of Directors of an Issuer may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Issuers could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above and (ii) no default or Event of Default shall have occurred and be continuing.

  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by an Issuer or any Restricted Subsidiary of an Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by an Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

  "Senior Credit Facility" means the Credit Agreement to be entered into between Insight Ohio, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Additional Indebtedness" covenant) or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Senior Notes Collateral" means the Series A Preferred Interests which secure the payment of principal, interest and premium, if any, on the Notes.

  "Series A Preferred Interests" means the Series A Preferred Interests of Insight Ohio with a liquidation preference of $140.0 million.

  "Series B Preferred Interests" means the Series B Preferred Interests of Insight Ohio with an initial liquidation preference of $30.0 million.

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

  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

  "Tax Distributions" means (i) the distributions required to be made by Insight Ohio to its members, pursuant to the Operating Agreement, equal to the estimated taxes (assuming taxes are imposed based on the highest marginal combined, federal, state, and local tax rate imposed on an individual resident of New York City) of such members arising from the allocation of income of Insight Ohio to such members, and (ii) distributions made by Coaxial to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC of Tax Distributions received from Insight Ohio.

  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of an Issuer which is designated (a "Designation") after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of an Issuer; provided that a Subsidiary may be so Designated as an Unrestricted Subsidiary only if such classification is in compliance with the "Limitation on Restricted Payments" covenant. The Trustee shall be given prompt notice by an Issuer of each resolution adopted by the Board of Directors of an Issuer under this provision, together with a copy of each such resolution adopted.

  "Wholly Owned Subsidiary" means (i) Insight Ohio and (ii) any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly (including through Insight Ohio), by a Issuer.

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

                         BOOK-ENTRY; DELIVERY AND FORM

  The Original Notes were offered and sold in connection with the Original Notes Offering solely to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons", as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S.

The Global Notes

  Except as described below, the Exchange Notes initially will be represented by permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the Exchange Date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

  All interests in the Global Notes, including those held through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

  The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Issuers nor CIBC takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

  DTC has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including CIBC), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Issuers expect that pursuant to procedures established by DTC (i) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by CIBC with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

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

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Issuers understand that under existing industry practice, in the event that the Issuers request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

  Payments with respect to the principal of, and premium, if any, Liquidated Damages, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

  If (i) the Issuers notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  Neither the Issuers nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              THE EXCHANGE OFFER

  The following description of the Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

Purpose and Effect of the Exchange Offer

  The Original Notes were originally issued by the Issuers on August 21, 1998 to CIBC pursuant to a Restructuring Agreement. CIBC subsequently resold the Original Notes within the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the Restructuring Agreement, the Issuers and Insight Ohio have entered into the Registration Rights Agreement pursuant to which they have agreed, for the benefit of the holders of the Original Notes, that they will, at their cost,
(i) by October 20, 1998, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the Original Notes for the Exchange Notes, which will have terms substantially identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), and (ii) by January 18, 1999, use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Issuers will offer the Exchange Notes in exchange for surrender of the Original Notes. The Issuers will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Notes. For each Original Note surrendered to the Issuers pursuant to the Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note.

  Under existing SEC interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act must be delivered as required. The Issuers have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of the Original Notes that wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations including representations that:
  . any Exchange Notes to be received by it will be acquired in the ordinary course of its business;
  . it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;
  . it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and
  . it is not acting on behalf of any person who could not truthfully make the foregoing representations.

  If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of marketmaking activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

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

  In the event that applicable interpretations of the staff of the SEC do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, the Issuers will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Original Notes (the "Shelf Registration Statement"), (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act, and (c) use their reasonable best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Issuers will, in the event of the Shelf Registration Statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder of the Original Notes that sells such Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

  If (i) the Exchange Offer Registration Statement is not filed by October 20, 1998, (ii) an Exchange Offer Registration Statement is not declared effective by January 18, 1999 (iii) the Shelf Registration is not filed or is not declared effective within the periods specified in the Registration Rights Agreement, or (iv) either (A) the Issuers have not exchanged the Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to February 17, 1999 or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated as to all Original Notes validly tendered or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each of such events referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the Original Notes will be the immediate assessment of additional interest (the "Additional Interest") as follows: the per annum interest rate on the Original Notes will increase by 50 basis points for the first 90 days during which any such default exists, and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of the interest rate on the cover of this Prospectus. All Additional Interest will be payable to holders of the Original Notes in cash on each interest payment date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Original Notes will revert to the interest rate originally borne by the Original Notes (as shown on the cover of this Prospectus).

  If the Exchange Offer is made and CIBC continues to hold Original Notes, CIBC may exchange Original Notes for other notes identical to the Exchange Notes except for transfer restrictions ("Private Exchange Notes"). If they receive Private Exchange Notes, CIBC thereafter will have the right for a period after consummation of the Exchange Offer to request the Issuers to file a shelf registration statement covering the Private Exchange Notes. If such requested shelf registration is not filed or does not become effective by the times provided in the Registration Rights Agreement, the Issuers shall pay as liquidated damages to holders of the Private Exchange Notes the Additional Interest as provided above until such time as it does become effective.

Terms of the Exchange Offer

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the Exchange Notes bear a different CUSIP Number from the Original Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $140,000,000 aggregate principal amount of Original Notes were outstanding. The Issuers have fixed the close of business on January 15, 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Original Notes do not have any appraisal or dissenters' rights under the Ohio Corporation Law, the Florida Partnership Laws, the Delaware Limited Liability Company Law or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

  The Issuers shall be deemed to have accepted validly tendered Original Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Issuers.

  If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this Prospectus or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses" below.

Expiration Date; Extensions; Amendments

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February 16, 1999, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing, the Issuers will not extend the Expiration Date beyond February 17, 1999.

  In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

  The Exchange Notes will bear interest from their date of issuance. Holders of Original Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of

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the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on February 15, 1999. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the Exchange
Notes.

  Interest on the Exchange Notes is payable semi-annually on each February 15 and August 15.

Procedures for Tendering

  Only a holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Original Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Original Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Issuers will constitute the agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Medallion System (an "Eligible Institution") unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Original Notes with the signature thereon guaranteed by an Eligible Institution.

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

  If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Original Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Original Notes by causing such Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account with respect to the Original Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

  Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if;

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

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

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

  Except as otherwise provided in this Prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Original Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number(s) and principal amount of such Original Notes, or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

  Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Original Notes, and may terminate or amend the Exchange Offer as provided in this Prospectus prior to 5:00 p.m. on the Expiration Date, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their Subsidiaries; or

    (b) any law, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

    (c) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer and contemplated hereby.

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

  If the Issuers determine in their reasonable judgment that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "--Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn.

Exchange Agent

  Bank of Montreal Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  Bank of Montreal Trust Company
  88 Pine Street, 19th Floor
  New York, New York 10005
  Attn: Corporate Trust Department

Fees and Expenses

  The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

  The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

  The Exchange Notes will be recorded at the same carrying value as the Original Notes, which is face value, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers. The expenses related to the issuance of the Notes and of the Exchange Offer will be amortized over the term of the Exchange Notes.

Consequences of Failure to Exchange

  The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise), (ii) so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers),
(iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) to certain institutional "accredited investors" within the meaning of Rule 501(a) under the Securities Act, in a minimum principal amount of $250,000, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

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

Resale of Exchange Notes

  With respect to resales of Exchange Notes, based on no-action letters issued by the staff of the SEC to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), who receives Exchange Notes in exchange for Original Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

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

                    U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of federal tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based upon the laws, regulations, rulings and judicial decisions in effect on the date of this offering circular, all of which are subject to change at any time (possibly on a retroactive basis). There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Unless otherwise specifically noted, this summary applies only to those persons who acquire Notes for cash and who hold Notes as capital assets (the "Holders"), and it does not discuss all aspects of federal income taxation that may be relevant to Holders in light of their particular investment circumstances. This summary does not address the consequences to certain types of Holders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, dealers in securities, financial institutions, life insurance companies and persons holding Notes as part of a hedging or "conversion" transaction or a straddle). This summary also does not discuss the federal alternative minimum tax consequences to a Holder under state, local or foreign tax laws, which may differ from the corresponding federal income tax laws. Holders of Original Notes and prospective investors in Exchange Notes are advised to consult their own tax advisors regarding the particular tax considerations pertaining to them with respect to the exchanging of Original Notes for Exchange Notes, and the ownership and disposition of Exchange Notes, in each case including the effects of applicable federal, state, local, foreign or other tax laws to which they may be subject, as well as possible changes in the tax laws.

  For purposes of this discussion, a U.S. Holder is a Holder that is: a citizen or resident (as determined for United States federal income tax purposes) of the United States; a corporation or partnership (or other entity treated for U.S. income tax purposes as a corporation or partnership) created or organized in the United States or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. A Foreign Holder is any Holder that is not a U.S. Holder.

Exchange of Original Notes for Exchange Notes

  Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Issuers, has advised the Issuers that in its opinion, the exchange of the Original Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Original Notes. Rather, in the opinion of counsel to the Issuers, the Exchange Notes received by a Holder will be treated as a continuation of the Original Notes in the hands of such Holder and consequently, in the opinion of counsel to the Issuers, there will be no federal income tax consequences to Holders exchanging Original Notes for Exchange Notes pursuant to the Exchange Offer.

  The Issuers recommend that each Holder of Original Notes consult such Holder's own tax adviser as to the particular tax consequences of exchanging such Holder's Original Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

Investments in Exchange Notes by U.S. Holders

 Payments of Interest

  A U.S. Holder generally will be required to report as ordinary income for federal income tax purposes interest received or accrued on an Exchange Note in accordance with the U.S. Holder's method of tax accounting.

 Market Discount

  If a U.S. Holder purchases an Exchange Note for an amount that is less than its "stated redemption price at maturity" (which, in the case of the Exchange Notes, is their principal amount), the amount of the difference

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

will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Note as ordinary income to the extent of the accrued market discount which has not previously been included in income at the time of such payment or disposition. In addition, such a U.S. Holder may be required to defer until maturity of the Exchange Note or its earlier disposition in a taxable transaction the deduction of all or a portion of the interest expense of any indebtedness incurred or continued to purchase or carry such Exchange Note.

  Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the U.S. Holder elects to accrue the market discount on a constant interest method. A U.S. Holder of an Exchange Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

 Bond Premium

  A U.S. Holder who purchases an Exchange Note for an amount in excess of its stated redemption price at maturity will be considered to have purchased the Exchange Note with "amortizable bond premium" equal to the amount of such excess. A U.S. Holder generally may elect to amortize the premium on the constant yield to maturity method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Exchange Note during such year and will reduce the U.S. Holder's adjusted tax basis in the Exchange Note by such amount. A U.S. Holder of an Exchange Note that does not make the election to amortize the premium will not reduce its tax basis in the Exchange Note and thus effectively will realize a smaller gain, or a larger loss, on a taxable disposition of the Exchange Note than it would have realized had the election been made. The election to amortize the premium on a constant yield to maturity method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

 Sale, Exchange or Retirement of Exchange Notes

  A U.S. Holder's tax basis in an Exchange Note generally will equal the purchase price paid therefor, increased by market discount previously included in income by such U.S. Holder and reduced by any amortized premium and any principal payments on the Exchange Note. Upon the sale, exchange or retirement (including redemption) of an Exchange Note, a U.S. Holder of an Exchange Note generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement of the Exchange Note (other than in respect of accrued and unpaid interest on the Exchange Note, which will be taxable as ordinary income) and the adjusted tax basis in the Exchange Note. Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount, which will be taxable as ordinary income.

  Under current law, net capital gains of individuals generally are subject to the following maximum federal tax rates: (i) twenty percent, for property held more than one year; and (ii) beginning in the year 2006, eighteen percent, for property acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to limitations.

Investments in Exchange Notes by Foreign Holders

  If the income or gain on the Exchange Notes is "effectively connected with the conduct of a trade or business within the United States" ("ECI") of a Foreign Holder, such income or gain will be subject to tax essentially in the same manner as if the Exchange Notes were held by a U.S. Holder, as discussed above, and in the case of a Foreign Holder that is a foreign corporation, may also be subject to the federal branch profits tax.


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

  If the income on the Exchange Notes is not ECI, then under the "portfolio interest" exception to the general rules for the withholding of tax on interest paid to a Foreign Holder, a Foreign Holder will not be subject to United States tax (or to withholding) on interest on an Exchange Note, provided that (i) the Foreign Holder does not actually or constructively own 10% or more of the outstanding voting stock of Coaxial and is not a partner owning a 10% or greater capital or profits interest in Phoenix, in each case within the meaning of Section 871(h)(3) of the Code, (ii) the Foreign Holder is not a controlled foreign corporation that is considered related to the Issuers and (iii) the Issuers, their paying agent or the person who would otherwise be required to withhold tax received either (a) a statement (an "Owner's Statement") on IRS Form W-8 (which must be renewed periodically), signed under penalties of perjury by the beneficial owner of the Exchange Note, on which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by a financial institution holding the Exchange Note on behalf of the beneficial owners, together with a copy of each beneficial owner's Owner's Statement. A Foreign Holder who does not qualify for the "portfolio interest" exception would be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate upon delivery of requisite certification of eligibility) on interest payments on the Exchange Notes.

  If the gain on the Exchange Notes is not ECI, then gain recognized by a Foreign Holder upon the redemption, sale or exchange of an Exchange Note (including any gain representing accrued market discount) will not be subject to United States tax unless the Foreign Holder is an individual present in the United States for 183 days or more during the taxable year in which the Exchange Note is redeemed, sold or exchanged, and certain other requirements are met, in which case the Foreign Holder will be subject to United States tax at a flat rate of 30% (unless exempt by applicable treaty upon delivery of requisite certification of eligibility). Foreign Holders who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates.

   An Exchange Note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of the individual's death, payments of interest with respect to such Exchange Note would have qualified for the portfolio interest exception.

Backup Withholding and Information Reporting

  Certain (generally, non-corporate) U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the Exchange Notes. In general, backup withholding will be imposed only if the U.S. Holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number, (ii) furnishes an incorrect TIN,
(iii) is notified by the IRS that it has failed to report payments of interest or dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and that it is not subject to backup withholding. In addition, such payments of principal and interest to U.S. Holders will generally be subject to information reporting.

  Backup withholding and information reporting generally will not apply to interest payments made to a Foreign Holder of an Exchange Note who provides the requisite certification or otherwise establishes an exemption from backup withholding. Payments of the proceeds of a disposition of the Exchange Notes by or through a United States office of a broker generally will be subject to backup withholding at a rate of 31% and information reporting unless the Foreign Holder certifies that it is a Foreign Holder under penalty of perjury or otherwise establishes an exemption. Payments of the proceeds of a disposition of the Exchange Notes by or through a foreign office of a United States broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding.

  The amount of any backup withholding imposed on a payment to a Holder of an Exchange Note will be allowed as a credit against such Holder's United States federal income tax liability, and such Holder may be entitled to a refund, provided that the required information is furnished to the IRS.

  Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Recently Issued Treasury Regulations

  The U.S. Treasury Department recently issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Foreign Holders after December 31, 1999. The new Treasury regulations generally would not alter the treatment of Foreign Holders described above. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of an Exchange Note. Prospective investors should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the Exchange Notes.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. HOLDERS OF ORIGINAL NOTES AND PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC CONSEQUENCES OF THE EXCHANGING OF ORIGINAL NOTES FOR EXCHANGE NOTES, AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, IN EACH CASE INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Exchange Notes received in exchange for Original Notes only by Participating Broker-Dealers ("Eligible Participating Broker-Dealers") who acquired such Original Notes as a result of market-making activities or other trading activities and not by Participating Broker-Dealers who acquired such Original Notes directly from the Issuers. The Issuers have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Eligible Participating Broker-Dealer for use in connection with any such resale. In addition, until April 15, 1999, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Issuers will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Eligible Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any Participating Broker-Dealer and will indemnify the Holders of the Notes (including any Participating Broker-Dealers) against certain liabilities including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Issuers by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York.

                                    EXPERTS

  The balance sheets of Central Ohio Cable System Operating Unit, Coaxial Communications of Central Ohio, Inc. and Phoenix Associates as of December 31, 1996 and 1997 and the statements of operations and accumulated deficit and cash flows for the three years ended December 31, 1997 and the balance sheet of Insight Communications of Central Ohio, LLC as of July 31, 1998 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing in this Prospectus, and are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                       ADDITIONAL AVAILABLE INFORMATION

  The Issuers have filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Registration Statement can be inspected and copied at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the SEC's regional offices at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 600 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The Issuers are filing the Registration Statement with the SEC electronically. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that web site is http://www.sec.gov.

  As a result of the Exchange Offer, the Issuers will be subject to the information reporting requirements of the Exchange Act. So long as the Issuers are subject to such periodic reporting requirements under the Exchange Act, they will continue to furnish the information required thereby to the SEC. The Issuers will be required to file periodic reports with the SEC pursuant to the Exchange Act during the Issuers' current fiscal year and thereafter so long as the Notes are held by at least 300 registered holders. The Issuers do not anticipate that, for periods following December 31, 1998, the Notes will be held of record by more than 300 holders. Accordingly, after such date, the Issuers do not expect to be required to comply with the periodic reporting obligations imposed under the Exchange Act. However, the Indenture provides that the Issuers will furnish copies of the periodic reports required to be filed with the SEC under the Exchange Act to the holders of the Notes. If the Issuers are not subject to the periodic reporting and informational requirements of the Exchange Act, they will, to the extent such filings are accepted by the SEC, and whether or not the Issuers have a class of securities registered under the Exchange Act, file with the SEC, and provide the Trustee and the holders of the Notes within 15 days after such filings with, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the SEC is not accepted by the SEC or prohibited by the Exchange Act, the Issuers will also provide copies of such reports, at their cost, to prospective purchasers of the Notes promptly upon written request.

                                   GLOSSARY

  The following is a description of certain terms used in this Prospectus:

Addressability...............  Addressable technology enables the cable television operator to electronically control from its central facilities the cable television services delivered to the subscriber. This technology facilitates pay-per-view services, reduces service theft, and provides a cost-effective method to upgrade and downgrade programming services to subscribers.

@Home........................  The @Home Network is an integrated system for providing broadband data services to personal computers using the cable television infrastructure. It brings the Internet to residential and business consumers at higher speeds and with greater levels of service than previously possible. @Home is a joint venture of Tele-Communications Inc. and Kleiner Perkins Caufield & Byers, founded in 1995 and located in Mountain View, California.

Bandwidth....................  Bandwidth measures the information-carrying capacity of a communication channel. Bandwidth corresponds to the difference between the lowest and highest frequency signal which can be carried by the channel and indicates the range of usable frequencies that can be carried by a cable television system.

Basic Penetration............  Basic subscribers as a percentage of total number of homes passed.

Basic Service Tier...........  A package of over-the-air broadcast stations, local access channels and certain satellite-delivered cable television services (other than premium services).

Basic Subscriber.............  A subscriber to a cable television system who receives the Basic Service Tier and who is usually charged a flat monthly rate for a number of channels.

CPST.........................  Cable programming services other than programming services provided on the Basic
                               Service Tier or on a per-channel or per-program basis. Also referred to as expanded basic service.

Cable Modem..................  A device similar to a telephone modem that sends and receives signals over a cable
                               television network at speeds up to 50 times the capacity of a telephone modem.

Converter....................  An electronic device that permits tuning of a cable television signal to permit reception by subscriber television sets and VCRs and provides a means of access control for cable television programming.

Cost-of-Service..............  A rate-setting methodology prescribed by the
                               FCC which may give a cable television operator the ability to establish maximum rates for regulated services in excess of the benchmark rate that would otherwise be applicable.

Digital Compression..........  The conversion of the standard analog video signal into a digital signal and the
                               compression of that signal to facilitate multiple channel transmissions through a single channel's bandwidth.

Digital Video................  A distribution technology where video content is delivered in digital format.


Direct Broadcast Satellite     A service by which packages of television
(DBS)........................  programming are transmitted via high-powered satellites to individual homes, each served by a small satellite dish.


Fiber Optic Cable............  A cable made of glass fibers through which signals are transmitted as pulses of light to the distribution portion of the cable television which in turn goes to the customer's home. Capacity for a very large number of channels can be more easily provided.


Headend......................  A collection of hardware, typically including satellite receivers, modulators, amplifiers and video cassette playback machines within which signals are processed and then combined for distribution within the cable television network.

High-Speed Data Network......  Any network dedicated to the transmission of data to residences and commercial
                               establishments. Includes Local Area Networks
                               (LAN).

Homes Passed.................  A home is deemed to be passed if it can be connected to the distribution system without further extension of the distribution network.

Internet.....................  The large, worldwide network of thousands of smaller, interconnected computer networks.
                               Originally developed for use by the military and for academic research purposes, the Internet is now accessible by millions of users.

LAN..........................  Local Area Network. A communications network that serves users within a confined
                               geographical area, consisting of servers, workstations, a network operating system and a communications link.


Local Multipoint               A proposed method of distribution for
Distribution Service.........  television and information using microwave transmissions at a higher frequency than MMDS.


MDU..........................  Multiple dwelling units such as condominiums, apartment complexes, hospitals, hotels and other commercial complexes.

Multichannel Multipoint
Distribution Service           A one-way radio transmission of television
(MMDS).......................  channels over microwave frequencies from a fixed station transmitting to multiple
                               receiving facilities located at fixed points.


Multiple System Operator       A cable television operator that owns or
(MSO)........................  operates more than one cable television system.

Must Carry...................  The provisions of the 1992 Cable Act that require cable television operators to carry local commercial and noncommercial television broadcast stations on their systems.

Overbuild....................  The construction of a second cable television system in a franchise area in which such a system had previously been constructed.

Pay-Per-View.................  Programming offered by a cable television operator on a per-program basis which a
                               subscriber selects and for which a subscriber pays a separate fee.

Plant........................  The distribution network element of a cable television system consisting of coaxial and fiber optic cable leaving the headend on power or telephone company poles or buried underground.

Premium Penetration..........
                               Premium service units as a percentage of the total number of basic service subscribers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.

Premium Service..............  Individual cable programming service available only for monthly subscriptions on a per-channel basis.

Telephone Modem..............
                               A device either inserted in a computer or attached externally that encodes (modulates) or decodes (demodulates) an analog telephone signal to a digital signal to receive data.


Upgrade......................  The upgrade of an existing cable television system, usually undertaken to improve either its technological performance or to expand the system's channel or bandwidth capacity in order to provide more programming and other services.

                         INDEX TO FINANCIAL STATEMENTS

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                              FINANCIAL STATEMENTS

                                    Contents

Report of Independent Public Accountants..................................   F-3
Statements of Net Assets to be Contributed as of December 31, 1997 and
 1996 ....................................................................   F-4
Statements of Operations Related to Net Assets to be Contributed for the
 Years Ended December 31, 1997, 1996 and 1995.............................   F-5
Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and
 1995.....................................................................   F-6
Notes to Financial Statements.............................................   F-7
Condensed Statements of Net Assets to be Contributed as of August 21, 1998
 (unaudited) and December 31, 1997 .......................................  F-11
Condensed Statements of Operations Related to Net Assets to be Contributed
 for the Period July 1, 1998 to August 21, 1998, for the Three Months
 Ended September 30, 1997, for the Period January 1, 1998 to August 21,
 1998 and for the Nine Months Ended September 30, 1997 (unaudited)........  F-12
Condensed Statements of Cash Flows for the Period January 1, 1998 to
 August 21, 1998 and for the Nine Months Ended September 30, 1997
 (unaudited)..............................................................  F-13
Notes to Interim Condensed Financial Statements (unaudited)...............  F-14

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                              FINANCIAL STATEMENTS

                                    Contents

Report of Independent Public Accountants..................................  F-16
Balance Sheets as of December 31, 1997 and 1996...........................  F-17
Statements of Operations and Changes in Shareholders' Equity for the Years
 Ended December 31, 1997, 1996 and 1995 ..................................  F-18
Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and
 1995 ....................................................................  F-19
Notes to Financial Statements.............................................  F-21
Condensed Consolidated Balance Sheets as of September 30, 1998 (unaudited)
 and December 31, 1997....................................................  F-30
Condensed Consolidated Statements of Operations and Changes in
 Shareholders' Equity for the Three Months Ended September 30, 1998 and
 1997 and for the Nine Months Ended September 30, 1998 and 1997
 (unaudited)..............................................................  F-31
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
 September 30, 1998 and 1997 (unaudited)..................................  F-32
Notes to Interim Condensed Consolidated Financial Statements (unaudited)..  F-33

                               PHOENIX ASSOCIATES

                              FINANCIAL STATEMENTS

                                    Contents

Report of Independent Public Accountants..................................  F-37
Balance Sheets as of December 31, 1997 and 1996...........................  F-38
Statements of Operations and Change in Partners' Deficit for the Years
 Ended December 31, 1997, 1996 and 1995 ..................................  F-39
Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and
 1995 ....................................................................  F-40
Notes to Financial Statements.............................................  F-41
Condensed Balance Sheets as of September 30, 1998 (unaudited) and December
 31, 1997.................................................................  F-47
Condensed Statements of Operations and Partners' Deficit for the Three
 Months Ended September 30, 1998 and 1997 and for the Nine Months Ended
 September 30, 1998 and 1997 (unaudited)..................................  F-48
Condensed Statements of Cash Flows for the Nine Months Ended September 30,
 1998 and September 30, 1997 (unaudited)..................................  F-49
Notes to Interim Condensed Financial Statements (unaudited)...............  F-50

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                              FINANCIAL STATEMENTS

                                    Contents

Report of Independent Public Accountants.................................  F-53
Balance Sheet as of July 31, 1998........................................  F-54
Notes to Balance Sheet...................................................  F-55
Condensed Balance Sheet as of September 30, 1998 (unaudited) and July 31,
 1998....................................................................  F-56
Condensed Statement of Operations and Members' Deficit for the Period
 August 21, 1998 to September 30, 1998 (unaudited).......................  F-57
Condensed Statement of Cash Flows for the Period from August 21, 1998 to
 September 30, 1998 (unaudited)..........................................  F-58
Notes to Interim Condensed Financial Statements (unaudited)..............  F-59

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Coaxial Communications of Central Ohio, Inc.:

  We have audited the accompanying statements of net assets to be contributed of Central Ohio Cable System Operating Unit as of December 31, 1997 and 1996, and the related statements of operations and cash flows relating to the net assets to be contributed for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements of net assets to be contributed were prepared to present the net assets of Central Ohio Cable System Operating Unit to be contributed to a newly formed company pursuant to the Contribution Agreement described in Note 10, and is not intended to be a complete presentation of Central Ohio Cable System Operating Unit.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be contributed of Central Ohio Cable System Operating Unit as described in Note 10, as of December 31, 1997 and 1996, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Columbus, Ohio,
 July 17, 1998.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                   STATEMENTS OF NET ASSETS TO BE CONTRIBUTED

                        AS OF DECEMBER 31, 1997 AND 1996

                                                           1997         1996
                                                        -----------  -----------
                        ASSETS
CURRENT ASSETS:
  Cash................................................. $   573,989  $   905,721
  Subscriber receivables, less allowance for doubtful
   accounts of $202,000 in 1997 and $203,000 in 1996...   1,834,558    1,982,003
  Other accounts receivable, less allowance for
   doubtful accounts of $172,000 in 1997 and $215,000
   in 1996.............................................   1,037,145    1,096,059
  Material, supplies and construction inventories......     855,373      951,632
  Prepaid expenses and other current assets............     201,429      371,471
                                                        -----------  -----------
    Total current assets...............................   4,502,494    5,306,886
                                                        -----------  -----------
PROPERTY AND EQUIPMENT, at cost:
  CATV systems.........................................  64,093,984   59,444,114
  Equipment............................................   6,941,263    6,723,739
  Furniture............................................     211,232      208,367
  Leasehold improvements...............................      70,409       67,575
                                                        -----------  -----------
                                                         71,316,888   66,443,795
  Less-Accumulated depreciation and amortization....... (42,433,809) (38,273,023)
                                                        -----------  -----------
    Total property and equipment, net..................  28,883,079   28,170,772
                                                        -----------  -----------
INTANGIBLE ASSETS, at cost:
  Franchise rights and other...........................   7,392,000    7,392,000
  Less-Accumulated amortization........................  (7,323,026)  (6,855,198)
                                                        -----------  -----------
    Total intangible assets, net.......................      68,974      536,802
                                                        -----------  -----------
OTHER ASSETS:
  Due from related parties.............................      98,584       47,603
                                                        -----------  -----------
    Total other assets.................................      98,584       47,603
                                                        -----------  -----------
    Total assets....................................... $33,553,131  $34,062,063
                                                        ===========  ===========
              LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Current portion of capital lease obligations......... $   213,103  $   256,484
  Accounts payable.....................................   2,804,766    2,383,108
  Accrued liabilities..................................   3,596,922    4,288,435
  Advance subscriber deposits..........................   1,173,375    1,138,425
                                                        -----------  -----------
    Total current liabilities..........................   7,788,166    8,066,452
                                                        -----------  -----------
CAPITAL LEASE OBLIGATIONS..............................     194,194      358,755
                                                        -----------  -----------
    Total liabilities..................................   7,982,360    8,425,207
COMMITMENTS AND CONTINGENCIES
    Net assets to be contributed.......................  25,570,771   25,636,856
                                                        -----------  -----------
    Total liabilities and net assets................... $33,553,131  $34,062,063
                                                        ===========  ===========

  The accompanying notes to financial statements are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

        STATEMENTS OF OPERATIONS RELATED TO NET ASSETS TO BE CONTRIBUTED

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                           1997         1996         1995
                                        -----------  -----------  -----------
OPERATING REVENUES:
  Service fees......................... $42,544,417  $44,763,413  $41,666,562
  Advertising..........................   3,373,064    3,072,567    2,822,872
  Connection fees......................     282,374      395,673      439,862
  Other................................   2,029,632    2,186,172    1,901,419
                                        -----------  -----------  -----------
    Total operating revenues...........  48,229,487   50,417,825   46,830,715
                                        -----------  -----------  -----------
OPERATING EXPENSES:
  Service and administrative...........  28,889,394   26,932,679   23,614,567
  Depreciation.........................   4,755,017    4,812,346    4,300,540
  Amortization.........................     482,675      522,216      522,858
                                        -----------  -----------  -----------
    Total operating expenses...........  34,127,086   32,267,241   28,437,965
                                        -----------  -----------  -----------
OPERATING INCOME.......................  14,102,401   18,150,584   18,392,750
OTHER EXPENSES.........................    (321,732)    (320,456)    (298,986)
OTHER INCOME...........................      50,276       72,072       47,557
INTEREST INCOME........................      69,990       29,449       38,930
                                        -----------  -----------  -----------
NET INCOME FROM NET ASSETS TO BE
 CONTRIBUTED (Note 3).................. $13,900,935  $17,931,649  $18,180,251
                                        ===========  ===========  ===========


  The accompanying notes to financial statements are an integral part of these statements.

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                          INCREASE (DECREASE) IN CASH

                                         1997          1996          1995
                                     ------------  ------------  ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income........................ $ 13,900,935  $ 17,931,649  $ 18,180,251
ADJUSTMENTS TO RECONCILE NET INCOME
 TO NET CASH PROVIDED BY OPERATING
 ACTIVITIES:
  Depreciation......................    4,755,017     4,812,346     4,300,540
  Amortization......................      482,675       522,216       522,858
  Loss on disposals of property and
   equipment........................       77,452        69,187        23,066
  Changes in certain assets and
   liabilities:
    (Increase) decrease in assets--
      Subscriber receivables........      147,445      (674,368)     (283,064)
      Materials, supplies and
       construction inventories.....       96,259       334,595      (543,119)
      Other accounts receivable,
       prepaid expenses and other
       current assets...............      228,956       246,105      (355,621)
    Increase (decrease) in
     liabilities--
      Accounts payable..............      421,658      (361,633)     (190,834)
      Accrued liabilities...........     (691,513)   (1,317,378)      450,395
      Deferred income...............          --         (9,613)        9,613
      Advance subscriber deposits...       34,950       421,954        77,473
                                     ------------  ------------  ------------
        Net cash provided by
         operating activities.......   19,453,834    21,975,060    22,191,558
                                     ------------  ------------  ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Capital expenditures for property
   and equipment....................   (5,528,669)   (5,992,164)   (5,701,705)
  Proceeds from disposal of property
   and equipment....................       25,753        17,667        24,405
  (Increase) decrease in amounts due
   from related parties.............      (50,981)      263,559      (277,668)
                                     ------------  ------------  ------------
        Net cash used in investing
         activities.................   (5,553,897)   (5,710,938)   (5,954,968)
                                     ------------  ------------  ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
Principal payments on capital lease
 obligations........................ $   (264,649) $   (234,630) $   (183,114)
Cash used for activities not
 included in net assets to be
 contributed........................  (13,967,020)  (15,793,342)  (15,696,088)
                                     ------------  ------------  ------------
        Net cash used in financing
         activities.................  (14,231,669)  (16,027,972)  (15,879,202)
                                     ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH.....     (331,732)      236,150       357,388
  CASH, beginning of year...........      905,721       669,571       312,183
                                     ------------  ------------  ------------
  CASH, end of year................. $    573,989  $    905,721  $    669,571
                                     ============  ============  ============

Supplemental Disclosure of Investing and Financing Noncash Transactions

  During 1997, 1996 and 1995, the Operating Unit entered into capital leases to acquire vehicles and equipment totaling $56,707, $198,985 and $180,175, respectively.

 The accompanying notes to financial statements are an integral part of these statements.

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

(1) Business Organization And Purpose

  Central Ohio Cable System Operating Unit (the Operating Unit or the System), an operating unit within Coaxial Communications of Central Ohio, Inc. (Coaxial), operates a cable television system which provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas. The Operating Unit's financial statements include only those assets, liabilities, revenues and expenses directly related to the cable television system to be contributed (see Note 10).

  All costs pertaining to the Operating Unit are specifically identifiable and are included in the Operating Unit's financial statements. No allocation of costs is necessary.

(2) Summary Of Significant Accounting Policies

Cash

  The Operating Unit considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values

  In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value information about both on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments.

Operating Revenue Recognition

  Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charges for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system. Unearned revenues are recorded as advance subscriber deposits in the accompanying financial statements.

Concentration of Credit Risk

  Financial instruments that potentially subject the Operating Unit to concentrations of credit risk consist principally of trade accounts receivable. The Operating Unit's customer base consists of a number of homes concentrated in the central Ohio area. The Operating Unit continually monitors the exposure for credit losses and maintains allowances for anticipated losses. As of December 31, 1997, the Operating Unit had no significant concentrations of credit risk.

Material, Supplies and Construction Inventories

  Material, supplies and construction inventories are stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

  Property and equipment are stated at cost, while maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT the balance sheet, and any gain or loss is reflected in earnings. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                      Years
                                                                  -------------
     CATV systems................................................      10 to 15
     Equipment...................................................             5
     Furniture...................................................             5
     Leasehold improvements...................................... Life of lease

  The Operating Unit internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

  The Operating Unit reviews its property, plant and equipment and other long term assets when events or changes in circumstances indicate the carrying amounts may not be recoverable. When such conditions exist, management estimates the future cash flows from operations or disposition. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount would be recorded, and an impairment loss would be recognized. The Operating Unit does not believe that there is an impairment of such assets.

Intangible Assets

  Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                          Years
                                                                         -------
     Franchise rights................................................... 7 to 15

Home Office Expenses

  Home office expenses of approximately $1,498,000, $1,697,000 and $1,695,000 in 1997, 1996 and 1995 (included in selling and administrative expenses) include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company.

Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense primarily for campaign and telemarketing-related efforts was approximately $1,025,000, $1,060,000 and $817,000 in 1997, 1996 and 1995, respectively.

Change in Net Assets

  The components of the change in net assets are as follows:

                                         1997          1996          1995
                                     ------------  ------------  ------------
   Beginning Balance................ $ 25,636,856  $ 23,498,549  $ 21,014,386
     Net income.....................   13,900,935    17,931,649    18,180,251
     Advances, loans and repayments
      by Coaxial....................  (13,967,020)  (15,793,342)  (15,696,088)
                                     ------------  ------------  ------------
   Ending Balance................... $ 25,570,771  $ 25,636,856  $ 23,498,549
                                     ============  ============  ============

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

  Advances, loans and repayments by Coaxial represent cash generated by the Operating Unit that was used by Coaxial primarily for lending to related parties and paying of notes payable. The advances, loans and repayments consist of the following:

                                           1997          1996          1995
                                       ------------  ------------  ------------
   Advances........................... $(10,519,748) $(11,446,090) $(14,256,245
   Loans..............................    2,938,723     9,914,315     9,772,716
   Repayments.........................   (6,385,995)  (14,261,567)  (11,212,559)
                                       ------------  ------------  ------------
                                        (13,967,020)  (15,793,342)  (15,696,088)
                                       ============  ============  ============

(3) Income Taxes

  The Operating Unit is an operating unit within Coaxial, which is a Subchapter S corporation. Therefore, each shareholder reports his distributive share of income or loss on his respective income tax returns. As a result, the Operating Unit does not provide for Federal or state income taxes in its accounts.

(4) Thrift Plan

  The Operating Unit participates in an employer sponsored Thrift Plan (the
Plan) for employees having at least one full year of service. Employees can contribute up to 6% of their salary to the Plan which is matched 50% by the Operating Unit. Employees can also contribute an additional 1% to 10% which is not matched by the Operating Unit. Employees become fully vested in matching contributions after 5 years. There is no partial vesting. The Operating Unit's contributed approximately $133,000, $111,000 and $120,000 to the Plan in 1997, 1996 and 1995, respectively.

(5) Workers' Compensation Reserves

  The Operating Unit is partially self-insured for workers' compensation benefits. The amounts charged to expense for workers' compensation were approximately $89,200, $110,200 and $143,500 for 1997, 1996 and 1995,
respectively, and were based on actual and estimated claims incurred. The liability for workers' compensation obligations, as of December 31, 1997 and 1996, is approximately $78,000 and $131,000, respectively.

(6) Related Party Transactions

  The Operating Unit has a receivable from a related party as of December 31, 1997 and 1996 of $98,584 and $47,603, respectively, relating to the leasing of fiber optic facilities.

  The Operating Unit pays rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $99,500 in 1997, $72,000 in 1996 and $72,000 in 1995.

(7) Operating Lease Agreements

  The Operating Unit leases land for tower locations, office equipment, office space, vehicles and the use of utility poles under various operating lease agreements. Rental expense for all operating leases was approximately $218,500 in 1997, $160,500 in 1996 and $161,400 in 1995. These amounts exclude year-to-year utility pole leases of $186,400, $182,700 and $190,200, respectively, which provide for payments based on the number of poles used.

  Minimum rental commitments required under noncancellable operating leases are as follows:

     1998.............................................................. $157,214
     1999..............................................................  146,389
     2000..............................................................   89,421
     2001..............................................................      200
                                                                        --------
                                                                        $393,224
                                                                        ========

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

(8) Capital Lease Agreements

  The Operating Unit leases vehicles, computer equipment and Xerox equipment under capital leases. These leases have various terms of 4-5 years. Future minimum payments under the leases are as follows:

     For the Years Ending December 31,
     ---------------------------------
     1998............................................................ $ 244,516
     1999............................................................   124,019
     2000............................................................    66,283
     2001............................................................    24,370
     2002............................................................     3,005
                                                                      ---------
                                                                        462,193
     Less: Amount representing interest..............................    54,896
     Less: Current portion of capital lease obligations..............   213,103
                                                                      ---------
     Long-term capital lease obligations............................. $ 194,194
                                                                      =========


  As of December 31, 1997, the Operating Unit has assets held under capital leases as follows:

     Total costs................................................... $ 1,151,354
     Related accumulated amortization..............................    (628,973)
                                                                    -----------
     Net book value as of December 31, 1997........................ $   522,381
                                                                    ===========

(9) Commitments and Contingencies

  The Operating Unit is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Operating Unit's future results of operations or financial position.

  Capital expenditures for the Operating Unit for 1998 are expected to be approximately $5,515,000.

(10) Subsequent Event

  On June 30, 1998, Coaxial and Insight Communications Company, L.P. (Insight) entered into a Contribution Agreement (the Contribution Agreement) pursuant to which Coaxial will contribute to a newly formed subsidiary (a limited liability company) of Coaxial (the Operating Company) substantially all of the assets and liabilities comprising the Operating Unit, and Insight will contribute $10 million in cash to the Operating Company. As a result of this Contribution Agreement, Coaxial will own 25% of the non-voting common equity and Insight will own 75% of the non-voting common equity of the Operating Company, subject to possible adjustments pursuant to the Contribution Agreement. Coaxial will also own two separate series of voting preferred equity (a $140 preferred equity interest and a $30 million preferred equity interest) of the Operating Company; the voting preferred equity interest will provide for distributions to Coaxial equal in amount to the payments on the senior and senior discount notes described below. Insight or an affiliate will serve as the manager of the Operating Company.

  The closing of the Contribution Agreement is conditioned upon, among other things, the private placement of $140 million senior notes by Coaxial and Phoenix Associates (a related entity) and the private placement of $30 million of senior discount notes by the majority shareholder of Coaxial.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

              CONDENSED STATEMENTS OF NET ASSETS TO BE CONTRIBUTED

                  AS OF AUGUST 21, 1998 AND DECEMBER 31, 1997

                                                      August 21,  December 31,
                                                         1998         1997
                                                      ----------- ------------
                                                      (unaudited)
                       ASSETS
CURRENT ASSETS:
  Cash............................................... $      --   $    573,989
  Subscriber receivables, less allowance for doubtful
   accounts of $202,000 in 1997......................        --      1,834,558
  Other accounts receivable, less allowance for
   doubtful accounts of $172,000 in 1997.............        --      1,037,145
  Other current assets...............................        --      1,056,802
                                                      ----------  ------------
    Total current assets.............................        --      4,502,494
                                                      ----------  ------------
PROPERTY AND EQUIPMENT, at cost:
  CATV systems.......................................        --     64,093,984
  Equipment..........................................        --      6,941,263
  Other..............................................        --        281,641
                                                      ----------  ------------
                                                             --     71,316,888
  Less--Accumulated depreciation and amortization....        --    (42,433,809)
                                                      ----------  ------------
    Total property and equipment, net................        --     28,883,079
                                                      ----------  ------------
INTANGIBLE ASSETS, at cost:
  Franchise rights and other.........................        --      7,392,000
  Less--Accumulated amortization.....................        --     (7,323,026)
                                                      ----------  ------------
    Total intangible assets, net.....................        --         68,974
                                                      ----------  ------------
OTHER ASSETS:
  Due from related parties...........................        --         98,584
                                                      ----------  ------------
    Total other assets...............................        --         98,584
                                                      ----------  ------------
    Total assets..................................... $      --   $ 33,553,131
                                                      ==========  ============
             LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Current portion of capital lease obligations....... $      --   $    213,103
  Accounts payable...................................        --      2,804,766
  Accrued liabilities................................        --      3,596,922
  Advance subscriber deposits........................        --      1,173,375
                                                      ----------  ------------
    Total current liabilities........................        --      7,788,166
                                                      ----------  ------------
CAPITAL LEASE OBLIGATIONS............................        --        194,194
DEFERRED INCOME......................................        --            --
                                                      ----------  ------------
    Total liabilities................................        --      7,982,360
                                                      ----------  ------------
COMMITMENTS AND CONTINGENCIES
    Net assets to be contributed.....................        --     25,570,771
                                                      ----------  ------------
    Total liabilities and net assets................. $      --   $ 33,553,131
                                                      ==========  ============

        The accompanying notes are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

   CONDENSED STATEMENTS OF OPERATIONS RELATED TO NET ASSETS TO BE CONTRIBUTED
                                  (Unaudited)

                         For the Period    For the Three      For the Period      For the Nine
                         July 1, 1998 to    Months Ended     January 1, 1998      Months Ended
                         August 21, 1998 September 30, 1997 to August 21, 1998 September 30, 1997
                         --------------- ------------------ ------------------ ------------------
OPERATING REVENUES......   $ 6,817,368      $11,828,181        $30,583,731        $36,321,463
OTHER EXPENSES:
  Service and
   administrative.......     4,816,568        7,428,189         20,181,334         21,378,260
  Severance and
   transaction structure
   costs (Note 2).......     4,822,079              --           4,822,079                --
  Depreciation and
   amortization.........       724,178        1,387,743          3,412,247          4,144,922
                           -----------      -----------        -----------        -----------
    Total operating
     expenses...........    10,362,825        8,815,932         28,415,660         25,523,182
                           -----------      -----------        -----------        -----------
OPERATING INCOME
 (LOSS).................    (3,545,457)       3,012,249          2,168,071         10,798,281
OTHER EXPENSES, net.....      (317,462)        (104,606)          (432,735)          (188,054)
INTEREST INCOME.........           --            20,122             22,632             51,999
                           -----------      -----------        -----------        -----------
NET INCOME (LOSS) FROM
 NET ASSETS TO BE
 CONTRIBUTED (Note 4)...   $(3,862,919)     $ 2,927,765        $ 1,757,968        $10,662,226
                           ===========      ===========        ===========        ===========


        The accompanying notes are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                       CONDENSED STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH
                                  (Unaudited)

                                            For the Period      For the Nine
                                           January 1, 1998      Months Ended
                                          to August 21, 1998 September 30, 1997
                                          ------------------ ------------------
CASH FLOWS FROM OPERATING ACTIVITIES.....    $ 6,440,955        $ 14,208,952
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
   equipment.............................     (3,802,652)         (3,478,609)
  Other..................................         72,476             (47,797)
                                             -----------        ------------
    Net cash used in investing
     activities..........................     (3,730,176)         (3,526,406)
                                             -----------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease
   obligations...........................       (167,246)           (196,196)
  Cash used for activities not included
   in net assets to be contributed.......     (2,791,267)        (10,251,706)
  Cash contributed.......................       (326,255)                --
                                             -----------        ------------
    Net cash used in financing
     activities..........................     (3,284,768)        (10,447,902)
                                             -----------        ------------
NET INCREASE (DECREASE) IN CASH..........       (573,989)            234,644
CASH, beginning of period................        573,989             905,721
                                             -----------        ------------
CASH, end of period......................    $       --         $  1,140,365
                                             ===========        ============


        The accompanying notes are an integral part of these statements.

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998
                                  (Unaudited)

(1) General

  The results of operations for the interim periods shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of Management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the period July 1, 1998 to August 21, 1998 and the period January 1, 1998 through August 21, 1998 and for the three and nine months ended September 30, 1997. All such adjustments are of a normal recurring nature.

(2) Business Organization and Purpose

  Central Ohio Cable System Operating Unit (the Operating Unit or the System), an operating unit within Coaxial Communications of Central Ohio, Inc. (Coaxial), operates a cable television system which provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas. The Operating Unit's financial statements include only those assets, liabilities, revenues and expenses directly related to the cable television system to be contributed.

  On August 21, 1998, Coaxial contributed all of the assets and liabilities comprising the Operating Unit (a contribution of net assets totaling approximately $24,458,000) to a newly formed subsidiary, Insight Communications of Central Ohio, LLC (Insight Ohio). Coaxial has a 25% non-voting common membership interest in Insight Ohio, as well as 100% of the voting preferred membership interests in Insight Ohio (Series A and Series B Preferred Interests). Insight Holdings of Ohio, LLC contributed $10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio.

  As a result of the above transaction, the Company incurred severance costs and transaction costs totaling $4,822,079, which have been reflected in the accompanying results of operations.

(3) Accounting Policies

  Note 2 to the Notes to Financial Statements in the Operating Unit's December 31, 1997 Financial Statements summarizes the Operating Unit's significant accounting policies.

Deferred Income

  Deferred income represents launch fees received from programmers for launching the programmers' services. Launch fees are deferred and amortized over the applicable contract period.

(4) Income Taxes

  The Operating Unit is an operating unit within Coaxial, which is a Subchapter S corporation. Therefore, each shareholder reports his distributive share of income or loss on his respective income tax returns. As a result, the Operating Unit does not provide for Federal or state income taxes in its accounts.

(5) Related Party Transactions

  The Operating Unit had a receivable from a related party as of December 31, 1997 of $98,584 relating to the leasing of fiber optic facilities.

                   CENTRAL OHIO CABLE SYSTEM OPERATING UNIT

                              September 30, 1998

                                  (Unaudited)

  The Operating Unit was charged home office expenses of approximately $400,000 and $1,131,000 for the period July 1, 1998 to August 21, 1998 and for the period January 1, 1998 to August 21, 1998 and approximately $459,000 and $1,312,000 for the three and nine months ended September 30, 1997 (included in selling and administrative expenses). Home office expenses include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company.

  The Operating Unit paid rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $9,000 and $63,000 for the period July 1, 1998 through August 21, 1998 and the period January 1, 1998 through August 21, 1998, respectively, and approximately $27,000 and $72,500 for the three and nine months ended September 30, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Coaxial Communications of Central Ohio, Inc.

  We have audited the accompanying balance sheets of Coaxial Communications of Central Ohio, Inc. (an Ohio corporation) as of December 31, 1997 and 1996, and the related statements of operations and changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coaxial Communications of Central Ohio, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                              Arthur Andersen LLP
Columbus, Ohio,
 July 17, 1998.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1996

                                                            1997          1996
                                                        ------------  ------------
                        ASSETS
CURRENT ASSETS:
  Cash................................................  $    574,064  $    905,796
  Subscriber receivables, less allowance for doubtful
   accounts of $202,000 in 1997 and $203,000 in 1996..     1,834,558     1,982,003
  Other accounts receivable, less allowance for doubt-
   ful accounts of $172,000 in 1997 and $215,000 in
   1996...............................................     1,040,582     1,098,796
  Material, supplies and construction inventories.....       855,373       951,632
  Prepaid expenses and other current assets...........       223,262       393,304
                                                        ------------  ------------
   Total current assets...............................     4,527,839     5,331,531
                                                        ------------  ------------
PROPERTY AND EQUIPMENT, at cost:
  CATV systems........................................    64,093,984    59,444,114
  Equipment...........................................     7,082,619     6,824,199
  Furniture...........................................       246,232       243,367
  Leasehold improvements..............................       220,231       216,577
                                                        ------------  ------------
                                                          71,643,066    66,728,257
  Less-Accumulated depreciation and amortization......   (42,699,293)  (38,520,057)
                                                        ------------  ------------
   Total property and equipment, net..................    28,943,773    28,208,200
                                                        ------------  ------------
INTANGIBLE ASSETS, at cost:
  Franchise rights....................................     7,385,000     7,385,000
  Deferred loan acquisition costs and other...........     2,661,399     2,544,335
                                                        ------------  ------------
                                                          10,046,399     9,929,335
  Less-Accumulated amortization.......................    (8,951,090)   (7,934,293)
                                                        ------------  ------------
   Total intangible assets, net.......................     1,095,309     1,995,042
                                                        ------------  ------------
OTHER ASSETS:
  Due from related parties............................    76,261,666    66,564,378
                                                        ------------  ------------
   Total other assets.................................    76,261,666    66,564,378
                                                        ------------  ------------
   Total assets.......................................  $110,828,587  $102,099,151
                                                        ============  ============
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of notes payable....................  $    369,860  $  5,436,624
  Current portion of capital lease obligations........       213,103       256,484
  Accounts payable....................................     2,804,766     2,383,108
  Accrued interest....................................     1,690,147     1,514,626
  Accrued liabilities.................................     3,596,922     4,288,435
  Advance subscriber deposits.........................     1,173,375     1,138,425
                                                        ------------  ------------
   Total current liabilities..........................     9,848,173    15,017,702
                                                        ------------  ------------
NOTES PAYABLE:
  Affiliated entities.................................     2,933,236     2,933,236
  Other...............................................    26,437,957    26,557,765
                                                        ------------  ------------
   Total notes payable................................    29,371,193    29,491,001
                                                        ------------  ------------
CAPITAL LEASE OBLIGATIONS.............................       194,194       358,755
DUE TO RELATED PARTIES................................    17,088,121    14,899,398
                                                        ------------  ------------
   Total liabilities..................................    56,501,681    59,766,856
                                                        ------------  ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--authorized 2,000 shares, 1,080 shares
   issued and outstanding in 1997 and 1996, stated
   value of $1 per share .............................         1,080         1,080
  Paid-in capital.....................................     9,501,170     9,501,170
  Retained earnings...................................    44,824,656    32,830,045
                                                        ------------  ------------
   Total shareholders' equity.........................    54,326,906    42,332,295
                                                        ------------  ------------
   Total liabilities and shareholders' equity.........  $110,828,587  $102,099,151
                                                        ============  ============

  The accompanying notes to financial statements are an integral part of these balance sheets.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

          STATEMENTS OF OPERATIONS AND CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                           1997          1996         1995
                                        -----------  ------------  -----------
OPERATING REVENUES:
  Service fees......................... $42,544,417  $ 44,763,413  $41,666,562
  Advertising..........................   3,373,064     3,072,567    2,822,872
  Connection fees......................     282,374       395,673      439,862
  Other................................   2,029,632     2,186,172    1,901,419
                                        -----------  ------------  -----------
    Total operating revenues...........  48,229,487    50,417,825   46,830,715
                                        -----------  ------------  -----------
OPERATING EXPENSES:
  Service and administrative...........  28,889,394    26,932,679   23,614,567
  Depreciation.........................   4,773,467     4,827,594    4,313,875
  Amortization.........................     482,675       522,216      522,858
                                        -----------  ------------  -----------
    Total operating expenses...........  34,145,536    32,282,489   28,451,300
                                        -----------  ------------  -----------
OPERATING INCOME.......................  14,083,951    18,135,336   18,379,415
OTHER EXPENSES.........................    (321,732)     (320,456)    (298,986)
OTHE INCOME............................      50,276        72,072       47,557
INTEREST INCOME (EXPENSE), net
  Interest income--related parties.....   4,296,510     5,210,678    4,239,158
  Interest income......................      69,990        29,449       38,930
  Interest expense--related parties....  (2,412,417)   (2,639,915)  (2,476,485)
  Interest expense.....................  (3,183,800)   (3,026,260)  (2,834,607)
                                        -----------  ------------  -----------
    Total interest expense, net........  (1,229,717)     (426,048)  (1,033,004)
                                        -----------  ------------  -----------
NET INCOME (Note 3)....................  12,582,778    17,460,904   17,094,982
SHAREHOLDERS' EQUITY, beginning of
 year..................................  42,332,295    37,018,958   27,614,790
CAPITAL DISTRIBUTIONS..................    (588,167)  (12,147,567)  (8,347,064)
SHAREHOLDER CONTRIBUTIONS..............         --            --       656,250
                                        -----------  ------------  -----------
SHAREHOLDERS' EQUITY, end of year...... $54,326,906  $ 42,332,295  $37,018,958
                                        ===========  ============  ===========
EARNINGS PER COMMON SHARE:
  Basic and diluted.................... $    11,651  $     16,168  $    15,829
  Weighted average number of common
   shares..............................       1,080         1,080        1,080

  The accompanying notes to financial statements are an integral part of these statements.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                          INCREASE (DECREASE) IN CASH

                                           1997         1996         1995
                                        -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................... $12,582,778  $17,460,904  $17,094,982
ADJUSTMENTS TO RECONCILE NET INCOME TO
 NET CASH PROVIDED BY OPERATING
 ACTIVITIES:
  Depreciation.........................   4,773,467    4,827,594    4,313,875
  Amortization.........................   1,031,644    1,029,683    1,031,203
  Loss on disposals of property and
   equipment...........................      77,452       69,187       23,066
  Changes in certain assets and
   liabilities:
    (Increase) decrease in assets--
      Subscriber receivables...........     147,445     (674,368)    (283,064)
      Materials, supplies and
       construction inventories........      96,259      334,595     (543,119)
      Other accounts receivable,
       prepaid expenses and other
       current assets..................     228,256      245,905     (355,270)
    Increase (decrease) in
     liabilities--
      Accounts payable.................     421,658     (361,633)    (190,834)
      Accrued interest.................     175,521       39,320      266,430
      Accrued liabilities..............    (691,513)   1,026,569      450,395
      Deferred compensation............    (255,808)     (41,260)         --
      Deferred income..................         --        (9,613)       9,613
      Advance subscriber deposits......      34,950      421,954       77,473
                                        -----------  -----------  -----------
        Net cash provided by operating
         activities....................  18,622,109   24,368,837   21,894,750
                                        -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
   equipment...........................  (5,570,385)  (5,998,166)  (5,723,650)
  Proceeds from disposal of property
   and equipment.......................      25,753       17,667       24,405
  Increase in amounts due from related
   parties.............................  (9,697,288) (13,570,306) (14,215,160)
                                        -----------  -----------  -----------
    Net cash used in investing
     activities........................ (15,241,920) (19,550,805) (19,914,405)
                                        -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes
   payable.............................     750,000    5,500,000    6,050,000
  Principal payments on notes payable..  (5,680,764)  (2,114,000)  (2,861,500)
  Costs incurred in debt financing.....    (117,064)         --        (3,995)
  Principal payments on capital lease
   obligations.........................    (264,649)    (234,630)    (183,114)
  Shareholder contributions............         --           --       656,250
  Capital distributions................    (588,167) (12,147,567)  (8,347,064)
  Increase in amounts due to related
   parties.............................   2,188,723    4,414,315    3,066,466
                                        -----------  -----------  -----------
        Net cash used in financing
         activities....................  (3,711,921)  (4,581,882)  (1,622,957)
                                        -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH........    (331,732)     236,150      357,388
CASH, beginning of year................     905,796      669,646      312,258
                                        -----------  -----------  -----------
CASH, end of year...................... $   574,064  $   905,796  $   669,646
                                        ===========  ===========  ===========

Supplemental Disclosure of Cash Flow Information:

  During 1997, 1996 and 1995, the Company paid interest of $2,390,851, $2,315,231 and $2,360,059, respectively.

Supplemental Disclosure of Investing and Financing Noncash Transactions

  During 1997, 1996 and 1995, the Company entered into capital leases to acquire vehicles and equipment totaling $56,707, $198,985 and $180,175, respectively.

  During 1996, Coaxial converted an accrued liability for deferred compensation of $2,343,947 to a note payable. See Note 13.

  During 1995, the shareholders contributed $656,250 of initial contract costs on interest rate cap agreements.

 The accompanying notes to financial statements are an integral part of these statements.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

(1) Business Organization And Purpose

  Coaxial Communications of Central Ohio, Inc. (Coaxial or the Company), an Ohio corporation, operates a cable television system which provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas. Coaxial has 2,000 shares of common stock authorized and 1,080 shares issued and outstanding. The 1,080 outstanding shares are owned by three individuals. The shares have a stated value of $1 per share.

  Other related entities owned or controlled by the majority shareholder of Coaxial include Phoenix Associates (Phoenix), Coaxial Communications of Southern Ohio, Inc. (Southern Ohio), Coaxial Associates of Columbus I (Columbus I), Coaxial Associates of Columbus II (Columbus II), Paxton Cable Television, Inc. (Paxton Cable) and Paxton Communications, Inc. (Paxton Communications).

  Coaxial, as joint and several issuer, with Phoenix, Southern Ohio, Columbus I and Columbus II, of the note payable described in Note 7(b) provides the funding that will allow Phoenix to repay its share of the notes payable, as Phoenix has no operations.

(2) Summary Of Significant Accounting Policies

Cash

  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values

  In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value information about both on- and off- balance sheet financial instruments for which it is practicable to estimate that value.

  The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable from related parties and notes payable to related parties cannot be reasonably and practicably estimated due to the unique nature of the related underlying transactions and terms. Refer to Notes 6 and 7 for a discussion of the relative terms. However, given the terms and conditions of these instruments, if these financial instruments were with unrelated parties, interest rates and payment terms could be substantially different than the currently stated rates and terms. Substantially all of the related party receivables and payables will be settled at their face value in connection with the transaction described in
Note 14. The carrying amounts of the loan agreement debt, including term loans and revolving credit loans, approximate fair value as the underlying instruments are at variable rates that reprice frequently.

  The carrying amounts and related estimated fair values for the Company's remaining financial instruments are as follows:

                                                  1997                1996
                                            ------------------  -----------------
                                            Carrying    Fair    Carrying   Fair
                                             Amount    Value     Amount   Value
                                            --------  --------  -------- --------
   Interest rate swaps..................... $(9,594)  $(11,468) $70,732  $243,187

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  The fair value of the interest rate swaps is based upon the estimated amount that the Company would receive or pay to terminate the swap agreement at the reporting date, taking into consideration current interest rates and the creditworthiness of the counterparties.

Derivative Financial Instruments

  During 1995, the Company adopted Statement of Financial Accounting Standards No. 119 (SFAS No. 119), "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." SFAS No. 119 requires that a distinction be made between derivative financial instruments held or issued for trading purposes and derivative instruments held for purposes other than trading, including hedging. The Company utilizes derivative financial instruments for hedging purposes to reduce exposure to adverse changes in interest rates. The amounts to be paid or received related to these transactions are recognized, on an accrual basis, over the life of the hedged instrument as an adjustment to interest expense. The related amounts payable to, or receivable from, the counterparties are included in prepaid expenses and other current assets. The fair value of the swap agreements is not recognized in the combined financial statements, since they are accounted for as hedges. Disclosures required by SFAS No. 119 are shown in Note 10.

  In June 1998, The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not anticipate the adoption of this statement to have a material impact on its financial statements.

Operating Revenue Recognition

  Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charges for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system. Unearned revenues are recorded as advance subscriber deposits in the accompanying financial statements.

Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company's customer base consists of a number of homes concentrated in the central Ohio area. The Company continually monitors the exposure for credit losses and maintain allowances for anticipated losses. As of December 31, 1997, the Company had no significant concentrations of credit risk.

Material, Supplies and Construction Inventories

  Material, supplies and construction inventories are stated at the lower of cost (first-in, first-out basis) or market.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

Property and Equipment

  Property and equipment are stated at cost, while maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in earnings. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                      Years
                                                                  -------------
   CATV systems..................................................   10 to 15
   Equipment.....................................................       5
   Furniture.....................................................       5
   Leasehold improvements........................................ Life of lease

  The Company internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

  The Company reviews its property, plant and equipment and other long term assets when events or changes in circumstances indicate the carrying amounts may not be recoverable. When such conditions exist, management estimates the future cash flows from operations or disposition. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount would be recorded, and an impairment loss would be recognized. The Company does not believe that there is an impairment of such assets.

Intangible Assets

  Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                       Years
                                                                    ------------
   Franchise rights................................................   7 to 15
   Deferred loan acquisition costs................................. Term of debt

  Deferred loan acquisition costs relate to costs, primarily legal fees and bank facility fees incurred to negotiate and secure bank loans (see Note 7). These costs are being amortized on a straight-line basis over the life of the applicable loans. The amount amortized, approximately $549,000, $508,000 and $508,000 in 1997, 1996 and 1995, respectively, is included in interest expense.

Home Office Expenses

  Home office expenses of approximately $1,498,000, $1,697,000 and $1,695,000 in 1997, 1996 and 1995 (included in selling and administrative expenses) include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company.

Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense primarily for campaign and telemarketing-related efforts was approximately $1,025,000, $1,060,000 and $817,000 in 1997, 1996 and 1995, respectively.

Earnings Per Share

  Basic and Diluted earnings per share were calculated as net income divided by the weighted average number of common shares outstanding.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

(3) Income Taxes

  Coaxial is a Subchapter S corporation. Therefore, each shareholder reports his distributive share of income or loss on his respective income tax returns. As a result, the Company does not provide for Federal or state income taxes in its accounts. In the event that the Subchapter S corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements.

(4) Thrift Plan

  The Company has an employer sponsored Thrift Plan (the Plan) for employees having at least one full year of service. Employees can contribute up to 6% of their salary to the Plan which is matched 50% by the Company. Employees can also contribute an additional 1% to 10% which is not matched by the Company. Employees become fully vested in matching contributions after 5 years. There is no partial vesting. The Company's contributed approximately $133,000, $111,000 and $120,000 to the Plan in 1997, 1996 and 1995, respectively. The Thrift Plan will not be contributed as part of the Contribution Agreement described in note 10.

(5) Workers' Compensation Reserves

  Coaxial is partially self-insured for workers' compensation benefits. The amounts charged to expense for workers' compensation were approximately $89,200, $110,200 and $143,500 for 1997, 1996 and 1995, respectively, and were based on actual and estimated claims incurred. The liability for workers' compensation obligations, as of December 31, 1997 and 1996, is approximately $78,000 and $131,000, respectively.

(6) Related Party Transactions

  Coaxial also pays rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $99,500 in 1997, $72,000 in 1996 and $72,000 in 1995.

  Coaxial has advanced funds to and received advances from related entities for working capital and debt service requirements. These amounts bear interest at 5.66% at December 31, 1997, except the Paxton advance which bears interest at 9.47%. Coaxial recognized interest income of approximately $4,296,500 in 1997, $5,210,700 in 1996 and $4,239,200 in 1995 and interest expense of approximately $914,300 in 1997, $1,039,900 in 1996 and $874,400 in 1995
related to such advances.

  Advances to and from related entities as of December 31, 1997 and 1996 are as follows:

          Entity                                           1997        1996
          ------                                        ----------- -----------
   Advances to:
     Phoenix........................................... $72,439,984 $64,091,634
     Paxton............................................   2,361,387   2,124,629
     Columbus I........................................   1,357,768     295,547
     Other.............................................     102,527      52,568
                                                        ----------- -----------
   Due from related entities........................... $76,261,666 $66,564,378
                                                        =========== ===========
   Advances from:
     Columbus II....................................... $   662,178 $   766,328
     Southern Ohio.....................................  16,425,943  14,133,070
                                                        ----------- -----------
   Due to related entities............................. $17,088,121 $14,899,398
                                                        =========== ===========

  These related entities are under the control of the shareholders of Coaxial. The shareholders have represented that these amounts will be settled among the parties (see Note 14).

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  Other related party transactions are described in Note 7.

(7) Notes Payable

  Notes payable at December 31, 1997 and 1996 consisted of:

           Lender                                          1997        1996
           ------                                       ----------- -----------
   Columbus I(a)....................................... $ 2,467,137 $ 2,467,137
   Columbus II(a)......................................     466,099     466,099
                                                        ----------- -----------
     Total related parties.............................   2,933,236   2,933,236
   Banks(b)............................................  24,760,937  24,624,937
   Former limited partners(a)..........................         --    5,066,764
   Retired officer(c)..................................   2,046,880   2,302,688
                                                        ----------- -----------
     Total all notes payable........................... $29,741,053 $34,927,625
                                                        =========== ===========

  Notes payable at December 31, 1997, will mature as follows:

   1998............................................................ $   369,860
   1999............................................................  24,902,797
   2000............................................................     255,860
   2001............................................................     255,860
   2002............................................................   3,189,096
   Thereafter......................................................     767,580
                                                                    -----------
     Total all notes payable....................................... $29,741,053
                                                                    ===========

--------
(a) In November, 1982, Columbus I and Columbus II exchanged all of their assets and certain liabilities with Coaxial for common stock and notes. These notes bear interest at a rate of 20% and had been scheduled to mature on October 31, 1997. A portion of these notes ($5,066,764) had been assigned and was payable to the former Limited Partners of Columbus I and Columbus II as part of their consideration when they sold their partnership interest to the General Partners. The notes payable to former Limited Partners were paid in 1997. The maturity date of the remaining notes (payable to Columbus I and Columbus II) was extended to October 31, 2002. Interest expense was approximately $1,498,100, $1,600,000 and $1,600,000 in 1997, 1996 and 1995, respectively, related to the notes payable.

(b) On November 15, 1994, Coaxial, Phoenix, Southern Ohio, Columbus I and Columbus II (collectively referred to as the borrowers), executed a loan agreement with a lead bank and several other financial institutions to replace an existing loan agreement. On May 12, 1998, the loan agreement was amended. The loan agreement provides for principal term loans up to $150,000,000 and revolving credit loans up to $23,000,000 ($22,000,000 after the May 12, 1998 amendment). Principal payments on the term loans are due in 19 quarterly installments of $250,000 beginning March 15, 1995, and a final quarterly installment for the remaining balance outstanding. Revolving credit loans are payable at December 31, 1999. Interest on the outstanding balances under the loan agreement is payable at either a) a rate comparable to prime rate as defined in the agreement plus 2%, or b) at a rate comparable to the Eurodollar rate as defined in the agreement plus 3.25% depending on the borrowers' option at the time the loan is drawn. These margins have been amended to 2.25% and 3.50%, respectively, effective March 3, 1997. Interest rates on borrowings outstanding at December 31, 1997 range from 9.25% to 9.47%. The termination date of the loan agreement is December 31, 1999. Interest expense was approximately $2,284,500, $1,920,500 and $1,785,300 in 1997, 1996 and 1995,
    respectively. The letters of credit discussed in Note 8 aggregating $1,100,000 decrease

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

   availability of borrowings under the loan agreement. Unused and unreserved borrowing availability under the loan agreement at December 31, 1997 was $5,900,000.

  A revolving credit commitment fee of .5% is paid on the average daily balance available for draw under the revolving credit loan.

  The funds borrowed under the loan agreement were allocated to the following entities as of December 31, 1997:

                                                                     Revolving
       Entity                                           Term Loan      Loan
       ------                                          ------------ -----------
     Coaxial.......................................... $ 16,760,937 $ 8,000,000
     Phoenix..........................................  105,925,208         --
     Southern Ohio....................................   20,568,238   8,000,000
     Columbus I.......................................    2,385,682         --
     Columbus II......................................    1,359,935         --
                                                       ------------ -----------
       Total.......................................... $147,000,000 $16,000,000
                                                       ============ ===========

  The loans are secured by substantially all of the borrowers' assets and are joint and several obligations of the borrowers. Significant notes receivable are pledged as collateral. In addition, the shareholders and partners of the borrowers have pledged all of their shares and partnership interests in the borrowers. The proceeds of the loans were used to refinance existing bank and other notes payable, make capital distributions to the shareholders and partners, and to finance capital expenditures of Coaxial and Southern Ohio. Repayment of the Phoenix debt is dependent upon funding from Coaxial or Southern Ohio as Phoenix has no operations.

  Among other covenants, the borrowers must comply with restrictive covenants relating to leverage coverage, interest coverage and cash ratios. In addition, repayments of principal on the loan are required if certain conditions relating to asset dispositions, new debt, distributions or excess cash flow are met. The borrowers are in compliance with these covenants, as amended, as of December 31, 1997.

  The borrowers are entitled to issue letters of credit for general corporate purposes or to replace existing letters of credit up to an amount not exceeding $2,000,000. The borrowers pay a fee equal to 2% per annum of the amount available for draw under any letters of credit issued. Any draws on letters of credit issued will be made a part of the outstanding balance on the revolving credit loan.

  Due to loan agreement requirements, the borrowers have entered into interest rate swap agreements to reduce the impact of changes in interest rates on the outstanding principal balances (see Notes 9 and 10).

(c) In January 1996, Coaxial issued an unsecured note payable to a key officer for deferred compensation. The officer retired in 1997. See Note 13 for related discussion.

(8) Letters Of Credit

  The Company, with the other borrowers defined in Note 7, have letters of credit for the benefit of certain program suppliers and former Limited Partners. At December 31, 1997 and 1996, the aggregate value of these letters of credit for the benefit of certain program suppliers was $1,100,000 and $850,000, respectively. At December 31, 1997 and 1996, the aggregate value of these letters of credit for the benefit of the former Limited Partners was $0 (due to final settlement with Limited Partners) and $1,140,775, respectively.

(9) Financial Instruments With Off-Balance-Sheet Risk

  The Company, with the other borrowers defined in Note 7, become a party to financial instruments with off-balance-sheet risk in the normal course of business in managing its interest rate risk. These financial instruments include interest rate swap agreements, and previously, forward interest rate agreements and interest

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

rate caps. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the Company's balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

  The Company has utilized interest rate caps, interest rate swap agreements and forward interest rate agreements as hedge instruments to reduce exposure to adverse changes in interest rates. The notional amounts of these instruments do not represent exposure to credit loss. Risks associated with these types of financial instruments arise from the movement of interest rates and failure of the other party to the transaction to meet its obligation. Note 10 provides additional disclosures on the Company's derivative financial instruments.

  The following table shows the contract or notional amount of the Company's off-balance-sheet financial instruments at December 31, 1997 and 1996.

                                                   Contract or Notional Amount
                                                   ----------------------------
                                                       1997           1996
                                                   ------------- --------------
   Interest rate swap agreements.................. $  40,000,000 $  115,000,000

(10) Derivative Financial Instruments

  The Company, with the other borrowers defined in Note 7, holds derivative financial instruments only for purposes other than trading. The Company's primary objective is the "hedging" or management of interest rate risk associated with its long-term debt. The two parties to an interest rate swap agreement agree to exchange, at particular intervals, payment streams calculated on a specified notional amount, with one stream based on a floating interest rate and the other stream based on a fixed interest rate. The swaps were entered into in order to reduce the overall interest rate sensitivity of the Company. These interest rate swap agreements are the standard fixed/floating type of swap agreements, whereby the Company pays a fixed rate (i.e., swapped rate) and receives a floating rate from the counterparty based upon the LIBOR index. All of the interest rate swaps are treated as hedges, and accordingly, are accounted for on the same basis as the underlying asset or liability being hedged. The amounts to be paid or received related to derivative financial instruments are recognized on an accrual basis, over the estimated life of the hedged instrument, as an adjustment to interest expense. The counterparty to all of the Company's off-balance-sheet financial instrument agreements is the lead bank on the loan agreement.

  The following table summarizes the interest rate swap agreements:

                                                                  Fixed
   Notional                                              Initial  Rate     Floating
   Principal                       Effective Termination Contract (pay       Rate             Rate
   Amount                    Term    Date       Date       Cost   rate) (receive rate)    Fixing Dates
   ---------                ------ --------- ----------- -------- ----- -------------- ------------------
   $40,000,000............. 1 year  1/15/97    1/15/98      $0    5.87% 5.59% to 5.82% April/July/Oct/Jan

  In accordance with the loan agreement, the Company also had previously purchased interest rate caps to aid in the management of its interest rate risk. The seller of these caps was obligated to pay the Company the amount, if any, by which a specified market interest rate exceeded the fixed cap applied to the notional amount. There were no interest rate cap agreements in effect at December 31, 1997, and the initial contract costs related to previous interest rate cap agreements were fully amortized as of December 31, 1997.

(11) Operating Lease Agreements

  Coaxial leases land for tower locations, office equipment, office space, vehicles and the use of utility poles under various operating lease agreements. Rental expense for all operating leases was approximately $218,500 in 1997, $160,500 in 1996 and $161,400 in 1995. These amounts exclude year-to-year utility pole leases of $186,400, $182,700 and $190,200, respectively, which provide for payments based on the number of poles used.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  Minimum rental commitments required under noncancellable operating leases are as follows:

     1998.............................................................. $157,214
     1999..............................................................  146,389
     2000..............................................................   89,421
     2001..............................................................      200
                                                                        --------
                                                                        $393,224
                                                                        ========

(12) Capital Lease Agreements

  Coaxial leases vehicles, computer equipment and Xerox equipment under capital leases. These leases have various terms of 4-5 years. Future minimum payments under the leases are as follows:

     For the Years Ending December 31,
     ---------------------------------
     1998............................................................. $244,516
     1999.............................................................  124,019
     2000.............................................................   66,283
     2001.............................................................   24,370
     2002.............................................................    3,005
                                                                       --------
                                                                        462,193
     Less: Amount representing interest...............................   54,896
     Less: Current portion of capital lease obligations...............  213,103
                                                                       --------
     Long-term capital lease obligations.............................. $194,194
                                                                       ========

  As of December 31, 1997, Coaxial has assets held under capital leases as follows:

     Total costs.................................................... $1,151,354
     Related accumulated amortization...............................   (628,973)
                                                                     ----------
     Net book value as of December 31, 1997......................... $  522,381
                                                                     ==========

(13) Commitments And Contingencies

  Through December 31, 1995, Coaxial had an agreement with a key officer to defer certain discretionary compensation amounts each year. On January 1, 1996, Coaxial entered into an unsecured note payable to this officer in the amount of $2,343,947, which represented all vested deferred compensation at December 31, 1995. During 1996, this officer earned additional discretionary compensation in the amount of $193,140. This amount was added to the unpaid December 31, 1996 principal balance of the above note and the payment amount was adjusted accordingly. As of December 31, 1997 and 1996, the outstanding balance of the note was $2,046,880 and $2,302,688, respectively. The note is payable in equal monthly installments of $21,322 plus accrued interest at the prime rate (8.50% at December 31, 1997), and matures in December 2005. Interest expense on the note was $184,810 and $185,005 in 1997 and 1996, respectively.

  The Company is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Company's future results of operation or financial position.

  Capital expenditures for Coaxial for 1998 is expected to be approximately $5,515,000.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  The Company has an executive severance program and an incentive bonus plan that entitles certain employees to receive compensation, as defined, in an event of a change in control of the Company.

(14) Subsequent Event

  On June 30, 1998, Coaxial and Insight Communications Company, L.P. (Insight) entered into a Contribution Agreement (the Contribution Agreement) pursuant to which Coaxial will contribute to a newly formed subsidiary (a limited liability company) of Coaxial (the Operating Company) substantially all of the assets and liabilities comprising the cable system, and Insight will contribute $10 million in cash to the Operating Company. As a result of this Contribution Agreement, Coaxial will own 25% of the non-voting common equity and Insight will own 75% of the non-voting common equity of the Operating Company, subject to possible adjustments pursuant to the Contribution Agreement. Coaxial will also own two separate series (a $140 million preferred equity interest and a $30 million preferred equity interest) of voting preferred equity of the Operating Company; the voting preferred equity interest will provide for distributions to Coaxial equal in amount to the payments on the senior and senior discount notes described below. Insight or an affiliate will serve as the manager of the Operating Company.

  The closing of the Contribution Agreement is conditioned upon, among other things, the private placement of $140 million senior notes by Coaxial and Phoenix (which will replace Coaxial's and Phoenix's notes payable to banks) and the private placement of $30 million of senior discount notes by the majority shareholder of Coaxial.

  In conjunction with this transaction, there will be a settlement or net distribution of related party receivables and payables. The impact on Coaxial at December 31, 1997 would be a decrease to shareholder's equity of approximately $53.2 million.

  The pro forma balances of Coaxial's total assets and shareholders equity if this Contribution Agreement, private placement, and the settlement of related party balances, that will happen in conjunction with the transactions, would have occurred as of December 31, 1997 are as follows:

                                                                    Pro Forma
                                                                   December 31,
                                                                       1997
                                                                   ------------
     Total Assets................................................. $43,204,000
     Shareholders' Equity.........................................  (1,468,000)

  In addition, this transaction will trigger the executive severance program and incentive bonus plan described in Note 13 above. Approximately $1.2 million of compensation could be paid under these plans.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                 AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                                    September 30, December 31,
                                                        1998          1997
                                                    ------------- ------------
                                                     (unaudited)
                      ASSETS
CURRENT ASSETS:
  Cash.............................................  $ 4,848,045  $    574,064
  Subscriber receivables, less allowance for
   doubtful accounts of $159,000 in 1998 and
   $202,000 in 1997................................    2,796,265     1,834,558
  Other accounts receivable, less allowance for
   doubtful accounts of $157,000 in 1998 and
   $172,000 in 1997................................    1,031,818     1,040,582
  Due from related parties.........................       57,451           --
  Other current assets.............................      950,831     1,078,635
                                                     -----------  ------------
    Total current assets...........................    9,684,410     4,527,839
                                                     -----------  ------------
PROPERTY AND EQUIPMENT, at cost:
  CATV systems.....................................   66,447,798    64,093,984
  Other............................................    8,298,503     7,549,082
                                                     -----------  ------------
                                                      74,746,301    71,643,066
  Less--Accumulated depreciation and amortization..  (45,423,723)  (42,699,293)
                                                     -----------  ------------
    Total property and equipment, net..............   29,322,578    28,943,773
                                                     -----------  ------------
INTANGIBLE ASSETS, net.............................    1,132,245     1,095,309
                                                     -----------  ------------
OTHER ASSETS:
  Due from related parties.........................          --     76,261,666
                                                     -----------  ------------
    Total other assets.............................          --     76,261,666
                                                     -----------  ------------
    Total assets...................................  $40,139,233  $110,828,587
                                                     ===========  ============
  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current portion of notes payable.................  $       --   $    369,860
  Current portion of capital lease obligations.....      127,721       213,103
  Due to related parties...........................      141,574           --
  Accounts payable, accrued liabilities and other
   current liabilities.............................    9,423,355     9,265,210
                                                     -----------  ------------
    Total current liabilities......................    9,692,650     9,848,173
                                                     -----------  ------------
NOTES PAYABLE:
  Affiliated entities..............................          --      2,933,236
  Other............................................   34,435,092    26,437,957
                                                     -----------  ------------
    Total notes payable............................   34,435,092    29,371,193
                                                     -----------  ------------
CAPITAL LEASE OBLIGATIONS..........................      131,181       194,194
DEFERRED INCOME....................................    1,190,350            --
DUE TO RELATED PARTIES.............................          --     17,088,121
                                                     -----------  ------------
    Total liabilities..............................   45,449,273    56,501,681
                                                     -----------  ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock.....................................        1,080         1,080
  Paid-in capital..................................    9,501,170     9,501,170
  Retained earnings (deficit)......................  (14,812,290)   44,824,656
                                                     -----------  ------------
    Total shareholders' equity (deficit)...........   (5,310,040)   54,326,906
                                                     -----------  ------------
    Total liabilities and shareholders' equity
     (deficit).....................................  $40,139,233  $110,828,587
                                                     ===========  ============

      The accompanying notes are an integral part of these balance sheets.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN SHAREHOLDERS'
                                     EQUITY
                                  (Unaudited)

                                                       For the Nine Months
                            For the Three Months              Ended
                            Ended September 30,           September 30,
                          -------------------------  -------------------------
                              1998         1997          1998         1997
                          ------------  -----------  ------------  -----------
OPERATING REVENUES......  $ 12,042,156  $11,828,181  $ 35,808,519  $36,321,463
OPERATING EXPENSES:
  Service and
   administrative.......     7,571,207    7,428,189    22,935,973   21,378,260
  Severance and
   transaction structure
   costs (Note 2).......     4,822,079          --      4,822,079          --
  Depreciation and
   amortization.........     1,137,362    1,391,689     3,825,430    4,156,690
                          ------------  -----------  ------------  -----------
    Total operating
     expenses...........    13,530,648    8,819,878    31,583,482   25,534,950
                          ------------  -----------  ------------  -----------
OPERATING INCOME
 (LOSS).................    (1,488,492)   3,008,303     4,225,037   10,786,513
OTHER EXPENSES, net.....      (317,460)    (104,606)     (432,733)    (188,054)
INTEREST INCOME
 (EXPENSE), net Interest
 income--related
 parties................       640,303    1,100,756     2,823,673    3,156,348
  Interest income.......           --        20,122        22,632       51,999
  Interest expense--
   related parties......      (227,570)    (633,048)   (1,019,300)  (1,879,891)
  Interest expense......      (902,734)    (809,017)   (2,582,904)  (2,367,385)
                          ------------  -----------  ------------  -----------
    Total interest
     expense, net.......      (490,001)    (321,187)     (755,899)  (1,038,929)
                          ------------  -----------  ------------  -----------
Net Income (Loss) Before
 Extraordinary Item.....    (2,295,953)   2,582,510     3,036,405    9,559,530
Extraordinary Item-debt
 retirement.............      (846,641)         --       (846,641)         --
                          ------------  -----------  ------------  -----------
NET INCOME (LOSS)
 (Note 4)...............    (3,142,594)   2,582,510     2,189,764    9,559,530
SHAREHOLDERS' EQUITY
 (DEFICIT), beginning of
 Period.................    58,515,932   49,158,410    54,326,906   42,332,295
CAPITAL DISTRIBUTIONS...   (81,246,269)    (437,262)  (82,389,601)    (588,167)
SHAREHOLDER
 CONTRIBUTIONS..........    20,562,891          --     20,562,891          --
                          ------------  -----------  ------------  -----------
SHAREHOLDERS' EQUITY
 (DEFICIT), end of
 period.................  $ (5,310,040) $51,303,658  $ (5,310,040) $51,303,658
                          ============  ===========  ============  ===========
EARNINGS PER COMMON
 SHARE:
  Basic and diluted.....  $     (3,020) $     2,391  $      1,917  $     8,851
  Weighted average
   number of shares.....         1,080        1,080         1,080        1,080


        The accompanying notes are an integral part of these statements.

                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH
                                  (Unaudited)

                                                     For the Nine Months Ended
                                                     -------------------------
                                                                    September
                                                     September 30,     30,
                                                         1998         1997
                                                     ------------- -----------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES.....  $ 7,934,940  $13,677,881
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...   (4,213,973)  (3,520,325)
  (Increase) decrease in amounts due from related
   parties..........................................          --   (10,147,158)
                                                      -----------  -----------
    Net cash used in investing activities...........   (4,213,973) (13,667,483)
                                                      -----------  -----------
CASH PROVIDED FROM FINANCING ACTIVITY
  Principal payments in notes payable...............  (26,807,817)     (85,500)
  Proceeds from issuances of notes payable..........   34,435,092          --
  Principal payments on capital lease obligations...     (148,395)    (196,196)
  Contributions from shareholders...................    5,672,790          --
  Distributions to shareholders.....................          --      (588,167)
  Increase (decrease) in amounts due to related
   parties..........................................  (11,259,191)   1,204,052
  Increase in deferred financing fees...............   (1,339,465)    (109,943)
                                                      -----------  -----------
    Net cash provided by financing activities.......      553,014      224,246
NET INCREASE (DECREASE) IN CASH.....................    4,273,981      234,644
CASH, beginning of period...........................      574,064      905,796
                                                      -----------  -----------
CASH, end of period.................................  $ 4,848,045  $ 1,140,440
                                                      ===========  ===========



        The accompanying notes are an integral part of these statements.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

         NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998
                                  (Unaudited)

(1) General

  The results of operations for the interim periods shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of Management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the three and six months ended September 30, 1998 and 1997. All such adjustments are of a normal recurring nature.

(2) Business Organization and Purpose

  Coaxial Communications of Central Ohio, Inc. (Coaxial or the Company), an Ohio corporation, operates a cable television system which provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas. Coaxial has 2,000 shares of common stock authorized and 1,080 shares issued and outstanding. In connection with the contribution of the Company's cable system described below, the issuance of the Senior Notes described in Note 6(d), and the issuance of Discount Notes by the Company's majority shareholder, the three individuals who previously owned the outstanding stock of the Company contributed their stock to three separate limited liability companies. The Company is a subsidiary of Coaxial LLC, which owns 67.5% of the outstanding stock.

  On August 21, 1998, Coaxial contributed all of the assets and liabilities comprising its cable system to a newly formed entity, Insight Communications of Central Ohio, LLC (Insight Ohio or the System). Coaxial has a 25% non-voting common membership interest in Insight Ohio, as well as 100% of the voting preferred membership interests in Insight Ohio (Series A and Series B Preferred Interests). Insight Holdings of Ohio, LLC (IHO) contributed $10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio. The financial statements herein reflect Coaxial and its consolidated subsidiary, Insight Ohio. The minority interest has not been reflected in the financial statements of Coaxial because Insight Ohio has negative members' equity.

  As a result of the transaction described above, the Company incurred severance costs and transaction structuring costs totaling $4,822,079, which have been reflected in the accompanying results of operations.

  Other related entities owned or controlled by the majority shareholder of Coaxial include Phoenix Associates (Phoenix), Coaxial Communications of Southern Ohio, Inc. (Southern Ohio), Coaxial Associates of Columbus I (Columbus I), Coaxial Associates of Columbus II (Columbus II) and Paxton Cable Television, Inc. (Paxton Cable), Paxton Communications, Inc. (Paxton Communications).

  Coaxial and Phoenix are co-issuers of the notes payable described in Note 6(d). Required payments to Coaxial on the Series A Preferred Interest of Insight Ohio provides the cash flow for debt service on the notes payable as Coaxial and Phoenix have no operations.

(3) Accounting Policies

  Note 2 to the Notes to Financial Statements in the Company's December 31, 1997 Financial Statements summarize the Company's significant accounting policies.

Deferred income

  Deferred income represents launch fees received from programmers for launching the programmers' services. Launch fees are deferred and amortized over the applicable contract period.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

Earnings Per Share

  Basic and Diluted earnings per share were calculated as net income divided by the weighted average number of common shares outstanding.

(4) Income Taxes

  Coaxial is a Subchapter S corporation. Therefore, each shareholder reports his distributive share of income or loss on his respective income tax returns. As a result, the Company does not provide for Federal or state income taxes in its accounts. In the event that the Subchapter S corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements.

(5) Related Party Transactions

  Coaxial incurred home office expenses of approximately $400,000 and $1,131,000 for the three and nine months ended September 30, 1998 and approximately $459,000 and $1,312,000 for the three and nine months ended September 30, 1997 (included in service and administrative expenses). Home office expenses include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company.

  Effective August 21, 1998, the System entered into a management agreement with IHO, which will allow IHO to manage the operations of the System. The management fee is 3% of gross operating revenues. Fees under this management agreement were approximately $142,000 for the period August 21, 1998 to September 30, 1998 (included in service and administrative expenses).

  Coaxial also pays rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $9,000 and $63,000 for the three and nine months ended September 30, 1998 and $27,000 and $72,500 for the three and nine and months ended September 30, 1997.

  At December 31, 1997, Coaxial had advanced funds to related entities, totaling $76,261,666, and received advances from related entities, totaling $17,088,121, for working capital and debt service requirements. During August 1998, in connection with the contribution of the System to Insight Ohio and the issuance of the Senior Notes described in Note 6(d) below, these amounts were settled. A portion of these amounts were settled by a net distribution of $67,499,500 to the Company's shareholders. Coaxial recognized interest income of approximately $640,300 and $2,823,700 for the three and nine months ended September 30, 1998 and $1,100,800 and $3,156,300 for the three and nine and months ended September 30, 1997. Coaxial recognized interest expense of approximately $227,600 and $1,019,300 for the three and nine months ended September 30, 1998 and $633,000 and $1,879,900 for the three and nine and months ended September 30, 1997.

  Other related party transactions are described in Note 6.

(6) Notes Payable

  Notes payable at September 30, 1998 and December 31, 1997 consisted of:

                                                      September 30, December 31,
                                                          1998          1997
Lender                                                ------------- ------------
Columbus I(a)........................................  $       --   $ 2,467,137
Columbus II(a).......................................          --       466,099
                                                       -----------  -----------
    Total related parties............................          --     2,933,236
Banks(b).............................................          --    24,760,937
Retired officer(c)...................................          --     2,046,880
Senior notes(d)......................................   34,435,092          --
                                                       -----------  -----------
    Total all notes payable..........................  $34,435,092  $29,741,053
                                                       ===========  ===========

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

--------
(a) In November, 1982, Columbus I and Columbus II exchanged all of their assets and certain liabilities with Coaxial for common stock and notes. A portion of these notes ($5,066,764) had been assigned and was payable to the former Limited Partners of Columbus I and Columbus II as part of their consideration received in retirement of their partnership interest. The notes payable to former Limited Partners were paid in 1997. In connection with the contribution of the System to Insight Ohio and the issuance of the Senior Notes described in Note 6(d), the remaining payable was settled in August 1998.

(b) On November 15, 1994, Coaxial, Phoenix, Southern Ohio, Columbus I and Columbus II (collectively referred to as the borrowers), executed a loan agreement with a lead bank and several other financial institutions to replace an existing loan agreement. On August 21, 1998, the loan was replaced with the Senior Notes. An extraordinary loss of $846,641 was recognized upon the refinancing of the old debt as a result of the write-off of unamortized financing costs under the old agreement.

(c) In January 1996, Coaxial issued an unsecured note payable to a key officer for deferred compensation. The officer retired in 1997. In connection with the contribution of the System to Insight Ohio and the issuance of the Senior Notes described in Note 6(d), the note was paid in full during August 1998.

(d) On August 21, 1998, Coaxial and Phoenix issued $140 million of Senior Notes (Senior Notes) due August 15, 2008. The Senior Notes replaced Coaxial's and Phoenix's existing notes payable. Interest accrues at 10% and is payable semi-annually.

  The Senior Notes are allocated as of September 30, 1998 as follows:

                                                                     September
   Entity                                                             30, 1998
   ------                                                           ------------
   Coaxial......................................................... $ 34,435,000
   Phoenix.........................................................  105,565,000
                                                                    ------------
      Total........................................................ $140,000,000
                                                                    ============

  The Senior Notes are non-recourse and are secured by all issued and outstanding Series A Preferred Interest in Insight Ohio. The distributions required on the Series A Preferred Interests are designed to provide the cash flow for payment of interest on the Senior Notes.

  Among other covenants, the borrowers must comply with restrictive covenants relating to incurrence of additional debt, payment of dividends and distributions, and the transfer or sale of assets. Coaxial and Phoenix were in compliance with these covenants as of September 30, 1998.

  The ability of Coaxial and Phoenix to make scheduled payments with respect to the Senior Notes will depend on the financial and operating performance of Insight Ohio.

(7) Commitments And Contingencies

  The Company is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Company's future results of operation or financial position.

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.

  On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, a related entity, issued Senior Discount Notes (Discount Notes) due 2008. The Discount Notes have a face amount of $55,869,000 and approximately $30 million of gross proceeds were received upon issuance. Approximately $19.5 million of the gross proceeds were contributed by the sole member of Coaxial LLC to certain related entities to repay indebtedness. Approximately $9,750,000 was loaned to two related entities (Coaxial DJM LLC and Coaxial DSM LLC) by Coaxial LLC, which then contributed that amount to certain related entities to repay indebtedness. The debt discount of $25,868,000 is being amortized over five years (until August 15, 2003). Thereafter, interest on the Discount Notes accrues at 12 7/8% and is payable semi-annually. All of the Discount Notes were allocated to Coaxial LLC.

  The Discount Notes are non-recourse, secured by all of the common stock of Coaxial Communications of Central Ohio, Inc. (Coaxial) and the notes issued by Coaxial DJM LLC and Coaxial DSM LLC to Coaxial LLC and conditionally guaranteed by Insight Communications of Central Ohio, LLC (Insight Ohio), a subsidiary of Coaxial.

  The ability of Coaxial Financing Corp. and Coaxial LLC to make scheduled payments with respect to the Discount Notes will depend on the financial and operating performance of Insight Ohio. The required payments on the Series B Preferred Interests equal the distributions to be made by Coaxial to Coaxial LLC to service the Discount Notes.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the General Partners of
 Phoenix Associates:

  We have audited the accompanying balance sheets of Phoenix Associates (a Florida partnership) as of December 31, 1997 and 1996, and the related statements of operations and changes in partners' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Associates as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  As indicated in Note 1, Phoenix Associates has no operations. It's ability to satisfy debt and other obligations is dependent upon funding from related entities, which are under the common control of the owners of Phoenix Associates.

                                              Arthur Andersen LLP
Columbus, Ohio,
 July 17, 1998.

                               PHOENIX ASSOCIATES

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1996

                                                       1997           1996
                                                   -------------  -------------
                      ASSETS
CURRENT ASSETS:
  Cash............................................ $         247  $     115,090
  Other accounts receivable.......................         1,067            --
                                                   -------------  -------------
    Total current assets..........................         1,314        115,090
                                                   -------------  -------------
OTHER ASSETS:
  Due from related parties........................     6,409,505      6,050,685
  Notes receivable--related parties...............       775,643      2,284,266
  Advances to partners............................       768,000        768,000
                                                   -------------  -------------
    Total other assets............................     7,953,148      9,102,951
                                                   -------------  -------------
    Total assets.................................. $   7,954,462  $   9,218,041
                                                   =============  =============
        LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of notes payable................ $     720,600  $     745,035
  Accounts payable................................           973            355
                                                   -------------  -------------
    Total current liabilities.....................       721,573        745,390
                                                   -------------  -------------
NOTES PAYABLE.....................................   105,204,608    105,925,208
DUE TO RELATED PARTIES............................    72,439,984     64,091,634
                                                   -------------  -------------
    Total liabilities.............................   178,366,165    170,762,232
                                                   -------------  -------------
COMMITMENTS AND CONTINGENCIES
PARTNERS' DEFICIT.................................  (170,411,703)  (161,544,191)
                                                   -------------  -------------
    Total liabilities and partners' deficit....... $   7,954,462  $   9,218,041
                                                   =============  =============


  The accompanying notes to financial statements are an integral part of these balance sheets.

                               PHOENIX ASSOCIATES

            STATEMENTS OF OPERATIONS AND CHANGE IN PARTNERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       1997           1996           1995
                                   -------------  -------------  -------------
HOME OFFICE EXPENSES.............. $         --   $         --   $        (267)
OTHER EXPENSES....................       (88,879)      (106,467)      (119,538)
INTEREST INCOME (EXPENSE)
  Interest income--related
   parties........................     1,785,142      2,034,542      2,023,980
  Interest income.................         2,826          1,905            558
  Interest expense--related
   parties........................    (4,025,789)    (5,027,565)    (4,078,975)
  Interest expense................    (9,856,149)    (9,498,874)   (10,307,072)
                                   -------------  -------------  -------------
    Total interest expense, net...   (12,093,970)   (12,489,992)   (12,361,509)
                                   -------------  -------------  -------------
Net Loss Before Extraordinary
 Item.............................   (12,182,849)   (12,596,459)   (12,481,314)
Extraordinary Item--gain on
 settlement of former limited
 partner notes (Note 4)...........     3,315,337            --             --
                                   -------------  -------------  -------------
NET LOSS (Note 3).................    (8,867,512)   (12,596,459)   (12,481,314)
PARTNERS' DEFICIT, beginning of
 year.............................  (161,544,191)  (148,947,732)  (136,466,418)
                                   -------------  -------------  -------------
PARTNERS' DEFICIT, end of year.... $(170,411,703) $(161,544,191) $(148,947,732)
                                   =============  =============  =============


  The accompanying notes to financial statements are an integral part of these statements.

                               PHOENIX ASSOCIATES

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                          INCREASE (DECREASE) IN CASH

                                          1997          1996          1995
                                      ------------  ------------  ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss..........................  $ (8,867,512) $(12,596,459) $(12,481,314)
ADJUSTMENTS TO RECONCILE NET LOSS TO
 NET CASH USED IN OPERATING
 ACTIVITIES:
  Gain on settlement of former
   limited partner notes............    (3,315,337)          --            --
  Changes in certain assets and
   liabilities:
    (Increase) decrease in the
     accounts receivable............        (1,067)          --         14,019
    Increase (decrease) in accounts
     payable........................           618       (91,114)       33,870
                                      ------------  ------------  ------------
      Net cash used in operating
       activities...................   (12,183,298)  (12,687,573)  (12,433,425)
                                      ------------  ------------  ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Increase in amounts due from
   related parties..................      (358,820)     (511,217)     (500,655)
  Proceeds from notes receivable....     4,823,960           --            --
                                      ------------  ------------  ------------
      Net cash provided by (used in)
       investing activities.........     4,465,140      (511,217)     (500,655)
                                      ------------  ------------  ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Principal payments on notes
   payable..........................      (745,035)     (748,625)     (747,335)
  Increase in amounts due to related
   parties..........................     8,348,350    14,062,505    13,681,415
                                      ------------  ------------  ------------
      Net cash provided by financing
       activities...................     7,603,315    13,313,880    12,934,080
                                      ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH.....      (114,843)      115,090           --
CASH, beginning of year.............       115,090           --            --
                                      ------------  ------------  ------------
CASH, end of year...................  $        247  $    115,090  $        --
                                      ============  ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                              PHOENIX ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

(1) Business Organization and Purpose

  Phoenix Associates (Phoenix or the Company) is a Florida general partnership organized for the primary purpose of purchasing promissory notes, mortgages, deeds of trust, debt securities and other types of securities, and purchasing and acquiring rights in any loan agreements or other documents relating to those securities. Phoenix Associates has no operations. Its ability to satisfy debt and other obligations is dependent upon funding from related entities, which are under the common control of the owners of Phoenix Associates. As discussed in Note 5, the bank borrowings are joint and several obligations of five related entities.

  Phoenix consists of three individual partners who share profits and losses in the ratio of 67 1/2%, 22 1/2% and 10%, respectively.

  Other related entities owned or controlled by the majority partner of Phoenix include Coaxial Communications of Central Ohio, Inc. (Coaxial), Coaxial Communications of Southern Ohio, Inc. (Southern Ohio), Coaxial Associates of Columbus I (Columbus I), Coaxial Associates of Columbus II (Columbus II), Paxton Cable Television, Inc. (Paxton Cable) and Paxton Communications, Inc. (Paxton Communications).

(2) Summary of Significant Accounting Policies

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values

  In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value information about both on- and off-balance sheet financial instruments for which it is practicable to estimate that value.

  The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable from related parties and notes payable to related parties cannot be reasonably and practicably estimated due to the unique nature of the related underlying transactions and terms. Refer to Notes 4 and 5 for a discussion of the relative terms. However, given the terms and conditions of these instruments, if these financial instruments were with unrelated parties, interest rates and payment terms could be substantially different than the currently stated rates and terms. The majority of the related party receivables and payables will be settled in connection with the transaction described in Note 9. The carrying amounts of the notes payable (loan agreement debt) approximate fair value as the underlying instruments are at variable rates that reprice frequently.

Derivative Financial Instruments

  During 1995, the Company adopted Statement of Financial Accounting Standards No. 119 (SFAS No. 119), "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." SFAS No. 119 requires that a distinction be made between derivative financial instruments held or issued for trading purposes and derivative instruments held for purposes other than trading, including hedging. The Company utilizes

                              PHOENIX ASSOCIATES
derivative financial instruments for hedging purposes to reduce exposure to adverse changes in interest rates. The amounts to be paid or received related to these transactions are recognized, on an accrual basis, over the life of the hedged instrument as an adjustment to interest expense. The related amounts payable to, or receivable from, the counterparties are included in prepaid expenses and other current assets. The fair value of the swap agreements is not recognized in the financial statements, since they are accounted for as hedges. Disclosures required by SFAS No. 119 are shown in
Note 8.

  In June 1998, The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities." SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not anticipate the adoption of this statement to have a material impact on its financial statements.

(3) Income Taxes

  Phoenix is a general partnership. Therefore, each partner reports his distributive share of income or loss on his respective income tax returns. As a result, the Company does not provide for Federal or state income taxes in its accounts.

(4) Related Party Transactions

  As of December 31, 1997 and 1996, Phoenix has advances due from two general partners of $768,000.

  Phoenix has advanced funds to and received advances from related entities for working capital and for debt service. These amounts bear interest at 5.66% as of December 31, 1997. Phoenix recognized interest income of approximately $358,800 in 1997, $511,200 in 1996 and $500,700 in 1995 and recognized interest expense of approximately $4,025,800 in 1997, $5,027,600 in 1996 and $4,079,000 in 1995 relating to such advances.

  Advances to and from related entities as of December 31, 1997 and 1996 are as follows:

                          Entity                           1997        1996
                          ------                        ----------- -----------
   Advances to:
     Columbus I........................................ $ 1,283,596 $ 1,211,736
     Columbus II.......................................     721,869     681,458
     Southern Ohio.....................................   4,404,040   4,157,491
                                                        ----------- -----------
   Due from related entities........................... $ 6,409,505 $ 6,050,685
                                                        =========== ===========
   Advances from Coaxial............................... $72,439,984 $64,091,634
                                                        =========== ===========

  Phoenix has the following notes and accrued interest receivable from related parties at December 31, 1997 and 1996:

                                                          1997         1996
                                                       -----------  -----------
   Columbus I(a)...................................... $ 2,348,892  $ 2,348,892
   Former Limited Partners of Columbus I(a)...........         --     3,714,858
                                                       -----------  -----------
     Subtotal.........................................   2,348,892    6,063,750
                                                       -----------  -----------
   Columbus II(b).....................................     443,773      443,773
   Former Limited Partners of Columbus II (b).........         --     1,109,102
                                                       -----------  -----------
     Subtotal.........................................     443,773    1,552,875
                                                       -----------  -----------
     Total face amount of notes receivable............   2,792,665    7,616,625
   Less: Amounts in excess of purchase price..........  (2,017,022)  (5,332,359)
                                                       -----------  -----------
   Net notes and accrued interest receivable.......... $   775,643  $ 2,284,266
                                                       ===========  ===========

                              PHOENIX ASSOCIATES

--------
(a) The $2,348,892 due from Columbus I represents a note, including past due interest that was added to the principal, which were purchased from CNA Financial Corporation on November 24, 1982. Interest is payable to Phoenix monthly at an annual rate of 20% of the face amount of the notes receivable. Phoenix recognized interest income of approximately $1,138,000, $1,212,800 and $1,212,800 in 1997, 1996 and 1995,
    respectively, related to the note receivable. The principal is due and payable to Phoenix on October 31, 2002.
(b) The $443,773 due from Columbus II represents a note, including past due interest that was added to the principal, which were purchased from CNA Financial Corporation on November 24, 1982. Interest is payable to Phoenix monthly at an annual rate of 20% of the face amount of the notes receivable. Phoenix recognized interest income of approximately $288,300, $310,600 and $310,600 in 1997, 1996 and 1995, respectively, related to the note receivable. The principal is due and payable to Phoenix on October 31, 2002.

  Amounts in excess of purchase price represent the difference between the face amount and the accrued interest receivable on the notes purchased and the price paid. The amounts in excess of purchase price will be recognized when the principal due on the notes is received, net of any costs associated with final settlement.

  In 1997, the notes receivable from former Limited Partners of Columbus I and Columbus II matured. The "amounts in excess of purchase price" relating to these notes were realized at the time of settlement. The financial statements reflect gain on the settlement of the notes of $3,315,337 (amounts in excess of purchase price).

  These related entities are under the control of the partners of Phoenix. The partners have represented that substantially all of these amounts will be settled among the parties (see Note 9).

(5) Notes Payable

  Notes payable at December 31, 1997 and 1996 consisted of:

                         Lender                           1997         1996
                         ------                       ------------ ------------
   Banks(a).......................................... $105,925,208 $106,645,808
   Estate of Morris Telechansky(b)...................          --        11,280
   Estate of Zorabel Telechansky(c)..................          --        13,155
                                                      ------------ ------------
     Total........................................... $105,925,208 $106,670,243
                                                      ============ ============

  Notes payable at December 31, 1997, will mature as follows:

   1998........................................................... $    720,600
   1999...........................................................  105,204,608
                                                                   ------------
     Total all notes payable...................................... $105,925,208
                                                                   ============

--------
(a) On November 15, 1994, Phoenix, Coaxial, Southern Ohio, Columbus I and Columbus II (collectively referred to as the borrowers), executed a loan agreement with a lead bank and several other financial institutions to replace an existing loan agreement. On May 12, 1998, the loan agreement was amended. The loan agreement provides for principal term loans up to $150,000,000 and revolving credit loans up to $23,000,000 ($22,000,000 after the May 12, 1998 amendment). Principal payments on the term loans are due in 19 quarterly installments of $250,000 beginning March 15, 1995, and a final quarterly installment for the remaining balance outstanding. Revolving credit loans are payable at December 31, 1999. Interest on the outstanding balances under the loan agreement is payable at either a) a rate comparable to prime rate

                              PHOENIX ASSOCIATES
   as defined in the agreement plus 2%, or b) at a rate comparable to the Eurodollar rate as defined in the agreement plus 3.25% depending on the borrowers' option at the time the loan is drawn. These margins have been amended to 2.25% and 3.50%, respectively, effective March 3, 1997. Interest rates on borrowings outstanding at December 31, 1997 range from 9.25% to 9.47%. The termination date of the loan agreement is December 31, 1999. Interest expense for 1997, 1996 and 1995 was $9,855,120, $9,495,420 and
   $10,301,191, respectively. The letters of credit discussed in Note 6 aggregating $1,100,000 decrease availability of borrowings under the loan agreement. Unused and unreserved borrowing availability under the loan agreement at December 31, 1997 was $5,900,000.

  A revolving credit commitment fee of .5% is paid on the average daily balance available for draw under the revolving credit loan.

  The funds borrowed under the loan agreement were allocated to the following entities as of December 31, 1997:

                         Entity                       Term Loan   Revolving Loan
                         ------                      ------------ --------------
     Phoenix........................................ $105,925,208      $   --
     Coaxial........................................   16,760,937    8,000,000
     Southern Ohio..................................   20,568,238    8,000,000
     Columbus I.....................................    2,385,682          --
     Columbus II....................................    1,359,935          --
                                                     ------------  -----------
       Total........................................ $147,000,000  $16,000,000
                                                     ============  ===========

    The loans are secured by substantially all of the borrowers' assets and are joint and several obligations of the borrowers. Significant notes receivable are pledged as collateral. In addition, the shareholders and partners of the borrowers have pledged all of their shares and partnership interests in the borrowers. The proceeds of the loans were used to refinance existing bank and other notes payable, make capital distributions to the shareholders and partners, and to finance capital expenditures of Coaxial and Southern Ohio. Repayment of the Phoenix debt is dependent upon funding from Coaxial or Southern Ohio.

    Among other covenants, the borrowers must comply with restrictive covenants relating to leverage coverage, interest coverage and cash ratios. In addition, repayments of principal on the loan are required if certain conditions relating to asset dispositions, new debt, distributions or excess cash flow are met. The borrowers are in compliance with these covenants, as amended, as of December 31, 1997.

    The borrowers are entitled to issue letters of credit for general corporate purposes or to replace existing letters of credit up to an amount not exceeding $2,000,000. The borrowers pay a fee equal to 2% per annum of the amount available for draw under any letters of credit issued. Any draws on letters of credit issued will be made a part of the outstanding balance on the revolving credit loan.

    Due to loan agreement requirements, the borrowers have entered into interest rate swap agreements to reduce the impact of changes in interest rates on the outstanding principal balances (see Notes 7 and 8).

(b) In November 1980, Phoenix issued an unsecured promissory note to the Estate of Morris Telechansky. Monthly principal installments of $1,253 commencing December, 1992 were due through 1997. The note bore interest at a rate of 1.25% above the prevailing $100,000 Certificate of Deposit rate. This note was paid in full during fiscal year 1997.

(c) In November 1980, Phoenix issued an unsecured promissory note to the Estate of Zorabel Telechansky. Monthly combined principal and interest installments of $1,260 commencing October, 1992 were due through November, 1997 and include interest at 10.5%. This note was paid in full during fiscal year 1997.

                              PHOENIX ASSOCIATES

(6) Letters Of Credit

  The Company, with the borrowers defined in Note 5, has letters of credit for the benefit of certain program suppliers and former Limited Partners (see Note
4). At December 31, 1997 and 1996, the aggregate value of these letters of credit for the benefit of certain program suppliers was $1,100,000 and $850,000, respectively. At December 31, 1997 and 1996, the aggregate value of these letters of credit for the benefit of the former Limited Partners was $0 (due to final settlement with Limited Partners) and $1,140,775, respectively.

(7) Financial Instruments With Off-Balance-Sheet Risk

  The Company, with the borrowers defined in Note 5, become a party to financial instruments with off-balance-sheet risk in the normal course of business in managing its interest rate risk. These financial instruments include interest rate swap agreements, and previously, forward interest rate agreements and interest rate caps. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the Company's balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

  The Company has utilized interest rate caps, interest rate swap agreements and forward interest rate agreements as hedge instruments to reduce exposure to adverse changes in interest rates. The notional amounts of these instruments do not represent exposure to credit loss. Risks associated with these types of financial instruments arise from the movement of interest rates and failure of the other party to the transaction to meet its obligation. Note 8 provides additional disclosures on the Company's derivative financial instruments.

  The following table shows the contract or notional amount of the Company's off-balance-sheet financial instruments at December 31, 1997 and 1996.

                                                   Contract or Notional Amount
                                                   ----------------------------
                                                       1997           1996
                                                   ------------- --------------
   Interest rate swap agreements.................. $  40,000,000 $  115,000,000

(8) Derivative Financial Instruments

  The Company, with the borrowers as defined in Note 5, currently hold derivative financial instruments only for purposes other than trading. The Company's primary objective is the "hedging" or management of interest rate risk associated with its long-term debt. The two parties to an interest rate swap agreement agree to exchange, at particular intervals, payment streams calculated on a specified notional amount, with one stream based on a floating interest rate and the other stream based on a fixed interest rate. The swaps were entered into in order to reduce the overall interest rate sensitivity of the Company. These interest rate swap agreements are the standard fixed/floating type of swap agreements, whereby the Company pays a fixed rate (i.e., swapped rate) and receive a floating rate from the counterparty based upon the LIBOR index. All of the interest rate swaps are treated as hedges, and accordingly, are accounted for on the same basis as the underlying asset or liability being hedged. The amounts to be paid or received related to derivative financial instruments are recognized on an accrual basis, over the estimated life of the hedged instrument, as an adjustment to interest expense. The counterparty to all of the Company's off-balance-sheet financial instrument agreements is the lead bank on the loan agreement.

  The following table summarizes the interest rate swap agreements:

                                                               Fixed    Floating
                                                      Initial  Rate       Rate
        Notional                Effective Termination Contract (pay     (receive
    Principal Amount      Term    Date       Date       Cost   rate)     rate)      Rate Fixing Dates
    ----------------     ------ --------- ----------- -------- ----- -------------- ------------------
$40,000,000............. 1 year  1/15/97    1/15/98     $ 0    5.87% 5.59% to 5.82% April/July/Oct/Jan

                              PHOENIX ASSOCIATES

  In accordance with the loan agreement, the Company also had previously purchased interest rate caps to aid in the management of its interest rate risk. The seller of these caps was obligated to pay the Company the amount, if any, by which a specified market interest rate exceeded the fixed cap applied to the notional amount. There were no interest rate cap agreements in effect at year-end, and the initial contract costs related to previous interest rate cap agreements were fully amortized as of December 31, 1997.

(9) Subsequent Event

  Phoenix, with Coaxial, is currently contemplating the offering, initially through a private placement, of $140 million of senior notes. These senior notes would replace Phoenix's and Coaxial's notes payable to banks.

  In connection with the offering, Coaxial and Insight Communications, L.P. (Insight) entered into a Contribution Agreement (the Contribution Agreement) pursuant to which Coaxial will contribute to a newly formed subsidiary (a limited liability company) of Coaxial (the Operating Company) substantially all of the assets and liabilities comprising the cable system of Coaxial, and Insight will contribute $10 million in cash to the Operating Company. As a result of this Contribution Agreement, Coaxial will own 25% of the non-voting common equity and Insight will own 75% of the non-voting common equity of the Operating Company, subject to possible adjustment pursuant to the Contribution Agreement. Coaxial will also own two separate series of voting preferred equity (a $140 million preferred equity interest and a $30 million preferred equity interest) of the Operating Company; the voting preferred equity interest will provide for distributions to Coaxial equal in amount to the payments on the senior and senior discount notes (described below).

  The closing of the Contribution Agreement is conditioned upon, among other things, the private placement of the senior notes by Phoenix and Coaxial and the private placement of $30 million of senior discount notes by the majority shareholder of Coaxial.

  In conjunction with this transaction, there will be a settlement or net distribution of related party receivables and payables. The impact on Phoenix at December 31, 1997 would be an increase to partners' equity of approximately $69.3 million.

  The pro forma balance of Phoenix's partners' deficit if the private placement and the settlement of related party balances, that will happen in conjunction with the transactions, would have occurred as of December 31, 1997 is as follows:

                                                                    Pro Forma
                                                                  December 31,
                                                                      1997
                                                                  -------------
     Partners' Deficit .......................................... $(104,224,000)

                               PHOENIX ASSOCIATES

                            CONDENSED BALANCE SHEETS

                 AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                                  September 30,  December  31,
                                                      1998           1997
                                                  -------------  -------------
                                                   (unaudited)
                     ASSETS
CURRENT ASSETS:
  Cash........................................... $         --   $         247
  Other accounts receivable......................           --           1,067
                                                  -------------  -------------
    Total current assets.........................           --           1,314
                                                  -------------  -------------
OTHER ASSETS:
  Due from related parties.......................       408,686      6,409,505
  Notes receivable--related parties..............       605,124        775,643
  Deferred financing fees, net of accumulated
   amortization of $51,800.......................     3,363,987            --
  Advances to partners...........................           --         768,000
                                                  -------------  -------------
    Total other assets...........................     4,377,797      7,953,148
                                                  -------------  -------------
    Total assets................................. $   4,377,797  $   7,954,462
                                                  =============  =============
        LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of notes payable............... $         --   $     720,600
  Accounts payable and accrued liabilities.......     1,202,211            973
                                                  -------------  -------------
    Total current liabilities....................     1,202,211        721,573
                                                  -------------  -------------
NOTES PAYABLE....................................   105,564,908    105,204,608
DUE TO RELATED PARTIES...........................           --      72,439,984
                                                  -------------  -------------
    Total liabilities............................   106,767,119    178,366,165
                                                  -------------  -------------
COMMITMENTS AND CONTINGENCIES
PARTNERS' DEFICIT................................  (102,389,322)  (170,411,703)
                                                  -------------  -------------
    Total liabilities and partners' deficit...... $   4,377,797  $   7,954,462
                                                  =============  =============

        The accompanying notes are an integral part of these statements.

                               PHOENIX ASSOCIATES

            CONDENSED STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIT
                                  (Unaudited)

                          For the Three Months Ended     For the Nine Months Ended
                                 September 30,                 September 30,
                          ----------------------------  ----------------------------
                              1998           1997           1998           1997
                          -------------  -------------  -------------  -------------
OTHER EXPENSES, net.....  $     (10,376) $     (17,467) $     (62,821) $     (70,661)
INTEREST INCOME
 (EXPENSE), net
  Interest income--
   related parties......        184,959        471,682        640,503      1,411,968
  Interest expense--
   related parties......       (604,763)    (1,044,359)    (2,665,536)    (2,998,349)
  Interest expense......     (2,679,147)    (2,524,455)   ( 7,579,581)    (7,324,670)
                          -------------  -------------  -------------  -------------
    Total interest
     expense, net.......     (3,098,951)    (3,097,132)    (9,604,614)    (8,911,051)
                          -------------  -------------  -------------  -------------
Net Loss Before
 Extraordinary Item.....     (3,109,327)    (3,114,599)    (9,667,435)    (8,981,712)
Extraordinary Item--gain
 on settlement of
 Columbus II note
 receivable (Note 5)....        100,182            --         100,182            --
                          -------------  -------------  -------------  -------------
NET LOSS (Note 4).......     (3,009,145)    (3,114,599)    (9,567,253)    (8,891,712)
PARTNERS' DEFICIT,
 beginning of period....   (176,969,811)  (167,411,304)  (170,411,703)  (161,544,191)
PARTNERS' CONTRIBUTIONS
 (Note 5)...............     78,357,634            --      78,357,634            --
CAPITAL DISTRIBUTIONS
 (Note 5)...............       (768,000)           --        (768,000)           --
                          -------------  -------------  -------------  -------------
PARTNERS' DEFICIT, end
 of period..............  $(102,389,322) $(170,525,903) $(102,389,322) $(170,565,903)
                          =============  =============  =============  =============


        The accompanying notes are an integral part of these statements.

                               PHOENIX ASSOCIATES

                       CONDENSED STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH
                                  (unaudited)

                                                    For the Nine Months Ended
                                                   ----------------------------
                                                   September 30,  September 30,
                                                       1998           1997
                                                   -------------  -------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES....... $  (8,413,287)  $(8,982,067)
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in amounts due from related
   parties........................................     7,039,520      (269,435)
                                                   -------------   -----------
    Net cash used in investing activities.........     7,039,520      (269,435)
                                                   -------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable.............  (105,925,208)     (562,398)
  Proceeds from issuance of notes payable.........   105,564,908           --
  Contributions from partners, net................    77,589,634           --
  Increase (decrease) in amounts due to related
   parties........................................   (72,439,984)    9,808,760
  Increase in deferred financing fees.............    (3,415,830)          --
                                                   -------------   -----------
    Net cash provided by financing activities.....     1,373,520     9,246,362
                                                   -------------   -----------
NET DECREASE IN CASH..............................          (247)       (5,140)
CASH, beginning of period.........................           247       115,090
                                                   -------------   -----------
CASH, end of period............................... $         --    $   109,950
                                                   =============   ===========


        The accompanying notes are an integral part of these statements.

                              PHOENIX ASSOCIATES

                NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998
                                  (Unaudited)

(1) General

  The results of operations for the interim periods shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of Management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the three and nine months ended September 30, 1998 and 1997. All such adjustments are of a normal recurring nature.

(2) Business Organization and Purpose

  Phoenix Associates (Phoenix or the Company) is a Florida general partnership. Phoenix Associates has no operations. Its ability to satisfy debt and other obligations is dependent upon funding from related entities. Phoenix Associates is a co-issuer and joint and several obligor of the debt described in Note 6 along with an affiliated company, Coaxial Communication of Central Ohio, Inc.

  Phoenix consists of three individual partners who share profits and losses in the ratio of 67 1/2%, 22 1/2% and 10%, respectively.

  Other related entities affiliated with Phoenix include Coaxial Communications of Central Ohio, Inc. (Coaxial), Insight Communications of Central Ohio, LLC (Insight Ohio), Coaxial Communications of Southern Ohio, Inc. (Southern Ohio), Coaxial Associates of Columbus I (Columbus I), Coaxial Associates of Columbus II (Columbus II), Coaxial LLC, Coaxial Financing Corp., Coaxial DJM LLC and Coaxial DSM LLC.

(3) Accounting Policies

  Note 2 to the Notes to the Financial Statements in the Company's December 31, 1997 Financial Statements summarize the Company's significant accounting policies.

(4) Income Taxes

  Phoenix is a general partnership. Therefore, each partner reports his distributive share of income or loss on his respective income tax returns. As a result, the Company does not provide for Federal or state income taxes in its accounts.

(5) Related Party Transactions

  As of December 31, 1997, Phoenix had advances due from two general partners of $768,000.

  Phoenix had advanced funds to and received advances from related entities as of December 31, 1997 for working capital and for debt service. During August 1998, in connection with the issuance of the Senior Notes described in Note 6, these amounts were settled. A portion of these amounts was settled by a net contribution of $74,171,097 from the partners. Phoenix recognized interest income of approximately $51,700 and $228,300 for the three and nine months ended September 30, 1998 and $332,000 and $993,000 for the three and nine months ended September 30, 1997. Phoenix recognized interest expense of approximately $604,800 and $2,665,500 for the three and nine months ended September 30, 1998 and $1,044,400 and $2,998,300 for the three and nine months ended September 30, 1997.

                              PHOENIX ASSOCIATES

  Advances to and from related entities as of September 30, 1998 and December 31, 1997 are as follows:

                                                     September 30, December 31,
Entity                                                   1998          1997
------                                               ------------- ------------
Advances to:
  Columbus I........................................  $   408,686  $ 1,283,596
  Columbus II.......................................          --       721,869
  Southern Ohio.....................................          --     4,404,040
                                                      -----------  -----------
Due from related entities...........................  $   408,686  $ 6,409,505
                                                      -----------  -----------
Advances from Coaxial...............................  $       --   $72,439,984
                                                      ===========  ===========

  Phoenix has the following notes and accrued interest receivable from related parties at September 30, 1998 and December 31, 1997:

                                                     September 30, December 31,
                                                         1998          1997
                                                     ------------- ------------
Columbus I (a)......................................  $ 2,401,089  $ 2,348,892
Columbus II (b).....................................      120,874      443,773
                                                      -----------  -----------
  Total face amount of notes receivable.............    2,521,963    2,792,665
Less: Amounts in excess of purchase price...........   (1,916,839)  (2,017,022)
                                                      -----------  -----------
Net notes and accrued interest receivable...........  $   605,124  $   775,643
                                                      ===========  ===========

--------
(a) The $2,348,892 due from Columbus I represents a note, including past due interest that was added to the principal, which was purchased from CNA Financial Corporation on November 24, 1982. Interest is payable to Phoenix monthly at an annual rate of 20% of the face amount of the note receivable. Phoenix recognized interest income of approximately $111,000 and $345,500 for the three and nine months ended September 30, 1998 and $117,400 and $352,300 for the three and nine months ended September 30, 1997, related to the note receivable. The principal is due and payable to Phoenix on October 31, 2002.
(b) The $443,773 due from Columbus II at December 31, 1997 represents a note, including past due interest that was added to the principal, which was purchased from CNA Financial Corporation on November 24, 1982. Interest is payable to Phoenix monthly at an annual rate of 20% of the face amount of the note receivable. Phoenix recognized interest income of approximately $22,300 and $66,700 for the three and nine months ended September 30, 1998 and $22,200 and $66,600 for the three and nine months ended September 30, 1997, related to the note receivable. The principal is due and payable to Phoenix on October 31, 2002. In August 1998, in connection with the issuance of the Senior Notes, a portion of the notes receivable from Columbus II was settled. The amount in excess of the purchase price relating to these notes was realized at the time of the settlement. The financial statements reflect an extraordinary item for the gain on settlement of the notes of $100,182.

  Amounts in excess of purchase price represent the difference between the face amount and the accrued interest receivable on the notes purchased and the price paid. The amounts in excess of purchase price will be recognized when the principal due on the notes is received, net of any costs associated with final settlement.

  These related entities are under the control of the partners of Phoenix. The partners have represented that all of these amounts will be settled among the parties.

(6) Notes Payable

  On August 21, 1998, Phoenix Associates and Coaxial Communications of Central Ohio issued $140 million of Senior Notes (Senior Notes) due August 15, 2006. The Senior Notes replaced Phoenix's and Coaxial's existing notes payable. Interest accrues at 10% and is payable semi-annually.

                              PHOENIX ASSOCIATES

  The Senior Notes were allocated as of September 30, 1998 as follows:

                                                                     September
      Entity                                                          30, 1998
      ------                                                        ------------
      Phoenix...................................................... $105,565,000
      Coaxial......................................................   34,435,000
                                                                    ------------
        Total...................................................... $140,000,000
                                                                    ============

  The Senior Notes are non-recourse and are secured by all issued and outstanding Series A Preferred Interest owned by Coaxial in Insight Ohio. The distributions required on the Series A Preferred Interests are designed to provide the cash flow for payment of interest on the Senior Notes. The ability of Phoenix and Coaxial to make scheduled payments with respect to the Senior Notes will depend on the financial and operating performance of Insight Ohio and its ability to make the distributions required on the Series A Preferred Interests.

  Among other covenants the borrowers must comply with restrictive covenants relating to incurrence of additional debt, payment of dividends and distributions, and the transfer or sale of all assets. Phoenix and Coaxial were in compliance with these covenants as of September 30, 1998.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Insight Communications of Central Ohio, LLC:

  We have audited the accompanying balance sheet of Insight Communications of Central Ohio, LLC (a Delaware limited liability company) as of July 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Insight Communications of Central Ohio, LLC as of July 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Columbus, Ohio,
 October 30, 1998.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                                 BALANCE SHEET

                              AS OF JULY 31, 1998

ASSETS:
    Assets................................................................ $--
                                                                           ====
LIABILITIES AND MEMBERS' EQUITY:
  Liabilities............................................................. $--
  Preferred membership interests..........................................  --
  Common membership interests.............................................  --
                                                                           ----
    Total liabilities and members' equity.................................  --
                                                                           ====



The accompanying notes to balance sheet are an integral part of this statement.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                            NOTES TO BALANCE SHEET

                                 JULY 31, 1998

1) Nature of Business

  Insight Communications of Central Ohio, LLC (Insight Ohio) was formed on July 23, 1998 in order to acquire all of the assets and liabilities comprising the cable television system (the System) of Coaxial Communications of Central Ohio, Inc. (Coaxial). As of July 31, 1998, Insight Ohio had not yet been capitalized and had no operations.

2) Subsequent Events

  On August 21, 1998, Coaxial contributed to Insight Ohio all of the assets and liabilities comprising the System for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as 100% of the voting preferred membership interests in Insight Ohio (Series A and Series B Preferred Interests). Insight Holdings of Ohio, LLC contributed $10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio.

  On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140 million of 10% Senior Notes (Senior Notes) due 2006. The Senior Notes are non-recourse and are secured by all issued and outstanding Series A Preferred Interest in Insight Ohio.

  On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes due 2008 (Discount Note). The Discount Notes have a face amount of $55,869,000 and approximately $30 million of gross proceeds were received upon issuance. The Discount Notes are non-recourse, secured by 100% of the common stock of Coaxial, and conditionally guaranteed by Insight Ohio.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                            CONDENSED BALANCE SHEET

                   AS OF SEPTEMBER 30, 1998 AND JULY 31, 1998

                                                    September 30,    July 31,
                                                        1998           1998
                                                    -------------  ------------
                                                     (unaudited)
                      ASSETS
CURRENT ASSETS:
  Cash............................................. $   4,848,045  $        --
  Subscriber receivables, less allowance for
   doubtful accounts of $159,000...................     2,796,265           --
  Other accounts receivable, less allowance for
   doubtful accounts of $157,000...................     1,031,818           --
  Due from related parties.........................        57,451           --
  Other current assets.............................       950,831           --
                                                    -------------  ------------
    Total current assets...........................     9,684,410           --
                                                    -------------  ------------
PROPERTY AND EQUIPMENT, at cost:
  CATV systems.....................................    66,447,798           --
  Other............................................     8,298,503           --
                                                    -------------  ------------
                                                       74,746,301
  Less--Accumulated depreciation and amortization..   (45,423,723)          --
                                                    -------------  ------------
    Total property and equipment, net..............    29,322,578           --
                                                    -------------  ------------
INTANGIBLE ASSETS, net.............................        48,643           --
                                                    -------------  ------------
    Total assets................................... $  39,055,631  $        --
                                                    =============  ============
         LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of capital lease obligations..... $     127,721  $        --
  Due to related parties...........................       141,574           --
  Preferred dividends payable......................     2,034,340           --
  Accounts payable, accrued liabilities and other
   current liabilities.............................     9,034,461           --
                                                    -------------  ------------
    Total current liabilities......................    11,338,096           --
                                                    -------------  ------------
CAPITAL LEASE OBLIGATION...........................       131,181           --
DEFERRED INCOME....................................     1,190,350           --
                                                                   ------------
SERIES A PREFERRED INTEREST........................   140,000,000           --
SERIES B PREFERRED INTERESTS.......................    30,000,000           --
                                                    -------------  ------------
    Total liabilities and preferred interests......   182,659,627           --
COMMITMENTS AND CONTINGENCIES
MEMBERS' DEFICIT:..................................  (143,603,996)          --
                                                    -------------  ------------
    Total liabilities and members' deficit......... $  39,055,631  $        --
                                                    =============  ============

        The accompanying notes are an integral part of these statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

             CONDENSED STATEMENT OF OPERATIONS AND MEMBERS' DEFICIT

              FOR THE PERIOD AUGUST 21, 1998 TO SEPTEMBER 30, 1998
                                  (Unaudited)

OPERATING REVENUES.............................................. $   5,224,788
OPERATING EXPENSES:
  Service and administrative....................................     2,754,637
  Depreciation and amortization.................................       413,183
                                                                 -------------
    Total operating expenses....................................     3,167,820
                                                                 -------------
OPERATING INCOME................................................     2,056,968
INTEREST INCOME (EXPENSE), net..................................        (5,199)
                                                                 -------------
NET INCOME (Note 4).............................................     2,051,769
ACCRUAL OF PREFERRED INTERESTS..................................     2,034,340
                                                                 -------------
INCOME ON COMMON................................................        17,429
MEMBERS' EQUITY, beginning of period............................           --
MEMBERS' CONTRIBUTIONS..........................................    34,457,858
PREFERRED MEMBERSHIP INTEREST...................................  (170,000,000)
CAPITAL DISTRIBUTIONS...........................................    (8,079,283)
                                                                 -------------
MEMBERS' (DEFICIT), end of period............................... $(143,603,996)
                                                                 =============


        The accompanying notes are an integral part of these statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                       CONDENSED STATEMENT OF CASH FLOWS

           FOR THE PERIOD FROM AUGUST 21, 1998 TO SEPTEMBER 30, 1998

                          INCREASE (DECREASE) IN CASH
                                  (Unaudited)

NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES.................... $ 3,095,026
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment..................    (472,210)
                                                                    -----------
    Net cash used in investing activities..........................    (472,210)
                                                                    -----------
NET CASH FROM FINANCING ACTIVITY
  Capital contributions............................................  10,000,000
  Capital distributions............................................  (8,079,283)
  Capital lease payments...........................................     (21,743)
  Contributed cash.................................................     326,255
                                                                    -----------
    Net cash provided by financing activities......................   2,225,229
NET INCREASE (DECREASE) IN CASH....................................   4,848,045
CASH, beginning of period..........................................         --
                                                                    -----------
CASH, end of period................................................ $ 4,848,045
                                                                    ===========


        The accompanying notes are an integral part of these statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998
                                  (Unaudited)

(1) General

  The results of operations for the interim period shown is not necessarily indicative of the results to be expected for the fiscal year. In the opinion of Management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the period August 21, 1998 to September 30, 1998. All such adjustments are of a normal recurring nature.

(2) Nature of Business

  Insight Communications of Central Ohio, LLC (Insight Ohio or the Company) was formed on July 23, 1998 in order to acquire all of the assets and liabilities comprising the cable television system (the System) of Coaxial Communications of Central Ohio, Inc. (Coaxial). The System provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas.

  On August 21, 1998, Coaxial contributed to Insight Ohio all of the assets and liabilities comprising the System for which Coaxial received a 25% non-voting common membership interest in Insight Ohio, as well as 100% of the voting preferred membership interests in Insight Ohio (Series A and Series B Preferred Interests). Insight Holdings of Ohio, LLC (IHO) contributed $10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio. IHO serves as the manager of the System. Insight Ohio is a subsidiary of Coaxial. IHO's investment in Insight Ohio will be treated as a minority interest in the consolidated financial statements of Coaxial. The minority interest has not been reflected in the financial statements of Coaxial because Insight Ohio has negative members' equity.

  On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140 million of 10% Senior Notes (Senior Notes) due 2006. The Senior Notes are non-recourse and are secured by all issued and outstanding Series A Preferred Interest in Insight Ohio.

  On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes (Discount Notes) due 2008. The Discount Notes have a face amount of $55,869,000 and approximately $30 million of gross proceeds were received upon issuance. The Discount Notes are non-recourse, secured by 100% of the common stock of Coaxial, and conditionally guaranteed by Insight Ohio.

  The ability of Coaxial Financing Corp., Coaxial LLC, Coaxial and Phoenix Associates to make scheduled payments with respect to the Discount and Senior Notes is dependent on the financial and operating performance of Insight Ohio. The required distributions on the Series A and Series B Preferred Interests are designed to provide the cash flow to service the Senior and the Discount Notes.

(3) Summary Of Significant Accounting Policies

Cash

  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

Fair Values

  In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value information about both on- and off- balance sheet financial instruments for which it is practicable to estimate that value. The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments. The fair value of Preferred Interests approximate the carrying amount due to their being recent issuances.

Operating Revenue Recognition

  Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charges for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system. Unearned revenues are recorded as advance subscriber deposits in the accompanying financial statements.

Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company's customer base consists of a number of homes concentrated in the central Ohio area. The Company continually monitors the exposure for credit losses and maintain allowances for anticipated losses. As of September 30, 1998, the Company had no significant concentrations of credit risk.

Material, Supplies and Construction Inventories

  Material, supplies and construction inventories are stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

  Property and equipment are stated at cost, while maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in earnings. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                      Years
                                                                  -------------
CATV systems.....................................................   10 to 15
Equipment........................................................       5
Furniture........................................................       5
Leasehold improvements........................................... Life of lease

  The Company internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

  The Company reviews its property, plant and equipment and other long-term assets when events or changes in circumstances indicate the carrying amounts may not be recoverable. When such conditions exist, management estimates the future cash flows from operations or disposition. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount would be recorded, and an impairment loss would be recognized. The Company does not believe that there is an impairment of such assets.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

Management Fee

  Effective August 21, 1998, the System entered into a management agreement with IHO, which will allow IHO to manage the operations of the System. The management fee is 3% of gross operating revenues. Fees under this management agreement were $142,000 for the period August 21, 1998 to September 30, 1998 (included in service and administrative expenses).

Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense primarily for campaign and telemarketing-related efforts was approximately $30,200 for the period August 21, 1998 to September 30, 1998.

(4) Income Taxes

  Insight Ohio is a limited liability corporation. Therefore, each member reports his distributive share of income or loss on his respective income tax returns. As a result, the Company does not provide for Federal or state income taxes in its accounts. In the event that the limited liability corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements.

(5) Preferred Interests

  In conjunction with the transaction described in Note 1, the Company issued Series A and Series B Preferred Interests which has initial liquidation preference amounts of $140 million and $30 million, respectively. The preferred interests will pay distributions in amounts equal to the interest on the Senior and Discount Notes described in Note 1. The interest rate on the Series A and B Preferred Interests are 10% and 12 7/8%, respectively. Cash distributions on the Discount Notes and Series B Preferred Interest do not commence until February 15, 2004. Cash distributions on the Series A Preferred Interests for the next 5 years are $14 million per year.

(6) Commitments And Contingencies

  The Company is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Company's future results of operation or financial position.

                        PRO FORMA FINANCIAL STATEMENTS

                  Coaxial Communications of Central Ohio Inc.

  The unaudited pro forma statements of operations of Coaxial for the year ended December 31, 1997 and the nine months ended September 30, 1998 (the "Pro Forma Statements of Operations") give effect to the Financing Plan and certain other adjustments, including Coaxial's contribution to Insight Ohio of substantially all of the assets comprising the System, IHO's contribution to Insight Ohio of $10.0 million in cash, the Original Notes Offering, the Discount Notes Offering, the repayment and the purchase and restructuring of certain bank indebtedness of Coaxial and Phoenix and certain of their affiliates, the settlement of related party receivables and payables and personnel savings. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Statements of Operations do not purport to be indicative of the results that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro Forma Statements of Operations are presented on a consolidated basis, which includes the results of Insight Ohio (the System). A pro forma balance sheet is not provided as the transaction had been consummated prior to the date of the last balance sheet included in this Prospectus.

  The Pro Forma Statement of Operations for the year ended December 31, 1997 has been derived from the audited financial statements of Coaxial included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997. The Pro Forma Statement of Operations for the nine months ended September 30, 1998 has been derived from the unaudited financial statements of Coaxial included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997.

  The Pro Forma Statements of Operations and the accompanying notes should be read in conjunction with the financial statements of Coaxial and of Phoenix, together with the related notes thereto, included elsewhere herein.

                       Pro Forma Statements of Operations

                  Coaxial Communications of Central Ohio, Inc.

                      Fiscal Year Ended December 31, 1997

                                                          Pro Forma
                                                 Actual  Adjustments   Pro Forma
                                                 ------- -----------   ---------
                                                    (dollars in thousands)
Revenues........................................ $48,229   $   --       $48,229
Operating expenses
  Service and administrative....................  27,391      (981)(1)   26,302
                                                              (108)(2)
  Home office expense...........................   1,498       --         1,498
  Depreciation and amortization.................   5,256        43 (3)    5,299
                                                 -------   -------      -------
    Total operating expenses....................  34,145    (1,046)      33,099
Operating income................................  14,084     1,046       15,130
  Interest expense, net.........................   1,230     1,050 (4)    3,565
                                                             1,699 (5)
                                                              (549)(6)
                                                               135 (7)
  Other expense, net............................     271       --           271
                                                 -------   -------      -------
Net Income...................................... $12,583   $(1,289)     $11,294
                                                 =======   =======      =======


                See Footnotes to Pro Forma Financial Statements

                       Pro Forma Statements of Operations

                  Coaxial Communications of Central Ohio, Inc.

                      Nine Months Ended September 30, 1998

                                                          Pro Forma
                                                 Actual  Adjustments   Pro Forma
                                                 ------- -----------   ---------
                                                    (dollars in thousands)
Revenues........................................ $35,809   $   --       $35,809
Operating expenses
  Service and administrative....................  21,663      (878)(1)   20,716
                                                               (69)(2)
  Severance and transaction structure costs.....   4,822    (4,822)(8)      --
  Management fee................................     142       --           142
  Home office expense...........................   1,131       --         1,131
  Depreciation and amortization.................   3,825        27 (3)    3,852
                                                 -------   -------      -------
    Total operating expenses....................  31,583    (5,742)      25,841
Operating income................................   4,226     5,742        9,968
  Interest expense, net.........................     756       603 (4)    2,696
                                                             1,697 (5)
                                                              (446)(6)
                                                                86 (7)
  Other expense, net............................     433       --           433
                                                 -------   -------      -------
Net Income...................................... $ 3,037   $ 3,802      $ 6,839
                                                 =======   =======      =======


                See Footnotes to Pro Forma Financial Statements

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) Insight Ohio is required by the Employee Transition Agreement to reduce headcount and benefits as a result of position duplication within the accounting and finance departments, as well as other redundant management positions. Each individual has been specifically identified in the Employee Transition Agreement. These accounting and finance functions will be replaced with services provided by IHO going forward. The estimated cost savings associated with these actions are as follows:

                                               Year Ended     Nine Months Ended
                                            December 31, 1997 September 30, 1998
                                            ----------------- ------------------
                                                   (dollars in thousands)
    Headcount savings......................       $981               $878

(2) Elimination of rent expenses associated with 3770 East Livingston Avenue property contributed pursuant to the Contribution Agreement.

(3) Depreciation of contributed property at 3770 East Livingston Avenue.

(4) Represents incremental interest expense related to borrowing under the Original Notes computed as follows:

                                             Year Ended     Nine Months Ended
                                          December 31, 1997 September 30, 1998
                                          ----------------- ------------------
                                                 (dollars in thousands)
    Interest on Original Notes...........      $ 3,444           $ 2,202
    Interest on the Chase Credit
     Facility............................       (2,394)           (1,599)
                                               -------           -------
    Incremental Interest Expense.........      $ 1,050           $   603
                                               =======           =======

(5) Elimination of interest income on related party balances.

(6) Elimination of amortization on the net deferred loan acquisition costs write-off.

(7) Amortization of the deferred loan acquisition costs related to the offering (the Original Notes Offering) of the 10% Senior Notes due 2006 (the Notes).

(8) The severance payments and transaction structure costs are not included in the Pro Forma Statements of Operations because they are non-recurring in nature.

(9) Service and administrative costs for the year ended December 31, 1997, and the nine months ended September 30, 1998 would have been lower by approximately $1,877 and $1,376, respectively, had the System been covered by IHO's programming fee structure for such periods.

                        Pro Forma Financial Statements

                              Phoenix Associates

  The unaudited pro forma statements of operations of Phoenix for the year ended December 31, 1997 and the nine months ended September 30, 1998 (the "Pro Forma Statements of Operations") give effect to the Financing Plan and certain other adjustments, including Coaxial's contribution to Insight Ohio of substantially all of the assets comprising the System, IHO's contribution to Insight Ohio of $10.0 million in cash, the Original Notes Offering, the Discount Notes Offering, the repayment and the purchase and restructuring of certain bank indebtedness of Coaxial and Phoenix and certain of their affiliates, the settlement of related party receivables and payables and personnel savings. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Statements of Operations do not purport to be indicative of the results that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. A pro forma balance sheet is not provided as the transaction had been consummated prior to the date of the last balance sheet included in this Prospectus.

  The Pro Forma Statement of Operations for the year ended December 31, 1997 has been derived from the audited financial statements of Phoenix included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997. The Pro Forma Statement of Operations for the nine months ended September 30, 1998 has been derived from the unaudited financial statements of Phoenix included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997.

  The Pro Forma Statements of Operations and the accompanying notes should be read in conjunction with the financial statements of Phoenix and Coaxial, together with the related notes thereto, included elsewhere herein.

                       Pro Forma Statements of Operations

                               Phoenix Associates

                      Fiscal Year Ended December 31, 1997

                                                          Pro Forma
                                                Actual   Adjustments   Pro Forma
                                                -------  -----------   ---------
                                                   (dollars in thousands)
Revenues....................................... $   --     $   --       $  --
Operating expenses
  Service and administrative...................     --         --          --
  Home office..................................     --         --          --
  Depreciation and amortization................     --         --          --
                                                -------    -------      ------
    Total operating expenses...................     --         --          --
Operating income...............................     --         --          --
  Interest expense, net........................  12,094        703 (1)   9,679
                                                               408 (2)
                                                            (3,526)(3)
  Other expense................................      89        --           89
                                                -------    -------      ------
Net loss before extraordinary item............. (12,183)   $ 2,415      (9,768)
                                                =======    =======      ======


                See Footnotes to Pro Forma Financial Statements

                       Pro Forma Statements of Operations

                               Phoenix Associates

                      Nine Months Ended September 30, 1998

                                                         Pro Forma
                                               Actual   Adjustments   Pro Forma
                                               -------  -----------   ---------
                                                  (dollars in thousands)
Revenues...................................... $   --     $   --       $   --
Operating expenses
  Service and administrative..................     --         --           --
  Home office.................................     --         --           --
  Depreciation and amortization...............     --         --           --
                                               -------    -------      -------
    Total operating expenses..................     --         --           --
Operating income..............................     --         --           --
  Interest expense, net.......................   9,604        422 (1)    8,250
                                                              306 (2)
                                                           (2,082)(3)
  Other expense ..............................      63        --            63
                                               -------    -------      -------
Net Loss...................................... $(9,667)   $ 1,354      $(8,313)
                                               =======    =======      =======


                See Footnotes to Pro Forma Financial Statements

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) Represents incremental interest expense related to borrowing under the Original Notes computed as follows:

                                             Year Ended     Nine Months Ended
                                          December 31, 1997 September 30, 1998
                                          ----------------- ------------------
                                                 (dollars in thousands)
     Interest of Original Notes..........      $10,557            $6,747
     Interest on the Chase Credit
      Facility...........................       (9,854)           (6,325)
                                               -------            ------
     Incremental Interest Expense........      $   703            $  422
                                               =======            ======

(2) Amortization of the deferred loan acquisition costs.

(3) Elimination of interest expense (income), net, on certain related party balances as follows:

                                       Year Ended     Nine Months Ended
                                    December 31, 1997 September 30, 1998
                                    ----------------- ------------------
                                           (dollars in thousands)
     Interest Income:Columbus I          $ (253)            $ (428)
     Southern Ohio                       $ (247)            $ (155)
     Interest Expense:Central Ohio       $4,026             $2,665
                                         ------             ------
                                         $3,526             $2,082
                                         ======             ======

                        Pro Forma Financial Statements

                                  The System

  The unaudited pro forma statements of operations of the System for the year ended December 31, 1997 and the nine months ended September 30, 1998 (the "Pro Forma Statements of Operations") give effect to the Financing Plan and certain other adjustments. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Statements of Operations do not purport to be indicative of the results that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. A pro forma balance sheet is not provided as the transaction had been consummated prior to the date of the last balance sheet in this Prospectus.

  The Pro Forma Statement of Operations for the year ended December 31, 1997 has been derived from the audited financial statements of "Central Ohio Cable System Operating Unit" included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997. The Pro Forma Statement of Operations for the nine months ended September 30, 1998 has been derived from the unaudited financial statements of "Central Ohio Cable System Operating Unit" and the unaudited financial statements of "Insight Communications of Central Ohio, LLC" included elsewhere herein, adjusted to give effect to the Financing Plan and certain other adjustments as if they had occurred on January 1, 1997.

  The Pro Forma Statements of Operations and the accompanying notes should be read in conjunction with the financial statements of "Central Ohio Cable System Operating Unit" and the unaudited financial statements of "Insight Communications of Central Ohio, LLC" together with the related notes thereto, included elsewhere herein.

                       Pro Forma Statements of Operations

                                   The System

                          Year Ended December 31, 1997

                                                        Pro Forma
                                              Actual   Adjustments    Pro Forma
                                              -------  -----------    ---------
                                                 (dollars in thousands)
Revenues..................................... $48,229   $    --        $48,229
Operating expenses
  Service and administrative.................  27,391       (981)(1)    26,302
                                                            (108)(2)
  Home office expense........................   1,498        --          1,498
  Depreciation and amortization..............   5,238         43 (3)     5,281
                                              -------   --------       -------
    Total operating expenses.................  34,127     (1,046)       33,081
Operating income.............................  14,102      1,046        15,148
Interest income..............................     (70)       --            (70)
Other expense................................     271        --            271
                                              -------   --------       -------
Net Income...................................  13,901      1,046        14,947
Preferred distribution.......................     --      17,863 (4)    17,863
                                              -------   --------       -------
Earnings on common........................... $13,901   $(16,817)      $(2,916)
                                              =======   ========       =======


                See Footnotes to Pro Forma Financial Statements

                       Pro Forma Statements of Operations

                                   The System

                      Nine Months Ended September 30, 1998

                               Actual             Actual
                         January 1, 1998 to August 21, 1998 to
                          August 21, 1998   September 30, 1998 Pro Forma Adjustments  Pro Forma
                         ------------------ ------------------ ---------------------- ---------
                                                               (dollars in thousands)
Revenues................      $30,584             $5,225              $   --           $35,809
Operating expenses
  Service and
   administrative.......       19,050              2,613                 (878)(1)       20,716
                                                                          (69)(2)
  Severance and
   transaction structure
   costs................        4,822                --                (4,822)(5)          --
  Management fee........          --                 142                  --               142
  Home office expense...        1,131                --                   --             1,131
  Depreciation and
   amortization.........        3,412                413                   27 (3)        3,852
                              -------             ------              -------          -------
    Total operating
     expenses...........       28,415              3,168               (5,742)          25,841
Operating income........        2,169              2,057                5,742            9,968
    Interest (income)
     expense, net.......          (22)                 5                  --               (17)
    Other expense, net..          433                --                   --               433
                              -------             ------              -------          -------
Net Income..............        1,758              2,052                5,742            9,552
Accrual of Preferred
 Interest...............          --               2,034               11,363 (4)       13,397
                              -------             ------              -------          -------
Loss on Common..........      $ 1,758             $   18              $(5,621)         $(3,845)
                              =======             ======              =======          =======


                See Footnotes to Pro Forma Financial Statements

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

 (1) Insight Ohio is required by the Employee Transition Agreement to reduce headcount and benefits as a result of position duplication within the accounting and finance departments, as well as other redundant management positions. Each individual has been specifically identified in the Employee Transition Agreement. These accounting and finance functions will be replaced with services provided by IHO going forward. The estimated cost savings associated with these actions are as follows:

                                               Year Ended     Nine Months Ended
                                            December 31, 1997 September 30, 1998
                                            ----------------- ------------------
                                                   (dollars in thousands)
    Headcount savings......................       $981               $878

 (2) Elimination of rent expenses associated with 3770 East Livingston Avenue property contributed pursuant to the Contribution Agreement.

 (3) Depreciation of contributed property at 3770 East Livingston Avenue.

 (4) Represents the preferred distribution on the Preferred Interests. The preferred distribution is 10% on the Series A Preferred Interest and 12 7/8% on the Series B Preferred Interest.
 (5) The severance payments and transaction structure costs are not included in the Pro Forma Statements of Operations because they are non-recurring in nature.

                        PRO FORMA FINANCIAL STATEMENTS

           Assets and Liabilities to be Contributed to Insight Ohio

  The unaudited pro forma statement of "Assets and Liabilities to be Contributed to Insight Ohio" as of August 21, 1998 (the "Pro Forma Balance Sheet") and the unaudited pro forma statements of operations of "Assets and Liabilities to be Contributed to Insight Ohio" for the year ended December 31, 1997 and the period ended August 21, 1998 (the "Pro Forma Statements of Operations" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") have been prepared to depict the effect of eliminating assets and liabilities not included in Central Ohio Cable System Operating Unit and contributed to Insight Ohio. The Pro Forma Financial Statements do not purport to be indicative of the results that would have actually been obtained had such transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

  The Pro Forma Statement of Operations for the year ended December 31, 1997 has been derived from the audited financial statements of Coaxial included elsewhere herein, adjusted to give effect to the contribution of the System to Insight Ohio as if the contribution had occurred on January 1, 1997. The Pro Forma Balance Sheet and Pro Forma Statement of Operations as of and for the period ended August 21, 1998 have been derived from the unaudited financial statements of Coaxial included elsewhere herein, adjusted to give effect to the contribution of the System to Insight Ohio as if the contribution had occurred on January 1, 1997 with respect to the Pro Forma Statement of Operations, and on August 21, 1998 with respect to the Pro Forma Balance Sheet.

  The Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the financial statements of Coaxial and "Central Ohio Cable system Operating Unit" together with the related notes thereto, include elsewhere herein.

                            Pro Forma Balance Sheet

           Assets and Liabilities to be Contributed to Insight Ohio

                             As of August 21, 1998

                                                         Pro Forma
                                              Coaxial  Adjustments(1) Pro Forma
                                              -------- -------------- ---------
                                                   (dollars in thousands)
                   ASSETS
Current assets:
  Cash....................................... $    267    $     1      $   266
  Accounts receivable........................    1,266         39        1,227
  Other accounts receivable..................    2,110      2,080           30
  Other current assets.......................    1,194        250          944
                                              --------    -------      -------
    Total current assets.....................    4,837      2,370        2,467
Property, plant and equipment................   28,829       (503)      29,332
Deferred loan acquisition costs..............      941        941          --
Franchise rights and other intangibles.......       55          4           51
Due from related parties and other assets....   83,564     83,538           26
                                              --------    -------      -------
    Total assets............................. $118,226    $86,350      $31,876
                                              ========    =======      =======
     LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities.......................... $  8,878    $ 2,710      $ 6,168
Notes payable:
  Related Entity.............................    2,933      2,933          --
  Bank.......................................   25,840     25,840          --
  Other......................................    1,663      1,663          --
                                              --------    -------      -------
    Total notes payable......................   30,436     30,436          --
Capital lease obligation.....................      134        --           134
Deferred income..............................    1,116        --         1,116
Due to related party.........................   19,146     19,146          --
                                              --------    -------      -------
    Total liabilities........................   59,710     52,292        7,418
                                              --------    -------      -------
Shareholders' equity.........................   58,516     34,058       24,458
                                              --------    -------      -------
    Total liabilities and shareholders'
     equity.................................. $118,226    $86,350      $31,876
                                              ========    =======      =======

--------
(1) Pro forma adjustments reflect the elimination of assets and liabilities that will not be contributed to Insight Ohio.

                      Pro Forma Statements Of Operations
           Assets And Liabilities To Be Contributed To Insight Ohio
                     For The Year Ended December 31, 1997

                                                          Pro Forma
                                               Coaxial Adjustments (1) Pro Forma
                                               ------- --------------- ---------
                                                    (dollars in thousands)
Revenues...................................... 48,229         --        48,229
Operating expenses
  Service and administrative.................. 27,391         --        27,391
  Home office.................................  1,498         --         1,498
  Depreciation and amortization...............  5,256          18        5,238
                                               ------      ------       ------
    Total operating expense................... 34,145          18       34,127
Operating Income.............................. 14,084         (18)      14,102
  Interest expense (income), net..............  1,230      (1,300)         (70)
  Other expense, net..........................    271         --           271
                                               ------      ------       ------
Net income.................................... 12,583       1,318       13,901
                                               ======      ======       ======

--------
(1) Pro forma adjustments reflect the elimination of assets and liabilities that will not be contributed to Insight Ohio.

                      Pro Forma Statements of Operations

           Assets and Liabilities to be Contributed to Insight Ohio

                   Period January 1, 1998 to August 21, 1998

                                                          Pro Forma
                                                Coaxial Adjustments(1) Pro Forma
                                                ------- -------------- ---------
                                                     (dollars in thousands)
Revenues....................................... $30,584      $--        $30,584
Operating expenses
  Service and administrative...................  19,050       --         19,050
  Severance and transaction structure costs....   4,822       --          4,822
  Home office expense..........................   1,131       --          1,131
  Depreciation and amortization................   3,412       --          3,412
                                                -------      ----       -------
    Total operating expense....................  28,415       --         28,415
Operating income...............................   2,169       --          2,169
  Interest expense (income), net...............     346      (368)          (22)
  Other expense, net...........................     433       --            433
                                                -------      ----       -------
Net Income..................................... $ 1,390      $368       $ 1,758
                                                =======      ====       =======

--------
(1) Pro forma adjustments reflect the elimination of assets and liabilities that will not be contributed to Insight Ohio.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than those to which it relates, nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.......................................................    1
Risk Factors.............................................................   23
Use of Proceeds..........................................................   35
Capitalization...........................................................   36
Selected Historical and Combined Pro Forma Financial and Operating Data..   37
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   44
Business.................................................................   52
Legislation and Regulation...............................................   65
Management...............................................................   73
Certain Relationships and Related Transactions...........................   75
Principal Security Holders...............................................   77
The System Acquisition...................................................   78
Description of Governing Documents.......................................   82
Description of Certain Indebtedness......................................   86
Description of the Notes.................................................   90
Book-Entry; Delivery and Form............................................  118
The Exchange Offer.......................................................  121
U.S. Federal Income Tax Considerations...................................  129
Plan of Distribution.....................................................  133
Legal Matters............................................................  133
Experts..................................................................  133
Additional Available Information.........................................  134
Glossary.................................................................  135
Index to Financial Statements............................................  F-1
Pro Forma Financial Statements...........................................  P-1

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Until April 15, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Prospectus

                 Coaxial Communications of Central Ohio, Inc.

                              Phoenix Associates

                                Exchange Offer
                                      for
                    $140,000,000 Aggregate Principal Amount
                                      of
                           10% Senior Notes due 2006

                       Guaranteed on a conditional basis
                         by Insight Communications of
                               Central Ohio, LLC




                               January 15, 1999

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